Pursuant to Rule 424(b)(3)

Registration No. 333-252530

PROSPECTUS

DIGINEX LIMITED

5,601,669 Ordinary Shares

2,571,669 Ordinary Shares Underlying Warrants

This prospectus relates to the resale from time to time by the selling securityholders of Diginex Limited (the “Company”) named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of (i) 2,571,669 ordinary shares of the Company (the “ordinary shares”) issued to certain Selling Securityholders in connection with that certain Securities Purchase Agreement dated January 11, 2021 by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”), (ii) 3,000,000 ordinary shares (the “Earnout Shares”) to be issued upon the satisfaction of certain milestones set forth in the Share Exchange Agreement, (iii) 2,571,669 ordinary shares issuable upon the exercise of 2,571,669 warrants issued pursuant to the Securities Purchase Agreement and (iv) 30,000 ordinary shares issued to certain service providers.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our ordinary shares and public warrants trade on Nasdaq (defined below) under the symbols “EQOS” and “EQOSW,” respectively. On January 27, 2021, the closing prices of the ordinary shares and public warrants were $15.52 per ordinary share and $2.14 per warrant, respectively.

An investment in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2021.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 8,173,338 ordinary shares as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of ordinary shares to be offered by the Selling Securityholders pursuant to this prospectus. We will pay the expenses associated with the sale of ordinary shares pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Diginex Limited,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation. References in this prospectus to the “business combination” refer to the consummation of the transactions contemplated by that certain Share Exchange Agreement, dated as of July 9, 2019, as amended and supplemented by the Amendment and Joinder to Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement (dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively), and the Merger Agreement, dated as of October 8, 2019, which transactions were consummated on September 30, 2020.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express Diginex’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the business combination, the benefits and synergies of the business combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Diginex. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of Diginex to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include those generally set forth under “Risk Factors” and elsewhere in this report, including:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities, and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to maintain access to content and manage license relationships, and to invest in growth initiatives and pursue acquisition opportunities;

●	financial performance;

●	operational risk;

●	fluctuations in exchange rates between the foreign currencies in which we typically do business and the U.S. Dollar;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the ability to recognize the potential benefits of the business combination.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

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FREQUENTLY USED TERMS

“8i” means 8i Enterprises Acquisition Corp., a British Virgin Islands company that upon the closing of the business combination became a wholly-owned subsidiary of Diginex.

“business combination” means the transactions contemplated by that certain Share Exchange Agreement, dated as of July 9, 2019, as amended and supplemented by the Amendment and Joinder to Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement (dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively), and the Merger Agreement, dated as of October 8, 2019, which transactions were consummated on September 30, 2020.

“Closing” means the closing of the business combination.

“Constitution” means our amended and restated Constitution as currently in effect.

“Diginex Hong Kong” means Diginex Limited, a corporation incorporated in Hong Kong which became a subsidiary of the Company following the closing of the business combination.

“Nasdaq” means the Nasdaq Stock Market LLC.

“ordinary shares” means the ordinary shares of the Company, with no par value per share.

“public warrants” means warrants issued on the consummation of 8i’s initial public offering and warrants issued to holders of certain 8i promissory notes converted into warrants and ordinary shares in connection with the business combination. Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share.

“private placement warrants” means the warrants issued pursuant to the Securities Purchase Agreement, each exercisable for one ordinary share.

“private placement warrant shares” means the ordinary shares to be issued upon exercise of the private placement warrants.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 11, 2021, by and between the Company and the investors party thereto.

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

“warrants” means the warrants issued pursuant to the Securities Purchase Agreement, each exercisable for one ordinary share.

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SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information”.

Unless the context indicates otherwise, the terms “Diginex,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation.

The Company

Diginex is a digital asset financial services and advisory company focused on delivering innovative products, architecture, and infrastructure to foster the mainstream adoption of the digital asset class. The Company encompasses a cryptocurrency exchange, EQUOS.io, an over-the-counter (OTC) trading operation, a front-to-back integrated trading platform Diginex Access (“Diginex Access”), a capital markets business, a hot and cold custody platform (“Digivault”) and an asset management business, Bletchley Park Asset Management (“BPAM”). The Company anticipates launching a Borrowing and Lending business in the first half of 2021 that seeks to offer borrowers a source of leverage and lenders an opportunity for yield in digital assets.

Background and Prior Business Combination

Diginex Hong Kong was founded in June 2017. On July 9, 2019, Diginex Hong Kong entered into the Share Purchase Agreement with 8i, the shareholders of Diginex Hong Kong, and Pelham Limited, a Hong Kong company, as representative of the shareholders of Diginex Hong Kong (as amended and supplemented by the Amendment and Joinder to Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively, the “Share Exchange Agreement”), pursuant to which the shareholders of Diginex Hong Kong agreed to sell and convey to 8i all of the issued and outstanding stock of Diginex Hong Kong in exchange for the issuance to the shareholders of Diginex Hong Kong an aggregate of 25,000,000 ordinary shares in Diginex Limited, the parent company of 8i.

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Diginex Limited was incorporated in October 2019 and operates within Singapore. On September 30, 2020, the business combination with 8i was consummated.

Private Placement

On January 11, 2021, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which it sold an aggregate of 2,571,669 ordinary shares at a price of $15.00 per ordinary share and warrants to purchase up to an aggregate of 2,571,669 ordinary shares (the “Private Placement”). The warrants are exercisable immediately upon issuance with a term of three years and an exercise price of $18.75 per share. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

In connection with the Private Placement, the Company entered into the Registration Rights Agreement with the Private Placement investors pursuant to which the Company has agreed to register for resale the issued ordinary shares and ordinary shares to be issued upon exercise of the warrants.

The Private Placement closed on January 15, 2021.

Additional Information

Our principal executive offices are located at 35/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong. Our telephone number is +852 2248 0600. Our website is located at www.diginex.com/home. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	Diginex Limited

Securities that may be offered and sold from time to time by the Selling Securityholders named herein:

Ordinary shares	8,173,338 (including 2,571,669 ordinary shares issuable upon exercise of 2,571,669 warrants)

Ordinary shares issued and outstanding prior to any exercise of warrants	37,317,395

Shares to be issued and outstanding assuming exercise of all warrants	42,995,089 (includes 3,106,025 ordinary shares issuable upon the exercise of public warrants)

Use of proceeds

All of the ordinary shares (including shares underlying the private placement warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We may receive up to aggregate of approximately $48,218,793.75 from the exercise of the private placement warrants. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities.

Market for our ordinary shares and warrants	Our ordinary shares and public warrants are currently listed on Nasdaq.

Nasdaq Ticker Symbols	“EQOS” and “EQOSW”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus.

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SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables set forth, for the periods and dates indicated, certain selected historical financial information. You should read the following selected financial data in conjunction with “Operating and Financial Review and Prospects” and the audited financial statements and respective notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected in the future.

(in thousands) (USD)	For the six months ended September 30,		For the Year ended March 31,		Period from June 1, 2017 to March 31,
	2020	2019	2020	2019	2018
Continuing Operations Data:
Revenues	23,133	180,330	494,622	950,064	—
Net (loss)/profit	(108,022,300)	(25,102,500)	(58,135,830)	16,720,713	(285,077)

	As at September 30,		As at March 31,
	2020	2019	2020	2019	2018
Combined Statements of Financial Position Data:
Cash and cash equivalents	27,576,488	1,497,761	988,836	740,061	6,111,657
Total Assets	87,856,615	15,713,746	21,234,770	21,453,276	11,365,373
Current liabilities	53,762,736	16,389,459	24,154,572	14,522,755	1,093,119
Non-current liabilities	225,120	2,026,333	945,374	3,078,331	—
Accumulated losses	(176,041,073)	(35,040,501)	(68,186,372)	(10,094,383)	(285,077)
Total equity (deficit)	33,868,759	(2,702,046)	(3,865,176)	3,852,190	10,272,254

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors hereunder and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus and any prospectus supplement, in evaluating an investment in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Diginex’s Business and Industry

Diginex has a limited operating history and has incurred operating losses since its inception as it has been investing in the build out of its business lines. Its business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction and are not assured to be profitable.

Diginex has a limited operating history on which an investor might evaluate its performance. It is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and financing sources and lack of revenues, any of which could have a material adverse effect on Diginex and may force it to reduce or curtail its operations. Diginex is not currently profitable and has incurred operating losses since its inception. There is no assurance that Diginex will achieve a return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations. Even if Diginex accomplishes its objectives, it may not generate positive cash flows or profits.

Furthermore, Diginex’s business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction, including those applicable due to its use of distributed ledger technology, and are not assured to be profitable. In the year ended March 31, 2020, the business generated revenue, though not at a material level. Diginex may fail to develop its business lines or produce a return for its investors. It is possible that some of Diginex’s business lines may be difficult to enter and/or it may become evident that a particular business line is not a productive use of capital or time. This could result in Diginex modifying its business and focus away from such business lines. For Diginex’s business lines that have access to client or counterparty assets, the regulatory requirements associated with shutting down such businesses may be costly and expose Diginex to inquiries, investigations, lawsuits and proceedings by clients, counterparties, other third parties and regulatory and other governmental agencies.

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From time to time, Diginex may also launch new business lines, offer new products and services within existing business lines or undertake other strategic projects. For example, Diginex is currently working to launch the investment products business (the “Investment Products Business”). There are substantial risks and uncertainties associated with these efforts and Diginex could invest significant capital and resources into such efforts. Regulatory requirements can affect whether initiatives are able to be brought to market in a manner that is timely and attractive to Diginex’s customers. Initial timetables for the development and introduction of new business lines or new products or services and price and profitability targets may not be met. New products or services may need to be initially launched on a limited basis prior to their full launch. In addition, Diginex’s revenues and costs may fluctuate because new business lines, products and services generally require startup costs while revenues take time to develop, which may adversely impact Diginex’s results of operations.

If Diginex is unable to successfully build its business while controlling expenses, its ability to continue in business could depend on the ability to raise sufficient additional capital, obtain sufficient financing and monetize assets. There can be no guarantee that Diginex will be able to raise funding in sufficient quantity or at acceptable terms to fund the continued development of its business lines.

The occurrence of any of the foregoing risks would have a material adverse effect on Diginex’s business, financial condition and results of operations.

Digital Assets and distributed ledger technology may not be widely adopted.

Digital Assets are a new asset class that, as of yet, have not been widely adopted, particularly by institutional investors and corporate securities issuers (the “Digital Assets”). The majority of Diginex’s business lines rely, or will rely, on the acceptance and use by such investors and issuers of Digital Assets at a scale to create demand for Diginex’s products and services sufficient to make Diginex’s business lines commercially viable. Though Diginex believes that the anticipated benefits of Digital Assets will create such demand, there can be no assurance that this will occur, or if it does occur that it will be in the near term.

Furthermore, the growth of the distributed ledger industry in general, as well as the protocol technology on which Diginex will rely, is subject to a high degree of uncertainty. The factors affecting the further development of these protocols and, therefore, Digital Assets, include, without limitation:

●	worldwide growth in the adoption and use of Digital Assets and distributed ledger technology and its associated protocols;

●	government and quasi-government regulation of Digital Assets and distributed ledger technology and their use, or restrictions on or regulation of access to and operation of distributed ledger technology or similar systems;

●	the maintenance and development of the open-source software protocol of smart contracts;

●	banking restrictions on companies operating in this industry;

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●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

●	general economic conditions and the regulatory environment relating to Digital Assets; and

●	a decline in the popularity or acceptance of Digital Assets.

The distributed ledger industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of distributed ledger technology and Digital Assets may have a materially adverse effect on Diginex’s business plans.

Diginex’s business lines may require regulatory licenses and qualifications that Diginex does not currently have and that may be costly and time-consuming to obtain and, even if obtained, may subsequently be revoked.

Diginex’s business lines involve certain activities which require regulatory licenses and qualifications such as custody services, broker-dealer services, securities trading, asset management and capital market activities. These activities are subject to material, costly and constraining financial regulation in jurisdictions worldwide. The process of acquiring and maintaining these licenses and qualifications will be costly and time-consuming, will occupy material management attention and is not certain to be successful. Diginex may not meet the requirements for such licenses or qualifications, including, for example, minimum capital requirements, or may fail to secure discretionary approval of relevant regulatory bodies. A failure or delay in receiving approval for a license or qualification, or approval that is more limited in scope than initially requested, or subsequently limited or rescinded, could have a significant and negative effect on Diginex, including the risk that a competitor gains a first-mover advantage.

In particular, Diginex is or will be seeking the below licenses.

●	Singapore:
	○	Exchange Business
		■	Major Payment Institution license pursuant to the Payment Services Act
	○	Exchange Business
		■	Recognized Market Operator license pursuant to the Securities and Futures Act

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	○	Digivault and Capital Markets
		■	Capital Market Services License pursuant to the Securities and Futures Act
●	Hong Kong:
	○	Capital Markets Business
		■	Type 1 Dealing in Securities License pursuant to the Securities and Futures Ordinance
●	United Kingdom:
	○	Digivault
		■	Safeguarding and Administering Investments license pursuant to the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001
		■	FCA registration under the MLRs (Money Laundering, Terrorist Financing and Transfers of Funds (Information on the Payer) Regulations 2017)
		■	FCA Small Payment Institution under the Payment Services Regulations 2017
●	Dubai:
	○	Capital Markets Business
		■	Category 4 Investment Advisor license pursuant to Regulatory Law 2004

The law and regulation surrounding the operation of Diginex’s businesses with respect to Digital Assets is unclear, uncertain, rapidly evolving and not assured to develop in a way that is favorable to Diginex. The anticipated business activities of Diginex may cause regulatory bodies to delay, or refuse to issue, licenses and qualifications to Diginex that it would otherwise receive. For example, a regulatory authority may delay or refuse to issue a broker-dealer license to Diginex due to concerns about its focus on digital securities as opposed to more traditional securities. There is a risk that Diginex’s business could be outlawed in jurisdictions in which it seeks to do business, which could materially affect Diginex’s ability to expand its business and become profitable.

When a decision to enter a jurisdiction is made, Diginex may utilize local law firms to ensure it is informed of the local regulatory requirements needed to operate therein. Diginex also maintains regular communications with the regulators in the jurisdictions in which it holds or wishes to seek licenses. In addition, to ensure that Diginex maintains regulatory compliance, Diginex has built internal capabilities to monitor regulatory changes as well as obtaining supplementary support from external experts. Diginex’s business lines are developing a regulatory roadmap to identify additional relevant licenses and qualifications they will need to operate; however, this has been done for only a small number of jurisdictions and significant further investment will be needed. This may result in unplanned costs and/or delayed or cancelled launches into particular jurisdictions.

Diginex’s senior management originate from multi-jurisdictional regulated financial service institutions. As such, Diginex’s senior management have accumulated experience in operating within a regulated environment and understand the importance of compliance with regulations, including securities. However, Diginex’s senior management do not have direct experience of dealing with regulatory requirements in relation to Digital Assets.

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Diginex may be unable to establish partnerships with entities to satisfy regulatory requirements.

To the extent it is unable or not cost-effective to procure the necessary licenses or qualifications to conduct its business in jurisdictions any of Diginex’s business lines seek to enter, Diginex plans to partner with existing entities that have such licenses or qualifications to enable it to offer its products and services. However, there can be no assurance that it will be able to do so, or that it will be able to do so now, in the future or at an acceptable price. Prospective partners may (i) not exist, (ii) be unwilling or unable to engage in activities involving distributed ledger technology, (iii) not offer terms that are acceptable to Diginex, (iv) have a conflict of interest with one or more of Diginex’s business lines that makes such a partnership impermissible, (v) be otherwise unable or unwilling to partner with Diginex, or (vi) terminate their relationship with Diginex. If Diginex is not able to establish and maintain such partnerships, it may be unable to pursue its business in certain jurisdictions which could have a material adverse effect on its business, financial condition and results of operations.

Diginex may be unable to maintain partnerships with entities to satisfy regulatory requirements.

Where Diginex does not obtain licenses, and seeks to build partnerships with regulated firms such as Starmark Investment Management Limited in the United Kingdom, which provides regulatory coverage for the capital markets business (the “Capital Markets Business”) through an umbrella licensing scheme, a risk exists that a partner may lose its own regulatory status for reasons beyond Diginex’s control, or a partner may choose to exit from a partnership that it establishes with Diginex, either of which may leave Diginex without regulatory cover to provide services within the market the partner supports.

Changes in law or regulation could subject Diginex to further material, costly and constraining regulation, licensing qualifications and other requirements.

Legal or regulatory changes or interpretations of Diginex’s existing and planned activities could require the licensing or qualification of Diginex, or impose costly and contradictory regulatory burdens on Diginex, outside of management’s current expectations. In addition, jurisdictions that do not currently require licensing or qualifications to conduct Diginex’s existing and planned activities may adopt regulatory regimes that do require them. For example, in June 2019, the Financial Action Task Force adopted new guidance on the registration and licensing requirements that should be applicable to Digital Assets and entities that provide services for the holders and issuers of Digital Assets, and in November 2020, the Hong Kong Securities and Finance Commission issued a consultation paper regarding the proposed mandatory licensing for spot trading of Digital Assets. Among other things, this guidance urges countries which do not yet have regulatory systems in place to mitigate the issues presented by the potential misuse of Digital Assets to create them rapidly using a risk-based approach. Such additional requirements could cause Diginex to incur additional expenses, which could materially and adversely affect its business, financial condition and results of operations. In addition, even where activities have been approved and obtained necessary licenses, a change in the legal framework may render such activities illegal or no longer economically sustainable.

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Diginex faces substantial litigation and regulatory risks.

As an enterprise whose material business lines include financial services, Diginex depends to a significant extent on its relationships with its clients and its reputation for integrity and high-caliber professional services. As a result, if a client is not satisfied with Diginex’s services or if there are allegations of improper conduct, including improper conduct by any of Diginex’s partners, by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to Diginex, or if there is negative publicity and press speculation about Diginex, whether or not valid, it may harm Diginex’s reputation and may be more damaging to Diginex than to businesses in other, non-financial industries.

Many of Diginex’s business lines are subject to significant regulation and oversight, including periodic examination by regulatory authorities. Diginex could be the subject of inquiries, investigations, sanctions, cease and desist orders, terminations of licenses or qualifications, lawsuits and proceedings by counterparties, clients, other third parties and regulatory and other governmental agencies, which could lead to increased expenses or reputational damage. Responding to inquiries, investigations, audits, lawsuits and proceedings, regardless of the ultimate outcome of the matter, is time-consuming and expensive and can divert the attention of senior management. The outcome of such proceedings may be difficult to predict or estimate until late in the proceedings, which may last a number of years.

The risks described above may be greater for companies in the distributed ledger industry as it is relatively new and clients, counterparties and regulators are expected to need significant education to understand the mechanics of products and services that rely on distributed ledger technology.

Furthermore, while Diginex maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts refundable. Even if Diginex believes a claim is covered by insurance, insurers may dispute Diginex’s entitlement for a variety of different reasons, which may affect the timing and, if the insurers prevail, the amount of Diginex’s recovery. Any claims or litigation, even if fully indemnified or insured, could damage Diginex’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

If Diginex and/or any governmental agency believe that it has accepted capital contributions by, or is otherwise holdings assets of, any person or entity that is acting directly or indirectly in violation of any money laundering or corruption laws, rules, regulations, treaties, sanctions or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker or senior foreign political figure(s) suspected in engaging in foreign corruption, Diginex and/or such governmental agency may “freeze the assets” of such person or entity. Diginex may also be required to report and remit or transfer those assets to a governmental agency. Any such action may harm Diginex’s reputation and materially and adversely affect its business, financial condition and results of operations.

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If Diginex is unable to successfully identify, hire and retain skilled individuals, it will not be able to implement its growth strategy successfully.

Diginex’s growth strategy is based, in part, on its ability to attract and retain highly skilled senior financial service professionals and software engineers. To date, Diginex has been able to locate and engage such employees; however, because of competition from other firms, Diginex may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. If Diginex is unable to successfully identify and retain qualified professionals, it could materially and adversely affect Diginex’s business, financial condition and results of operations.

Competition, including from new market entrants in the future, may cause Diginex’s revenue and earnings to decline.

Diginex has entered and is entering into multiple business lines that have traditionally been dominated by large businesses that have access to substantially greater resources than Diginex. Many of these businesses and other competitors have significant competitive advantages, including longer operating histories, the ability to leverage their sales efforts and marketing expenditures across a broader portfolio of services, greater global presence, more established third-party relationships, greater brand recognition, greater financial strength, greater numbers of company and investor clients, larger research and development teams, larger marketing budgets and other advantages over Diginex.

While Diginex believes its focus on providing products and services that take advantage of distributed ledger technology differentiates it from many such competitors, many of its business lines have relatively low barriers to entry and Diginex anticipates that such barriers to entry will become lower in the future. Diginex currently expects that, as Digital Assets become more mainstream, additional competitors, potentially in large numbers, may begin to provide equivalent products and services. A number of investment banks have already participated in the issuance of Digital Assets and are continuing to grow their expertise. In addition, the introduction of new technologies, as well as regulatory changes, may significantly alter the competitive landscape for Diginex’s business lines. This could lead to fee compression or require Diginex to spend more to modify or adapt its offerings to attract and retain customers and remain competitive with the products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, could materially and negatively impact Diginex’s business, financial condition and results of operations.

Some market participants may oppose the development of distributed ledger-based technology products and services like those central to Diginex’s business lines, which could adversely affect Diginex’s ability to do business.

Many participants in the financial industry (including certain regulators) and other industries may oppose the development of products and services that utilize distributed ledger technology. The market participants who may oppose such products and services may include entities with significantly greater resources, including financial resources and political influence, than Diginex has. The ability of Diginex to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for Diginex to operate.

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Diginex may not successfully develop technology to service its business lines.

Diginex relies heavily on the use of technology that it has created or plans to create by itself or with other third-parties as much of the existing technology for the financial services business was not built to service Digital Assets, which require a unique set of considerations. If Diginex’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by Diginex, its clients or its regulators, it may make transacting business less efficient, more expensive and potentially prone to errors, thereby reducing the positive effects Diginex seeks to make available to its clients through the adoption of distributed ledger technology.

Diginex may not be able to keep pace with rapidly changing technology and client or regulatory requirements.

Diginex’s success depends on its ability to develop new products and services for its business lines, while improving the performance and cost-effectiveness of its existing products and services, in each case in ways that address current and anticipated client and regulatory requirements. Such success is dependent upon several factors, including functionality, competitive pricing, licensing and integration with existing and emerging technologies. The distributed ledger industry is characterized by rapid technological change, and new technologies could emerge that might enable Diginex’s competitors to offer products and services with better combinations of price and performance, or that better address client requirements, than Diginex’s products and services. Competitors may be able to respond more quickly and effectively than Diginex can to new or changing opportunities, technologies, standards or client requirements.

Due to the significant lead time involved in bringing a new product or service to market, Diginex is required to make a number of assumptions and estimates regarding the commercial feasibility of new products and services. As a result, it is possible that Diginex may introduce a new product or service that uses technologies that have been displaced by the time of launch, addresses a market that no longer exists or is smaller than previously thought or otherwise is not competitive at the time of launch. The expenses or losses associated with an unsuccessful product or service development or launch, or a lack of market acceptance of Diginex’s new products and services, could adversely affect Diginex’s business, financial condition or results of operations.

Diginex’s ability to attract new clients and increase revenue from existing clients also depends on its ability to deliver any enhanced or new products and services to its clients in a format where they can be easily and consistently deployed by most or all clients without significant client service. If Diginex’s clients believe that deploying its products and services would be overly time-consuming, confusing or technically challenging, then Diginex’s ability to grow its business would be substantially harmed.

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Cybersecurity incidents and other systems and technology problems may materially and adversely affect Diginex.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The distributed ledger industry is a particular target for cybersecurity incidents, which may occur through intentional or unintentional acts by individuals or groups having authorized or unauthorized access to Diginex’s systems or Diginex’s clients’ or counterparties’ information, or exchanges on which Diginex trades, all of which may include confidential information. These individuals or groups include employees, third-party service providers, customers and hackers. The information and technology systems used by Diginex and its service providers are vulnerable to unauthorized access, damage or interruption from, among other things: hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; fraud; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Recently, the virtual currency exchange industry has become a significant target for fraud. To date, Diginex has only experienced phishing incidents, none of which have been material. While Diginex will deploy a range of defenses, it is possible Diginex could suffer an impact or disruption that could materially and adversely affect Diginex. The security of the information and technology systems used by Diginex and its service providers may continue to be subjected to cybersecurity threats that could result in material failures or disruptions in Diginex’s business. If these systems are compromised, become inoperable for extended periods of time or cease to function properly, Diginex or a service provider may have to make a significant investment to fix or replace them. As a company whose material business lines include financial services, Diginex has and will continue to have access to sensitive, confidential information of clients and counterparties and, in certain business lines, access to such clients and counterparties’ assets, which makes the cybersecurity risks identified above more important than they may be to other non-financial services companies.

Concerns about Diginex’s practices with regard to the collection use, disclosure, or safekeeping of confidential information, personal data, and assets, even if unfounded, could adversely affect its operating results. Furthermore, failures of Diginex’s cybersecurity system could harm Diginex’s reputation, subject it to legal claims and otherwise materially and adversely affect Diginex’s business, financial condition and results of operations.

Diginex’s business lines rely on vendors and third-party service providers.

Diginex’s operations could be interrupted or disrupted if Diginex’s vendors and third-party service providers, or even the vendors of such vendors and third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, or developed for, Diginex. Diginex may also suffer the consequences of such vendors and third-party providers’ mistakes. Diginex outsources some of its operational activities and accordingly depends on relationships with many vendors and third-party service providers. For example, Diginex relies on vendors and third parties for certain services, including know-your-customer (“KYC”) and anti-money laundering (“AML”) background checks, and systems development and maintenance. The failure or capacity restraints of vendors and third-party services, a cybersecurity breach involving any third-party service providers or the termination or change in terms or price of a vendors and third-party software license or service agreement on which Diginex relies could interrupt Diginex’s operations. Replacing vendors and third-party service providers or addressing other issues with Diginex’s vendors and third-party service providers could entail significant delay, expense and disruption of service. As a result, if these vendors and third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms intellectual property agreements, or raise their prices, and Diginex is unable to replace them with other vendors and service providers, particularly on a timely basis, Diginex’s operations could be interrupted. If an interruption were to continue for a significant period, Diginex’s business, financial condition and results of operations could be adversely affected. Even if Diginex can replace vendors and third-party providers, it may be at a higher cost to Diginex, which could also adversely affect Diginex’s business, financial condition and results of operations.

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Finally, notwithstanding Diginex’s efforts to implement and enforce strong policies and practices regarding third-party service providers, Diginex may not successfully detect and prevent fraud, incompetence or theft by its third-party service providers, which could adversely affect Diginex’s business, financial condition and results of operations.

Competitors will likely attempt to imitate Diginex’s services, products and technology. If Diginex is unable to protect or preserve its proprietary rights, its business may be harmed.

As Diginex’s business continues to expand, its competitors will likely imitate its products, services, and technology, which could harm Diginex’s business. Only a portion of the intellectual property used in the operation of Diginex’s business lines is patentable, and therefore it will rely significantly on trade secrets, trade and service marks and copyright. Diginex also relies on trade secret protection and confidentiality agreements with its employees, consultants, suppliers, third-party service providers, and others to protect its intellectual property and proprietary rights. Nevertheless, the steps Diginex takes to protect its intellectual property and proprietary rights against infringement or other violation may be inadequate and it may experience difficulty in effectively limiting the unauthorized use of its patents, trade secrets, trade and service marks, copyright and other intellectual property and proprietary rights worldwide. Diginex also cannot guarantee that others will not independently develop technology with the same or similar function to any proprietary technology it relies on to conduct its business and differentiate itself from competitors.

Diginex could incur significant costs and management distraction in pursuing claims to enforce its intellectual property and proprietary rights through litigation, and defending any alleged counterclaims. If Diginex is unable to protect or preserve the value of its patents, trade secrets, trade and service marks, copyright, or other intellectual property and proprietary rights for any reason, its brand and reputation could be damaged and its business, financial condition and results of operations could be materially adversely affected.

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Diginex may face the risk that one or more competitors have or will obtain patents covering technology critical to the operation of one or more of its business lines and that it may infringe on the intellectual property rights of others.

If one or more other persons, companies or organizations has or obtains a valid patent covering technology critical to the operation of one or more of Diginex’s business lines, there can be no guarantee that such an entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on Diginex’s business, financial condition and results of operations. Moreover, if for any reason Diginex were to fail to comply with its obligations under an applicable agreement, it may be unable to operate, which would also have a material adverse effect on Diginex’s business, financial condition and results of operations.

Due to the fundamentally open-source nature of distributed ledger technology, Diginex may not always be able to determine that it is using or accessing protected information or software. For example, there could be issued patents of which Diginex is not aware that its products infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may currently be pending applications of which Diginex is unaware that may later result in issued patents that its products infringe.

Diginex could expend significant resources defending against patent infringement and other intellectual property right claims, which could require it to divert resources away from operations. Any damages Diginex is required to pay or injunctions against its continued use of such intellectual property in resolution of such claims may cause a material adverse effect to its business, financial condition and results of operations.

Managing different business lines could present conflicts of interest.

Diginex has built and continues to develop an ecosystem of products and services. While Diginex will take steps to prevent or mitigate conflicts of interests, there are certain inherent and potential conflicts of interest in managing different business lines. Due to the broad scope of Diginex’s anticipated business lines, potential conflicts of interest include situations where its services to a particular client, or Diginex’s own investments or other interests, conflict, or are perceived to conflict, with the interests of another client, as well as situations where one or more of Diginex’s business lines have access to material non-public information that may not be shared with its other business lines and situations where Diginex may be an investor in an entity with which it also has an advisory or other relationship. Furthermore, the allocation of investment opportunities among its investors could also present a conflict of interest. In managing these different conflicts, fiduciary duty obligations may require Diginex to resolve conflicts in favor of clients over itself or other third parties. Employees and executives may also have conflicts of interest in allocating their time and activity between the business lines. Appropriately identifying and dealing with conflicts of interest is complex and difficult, and Diginex’s reputation could be damaged and the willingness of clients to enter into transactions with Diginex may be affected if Diginex fails, or appears to fail, to identify, disclose and deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or regulatory enforcement actions. As a result, failures to appropriately identify and address potential conflicts of interest could materially adversely affect Diginex’s business, financial condition and results of operations.

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Diginex could be the victim of employee misconduct.

In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest, or other misconduct by employees, and there is a risk that an employee of, or contractor to, Diginex or any of its affiliates could engage in misconduct that adversely affects Diginex’s business. It is not always possible to deter such misconduct, and the precautions Diginex takes to detect and prevent such misconduct may not be effective in all cases. Misconduct by an employee of, or contractor to, Diginex or any of its affiliates, or even unsubstantiated allegations of such misconduct, could result in direct financial harm to Diginex.

Diginex’s loss of access to its private keys or its experience of a data loss relating to its Digital Asset investments could adversely affect Diginex.

Certain Digital Assets are controllable only by the possessor of the private key or keys relating to the “digital wallet” in which the Digital Asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the Digital Assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised by Diginex or another digital party and no backup of the private key is accessible, Diginex will be unable to access the Digital Assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store Diginex’s Digital Assets could adversely affect its business, financial condition and results of operations.

In addition, if Diginex’s Digital Assets are lost, stolen or destroyed under circumstances rendering a party liable to Diginex, the responsible party may not have the financial resources sufficient to satisfy Diginex’s claims.

Diginex may not be able to effectively manage its growth.

As Diginex grows its business, its employee headcount and the scope and complexity of its business lines may increase dramatically. Diginex only has a limited operating history at its current scale and its management team does not have substantial tenure working together. Consequently, if Diginex’s business grows at a rapid pace, it may experience difficulties maintaining this growth and building the appropriate processes and controls. Growth may increase the strain on resources, cause operating difficulties, including difficulties in sourcing, logistics, maintaining internal controls, marketing, designing products and services and meeting customer needs.

In addition, Diginex is seeking to run many business lines and, while these business lines are anticipated to be complimentary, there can be no assurance that Diginex will be able to effectively deliver internal or external resources effectively to each business line as and when needed, particularly when multiple business lines are experiencing high levels of need at the same time. Finally, many of Diginex’s business lines are interlinked. For example, the Capital Markets Business is expected to be closely related to Digivault and the Exchange Business (the “Exchange Business”). Delays or the inability to roll out products in one business line may pose corresponding issues in other business lines.

If Diginex does not adapt to meet these challenges, it could have a material adverse effect on its business, financial condition and results of operations.

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Operational risk may materially and adversely affect Diginex’s performance and results.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Diginex’s exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major systems failures or legal and regulatory matters. Because Diginex’s business lines are reliant on both technology and human expertise and execution, Diginex is exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions.

Operational errors or significant operational delays could have a materially negative impact on Diginex’s ability to conduct its business or service its clients, which could adversely affect results of operations due to potentially higher expenses and lower revenues, create liability for Diginex or its clients or negatively impact its reputation. Recurring operational issues may also raise concerns among regulators regarding Diginex’s governance and control environment.

Diginex may not be effective in mitigating risk.

Diginex is establishing risk management and oversight policies and procedures to provide a sound operational environment for the types of risk to which it is subject, including operational risk, credit risk, market risk and liquidity risk. However, as with any risk management framework, there are inherent limitations to Diginex’s current and future risk management strategies, including risks that it has not appropriately anticipated or identified and that certain policies may be insufficient when used in connection with Digital Assets. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. If Diginex’s risk management framework proves ineffective or if Diginex’s enterprise-wide management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could materially and adversely affect its business, financial condition and results of operations.

The regulation of Digital Assets and distributed ledger technology continues to evolve in every jurisdiction, and regulatory changes or actions may restrict the use of Digital Assets, the operation of distributed ledger technology that supports such Digital Assets and platforms that facilitate the trading of such Digital Assets.

As distributed ledger technology and Digital Assets have grown in popularity and in market size, governments, regulators and self-regulators (including law enforcement and national security agencies) around the world are examining the operations of distributed ledger technology and Digital Asset issuers, users, investors and platforms. To the extent that any government or quasi-governmental agency exerts regulatory authority over the Digital Asset industry in general, the issuance of Digital Assets, and trading and ownership of and transactions involving the purchase and sale or pledge of such Digital Assets, may be adversely affected, which could materially and adversely affect Diginex’s business, financial condition and results of operations.

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The prices of Digital Assets are extremely volatile. Fluctuations in the price of Digital Assets could materially and adversely affect Diginex’s business.

The prices of virtual currencies, such as bitcoin and ether, and other Digital Assets have historically been subject to dramatic fluctuations and are highly volatile. A decrease in the price of a single Digital Asset may cause volatility in the entire Digital Asset industry. For example, a security breach that affects purchaser or user confidence in bitcoin or ether may affect the industry as a whole. This volatility may adversely affect interest in and demand for the products and services Diginex seeks to offer, which would materially and adversely affect Diginex’s business, financial condition and results of operations.

Distributed ledger networks, Digital Assets and the exchanges on which such assets are traded are dependent on internet infrastructure and susceptible to system failures, security risks and rapid technological change.

The success of distributed ledger technology-based products and services will depend on the continued development of a stable infrastructure, with the necessary speed, data capacity and security, and complementary products such as high-speed networking equipment for providing reliable internet access and services. Digital Assets have experienced, and are expected to continue to experience, significant growth in the number of users and amount of content. There is no assurance that the relevant public infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of distributed ledger technology will not be adversely affected by this continued growth. There is also no assurance that the infrastructure or complementary products or services necessary to make Digital Assets a viable product for their intended use will be developed in a timely manner, or that such development will not result in the requirement of incurring substantial costs to adapt to changing technologies. The failure of these technologies or platforms or their development could materially and adversely affect Diginex’s business, financial condition and results of operation.

Furthermore, Digital Assets are created, issued, transmitted, and stored according to protocols run by nodes within the blockchain network. It is possible these protocols have undiscovered flaws or could be subject to network scale attacks which could result in losses to Diginex. Finally, advancements in quantum computing could break the cryptographic rules of protocols which support certain Digital Assets.

Malicious actors could manipulate distributed ledger networks and smart contract technology upon which Digital Assets rely and increase the vulnerability of the distributed ledger networks.

If a malicious actor, including a state-sponsored actor, is able to hack or otherwise exert unilateral control over a particular distributed ledger network, or the Digital Assets on such a network, that actor could attempt to divert assets from that distributed ledger or otherwise prevent the confirmation of transactions recorded on that distributed ledger. Such an event could materially and adversely affect Diginex’s business. Digital Assets have been the subject of attempted manipulation by hackers to use them for malicious purposes. For example, misuses could occur if a malicious actor obtains a majority of the processing power controlling the Digital Asset validating activities and altering the distributed ledger on which Digital Asset transactions rely. Moreover, if the award for solving transaction blocks for a particular Digital Asset declines, and transaction fees are not sufficiently high, the incentive to continue validating distributed ledger transactions would decrease and could lead to a stoppage of validation activities. The collective processing power of that distributed ledger would be reduced, which would adversely affect the confirmation process for transactions by decreasing the speed of the adaptation and adjustment in the difficulty for transaction block solutions. Such slower adjustments would make the distributed ledger network more vulnerable to malicious actors’ obtaining control of the processing power over distributed ledger network processing.

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The network contributors for certain Digital Assets could propose amendments to the network protocols and software for Digital Assets that, if accepted and authorized by the network for the Digital Assets, could adversely affect Diginex.

The networks for certain Digital Assets are based on a protocol governing the peer-to-peer interactions between computers connected to each other within that network. The development team for a network (if any) might propose and implement amendments to a network’s source code through software upgrades altering the original protocol, including fundamental ideas such as the irreversibility of transactions and limitations on the validation of blockchain software distributed ledgers. Such changes to original protocols and software could materially and adversely affect Diginex’s business.

Banks or other third-party services providers may decline to provide services to companies engaged in distributed ledger-related businesses, including Diginex.

A number of companies that provide distributed ledger technology-related products and services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to distributed ledger technology-related companies, including Diginex, for a number of reasons, such as perceived compliance risks or costs. Similarly, continued general banking difficulties may decrease the utility or value of Digital Assets or harm public perception of those assets. In addition to banks, other third-party service providers including accountants, lawyers and insurance providers may also decline to provide services to companies engaged in distributed ledger technology-related businesses because of the perceived risk profile associated with such businesses or the lack of regulatory certainty. The failure of distributed ledger technology-related businesses to be banked or obtain services could materially and adversely affect Diginex’s business, financial condition and results of operation.

The extent to which Digital Assets are used to fund criminal or terrorist enterprises or launder the proceeds of illegal activities could materially impact Diginex’s business.

The potential, or perceived potential, for anonymity in transfers of Digital Assets, as well as the decentralized nature of distributed ledger networks, has led some terrorist groups and other criminals to solicit certain Digital Assets for capital raising purposes. As Digital Assets have grown in both popularity and market size, government authorities have been examining the operations of distributed ledger technology and Digital Assets, their users, investors and exchanges, concerning the use of Digital Assets for the purpose of laundering the proceeds of illegal activities or funding criminal or terrorist enterprises. In addition to the current market, new distributed ledger networks or similar technologies may be developed to provide more anonymity and less traceability.

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The use of Digital Assets for illegal purposes, or the perception of such use, even if such use does not involve Diginex’s services or products, could result in significant damage to Diginex’s reputation, damage to the reputation of Digital Assets and a loss of confidence in the services provided by the distributed ledger technology community as a whole.

Political or economic crises may motivate large-scale sales of Digital Assets, which would result in a reduction in values and materially and adversely affect Diginex.

As an alternative to fiat currencies that are backed by central governments, virtual currencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. For example, political or economic crises could motivate large-scale acquisitions or sales of Digital Assets either globally, regionally or locally. Large-scale sales of certain Digital Assets could result in a reduction in their value and could materially and adversely affect Diginex’s business, financial condition and results of operations.

Economic, political and market conditions, both in Hong Kong and worldwide, can adversely affect Diginex’s business, results of operations and financial condition.

Diginex’s business is influenced by a range of factors that are beyond its control and that it has no comparative advantage in forecasting. These include, among others:

●	General economic and business conditions;

●	Overall demand for Diginex’s products and services; and

●	General legal, regulatory, and political developments.

Macroeconomic developments, including the developments associated with the United Kingdom’s vote to exit the European Union, known as Brexit, evolving trade policies between the U.S. and international trade partners, including the People’s Republic of China (the “PRC”) or the occurrence of similar events in other countries that lead to uncertainty or instability in economic, political or market conditions could negatively affect Diginex’s business, operating results and financial conditions and/or any of its third-party service providers. Furthermore, any general weakening of, and related declining confidence in, the global economy or the curtailment of government or corporate spending could cause potential clients to delay, decrease or cancel purchases of Diginex’s products and services and the adoption of distributed ledger technology in general.

While Diginex shifted its incorporation from Hong Kong to Singapore in connection with the Business Combination, a material element of Diginex’s operations are expected to remain in Hong Kong. Hong Kong has been governed by the basic law, which guarantees a high degree of autonomy from the PRC in certain matters until 2047. If the PRC were to exert its authority to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance and have an adverse effect on Diginex. There is uncertainty as to the political, economic and social status of Hong Kong. Hong Kong’s evolving relationship with the PRC’s central government in Beijing has been a source of political unrest that has periodically resulted in large-scale protests, including those that have arisen since March 2019 in response to an extradition bill proposed by the Hong Kong government, which was subsequently waived. These protests created disruptions for businesses operating in Hong Kong and have negatively impacted the overall economy however, the frequency and intensity of protests have declined since the passing of the Security Law.

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Diginex’s business lines and its acceptance of currencies other than the U.S. Dollar will subject it to currency risk.

Nearly all of Diginex’s business occurs, and is anticipated to occur in the medium term, outside of the U.S. As a result, some of Diginex’s expenses are, and are anticipated to be, denominated in currencies other than the U.S. dollar. Because Diginex’s financial statements are presented in U.S. dollars, it must translate non-U.S. dollar denominated revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. These fluctuations may materially impact the translation of Diginex’s non-U.S. results of operations and financial condition.

Furthermore, increases or decreases in the value of the currencies Diginex receives may affect its operating results and the value of its assets and liabilities.

Due to the nature of Diginex’s business, Diginex may at some point choose to relocate certain sections of its operations from Hong Kong.

The main operations of Diginex’s business are currently located in Hong Kong. It is possible that Diginex may decide to relocate certain operations from Hong Kong to Singapore or another jurisdiction in the future. In doing so, it is also possible that Diginex may not be able to retain certain expert staff. If Diginex loses the services of any member of management or other such key personnel as a result of relocating, it may not be able to find suitable or qualified replacements and may incur additional expenses to recruit and train new staff, which could materially disrupt Diginex’s business and growth.

Force majeure events may materially and adversely affect the business continuity of Diginex.

Diginex may be affected by events beyond its control, including acts of nature, fires, floods, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, civil unrest, change in overall legal framework and labor strikes. Some such events may adversely affect the ability of Diginex or a counterparty to Diginex to perform its obligations. In addition, the cost to Diginex of repairing or replacing its damaged reputation or assets as a result of such an event could be considerable. Certain events such as war or an outbreak of an infectious disease could have a broader negative impact on the world economy and international business activity generally, or in any location in which Diginex may invest or conduct its business specifically.

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Diginex is susceptible to general economic conditions, natural catastrophic events and public health crises, that could adversely affect Diginex’s operating results in the near future.

Diginex is subject to the impact of natural catastrophic events, such as earthquakes, floods, public health crisis, such as disease outbreaks, epidemics, or pandemics, and all these could result in a decrease or sharp downturn of economies, including the markets and business locations in the current and future periods of Diginex.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and the world. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern”. On March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. During 2020, Hong Kong, Singapore and governments around the world took a number of actions, including prohibiting residents from free travel, encouraging employees of enterprises to work from home, cancelling public activities, and closing corporate offices. In addition, as the outbreak continues to threaten global economies, it may continue to cause significant market volatility and declines in general economic activities.

Diginex has taken a series of measures in response to the outbreak to protect its employees, including, among others, temporary closure of some offices, remote working arrangements for its employees and travel restrictions or suspension. The extent to which COVID-19 impacts Diginex’s results of operations during 2021 will depend on the future developments of the outbreak, including new information concerning the impact of various strains and mutations as well as actions taken to contain the outbreak and conduct vaccination campaigns, which are highly uncertain and remain unpredictable.

Any further potential impact to Diginex’s results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or treat its impact, almost all of which are beyond Diginex’s control. Diginex may experience impact from quarantines, market downturns and changes in customer behavior related to the pandemic and impact on its workforce if the virus continues to spread. One or more of Diginex customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. Currently, there is no vaccine or specific anti-viral treatment for COVID-19. Relaxation of restrictions on economic and social life may lead to new cases which may lead to the re-imposition of restrictions. Given the general slowdown in economic conditions, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the financial services industry, Diginex can provide no assurance that it can launch new products and services or that it will reach its anticipated growth rate. Because of the uncertainty surrounding the COVID-19 outbreak, the financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time, but Diginex’s financial condition and operating results for 2020 and 2021 have been and may continue to be impacted and those beyond may also be adversely affected.

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Risks Related to the Asset Management Business

Changes in the value of Diginex’s assets under management (“AUM”) may cause revenue and earnings to decline.

The asset management business (the “Asset Management Business”) is expected to be primarily comprised of fees based on a percentage of the value of AUM and, in some cases, performance fees which are normally expressed as a percentage of returns to the client. Numerous factors, including price movements in the assets in the markets in which Diginex manages assets, could cause:

●	the value of assets AUM, or the returns that Diginex realizes on AUM, to decrease;

●	the withdrawal of funds from any products offered by Diginex in favor of products offered by competitors; or

●	a decrease in the value of seed or co-investment capital or a decrease in the amount of such capital available to invest.

The occurrence of any of these events may cause Diginex’s AUM, revenue and earnings, if any, to decline and may negatively impact the success of the Asset Management Business.

The Asset Management Business is highly regulated and regulators may apply or interpret these regulations with respect to Digital Assets in novel and unexpected ways.

Asset management is a highly regulated business subject to numerous legal and regulatory requirements. These regulations are intended to protect customers whose assets are under management and, as such, may limit Diginex’s ability to develop, expand or carry out its asset management business in the intended manner. Furthermore, the funds in which Diginex invests will be subject to regulatory regimes that are not clear or are not yet developed. To the extent that there is any ambiguity as to whether an asset under the management of a fund in which Diginex invests is deemed a security, the applicability of many regulations to such fund, will not be clear and could indirectly adversely affect the Asset Management Business. Furthermore, Diginex must address conflicts of interest, as well as the perception of conflicts of interest, between itself (including the other business lines of Diginex) and its clients and funds. In particular, Diginex will be required to act in the best interest of its clients and funds, which may include allocating opportunities to its clients and funds rather than to its own principal business lines. In addition, regulators have substantial discretion in determining what is in the best interest of a client of a fund and have increased their scrutiny of potential conflicts. Appropriately dealing with conflicts of interest is complex and if Diginex fails, or appears to fail, to deal appropriately with any of these conflicts of interest, it may face reputational damage, litigation, regulatory proceedings, or penalties, fines or sanctions, any of which may have a material and negative impact on Diginex’s business, financial condition and results of operations. In addition, to the extent that Diginex is required to obtain client or investor consent in connection with any potential conflict, any failure or delay in obtaining such consent may have a material and negative impact on Diginex’s ability to take advantage of certain business opportunities.

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Diginex’s investments in other investment vehicles may be subject to substantial risk.

On behalf of itself and its managed funds, Diginex may make direct or indirect investments in pooled investment vehicles, which may expose Diginex to all of the risks of those vehicles’ investments. The values of pooled investment vehicles are subject to change as the values of their respective assets fluctuate. To the extent that Diginex invests in managed pooled investment vehicles, the performance of Diginex’s investments in such vehicles will be dependent on the investment and research abilities of persons other than Diginex. The securities offered by such vehicles typically are not registered under applicable securities laws and are offered in transactions that are exempt from registration.

The Digital Assets funds in which Diginex invests are by their nature small and unproven.

Given that Diginex may invest in funds with little or no track record, there is a risk that such funds may not generate the returns anticipated by Diginex and may even result in the complete loss of the investment allocated to such funds.

Risks Related to the Trading Business

Short sales of Digital Assets may be especially risky.

Diginex may make short sales of Digital Assets. In such a short sale, Diginex would sell Digital Assets that it does not own, typically borrowed from a third party. Borrowing and lending markets for Digital Assets are currently in an early stage and may take time to become as developed and stable as those for securities or other established assets, which exposes Diginex to risks.

Because Diginex would remain liable to return any Digital Assets that it borrowed, Diginex would be required to purchase an equivalent amount of Digital Assets prior to the date on which delivery to the third party is required. Diginex will incur a loss as a result of a short sale if the price of the Digital Assets increases between the date of the short sale and the date on which Diginex replaces the borrowed Digital Assets. The amount of any loss will be increased by the amount of the premium or interest that Diginex may be required to pay in connection with a short sale. Short selling exposes Diginex to unlimited risk with respect to the borrowed Digital Assets because of the lack of an upper limit on the prices to which those Digital Assets can rise. Purchasing Digital Assets to close out a short position can itself cause the price of the Digital Assets to rise further, thereby exacerbating any losses. Under adverse market conditions, Diginex may have difficulty purchasing Digital Assets to meet its short sale delivery obligations, and may have to sell other Digital Assets to raise the necessary capital at a time when it would be unfavorable to do so. If a request for return of borrowed assets occurs at a time when other short sellers are receiving similar requests, a “short squeeze” can occur, and Diginex may be compelled to replace borrowed Digital Assets previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the assets short. In addition, Diginex may have difficulty purchasing assets to meet its delivery obligations if the assets sold short by Diginex have a limited daily trading volume or limited market capitalization. Short sales by Diginex and “short” derivative positions are forms of investment leverage, and the amount of Diginex’s potential loss is theoretically unlimited.

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Diginex’s trades in options may be subject to substantial risk.

Diginex may trade in options on Digital or non-Digital Assets. Purchasing and writing put and call options are highly specialized activities that entail greater-than-ordinary investment risks. An investment in an option may be subject to greater fluctuation than an investment in the underlying asset. An uncovered call writer’s loss is theoretically unlimited. The ability to trade in or exercise options may be restricted in the event that trading in the underlying asset becomes restricted. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of over-the-counter options (options not traded on exchanges) are generally established through negotiation with the other party to the option contract. While this type of arrangement allows greater flexibility to tailor an option, over-the-counter options generally involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. As of this writing, the availability of exchange-traded and over-the-counter options on Digital Assets is limited, so terms may be unfavorable in comparison to those available for more firmly established types of options.

Diginex’s trades in derivatives may be subject to substantial risk.

Derivatives are financial instruments, the value of which is based on the value of one or more reference assets or indicators, such as a security, currency, interest rate or index. Diginex’s use of derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Moreover, although the value of a derivative is based on an underlying asset or indicator, a derivative typically does not carry the same rights as would be the case if Diginex invested directly in the underlying asset.

Derivatives are subject to a number of risks, such as potential changes in value in response to market developments, and the risk that a derivative transaction may not have the effect that Diginex anticipated. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not achieve the desired correlation with the underlying asset or indicator. Derivative transactions may be highly volatile, and Diginex could lose more than the amount it invests. Moreover, derivative transactions permit Diginex to create investment leverage, which may exacerbate any losses on these positions. A liquid secondary market may not always exist for Diginex’s derivative positions at any time, and Diginex may not be able to initiate or liquidate a derivative position at an advantageous time or price, which may result in significant losses.

In addition, derivative products are specialized instruments that require investment techniques and risk analyses that differ from those associated with direct investments. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself. In particular, the complexity of derivatives requires the maintenance of adequate controls to monitor the transactions entered into and the ability to assess the risk that a derivative adds to Diginex’s portfolio.

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Diginex’s trades in currencies may be subject to substantial risk.

Diginex may trade currencies in the interbank market, a global network of commercial banking institutions that make markets in foreign currencies. There is no limitation on daily price moves of contracts traded through banks and dealers. Banks and dealers may require Diginex to deposit margin with respect to such trading. Banks and dealers are not required to continue to make markets in currencies.

There have been periods during which certain banks have refused to quote prices for currency contracts or have quoted prices with an unusually wide bid-ask spread. Arrangements to trade currency contracts may be made with only one or a few banks, and liquidity problems might therefore be greater than if such arrangements were made with numerous banks. The imposition of credit controls by government authorities might limit such trading to less than that which Diginex would otherwise undertake. In respect of such trading, Diginex is subject to the risk of bank failure or the inability of, or refusal by, a bank to perform with respect to such contracts. Most, if not all, of these contracts are directly affected by changes in interest rates. The effects of governmental intervention may also be particularly significant at certain times in the interbank market.

Diginex’s trading transactions may be subject to credit risk.

Credit risk is the risk that an issuer of a security or a counterparty will be unable or unwilling to satisfy payment or delivery obligations when due and the related risk that the value of a trade may decline because of concerns about the issuer’s or the counterparty’s ability to make such payments. In addition to the risk of an issuer of a security in which Diginex trades failing or declining to perform on an obligation under the security, Diginex is exposed to the risk that third parties, including trading counterparties, exchanges, custodians, administrators and other financial intermediaries that may owe Diginex money, securities or other assets will not perform their obligations. Any of these parties might default on their obligations to Diginex because of bankruptcy, lack of liquidity, dispute, operational failure or other reasons, in which event Diginex may lose all or substantially all of the value of any such trading transaction. To the extent Diginex trades on exchanges that specialize in Digital Asset futures and derivatives, it is exposed to the credit risk of that exchange.

Diginex is not obligated to hedge its exposures, and, if it does, hedging transactions may be ineffective or reduce Diginex’s overall performance.

Diginex is not obligated to, and often times may not, hedge its exposures. However, from time to time, it may use a variety of financial instruments and derivatives, such as options, swaps and forward contracts, for risk management purposes, including to: protect against possible changes in the market value of Diginex’s investment or trading assets resulting from fluctuations in the securities markets and changes in interest rates; protect Diginex’s unrealized gains in the value of its investments or trading assets; facilitate the sale of any such assets; enhance or preserve returns, spreads or gains on any trade or investment; hedge the interest-rate or currency-exchange risk on any of Diginex’s liabilities or assets; protect against any increase in the price of any assets that Diginex anticipates purchasing at a later date; or to any other end that Diginex deems appropriate. The success of any hedging activities by Diginex will depend, in part, on its ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets being hedged. Since the characteristics of many assets change as markets change or time passes, the success of Diginex’s hedging strategy will also be subject to its ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. In addition, while Diginex may enter into hedging transactions to seek to reduce risk, such transactions may actually increase risk or result in a poorer overall performance for Diginex than if it had not engaged in such hedging transactions.

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Diginex may make, or otherwise be subject to, trade errors.

Errors may occur with respect to trades executed by Diginex Access or by or on behalf of Diginex. Trade errors can result from a variety of situations, including, for example, when the wrong asset is purchased or sold or when the wrong quantity is purchased or sold. Trade errors frequently result in losses, which could be material. To the extent that an error is caused by a third party, Diginex may seek to recover any losses associated with the error, although there may be contractual or other limitations on any third party’s liability with respect to such error.

Diginex’s trading orders may not be executed in a timely matter.

Diginex’s trading strategies depend on the ability to establish and maintain an overall market position in a combination of financial instruments. Diginex’s trading orders may not be executed in a timely and efficient manner because of various circumstances, including, for example, trading volume surges or systems failures attributable to Diginex or its counterparties, brokers, dealers, agents or other service providers. In such an event, Diginex might only be able to acquire or dispose of some, but not all, of the components of its positions, or if the overall positions were to need adjustments, Diginex might not be able to make such adjustments. As a result, Diginex would not be able to achieve its desired market position, which may result in a loss. In addition, Diginex can be expected to rely heavily on electronic execution systems (and may rely on new systems and technology in the future), which may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by Diginex.

Diginex is exposed to losses due to lack of perfect information.

As a facilitation trader in Digital Assets, Diginex will trade in a variety of assets with a number of different counterparties. Diginex may at times trade with others who have information that is more accurate or complete than Diginex’s, and as a result Diginex may accumulate unfavorable positions at unfavorable prices preceding large price movements in a given instrument. If the frequency or magnitude of these events increases, Diginex’s losses would likely increase correspondingly, which could have a material and adverse effect on Diginex.

Diginex Access is exposed to failure of technology partners.

Diginex Access relies on other technology providers, namely FIS and Itiviti (defined below), to provide certain services as part of the product. Should these services no longer be available, for whatever reason, Diginex Access may no longer be able to service those customers under contract.

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Risks Related to the Investment Products Business

Regulatory authorities may never permit, or severely limit the ability of, Diginex to issue investment products.

Numerous regulatory authorities may need to permit Diginex to issue investment products. If any regulatory authority, or other authority whose permission is required, such as a stock exchange listing authority, objected to the investment products or to certain aspects of them, such regulatory authority could prevent the investment products from ever becoming issued, or if permitted to rescind such permission, in that jurisdiction. The regulatory landscape that Diginex needs to navigate in order to provide investment products is complex, extensive and changing, and Diginex may never be able to do so successfully.

Furthermore, laws and regulations may change over time. Therefore, even if Diginex were to acquire necessary approvals or licenses, an ongoing threat to Diginex’s business would remain that such permission to operate could be subsequently revoked or materially altered over time, which could have a material adverse effect on the Investment Products Business and its customers.

Competition will likely increase in investment products referencing Digital Assets.

While the Digital Asset industry is at an early stage, there are examples in several countries of securitized products or collective investment schemes being created in order to provide exposure to Digital Assets. These, as well as those companies who provide access to Digital Asset exchanges, including several significant exchanges, present competition to the Investment Products Business. Such competition is likely to grow as new entrants emerge, including large financial institutions such as investment banks, which have greater resources, technology and distribution channels than Diginex. Such increased competition could result in, among other things, the Investment Products Business losing market share, the emergence of superior products and to compression of margins, any of which could have a material and adverse effect on the Investment Products Business’ business, financial condition and results of operations.

Diginex may be unable to establish distributor networks necessary to successfully grow the business.

A material component of the sales strategy of the Investment Products Business involves reaching agreements with distributors. There can be no guarantee that such distribution agreements will be executed and there is a risk that distributors reject Diginex’s proposals and/or do not wish to engage in the distribution of products linked to Digital Assets.

The failure to accurately describe investment products may lead to financial and regulatory exposure.

The business plan of the Investment Products Business will seek clients of varying expertise, including retail clients, to whom the greatest duty of care may be owed and to whom the greatest regulatory protection may be given. If an investment product is not described accurately or completely, either in print or orally, investors may not be able to make an informed decision as to the risk profile of the investment product, which may result in litigation, regulatory fines, investigations and restitution. Even if such inaccurate disclosure is alleged but not proven, the Investment Products Business and Diginex may face significant reputational damage as a result. Any of the above may have a material adverse effect on the business, financial condition and operations results of Diginex.

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The Investment Products Business is subject to technology failure.

The Investment Products Business will utilize and rely on technology, and such technology is potentially subject to failure and errors. Applications are expected to be used to price products and if pricing models were inaccurate, products could be issued at prices considerably different to fair value, resulting in a loss to Diginex and/or potential harm to investors which could cause financial restitution to clients and potential regulatory sanctions and fines. There is also a risk for subsequent valuations of products being potentially inaccurate and/or a mis-estimation of the way in which such products should be risk managed and hedged. Furthermore, the Investment Products Business intends to list products on various exchanges and some exchanges may require market making to ensure there is liquidity available to investors. Diginex would therefore require market making systems with a very high degree of automation, and, if such systems were to malfunction, Diginex could be in breach of various regulations and face fines as well as potentially having to compensate investors who may have suffered as a result. Such ‘market making’ activities would also include the issuance of new securities which requires automation and cohesive technology required to create the product and to automatically execute the underlying exposure in the correct way, which, if erroneous, could cause Diginex to be either under or over hedged in such a product and to potentially face resulting losses.

Risks Related to the Borrowing and Lending (B&L) Business

Regulatory authorities may not permit, or may limit the ability of, Diginex to facilitate borrowing or lending

Diginex may need the approval of various regulatory authorities to permit Diginex to engage in borrowing and / or lending activities. If any regulatory authority refuses approval to Diginex to engage in such activities then, such authority could prevent the B&L business from ever becoming active or could limit the business to operating within a narrow scope and thereby not reach its full potential. The regulatory landscape that Diginex needs to navigate in order to facilitate the B&L business is extensive and changing, and Diginex may not be able to successfully activate this business without required approvals.

Furthermore, laws and regulations may change over time. Therefore, even if Diginex were to acquire necessary approvals or licenses, an ongoing threat to Diginex’s business would remain that such permission to operate could be subsequently revoked or materially altered over time, which could have a material adverse effect on the B&L business.

Competition will likely increase in B&L for Digital Assets.

While the digital asset industry is at an early stage, there are already a number of providers of B&L for digital assets. These providers create competition which is likely to create downward pressure on margins and / or worsen the risk profile of trades. Further competition could also arise as traditional investment banks, who may be active in B&L for stocks and other securities presently, may seek to expand their business into digital assets. Large financial institutions such as investment banks, have considerable resources, technology and distribution channels to access clients which could threaten Diginex’s success in this area.

Diginex may be unable to establish significant demand or supply for B&L in order to make the business viable.

A material component of the viability of the B&L business will be the willingness of clients to engage in B&L activity with Diginex. In addition to the competitive threats mentioned, this could be impacted by a general inability to attract a sufficient number of customers seeking to engage in this activity. Furthermore, this activity may require not just sufficient borrowers or lenders, but a sufficient balance of borrowers and lenders to sustain a viable business model.

Failure to accurately document transactions, terms and covenants may give risk to significant legal risks.

Clients of the B&L business may deal with Diginex acting, potentially, as either principal or agent. In either case Diginex is likely to have a material role in designing and executing the legal terms of transactions. Transactions will need to specify terms and conditions and may be relatively standardized or bespoke, which can lead to even higher litigation risk. Additionally, B&L business can involve the offering of leverage. Providing leverage for traded products can lead to losses (as well as gains) being magnified. Clients with magnified losses may be more likely than other clients to resort to litigation.

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Market risks

Digital assets are extremely volatile and where the B&L business involves the provision of leverage for the purposes of trading, clients’ market risk may be magnified; this can in turn result in credit risk for Diginex where a client’s market risk losses exceed the collateral provided by the client. Also, where Diginex performs a role as agent, seeking to effectively match borrowers and lenders on the same terms, it may act as principal holding positions for short periods in the course of matching lenders and borrowers. In any of these cases, Diginex could be exposed to market risks and this would be especially likely in cases of extreme market turbulence and large sudden moves in digital asset prices.

Counterparty and collateral risks

Even where B&L is collateralized to manage credit risk, the business involves collateral flows and margins. Borrowers of digital assets are often required to provide collateral and lenders of digital assets often need their loaned assets to be effectively safeguarded and managed. Collateral flows are not limited to initial collateral, but collateral requirements are likely to change over time. Initial collateral may prove to be insufficient and could lead to losses for Diginex. Variations in collateral may need to occur during the life of a transaction. To ensure this operates effectively to mitigate risk, appropriate technology and systems will need to be utilized. Such technology could fail and / or borrowers may seek to obstruct Diginex in accessing the required collateral. Any shortfall in collateral, whether the fault of the client or the fault of Diginex, could lead to material losses and detrimental client outcomes. If collateral posted is of a different nature to the asset underlying the transaction, then this could further give rise to potential mismatches and shortfalls in collateral value.

Operational Risks

B&L transactions flows involve multiple process steps, systems and counterparties and are subject to operational risks throughout their lifecycle. These may include human error, failures in process or systems and other unforeseen external events. Whilst operational controls are built into all elements of the business it is not possible to completely eliminate the possibility of such events leading to significant operational losses.

Risks Related to the Capital Markets Business

Diginex may be unable to establish issuer and investor networks necessary to successfully execute offerings.

The Capital Markets Business is being developed to assist issuers seeking to access global capital markets through issuing digital securities. To this end, the Capital Markets business will advise, issue and distribute offerings of digital securities from its clients to investors.

To be successful, Diginex will have to source offerings from clients and there can be no assurance that it will be able to do so. Thus far, there have been limited issuers willing to explore the possibility of making use of distributed ledger technology for their securities offerings. Furthermore, it will be important that the offerings Diginex assists on offer attractive terms and trustworthy clients, both to be able to execute the transactions and receive payments and to demonstrate the ability to use digital securities on high quality offerings that will be attractive to larger market participants.

Furthermore, Diginex will have to source investors to participate in offerings. There is still significant education required for investors on the potential of digital securities. There can be no assurance that, even if Diginex sources high quality offerings from issuers, it can source investors, particularly institutional investors, many of which have investment mandates that do not include digital securities, to purchase the digital securities offered.

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If Diginex is not able to source either attractive offerings and/or investors to participate in them, it could have a material adverse effect on its business, results of operation and financial condition.

The Capital Markets Business is highly dependent on the closing of offerings to produce revenue.

Placement agents, brokers, underwriters and other participants and advisors to issuers in the capital markets industry generally receive payment as a percentage of the total capital raised in an offering. Such fees are where the Capital Markets Business expects to make the majority of its revenue. As a result, successfully hitting revenue targets is highly dependent on a very small number of transactions closing, particularly in the near term as the Capital Markets Business is in its early stages. Failure to close offerings and receive fees could have a material adverse effect on Diginex’s business, results of operation and financial condition.

The development of digital securities poses technological and regulatory challenges and Diginex may not be able to successfully develop, market and launch such tokens.

The development of digital securities requires significant technical expertise on the part of Diginex or its sub-contractors in order to be operational and secure. Diginex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully create or market digital securities. Even if successfully developed and created, digital securities may not meet investor expectations. Furthermore, digital securities may experience technical failures or fail to fulfil their primary goal.

Digital securities may not be widely adopted and may have limited users.

It is possible that digital securities will not be used by a large number of issuers, broker-dealers or holders or that there will be limited public interest in the continued creation and development of digital securities. Such a lack of use or interest could negatively impact the Capital Markets Business.

Specific legal and regulatory risks exist in the provision of advice and assistance in regard to the issuance and distribution of digital securities that may give rise to claims against Diginex.

Providing advice and assistance in regard to the issuance and distribution of digital securities raises legal and regulatory risk in each of the jurisdictions that Diginex seeks to do business. The legal and regulatory landscape relating to offerings of digital securities is uncertain and subject to both change and inconsistencies. Such a challenging landscape could result in Diginex providing advice and service in jurisdictions where it has no regulatory coverage to do so. Furthermore, digital securities may be distributed in jurisdictions or to investors that are not permitted to receive such digital securities pursuant to local laws.

Diginex expects the key markets for its Capital Markets Business will include the following (with the related license that will be required to operate):

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●	Hong Kong (Type 1 Dealing in Securities License);
●	Singapore (Capital Markets Services License); and
●	Dubai (DFSA Category 4 Investment Advisor).

If licenses are not obtained for the Capital Markets Business to provide its services in these jurisdictions, Diginex will seek to partner with local firms.

Diginex does not intend to effect any transactions in, nor induce or attempt to induce the purchase or sale of any security with any U.S. persons without ensuring that it is acting in compliance with U.S. laws relating to the offer and sale of securities. To the extent that in the future Diginex seeks to effect any transactions in, or induce or attempt to induce the purchase or sale of any security with any U.S. person, Diginex will either seek to register as a U.S. broker-dealer as required by Section 15(b) of the Exchange Act, or partner with a U.S. broker-dealer.

Risks Related to the Exchange Business

The development of the Exchanges (defined below) poses financial, technological and regulatory challenges and Diginex may not be able to successfully develop, market and launch the Exchanges.

The Exchange Business will cover two distinct regulatory profiles, Virtual Currency Exchange (“VCE”) and Digital Securities Exchange (“DSE”) (VCE and DSE, together, the “Exchanges”), with the VCE recently launched. The development of the Exchanges requires significant capital funding, expertise on the part of Diginex’s management and time and effort in order to be successful. Diginex may have to make changes to the specifications for any number of reasons or it may be unable to develop the Exchanges in a way that realizes those specifications or any form of a functioning network. The Exchanges, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the Exchanges will provide less expensive or more efficient trading than is possible on currently available trading platforms for traditional assets (or even other Digital Asset exchanges). Furthermore, the Exchanges may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Exchanges and the assets being traded on the Exchanges.

There can be no guarantee that the Exchange Business by itself or together with Diginex’s other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the Exchanges. Furthermore, Diginex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully develop the Exchanges. While Diginex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain development of the Exchanges. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the Exchanges and addressing such considerations will require significant time and resources. For example, the Exchanges will need systems in place to ensure the necessary KYC and AML checks are performed on both clients and digital wallets. There can be no assurance that Diginex will be able to develop the Exchanges in a way that fully achieves its goals and satisfies the complex regulatory requirements that will be applicable to it. If Diginex is not successful in its efforts to develop the Exchanges in a way that is compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such an exchange, or there is not sufficient demand for the Digital Assets required for the Exchanges to be commercially viable, the Exchange Business may not be viable, which could have an adverse effect on the Diginex’s business, financial condition and results of operations.

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Regulatory authorities may never permit the Exchanges to become operational.

Numerous regulatory authorities may need to permit the Exchanges to become operational. If any regulatory authority objected to the Exchanges or to certain aspects of them, such regulatory authority could prevent the Exchanges from ever becoming operational, or continuing to operate, in that jurisdiction. The regulatory landscape that Diginex needs to navigate is complex, extensive and changing, and Diginex may never be able to do so successfully.

Regulatory authorities may not permit the Exchanges to list certain products.

Diginex intends to develop multiple products and to make such products available on the Exchanges. Regulatory authorities may not permit the Exchanges to list certain products or may restrict the markets or demographics to which products can be offered (e.g. to restrict retail customer involvement). Such restrictions may adversely impact projected revenues. Additionally, should products be inadvertently offered in jurisdictions where regulatory approval is required and where no such approval has been received, regulatory action may be taken against Diginex.

Diginex’s offer of products other than spot on its exchange may be subject to substantial risk.

Digital Assets futures and derivatives are or may be deemed regulated financial instruments or fall under other regulatory frameworks in many jurisdictions. Diginex may not have applied for appropriate license and may not be able to offer, or continue offering, such products.

Due to their novel and specialized nature, Digital Assets futures and derivatives substantially increase the risk of losses for Diginex and for Diginex’s clients and customers which in turn increases the risk of litigation against Diginex. Diginex’s risk mitigation strategies, if any, may not be adequate or sufficient.

Diginex’s exchange operations may be subject to credit risk.

Credit risk is the risk that a borrower or a counterparty will be unable or unwilling to satisfy payment or delivery obligations when due and the related risk that the transaction may not happen or the value of a transaction may decline because of concerns about the borrower’s or the counterparty’s ability to make such payments. In addition to the risk of a borrower declining to perform on an obligation under the loan, Diginex is exposed to the risk that third parties, including transaction counterparties, exchanges, custodians, administrators and other financial intermediaries that may owe Diginex money or other assets will not perform their obligations. Any of these parties might default on their obligations to Diginex because of bankruptcy, lack of liquidity, dispute, operational failure or other reasons, in which event Diginex may suffer unexpected losses. In addition to the credit risk on its own exchange, to the extent Diginex relies on third parties that specialize in Digital Asset futures and derivatives, it is exposed to the credit risk of those third parties.

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The Exchanges may not be widely adopted and may have limited users.

It is possible that the Exchanges will not be used by a large number of issuers, broker-dealers or holders of Digital Assets or that there will be limited public interest in the continued creation and development of Digital Asset exchanges. Such a lack of use or interest could negatively impact the volumes of the Exchanges.

Alternative Digital Asset exchanges may be established that compete with or are more widely used than the Exchanges.

It is possible that Digital Asset exchanges exist or could be established that utilize the same or similar protocols as those underlying the Exchanges or that facilitate services that are materially similar to the services provided by the Exchanges. The Exchanges may face competition from any such alternative networks, which could negatively impact the Exchanges and have a material adverse effect on Diginex’s business, financial condition and results of operations.

There are already several Digital Asset exchanges that the VCE will compete with. If the VCE is unable to offer features that differentiate it from such competitors, or such competitors create pricing pressure that results in lower-than-anticipated revenues, the VCE may not be viable, which could have a material adverse effect on Diginex’s business, financial condition and results of operations.

The Exchanges, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of Digital Assets that trade on the Exchanges. If such attacks occur or security is compromised, this could expose Diginex to liability and reputational harm, could seriously curtail the utilization of Digital Assets, cause a decline in the market price of the affected Digital Assets and result in claims against Diginex.

The Exchanges, their structural foundation, and the software applications and other interfaces or applications upon which they rely or will rely (including distributed ledger technology), are unproven, and there can be no assurances that the Exchanges and the creation, transfer or storage of Digital Assets on those system will be uninterrupted or fully secure, which may result in impermissible transfers, a complete loss of investors’ Digital Assets on those systems or an unwillingness of market participants to access, adopt and utilize Digital Assets or the Exchanges. Further, the Exchanges and any technology, including distributed ledger technology, on which they rely may also be the target of cyber-attacks seeking to identify and exploit weaknesses, which may result in the loss or theft of Digital Assets, which, in turn, may materially and adversely affect the adoption and success of the Exchanges and Diginex. Any of these risks could have a material adverse effect on Diginex’s business, financial condition and results of operations.

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The unregulated nature and lack of transparency surrounding the operations of some Digital Asset exchanges may cause the marketplace to lose confidence in such exchanges.

Digital Asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while some exchanges provide information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other exchanges do not. As a result, the marketplace may lose confidence in the less transparent or unregulated exchanges, including prominent exchanges that handle a significant volume of trading in Digital Assets. In recent years, there have been a number of Digital Asset exchanges that have closed because of fraud, business failure or security breaches. Additionally, larger Digital Asset exchanges have been targets for hackers and malware and may be targets of regulatory enforcement actions. A lack of stability in these exchange markets and the temporary or permanent closure of such exchanges may reduce confidence in the Digital Asset marketplace in general and result in greater volatility in the price of Digital Assets. These potential consequences could materially and adversely affect the adoption and success of the Exchanges.

Risks Related to Digivault (the “Custody Business” or “Digivault”)

Development of the Custody Business poses financial, technological and regulatory challenges and Diginex may not be able to successfully develop and market the custody solutions.

The continued development of the custody solutions, known as Kelvin and Helios, which have now launched, requires significant capital funding, expertise on the part of Diginex’s management and time and effort in order to be successful. Digivault may have to make changes to the specifications of the custody solutions for any number of reasons and it may be unable to further develop the service in a way that realizes those specifications. The custody solutions, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the custody solutions will provide less expensive or more efficient services than are currently available for traditional assets (or even other Digital Assets). Furthermore, the custody solutions may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Digital Assets being held.

There can be no assurance that Digivault by itself or together with Diginex’s other business lines will be able to produce sufficient cash flows to fund the ongoing capital requirements and expenditures necessary to run the custody solutions. Digivault may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully further develop the custody solutions. While Diginex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the custody solutions. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the custody solutions, and addressing such considerations will require significant time and resources. Despite launching both Kelvin and Helios, there can be no assurance that Digivault will be able to develop the custody solutions in such a way as to fully achieves its goals and satisfy the complex regulatory requirements that are applicable to them and acquire the necessary licenses to operate. If Diginex is not successful in its efforts to develop and maintain the custody solutions in ways that are compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such a service, or if there is not sufficient demand for the custody solutions for them to be commercially viable, Digivault may not be feasible, which could have a material adverse effect on Diginex’s business, financial condition and results of operations.

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Numerous regulatory authorities may never permit the custody solutions to become operational.

Numerous regulatory authorities may need to permit the custody solutions to operate in different jurisdictions. If any regulatory authority objected to the custody solutions or to certain aspects of them, such regulatory authority could prevent them from ever becoming operational, or continuing to operate, in that jurisdiction. The regulatory landscape that Diginex needs to navigate in order to run a viable Custody Business is complex, extensive and changing and Digivault may never be able to do so successfully. Any such regulatory issues including fines or injunctions from regulators, could have a material adverse impact on Diginex’s business, financial condition and results of operations.

The custody solutions may not be widely adopted and may have limited users.

It is possible that the custody solutions will not be used by a large number of holders of Digital Assets or that there will be limited public interest in the continued creation and development of Digital Asset custody services. Such a lack of use or interest may result in insufficient demand for the custody solutions to be commercially viable, which could have an adverse effect on Diginex’s business, financial condition and results of operation.

The custody solutions, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of Digital Assets that are held or deposited. If such attacks occur or Digivault’s security is compromised, Digivault could be exposed to liability and reputational harm, and such attacks could seriously curtail the utilization of Digital Assets and cause a decline in the market price of the affected Digital Assets which could result in claims against Digivault.

The custody solutions, their structural foundation, and the software applications and other interfaces or applications upon which they rely (including distributed ledger technology), are unproven, and there can be no assurances that the custody solutions are or will be fully secure, which may result in a complete loss of investors’ Digital Assets and an unwillingness of market participants to access, adopt and utilize Digital Assets or the custody solutions. Examples of the above include, but are not limited to:

●	a cyber-attack causing a client withdrawal instruction, or a withdrawal address being altered;

●	a client receiving an incorrect deposit address;

●	hardware failures delaying or preventing deposits and withdrawals;

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●	the tampering or spoofing of client instructions and materials;

●	deposit addresses being incorrectly stored;

●	the hacking or unavailability of client portals rendering clients unable to access their account;

●	vulnerabilities within the applicable distributed ledger code arising or the distributed ledger being manipulated by a malicious actor;

●	a cyber-attack causing the individual to lose otherwise valid credentials;

●	the tampering with of laptop codes to cause withdrawals to incorrect withdrawal addresses; and

●	bad acts by employees, third-party service providers and others.

While Digivault has taken, and will continue to take, steps to ensure that the custody solutions are secure and protected against such incidents, no assurance can be given that the custody solutions are or will be fully secure and protected from attack, and any failure in this regard could materially and adversely affect Diginex’s business, financial condition and results of operations.

There can be no guarantee that Digivault will be able to acquire necessary insurance coverage or that it will be able to offer insurance to its clients.

The failure of Digivault to secure insurance cover may have an adverse effect on its ability to attract clients and hence reduce its revenue generating abilities.

Risks Related to Taxation

The tax treatment of Digital Assets is unclear.

The treatment of Digital Assets under the tax laws of the jurisdictions in which Diginex does business is unclear. The operations and dealings of Diginex, in or in connection with Digital Assets, could be subject to adverse tax consequences in one or more jurisdictions, including as a result of development of the legal regimes surrounding Digital Assets, and Diginex’s operating results could be adversely affected thereby.

Risks Related to Being a Public Company

Diginex has limited experience operating as a public company and fulfilling its obligations as a U.S. reporting company may be expensive and time consuming.

The Company’s executive officers have no experience in operating a U.S. public company, which makes their ability to comply with applicable laws, rules and regulations uncertain. The Company’s failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm the Company’s reputation and share price.

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As a U.S. reporting company, the Company incurs significant legal, accounting and other expenses. Prior to becoming a U.S. reporting company, the Company had not previously been required to prepare or file periodic and other reports with the SEC or to comply with the other requirements of U.S. federal securities laws applicable to public companies. The Company has not previously been required to establish and maintain disclosure controls and procedures such as Section 404 of the Sarbanes Oxley Act of 2002, or Sarbanes-Oxley Act, and internal controls over financial reporting applicable to a public company with securities registered in the United States. Compliance with reporting and corporate governance obligations from which foreign private issuers are not exempt may require members of the Company’s management and its finance and accounting staff to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled and may increase our legal, insurance and financial compliance costs. The Company cannot predict or estimate the amount of additional costs it may incur or the timing of such costs. If it fails to comply with any significant rule or requirement associated with being a public company, such failure could result in the loss of investor confidence and could harm the Company’s reputation and cause the market price of the Company’s securities to decline.

As a foreign private issuer (“FPI”), Diginex is exempt from a number of rules under U.S. securities laws and is permitted to file less information with the SEC than U.S. public companies.

Diginex is an FPI, as defined in the SEC rules and regulations, and, consequently, it is not subject to all the disclosure requirements applicable to companies organized within the United States, including certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, Diginex’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of the Company’s securities. Moreover, Diginex is not required to file periodic reports and financial statements with the SEC as frequently or promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning Diginex than there is for U.S. public companies.

Diginex is not subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

Diginex is entitled to rely on a provision in Nasdaq’s corporate governance rules that allows the Company to follow Singapore corporate law with regards to certain aspects of corporate governance. This allows the Company to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

In addition, Diginex’s Audit Committee is not subject to additional Nasdaq requirements applicable to listed U.S. companies, including an affirmative determination that all members of the audit committee are “independent,” using more stringent criteria than those applicable to the Company as an FPI. Nasdaq’s corporate governance rules require listed U.S. companies to, among other things, seek shareholder approval for the implementation of certain equity compensation plans and issuances of ordinary shares, which the Company is not required to follow as an FPI.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of Diginex using the unaudited balance sheet as at September 30, 2020.

As at September 30, 2020
Short-term debt	-
Long-term debt	-
Total shareholders’ equity	33,868,759
Total capitalization	33,868,759

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USE OF PROCEEDS

All of the Registrable Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We may receive up to an aggregate of approximately $48,218,793.75 from the exercise of the private placement warrants. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 30, 2020, the Company completed a share swap transaction (“Transaction”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a company incorporated in the British Virgin Islands, and Diginex Limited (“Diginex HK”), a company incorporated in Hong Kong. 8i Enterprises was a blank check company listed on Nasdaq, also referred to as a special purpose acquisition company (“SPAC”). The SPAC was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Transaction resulted in the Company becoming the ultimate parent holding company of 8i Enterprises and Diginex HK (together with its subsidiaries) and listed on Nasdaq under the ticker code EQOS. Diginex HK became a subsidiary of 8i Enterprises.

The Transaction is fully reflected in the interim condensed consolidated financial statements for the six months ended September 30, 2020 and as a result a pro forma statement of financial position is not required. A pro forma combined statement of profit or loss has been prepared on the assumption the Transaction completed at the start of the prior fiscal year, which would be a deemed Transaction date of April 1, 2019.

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PRO FORMA UNAUDITED COMBINED STATEMENT OF PROFIT OR LOSS

YEAR ENDED MARCH 31, 2020

(UNAUDITED)

	(A)	(B)	Reflecting Actual Redemptions on September 30, 2020
	Diginex	8i Enterprises	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$494,622	$-	$-		$494,622

REVENUE	494,622	-	-		494,622

Formation and operating costs	-	(1,215,612)	908,777	(2)	(306,835)
General and administrative expenses	(42,984,644)	-	(29,794,669)	(3)	(72,779,313)

OPERATING LOSS	(42,490,022)	(1,215,612)	(28,885,892)		(72,591,526)

Other income	-	595,011	(594,966)	(1)	45
Other gains (losses), net	(382,808)	-	-		(382,808)
Impairment losses on financial assets, net	(12,553,919)	-	-		(12,553,919)
Finance costs	(1,851,527)	-	-		(1,851,527)

(LOSS) BEFORE TAX	(57,278,276)	(620,601)	(29,480,858)		(87,379,735)
Income tax expense	-	-	-		-

(LOSS) FOR THE YEAR	$(57,278,276)	$(620,601)	$(29,480,858)		$(87,379,735)
Weighted average shares outstanding
Basic	1,294,520	7,427,500			31,688,392
Diluted	1,294,520	7,427,500			31,688,392
Net income (loss) per share
Basic	$(44.25)	$(0.08)			$(2.76)
Diluted	$(44.25)	$(0.08)			$(2.76)

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Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(A)	Derived from the audited combined consolidated statement of profit or loss of Diginex for the twelve months ended March 31, 2020.

(B)	Derived from the unaudited statement of operations of 8i Enterprises for the twelve months ended April 30, 2020.

(1)	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Transaction.

(3)	To reflect the revised value of share options held by employees of Diginex. The accumulated cost of existing Diginex share options at March 31, 2020 was $10,356,664. On the assumption that the replacement of 5,600,000 options, with a fair value of $47,600,000, were issued on April 1, 2019 and vest after 15 months, the incremental compensation costs would be $37,243,336, of which $29,794,669 was recorded in the pro forma combined statement of profit or loss for the year ended March 31, 2020. The fair value of the replacement of 5,600,000 options is computed using the quoted EQOS share price of $8.50 on the date of the Transaction.

Material non-recurring charges incurred as a result of the Transaction have not been reflected in the proforma unaudited combined statement of profit or loss. Such non -recurring charges relate to the fair value of shares and warrants issued to former share and warrant holders of 8i Enterprises, less the net assets of 8i Enterprises, amounting to $44.0 million and the fair value of the potential issuance of shares via the earnout provision of $32.1 million.

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PRO FORMA UNAUDITED COMBINED STATEMENT OF PROFIT OR LOSS

SIX MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	(A)	(B)	Reflecting Actual Redemptions on September 30, 2020
	Diginex	8i Enterprises	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$23,133	$-	$-		$23,133

REVENUE	23,133	-	-		23,133

Formation and operating costs	-	(835,808)	690,495	(2)	(145,313)
General and administrative expenses	(36,049,081)	-	14,023,535	(3)	(22,025,547)

OPERATING LOSS	(36,025,948)	(835,808)	14,714,030		(22,147,727)

Other income	-	81,289	(81,286)	(1)	3
Other gains (losses), net	215,293	-	-		215,293
Impairment losses on financial assets, net	-	-	-		-
Finance costs	(947,556)	-	-		(947,556)

(LOSS) BEFORE TAX	(36,758,211)	(754,519)	14,632,744		(22,879,987)
Income tax expense	-	-	-		-

(LOSS) FOR THE YEAR	$(36,758,211)	$(754,519)	$14,632,744		$(22,879,987)
Weighted average shares outstanding
Basic	1,329,338	7,427,500			31,688,392
Diluted	1,329,338	7,427,500			31,688,392
Net income (loss) per share
Basic	$(27,65)	$(0.10)			$(0.72)
Diluted	$(27.65)	$(0.10)			$(0.72)

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Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(A)	Derived from the unaudited interim condensed consolidated statement of profit or loss of Diginex for the six months ended September 30, 2020.

(B)	Derived from the unaudited statement of operations of 8i Enterprises for the six months ended July 31, 2020.

(1)	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Transaction.

(3)	To reflect the revised value of share options held by employees. The adjusted accumulated cost of existing Diginex share options at March 31, 2020 was $40,151,333, which consisted of the initial cost, $10,356,664, plus the incremental compensation cost adjustment, $29,794,669 in the twelve months ended March 31, 2020. On the assumption that the replacement of 5,600,000 options, with a fair value of $47,600,000, were issued on April 1, 2019 and vest after 15 months, this implies a residual cost of $7,488,667 to be recognized for the six months ended September 30, 2020. However, the actual costs incurred during the six months ended September 30, 2020 was $21,472,202. Therefore, a credit adjustment of $14,023,535 is recorded in the pro forma combined statement of profit or loss for the six months ended September 30, 2020. The fair value of the replacement of 5,600,000 options is computed using the quoted EQOS share price of $8.50 on the date of the Transaction.

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Weighted average shares outstanding-basic and diluted are calculated as follows:

For the year ended March 31, 2020 and six months ended September 30, 2020 based on actual redemptions

Weighted average shares calculation, basic and diluted
Shares issued to former 8i shareholders	4,827,130
Shares issued to service providers	1,841,262
Shares issued to former Diginex Hong Kong shareholders	25,000,000
Weighted average shares outstanding	31,688,392

Percent of shares owned by former Diginex shareholders	78.9%
Percent of shares owned by former 8i shareholders	15.3%
Percent of shares owned by service providers	5.8%

Weighted average shares calculation, basic and diluted
Former Diginex shareholders	25,000,000
Former 8i shareholders	4,847,130
Service providers	1,841,262
Weighted average shares outstanding	31,688,392

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2020

You should read the following discussion of our financial condition and results of operations in conjunction with its consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly those set forth in the section entitled “Risk Factors.”

Operating Results

Results of Operations

	For the year ended March 31,
in USD millions	2020	2019
Continuing Operations
Revenue	0.5	1.0
General and administrative expenses	(42.9)	(18.9)
Operating Loss	(42.4)	(17.9)
Other (losses) gains	(0.3)	30.6
Impairment losses on financial assets	(12.6)	(39.1)
Impairment of goodwill	0.0	(0.5)
Finance costs	(1.9)	(1.1)
Share of loss of an associate	0.0	(12.3)
Loss before tax	(57.2)	(40.3)
Income tax	0.0	0.0
Loss from continuing operations	(57.2)	(40.3)
(Loss) profit from discontinued operations	(0.9)	57.0
(Loss) profit for the year	(58.1)	16.7

(Loss) profit attributable to owners	(57.7)	16.8
Non-controlling interests	(0.4)	(0.1)
	(58.1)	16.7

Revenue

Revenue from continuing operations for the year ended March 31, 2020 decreased to $0.5 million from $1.0 million for the year ended March 31, 2019. The revenue was primarily driven by fee income from the Capital Markets Business, albeit from less mandates than the prior year, and management fees from the Asset Management Business in 2020. For the year ended March 31, 2019, the majority of revenue was generated from the Capital Markets Business.

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General and Administrative Expenses from Continuing Operations

	For the year ended March 31,
in USD millions	2020	2019
Employee benefits	26.1	8.5
Legal and professional fees	6.4	3.9
Depreciation of right of use assets	2.0	1.4
Depreciation of plant, property, plant and equipment	0.8	0.6
Expensed software development	3.3	0.0
Operating lease expenses	0.2	0.4
Other	4.1	4.1
	42.9	18.9

General and administrative expenses increased by $24 million to $42.9 million for the year ended March 31, 2020. This increase was due to the continued development of Diginex’s various business lines, including an increase in employee and consulting support coupled with an increase in the value of the employee share option plan, costs associated with the build of the Exchange, legal fees associated with the Business Combination, and others such as seeking legal/regulatory advice related to product launches.

Employee Benefits

Employee related expenses increased by $17.6 million to $26.1 million for the year ended March 31, 2020. The increase was driven by the increase of headcount from 92 at March 31, 2019 to 137 as at March 31, 2020. In addition, there were two modification events that resulted in an increase in the share option valuation booked to the profit and loss statement of $9.7 million during the year ended March 31, 2020. The modification events being the share option pool increased from 15% to 20% of outstanding Diginex Hong Kong shares and the exercise price was reduced from $0.10 to zero. The Company also implemented a salary deferral program during the year which resulted in an incremental charge of $1.5 million in relation to Diginex Hong Kong shares awarded to employees as part of the program.

Post year end Diginex sold the Solutions Business and actioned a cost saving initiative which saw a reduction in headcount. Diginex’s current headcount is approximately 120 employees.

Diginex engages with long term contractors to assist with its day-to-day operations, and incurred expenses of $2.0 million for the year ended March 31, 2020 and $1.9 million for the year ended March 31, 2019, an increase of $0.1 million from the previous year. The long-term contractors work alongside employees to deliver Diginex’s strategy. During the year ended March 31, 2019 these costs were classified under legal and professional fees.

Legal and Professional Fees

Diginex incurred legal and professional fees of $6.4 million which was an increase of $2.5 million from the $3.9 million expensed in the year ended March 31, 2019. Legal and professional fees include costs associated with the Business Combination as well as the engagement of consultants for strategic/business development activities on a short term basis.

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Depreciation of Right of Use Assets

In the year ended March 31, 2020, leases under IFRS 16 are categorized as right of use assets and relate to the office leases in Hong Kong and Jersey. The depreciation expense for right of use assets increased by $0.6 million to $2.0 million in 2020 from $1.4 million in 2019. The increase is primarily driven by a full year of depreciation for the Hong Kong lease in 2020.

In the year ended March 31, 2019, offices in Tokyo, London and Berlin were also capitalized under IFRS 16 but in the year ended March 31, 2020 Diginex elected a simplified approach for short term leases and recognize the rental expense of the remaining lease period on a straight-line basis. This approach was also adopted for the office in Boston, Singapore and Ho Chi Minh.

The offices in Tokyo and Berlin have been closed, the Boston office was part of the Solutions Business sale and the office in London has been temporarily closed for the duration of applicable COVID-19 restrictions.

Depreciation of Property, Plant and Equipment

Depreciation on property, plant and equipment increased by $0.2 million to $0.8 million for the year ended March 31, 2020 from $0.6 million for the year ended March 31, 2019. This was driven by a full year of depreciation on the capital expenditure on leasehold improvements related to the Hong Kong headquarters, which are depreciated over 36 months. The lease was entered into in November 2018.

Expensed Software Development

Expensed software development costs totaled $3.3 million for the year ended March 31, 2020. These costs are associated with the build of Exchange which have been expensed due to there being no related identifiable future economic benefit to support the capitalization. There were no such costs in the year ended March 31, 2019.

Other

Other expenses remained flat at $4.1 million. These costs include expenses associated with activities such as marketing, advertising, travel and entertainment and recruitment.

Other (Losses) Gains

Other (losses) gains moved year-on-year by $30.9 million with a loss of $0.3 million being reported in the year ended March 31, 2020 compared to a gain of $30.6 million for year ended March 31, 2019. The 2020 loss is mainly driven by fair value losses on investments and loss on a sale of the remaining Madison (defined below) stock which was delivered as part consideration for the sale of Diginex High Performance Computing Limited (“DHPC”). In July 2018, following the divestment of 51% of DHPC, the remaining 49% investment was revalued under the guidance of IFRS 10 to $43.8 million of which $42.6 million was booked to the profit and loss as a gain. In October 2018, Diginex sold a significant portion of the Madison (defined below) stock received as part consideration for the divestment in DHPC which realized a loss on sale of a financial assets of $11.7 million. When taking into account the gain on revaluation and the loss on sale of Madison (defined below) stock, a net gain of $30.9 million was booked to the profit and loss. The balance of the 2019 loss was driven by fair value losses on investments.

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Impairment Losses on Financial Assets

Impairment losses of $12.6 million were recognized in the year ended March 31, 2020 compared to $39.1 million in the year ended March 31, 2019.

During the year ended March 31, 2019, Diginex advanced a loan of $15.0 million for the purchase of high-performance computing equipment for DHPC and $2 million for working capital purposes of which $2 million was repaid. The net loan receivable was repayable from the cash profits of DHPC. In accordance with IFRS 9, a detailed expected credit loss model based on various scenarios of the future success of DHPC was carried out and the results analyzed. The outcome of the modelling lead to an impairment of $4.8 million on the outstanding loan receivable at the year ended March 31, 2019 and a further $10.6 million in the year ended March 31, 2020 following an additional loan advance of $2 million, working capital advance of $0.2 million and a repayment of $0.8 million during the year ended March 31, 2020. As at March 31, 2020 there was an unimpaired balance outstanding of $1 million of which $0.7 million has been collected post year end.

During 2019 and 2020, Diginex invested in a collection of startups at various stages of maturity. As at March 31, 2020 and March 31, 2019, these investments were impaired by $1.3 million and $2.0 million, respectively.

Following the sale of 51% of DHPC during the year ended March 31, 2019, Diginex revalued its remaining investment in DHPC at fair value totaling $43.8 million. However, during the period from the divestment of DHPC to March 31, 2019, Diginex’s share of losses from the retained 49% investment amounted to $12.3 million. Furthermore, DHPC had net liabilities as at March 31, 2019. Together, these factors caused Diginex to impair the value of the investment to zero. This resulted in a profit and loss charge for impairment of $31.5 million, after deducting Diginex’s share of losses from the fair value.

Other impairments to loans, advances and trade receivables during the years ending March 31, 2020 and March 31, 2019 resulted in additional impairment charges of $0.7 million and $0.8 million, respectively.

Impairment of Goodwill

Diginex recognized goodwill of $0.5 million on the acquisition of Altairian Capital Holdings Limited (“Altairian”) in December 2018. As at March 31, 2019, Diginex reviewed the cash generating ability of the business and based on economic factors, management determined that there was no measurable future cash generation from this business and the goodwill was impaired in full. At March 31, 2020, management reassessed the impairment and noted no changes.

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Finance Costs

Diginex incurred finance costs for the year ended March 31, 2020 of $1.9 million and for the year ended March 31, 2019 of $1.1 million.

Diginex has a $20 million credit facility in place with Pelham Limited and had an outstanding balance of $10.6 million with outstanding interest of $0.1 million as at March 31, 2020. The facility charges interest at 12.5% per annum which resulted in a $1.3 million cost for the year ended March 31, 2020 and $0.3 million for the year ended March 31, 2019.

In the year ended March 31, 2019, Diginex took out two short-term loans from shareholders to manage near term liquidity needs. The finance costs related to these loans plus drawn down fees amounted to $0.2 million. Diginex also entered into a short-term bank loan in 2019 that cost $0.2 million in finance charges.

Interest arising from operating lease liabilities is also booked to the profit and loss statement in line with IFRS 16 reporting. The resulting finance charge from IFRS 16 amounted to $0.5 million in 2020 and $0.4 million in 2019.

Diginex also issued a loan note in September 2019, the loan note had a 12-month maturity and a 15% interest charge. A notional amount of $0.7 million was raised and was fully redeemed early on June 1, 2020. At March 31, 2020 $0.1 million finance cost had been charged to the profit and loss.

Share of Loss of an Associate

Diginex recognized a share of loss of an associate of $12.3 million in 2019. As previously discussed, this was Diginex’s share of the reported losses of DHPC following the sale of 51% of the business. During the year ended March 31, 2020, DHPC’s business became non-operational and as the investment has been fully impaired in the prior year, there have been no further losses booked in the year ended March 31, 2020 under the guidance of IAS 28.

Income Tax

Despite Diginex reporting a profit in the year ended March 31, 2019 following sale of DHPC there was no tax payable as there is no capital gains tax in Hong Kong. The operating losses (excluding the sale of DHPC) did not generate a taxable charge in the years ended March 31, 2020 and March 31, 2019.

Although Diginex had active operations in United Kingdom, Jersey, Japan, Switzerland, Dubai, USA, Singapore, Ho Chi Minh and Germany during the reporting periods, the majority of its operations have been in Hong Kong. Diginex’s entities in Hong Kong are subject to Hong Kong profits tax at 16.5%.

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(Loss) profit from Discontinued Operations

	For the year ended March 31,
in USD millions	2020	2019
Revenue	0.2	1.5
General and Administrative Expenses	(1.1)	(3.4)
Operating (loss)	(0.9)	(1.9)
Finance costs	0.0	(0.2)
(Loss) before tax	(0.9)	(2.1)

Gain on sale of subsidiary	0.0	59.1

(Loss) profit from discontinued operations	(0.9)	57.0

Diginex sold the Solutions Business in May 2020 to Rhino Ventures Limited, a company controlled by Miles Pelham. While the transaction was completed post the March 31, 2020 year end it was considered material and hence the results of the business line have been reported as discontinued in both the years ended March 31, 2020 and March 31, 2019. The business was sold for $6 million with the consideration value being offset against the Pelham Limited loan.

The Solutions Business produced revenues of $0.2 million and $0.4 million during the years ended March 31, 2020 and 2019, respectively. The Solutions Business incurred general and administrative expenses of $1.1 million and $0.7 million during the years ended March 31, 2020 and 2019, respectively. These costs relate, primarily, to employee salaries and benefits.

In the year ended March 31, 2019, discontinued operations relate to the Solutions Business as well as the results of DHPC up to the date of divestment, following which the subsidiary was deconsolidated.

DHPC produced revenue of $1.1 million in the year ended March 31, 2019 and incurred general and administrative expenses of $2.7 million. A material component of the expenses related to a cost of $1.1 million to ship mining equipment to Sweden. In addition, other incremental expenses include professional fees incurred for maintenance of data centers of $0.6 million.

Diginex divested 51% of DHPC for consideration of $60 million. The net assets at the time of sale amounted to $2.5 million, of which 51%, or $1.3 million, was disposed of. Additionally, at the time of divestment a shareholder loan to DHPC of $0.4 million was waived. This resulted in a reported gain on sale of $59.1 million.

Inflation

Since incorporation, Diginex has not been materially impacted by changes in inflation with the inflation rate in Hong Kong ranging between 2-3%.

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Impact of Foreign Currency Fluctuations on Results

Currently, Diginex’s main operating currencies are the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, Diginex is not overly exposed to foreign currency fluctuations.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

Diginex prepares its financial statements in conformity with IFRS, which requires it to make judgments, estimates and assumptions. Diginex continually evaluates these estimates and assumptions based on the most recently available information, its own historical experiences and various other assumptions that Diginex believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from Diginex’s expectations as a result of changes in its estimates. Some of Diginex’s accounting policies require a higher degree of judgment than others in their application and require it to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with Diginex’s financial statements and the notes related thereto, and other disclosures included in this document. When reviewing Diginex’s financial statements, you should consider (i) Diginex’s selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Consolidating Acquisitions

In November 2018, Diginex acquired a 75% interest in Bletchley Park Asset Management (Jersey) (“BPAMJ”). BPAMJ acts as the investment manager to Bletchley Park Asset Management Master Fund, Bletchley Park Asset Management Feeder 1 and Bletchley Park Asset Management US Feeder 1. The consolidation of the business into Diginex’s financial statements resulted in a small gain on bargain purchase during the year ended March 31, 2019.

On March 2, 2020, Diginex acquired the remaining 25% interest in BPAMJ for consideration of $0.1 million. As a result, the non-controlling interest was fully reversed.

In December 2018, Diginex acquired a 100% interest in Altairian Capital Holdings Limited, together with its two subsidiaries. The consolidation of this acquisition resulted in the recognition of goodwill amounting to $0.5 million. However, post completion of the acquisition, there was a change in business direction with management deciding, due to market conditions, not to pursue the original opportunities that the business presented. As a result, the value initially recognized was no longer apparent and the goodwill was fully impaired.

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Revenue Recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Diginex recognizes revenue from contracts with customers based on a five-step model as set out in IFRS 15:

Step 1. Identify contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer.

Step 3. Determine the transaction price: The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, Diginex allocates the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Company expects to be entitled in exchange for satisfying each performance obligation.

Step 5. Recognize revenue when (or as) Diginex satisfies a performance obligation.

Diginex recognized revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to customers.

Diginex satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

a)	Diginex’s performance does not create an asset with an alternate use to Diginex and Diginex has as an enforceable right to payment for performance completed to date.
b)	Diginex’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.
c)	The customer simultaneously receives and consumes the benefits provided by Diginex’s performance as Diginex performs.

For performance obligations where one of the above conditions are not met, revenue is recognized at the point in time at which the performance obligation is satisfied.

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When Diginex satisfies a performance obligation by delivering the promised goods or services it creates and issues an invoice based on the amount of consideration earned by the performance. Where the amount of consideration received from a customer exceeds the amount of revenue recognized this gives rise to a contract liability.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. Diginex assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

During the year ended March 31, 2020, the Capital Markets and Solutions Business (discontinued operations) income was recognized over the service period based on services provided as the customer simultaneously receives and consumes the services provided by the Company over the period.

For the Asset Management services, the Company receives management fees at agreed rates. Management fee income is recognized on a time-proportion basis at agreed percentages on the value of assets held under managements.

For OTC trades, Diginex acts as principal in a trade between counterparties looking to buy or sell digital assets. The Company earns revenue by charging a commission to execute such trades and recognizes revenue at a point in time when the trade is complete.

Revenue for the Custody Business is generated from holding clients’ assets and is recognized over the service period and recognized at a point in time in relation to withdrawal fees.

With regards to revenue generated from the discontinued operations of DHPC, DHPC received Digital Assets, namely Ether (“ETH”), as consideration for transaction verification services, also known as mining. The revenue was measured based on the fair value of the Digital Assets received and the fair value was determined using the spot price of the Digital Assets on the date of receipt.

Continuing vs. Discontinued Operations

Following the divestment of DHPC during the year ended March 31, 2019, the operating results of the business up until the date of divestment have been categorized as discontinuing operations. The gain on the divestment of $59.1 million has also been classified as discontinued.

The results relating to the remaining 49% investment in DHPC is classified as continuing operations. However, there was no net impact on the continuing profit and loss in the year ended March 31, 2019 as the gain on revaluation of the associate under IFRS 10 to fair value has been eliminated via Diginex’s share of DHPC’s operating losses under equity accounting and the impairment charge as previously discussed.

The consideration received for the divestment of DHPC consisted of $10 million cash and stock in Madison (defined below) valued at $50 million. The cash received has been classified as received from discontinued operations in the statement of cash flows, but the loss recognized from the sale of Madison (defined below) stock of $11.7 million, as previously noted, has been classified as continuing.

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While Diginex sold the Solutions Business after the year ended March 31, 2020, the net operating loss associated with the Solutions Business was reclassed from continuing operations to discontinued operations for the years ended March 31, 2020 and 2019 on the basis of materiality. The statement of cash flows also reflects the sale of the business as discontinued. The Solutions Business had minimal assets and liabilities and hence have not been reclassified on the statement of financial position.

The determining of the above classifications has no impact on the overall profit and loss of Diginex.

Valuation of Investments

Diginex’s investments in securities consist of equity securities and Digital Asset token investments. Investments in equity and Digital Asset token investments with readily determinable fair values are recorded at fair value, which is determined based on quoted market prices. The changes in fair values are recognized in the profit and loss statement. Diginex measures non-marketable investments without readily determinable fair values at cost, minus impairment. The value of such investments held at amortized cost is determined by modelling expected credit losses per IFRS 9.

During the year ended March 31, 2020, a Digital Asset token investment was listed on an exchange creating a quoted market price which lead to the reclassification of the investment from a financial asset at amortized cost to a financial asset at fair value through the profit and loss account.

Provision for Credit Losses

In order to determine if a financial asset should be impaired, Diginex carried out a review of expected credit losses for each investment. The methodology adopted is detailed in Note 2.4 to the financial statements contained in this Form F-1.

An expected credit loss analysis was carried out on the loan advanced in relation to DHPC as detailed in the impairment section above.

Diginex also carried out expected credit losses via discounted cash flow calculations on non-marketable investments and held at amortized cost where possible. If information was not readily available management relied on historical data, short term projections and representations from management. The results of the calculations highlighted an impairment of $1.3 million at the year ended March 31, 2020 and $1.9 million for the year ended March 31, 2019.

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Share Based Compensation Expenses

All share-based awards granted to employees, including share options, are measured at fair value on grant date. Share-based compensation expense is recognized using the straight-line method, net of estimated forfeitures, over the requisite service period, which is the vesting period. Forfeitures are estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates. Diginex uses historical data to estimate pre-vesting options and record share-based compensation expenses only for those awards that are expected to vest.

Diginex has one share option plan and has granted multiple tranches of share options with tiered vesting commencement dates to employees and consultants. Options granted are subject to a service condition of 36 months. The service condition stipulates that all options vest after this period and are issued to the respective employee. However, on the event of a corporate transaction that results in a change of control or a listing, the share options vesting period will be reset to 15 months after the triggering event and will then be released to employees in equal installments over the six months upon the exercise date.

During the year ended March 31, 2020, the Company made two modifications to the structure of the share option scheme:

●	Reduced the strike price from $0.10 to zero as at December 18, 2019; and
●	Increased the pool to 20% from 15% of Diginex Limited share capital as at February 13, 2020.

The fair value of the share options as at March 31, 2020 was $46.2 million and the Company recognized a share option expense of $9.7 million. As at March 31, 2019, the fair value of the share options was $5.2 million of which the group recognized a share option expense of $0.6 million.

The fair value at grant date for options issued prior to the first modification is independently determined using a binomial model, taking into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk free interest rate for the term of option and the correlations and volatilities of the peer group companies.

The model inputs for options granted prior to the first modification included:

●	Options are granted for no consideration
●	Exercise price: $0.10 per share
●	Grant date: on the employment date
●	Expiry date: September 2020 to July 2022
●	Share price at grant dates: $9.99 to $136.41
●	Expected price volatility of the Company’s share: average 45.05%
●	Expected dividend yield: 0%
●	Risk-free interest rate: average 2.55%

On December 18, 2019, the Company reduced the exercise price from $0.10 to $0. At this point in time the Company has been issuing equity at a consistent price of $153.90 and due to the removal of a strike price all options were revalued at December 18, 2020 to maturity at $153.90 with no other variables applied.

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On February 13, 2020, the Company increased the percentage of share options relevant to the total share capital of Diginex Limited from 15% to 20%. The fair value of the additional options on the modification date was determined using the same models and principles as described above.

As at March 31, 2020 and March 31, 2019, no share options had vested. The company considered but did not factor any forfeited options into the valuation as at March 31, 2020 or March 31, 2019 on the expectation that those who have been granted options are likely to stay with the Company.

Deferred Tax

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which these losses become deductible. Diginex has incurred net losses from continuing operations since inception and while management expects Diginex to return profits in the future there is still an element of uncertainty and as such no deferred tax asset has been recognized for tax losses accumulated to date.

Discount Rate Applied to Capitalized Leases

As of March 31, 2019, leases in Hong Kong, Japan, Jersey, United Kingdom and Germany were accounted for under IFRS 16. As such, Diginex measures the lease liability at the present value of the unpaid lease payments from the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, on initial recognition of the lease Diginex uses the company or subsidiary’s incremental borrowing rate which is the rate of interest that Diginex would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment. The below rates were applied:

Hong Kong	12.5% current borrowing rate for Diginex Hong Kong
Japan	0.072% 3-month Libor
United Kingdom	0.842% 3-month Libor
Jersey	2.74% average rate for 10-year fixed mortgage
Germany	0.337% 3-month Libor

During the year ended March 31, 2020, Diginex elected a simplified approach for short-term leases in Japan, United Kingdom and Germany and recognized a rental expense over the remaining lease period on a straight-line basis. This treatment was also adopted for leases taken out during the year in the United States, Singapore, and Ho Chi Minh City.

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Intangible Assets

During the year ended March 31, 2020, Diginex capitalized intangible costs in relation to software development and the acquisition of software for the Exchange, EQUOS.

Intangible assets are capitalized in line with IAS 38 on the basis the asset is controlled by Diginex, the future economic benefits of the software are probable, and the costs of such intangible can be reliably measured.

Useful Lives of Assets

Diginex determined the estimated useful lives of its tangible and intangible assets for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Diginex reviews the useful lives annually and the future depreciation charge would be adjusted where Diginex believes that the useful lives differ from previous estimates. Useful lives currently used are:

Furniture and fixtures	5 years
Office equipment	5 years
Leasehold improvements	term of lease
Right of use assets	term of lease
Capitalized software development	5 years
Software	5 years

Recently Released Accounting Standards

See Note 2 to the financial statements included elsewhere in this Form F-1.

Liquidity and Capital Resources

Diginex’s ability to fund its operations is based on its ability to generate cash, its ability to attract investors and its ability to borrow funds on reasonable economic terms. Diginex’s business has been funded primarily from the issuance of equity to investors, the proceeds from the 51% divestment of DHPC and a $20 million credit facility offered by Pelham Limited (the “Credit Facility”), which was cancelled upon completion of the share swap with 8i. Following March 31, 2020, Diginex raised $25 million via a convertible bond which was initially issued on May 29, 2020 (the “Convertible Bonds”). The Convertible Bonds mature after 24 months, bears a 10% coupon, and is mandatorily convertible into equity upon the Company becoming a public listed company.

Going forward, Diginex’s ability to continue as a going concern is dependent on continuing to attract investors to the business and management’s ability to control or reduce cash outflows as necessary as witnessed via the sale of the Solutions Business and the rationalization of headcount and other costs to date. Taking into account the ability for the Company to raise finances, management’s ability control costs, and the availability of the Credit Facility together with the Convertible Bond raise management has alleviated the doubt about the Company’s ability to continue as a going concern.

As of March 31, 2020, and 2019, Diginex has cash and cash equivalents of $1.0 million and $0.7 million, respectively, as detailed below:

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	As of March 31,			As of March 31,
In USD millions	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
	2020	2020	2020	2019	2019	2019
Net cash provided by (used in) operating activities	(21.5)	(0.8)	(22.3)	(17.0)	(2.4)	(19.4)
Net cash used in investing activities	(5.4)	-	(5.4)	27.7	(15.6)	12.1
Net cash provided by (used in) financing activities	28.0	-	28.0	(26.0)	27.9	1.9
Net increase (decrease) in cash and cash equivalents	1.1	(0.8)	0.3	(15.3)	9.9	(5.4)
Cash and cash equivalents, beginning of year	(6.0)	6.7	0.7	9.3	(3.2)	6.1
Effect of foreign exchange rate changes	0.0	-	0.0	0.0	-	0.0
Cash and cash equivalents, end of year	(4.9)	5.9	1.0	(6.0)	6.7	0.7

Cash Flows from operating activities

Total cash outflows from operating activities was $22.3 million in the year end March 31, 2020, compared to an outflow of $19.4 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued Operations

Cash outflows from operating activities was $21.5 million in the year ended March 31, 2020 compared to an outflow of $17.0 million in the year ended March 31, 2019, The cash outflow increase relates, in part, to an increase in employees from 92 to 137. Diginex also incurred additional expenditure in legal and compliance matters in the course of growing the business and structuring the Business Combination.

Discontinued operations

The cash outflow from discontinued operations of $0.8 million for the year ended March 31, 2020 and $2.4 million for the year end March 31, 2019 relates to costs associated with the operations of the Solutions Business in both years and costs incurred to operate the DHPC business for the year ended March 31 2019.

Cash flows from investing activities

Total cash outflows from investing activities was $5.4 million in the year ended March 31, 2020, compared to inflows of $12.1 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued operations

Cash outflow from investing activities relating to continuing operations was $5.4 million in the year ended March 31, 2020 compared to inflows of $27.7 million in the year ended March 31, 2019.

During the year ended March 31, 2020, Diginex invested $5.3 million in capitalized software development and acquired software for its Digital Asset exchange. The Company also issued equity to the value of $5.4 million to acquire software which had no cash flow impact.

During the year ended March 31, 2019, Diginex received Madison (defined below) stock valued at $50 million as part of the DHPC transaction. Diginex sold a significant portion of the stock for cash consideration of $34 million. In the year ended March 31, 2020, the balance of Madison (defined below) stock was sold for $0.2 million.

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In late 2018, Diginex moved into a new office in Hong Kong and the related leasehold improvements during the year ended March 31, 2019 amounted to $2.1 million with a further $0.3 million spent on fixed assets.

Diginex also acquired two business in the year ended March 31, 2019 which resulted in a net cash outflow of $0.1 million. During the year ended March 31, 2020, Diginex acquired the remaining 25% of BPAMJ and incurred a cash outflow of $25,000.

Diginex also invested in a number of startup companies and during 2019 the cash outflow for these investments amounted to $3.8 million. During the year ended March 31, 2020, Diginex increased its stake in an existing investment by $0.3 million.

Discontinued operations

Total cash outflows from discontinued operations for the year ended March 31, 2019 of $15.6 million. There was no such outflow in 2020.

In the year ended March 31, 2019, DHPC invested $25.5 million in high performing computing equipment. As previously reported Diginex received $10 million cash as part consideration for the DHPC divestment.

Cash flows from financing activities

Total cash inflows from financing activities was $28.0 million in the year ended March 31, 2020, compared to an inflow of $1.9 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued operations

Diginex had inflows from financing activities in the year ended March 31, 2020 of $28.0 million compared to an outflow of $26.0 million in the year ended March 31, 2019.

During the year ended March 31, 2020, Diginex raised $30.9 million from the issuance of equity. This compared to $2.4 million raised from equity issuance in the year ended March 31, 2019.

Diginex also advanced additional funds to DHPC during the year ended March 31, 2020 of $2 million of which $0.8 million has been repaid, which compares to a net advance of $13.0 million in the prior year.

During the year ended March 31, 2020, Diginex issued a 12-month loan note paying interest at 15%. The loan note raised $0.7 million and has been repaid post year end.

On February 20, 2019, Diginex signed a term sheet to set up a partnership in the United States which was subject to shareholder approval. Diginex advanced $0.5 million to the United States operation shortly after signing the term sheet during the period ending March 31, 2019. Additionally, a further $0.5 million was advanced in the year ended March 31, 2020. However, Diginex’s shareholders failed to agree to the term sheet and a definitive shareholder agreement was not signed. This loan has been fully impaired. In addition, during the year ended March 31, 2019 Diginex advanced $0.2 million to Rise Tech Ventures which was fully impaired in the same year.

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In October 2018, Diginex agreed to buy back Diginex equity held by an employee. The employee held 55,727 shares of common stock. The consideration paid was a combination $3.1 million in cash and Madison (defined below) common stock. The combined costs of the share buyback were $6.6 million, and the buyback was paid out of the accumulated profits of the Company.

Additional information relating to the movement in the shareholder loan is described under “Indebtedness.”

In October 2018, Diginex paid an interim dividend of $20 million to shareholders.

Discontinued operations

Cash inflow of $27.9 million in the year ended March 31, 2019 related to cash received by DHPC via the issuance of debt prior to the sale and deconsolidation of 51% of the business. There was no such inflow in the year ended March 31, 2020.

Indebtedness

As of March 31, 2020, Diginex had drawn $10.6 million of the $20 million Credit Facility. The Credit Facility charges interest at 12.5%. During the year ended March 31, 2020, Diginex was charged $1.3 million of interest expense of which $0.1 million was outstanding at year end. As at March 31, 2019, Diginex had drawn down $10.1 million of the Credit Facility and incurred interest expense of $0.3 million which was outstanding at year end. The Credit Facility was cancelled upon completion of the share swap with 8i.

During the year ended March 31, 2019, Diginex also entered into loans from shareholders other than Pelham Limited. These loans were repaid in full, and Diginex incurred a combined interest expense of $0.2 million. There were no such loans during the year ended March 31, 2020.

Diginex Capital Limited, a subsidiary registered in the United Kingdom and operating as an authorized representative of Starmark (defined below), issued a loan note with a value date of September 6, 2019. Starmark (defined below) is regulated by the Financial Conduct Authority (FCA), the financial services regulatory body in the United Kingdom. The loan note was available to employees of Diginex and shareholders only due to regulatory constraints. The loan note was structured in $5,000 units and pays interest of 15% per annum and interest payments were made on a quarterly basis. As of March 31, 2020, Diginex Capital raised $0.7 million and accrued $0.1 million of interest payable. The proceeds of the loan note were advanced via an intercompany loan to Diginex Markets, a Hong Kong subsidiary. Diginex Markets used the loan advanced as capital to trade Digital Assets on a proprietary basis. The loan notes were fully redeemed on June 1, 2020.

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Other payables increased to $9.7 million at March 31, 2020 from $1.8 million at March 31, 2019 which reflects liabilities incurred during the development of Diginex’s various business lines.

Details of short and long term lease commitments are detailed in the above section.

The table below illustrates the indebtedness as at March 31, 2020 and 2019:

	For the year ended March 31,
in USD millions	2020	2019
Shareholder loans	10.7	10.4
Amounts due to directors	0.4	0.4
Short term lease obligation	2.1	1.9
Notes payable	0.7	—
Client liabilities	0.5	—
Other payables	9.7	1.8
Long term lease obligation	1.0	3.1
Total debt	25.1	17.6

Research and Developments, Patents and Licenses, Etc.

Diginex has filed more than fifteen trademark applications for EQUOS, and Digivault in various jurisdictions. As of September 2020: (i) the EQUOS mark has been accepted and published in the UK; and (ii) the Digivault mark has been registered in the US, the EU, Hong Kong and China, and approved in Japan.

Diginex was granted two computer software certificates of copyright from the United States Copyright Office in April 2019.

Diginex is working with intellectual property counsel to determine how best to protect the works and inventions of its software engineers in creating the applications that will enable Diginex to run its business lines.

As part of the Solutions Business sale Diginex also sold all of the “Diginex” word and logo trademark rights.

Off-Balance Sheet Arrangements

During the year ended March 31, 2020, Diginex purchased software for consideration of $10.0 million of which $5.5 million has been capitalized with a balance of $4.5 million remaining. $3 million will be paid and capitalized on the completion of pre agreed future milestone and the delivery of new products that will be built on the acquired software The remaining $1.5 million will be payable based on achieving future volumes targets executed on EQUOS, the Diginex exchange. The volume metrics need to be achieved by February 2021 and February 2022.

Contractual Obligations

The table below illustrates a summary of Diginex’s contractual obligations and commitments as at March 31, 2020:

	Payments due by period
	Total	less than 1 year	1-3 years	3-5 years	more than 5 years
Short-term Debt Obligations	11.4	11.4	0.0	0.0	0.0
Operating Lease Obligations	3.1	2.1	0.7	0.2	0.1
Total	14.5	13.5	0.7	0.2	0.1

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2020

The following discussion and analysis of Diginex’s financial condition and results of operations should be read in conjunction with the interim condensed consolidated financial statements and the notes thereto contained elsewhere in this prospectus. This discussion contains forward-looking statements reflecting Diginex’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors.

Overview

Diginex is a digital asset financial services and advisory company focused on delivering innovative products, architecture, and infrastructure to foster the mainstream adoption of the digital asset class. The Company encompasses a cryptocurrency exchange, EQUOS.io, an over the counter (OTC) trading operation, a front-to-back integrated trading platform, a capital markets business, a hot and cold custody platform and an asset management business, Bletchley Park Asset Management.

On September 30, 2020, Diginex Limited completed a share swap with 8i Enterprises Acquisition Corp and Diginex Hong Kong (“Transaction”) which resulted in Diginex being listed on Nasdaq. The Transaction resulted in non-cash expenses of $76.1 million relating to both the fair value of the share swap and the incremental earnout shares to be issued if certain share price milestones are achieved.

Among Diginex’s business lines is its core offering, a digital asset exchange, EQUOS, which launched in July 2020. Since the launch, there has been a focus on client acquisition and growing trading volumes on the exchange. An ongoing strategy used to attract both clients and volume has been to offer promotional discounts and free trading to those early clients, including professional trading firms, which in part explains the minimal revenue earned during the six-month period to September 30, 2020.

Since the listing Diginex has also enhanced its product suite by announcing the launch of a perpetual futures market on EQUOS, the pending launch of borrowing and lending functionality and a strengthening of the balance sheet via a capital raise of $38.6 million in January 2021.

Results of Operations

	For the six months ended September 30,
in USD millions	2020	2019
Continuing Operations
Revenue	0.0	0.2
General and administrative expenses	(36.0)	(13.8)
Operating loss	(36.0)	(13.6)
Other expenses and losses	(76.0)	(0.2)
Impairment losses on financial assets	0.0	(10.1)
Finance costs	(0.9)	(0.9)
Loss before tax	(112.9)	(24.8)
Income tax	0.0	0.0
Loss from continuing operations	(112.9)	(24.8)
Profit (loss) from discontinued operations	4.9	(0.3)
Loss for the year/period	(108.0)	(25.1)

Loss attributable to:
Owners of the company	(107.8)	(24.9)
Non-controlling interests	(0.2)	(0.2)
	(108.0)	(25.1)

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Revenue

Revenue from continuing operations for the six month period ended September 30, 2020 decreased by $0.2 million to $0.0 million when compared to the six months ended September 30, 2019. The revenue in the prior period was derived from Capital Markets mandates and Asset Management fees. During the six month period ended September 30, 2020, the Group launched EQUOS, the digital asset exchange, which has attracted customers and trading volumes but not material revenues due to promotional offerings in place during the initial launch of the platform. In the six month period ended September 30, 2020, Diginex liquidated the funds under Bletchley Park Asset Management Jersey to focus on the Bletchley Park multi-strategy fund operating out of Hong Kong, and now Switzerland. This fund did not charge fees to seed investors during the six months ended September 30, 2020.

General and Administrative Expenses from Continuing Operations

	For the six months ended September 30,
in USD millions	2020	2019

Employee benefits	29.2	8.5
Technology	2.1	0.4
Legal and professional fees	1.3	2.1
Depreciation of right-of-use assets	1.0	1.0
Depreciation of plant, property and equipment	0.4	0.4
Amortization of intangible assets	0.5	0.0
Auditor’s remuneration	0.5	0.1
Expensed software development	0.3	0.0
Operating lease expense	0.1	0.1
Other	0.6	1.2
	36.0	13.8

General and administrative expenses increased by $22.2 million to $36.0 million for the six months ended September 30, 2020 when compared to the six months ended September 30, 2019. This increase was primarily driven by the increase in employee-related costs.

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Employee Benefits

Employee related expenses increased by $20.7 million to $29.2 million for the six months ended September 30, 2020 when compared to the six months ended September 30, 2019. The increase was primarily driven by a fair value adjustment to the employee share option plan following a modification event detailed in the combined and consolidated financial statements for the year ended March 31, 2020 and a modification and replacement of the plan upon the completion of the Transaction. These events resulted in a charge for the six months ended September 30, 2020 of $21.5 million which included a one-off accelerated true up for shortened vesting periods for some employees of $1.3 million following the replacement of the original plan. This compares to $1.1 million expense related to the employee share option plan for the six months ended September 30, 2019.

As at September 30, 2020 the headcount was 120 compared to 101 as at September 30, 2019.

Technology

Technology costs increased by $1.7 million to $2.1 million for the six months ended September 30, 2020 when compared to the six months ended September 30, 2019. This increase in cost was partly driven by an increase in cloud-based hosting services related to the build out and production environments for EQUOS.

Legal and Professional Fees

Diginex incurred legal and professional fees of $1.3 million for the six months ended September 30, 2020, a decrease of $0.8 million from the six months ended September 30, 2019. During the period ended September 30, 2019, the costs incurred were driven by legal fees in relation to the Transaction. During the period ended September 30, 2020, a discount was received on previously issued invoices from a legal advisor to the Transaction which resulted in reduced legal fees during the period. Also, during the period ended September 30, 2020, Diginex continued to seek regulatory advice across all business lines whilst also continuing to engage with third party providers of compliance-related software for activities such as KYC and AML monitoring. Upon the launch of EQUOS, Diginex also engaged with strategic partners for advice and support on the platform.

Depreciation of Right-of-Use Assets

Capitalized leases under IFRS 16 are categorized as right-of-use assets and relate to the office leases in Hong Kong, Singapore and Vietnam for the six months ended September 30, 2020. The prior period also included offices in Tokyo, London, Jersey and Berlin but such offices have either been closed following restructuring, had their leases not renewed due to COVID-19 restrictions or are now treated as short term leases and do not meet the criteria to be accounted for under IFRS 16.

Depreciation of Property, Plant and Equipment

Depreciation of property, plant and equipment remained flat at $0.4 million.

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Amortization of Intangible Assets

Amortization of intangible assets commenced in the six months ended September 30, 2020. Diginex has capitalized $15.0 million of intangible assets in relation to the build of the digital asset exchange, EQUOS started to amortize the intangible assets over a 5 year period following the launch of the exchange at the end of July 2020.

Auditor’s Remuneration

Auditor’s remuneration increased by $0.4 million to $0.5 million for the six months ended September 30, 2020 when compared to the six months ended September 30, 2019. The incremental cost related primarily to the audits undertaken to complete the Transaction and increased audit scope in preparation of being a listed company.

Expensed Software Development

Expensed software development costs amounted to $0.3 million for the six months ended September 30, 2020. There were no costs categorized as expensed software development for the six months ended September 30, 2019. These costs are associated with the build and design of EQUOS which do not meet the criteria to be capitalized.

Operating Lease Expenses

Operating lease expenses related to short-term leases remained flat at $0.1 million. Although some offices have been closed, temporary short-term operating leases in Singapore and Vietnam were undertaken until long-term leases were entered into on August 15, 2020 and September 1, 2020, respectively. Long-term leases have been capitalized in accordance with IFRS 16.

Other Expenses

Other expenses for the six months ended September 30, 2020 decreased by $0.6 million from $1.2 million when compared to the six months ended September 30, 2019. Other costs include expenses such as marketing and travel and entertainment. During the six months ended September 30, 2020 there was a reduction in travel and entertainment due to COVID-19 restrictions.

Other Expenses and Losses

Other expenses and losses for the six months ended September 30, 2020 of $76.0 million consisted of two material components. Expenses related to the Transaction and expenses related to the earn-out share award. The Transaction expense amounting to $44.0 million was derived from the value of the shares and warrants issued by Diginex Limited to former shareholders of 8i Enterprises and services providers to the Transaction less the 8i Enterprises’ net assets acquired. The Transaction expense, under the guidance of IFRS 2, reflects the fair value cost to acquire 8i Enterprises. Also included is a $32.1 million expense representing the fair value of potential earn-out shares to be issued, derived under the guidance of IFRS 2. Under the terms of the Transaction, up to 12,000,000 shares will be issued via an earn-out provision should certain share price milestones be met over a 4-year period from September 30, 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued.

For the six months ended September 30, 2019, a loss of $0.2 million was incurred on the sale of the remaining stock of Madison Holdings Group Limited (“Madison”). Diginex received Madison shares as partial consideration from a previous partial sale of a subsidiary to Madison.

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Impairment Losses on Financial Assets

There were no impairment losses for the six months ended September 30, 2020. As at September 30, 2019, the impairment loss on financial assets resulted from the impairment of loan receivables amounting to $10.1 million which consisted of: (1) On February 20, 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary in the United States. In connection with the term sheet Diginex Hong Kong advanced monies for working capital purposes prior to a definitive agreement being signed. During the six months ended September 30, 2019, the Group impaired $0.5 million of the advance, and (2) impairment totaling $9.6 million on a loan receivable from a third party ($3.9 million), and from an associate, DHPC ($5.7 million).

Finance Costs

Diginex incurred finance costs for each of the six months ended September 30, 2020 and 2019, of $0.9 million.

In May 2020, Diginex issued a convertible bond with a mandatory conversion if the company listed. Interest associated with the convertible bond amount to $0.5 million. On September 21, 2020, the convertible bond and associated interest to date was converted into equity. In addition, the shareholder loan charged interest of $0.3 million before the underlying credit facility was terminated on September 30, 2020, which compared to $0.7 million for the six months ended September 30, 2019.

Interest was also booked to the interim condensed consolidated statement of profit or loss following the adoption of IFRS 16. The finance charge as a result of this adoption amounted to $0.1 million and $0.3 million for the six month periods ended September 30, 2020 and 2019, respectively.

Income Tax

Due to losses reported in the six months ended September 30, 2020 and 2019, there is no income tax charge for the Group.

Profit (Loss) from Discontinued Operations

Discontinued operations relate to the sale of the Solutions Business to Rhino Ventures Limited in May 2020. The results for the six months ended September 30, 2019 have been adjusted to reflect this sale.

	For the six months ended September 30,
in USD millions	2020	2019

Gain on sale	5.0	0.0
Revenue	0.0	0.3
General & administrative expenses	0.1	(0.6)
Profit (loss) from discontinued operations	4.9	(0.3)

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Diginex sold the Solutions Business in May 2020 to Rhino Ventures Limited, a company controlled by Miles Pelham, the founder of Diginex. The consideration for the sale was $6.0 million which was netted against the shareholder loan outstanding to Pelham Limited, an entity also controlled by Miles Pelham. In addition, Diginex agreed to fund the business for six months post the sale, which was renegotiated at a 25% discount to projected costs.

Inflation

Since incorporation, Diginex has not been materially impacted by changes in inflation with the inflation rate in Hong Kong and Singapore ranging between 0.5-3%.

Impact of Foreign Currency Fluctuations on Results

Currently, Diginex’s main operating currencies are the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, Diginex is not overly exposed to foreign currency fluctuations.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

Diginex prepares its interim condensed consolidated financial statements in conformity with IFRS, which requires it to make judgments, estimates and assumptions. Diginex continually evaluates these estimates and assumptions based on the most recently available information, its own historical experiences and various other assumptions that Diginex believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from Diginex’s expectations as a result of changes in its estimates. Some of Diginex’s accounting policies require a higher degree of judgment than others in their application and require it to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with Diginex’s interim condensed consolidated financial statements and the notes related thereto, and other disclosures included in this document. When reviewing Diginex’s interim condensed consolidated financial statements, you should consider (i) Diginex’s selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

The significant accounting policies, judgments and estimates are the same as those applied to the audited combined and consolidated financial statements as at and for the year ended March 31, 2020 with the exception of these additional new areas:

Significant accounting estimates and judgments

Deemed reverse acquisition

On September 30, 2020, the Company completed the Transaction. Management has made the following judgments which have the most significant effect on the amounts recognized in the interim condensed consolidated financial statements:

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The Company entered into the Transaction with 8i Enterprises and Diginex Hong Kong that resulted in the issuance of shares and warrants to the shareholders of 8i Enterprises, Diginex Hong Kong and service providers to the Transaction. Following the issuance, the Company became the ultimate parent holding company of 8i Enterprises and Diginex Hong Kong (together with its subsidiaries) and listed on Nasdaq.

Under IFRS 3, neither 8i Enterprises nor the Company met the definition of a business and therefore the Transaction is not defined as a business combination. Although Diginex Hong Kong is considered a business under IFRS 3, a business combination requires the combination of businesses and hence requires more than one business in the transaction to fall within the scope of the standard. In accordance with IAS 8 paragraph 10, in the absence of an IFRS that specifically applies to such a transaction, management should apply judgment in developing and applying an accounting policy that results in interim condensed consolidated financial statements that are presented in a way that reflects the economic substance of the transaction.

Management has concluded that the Transaction would be more accurately represented as a deemed reverse acquisition of 8i Enterprises and the Company by Diginex Hong Kong, together with a recapitalization of the Group’s share capital. The outcome of such judgment being that the results of Diginex Hong Kong, subject to an adjustment to equity to reflect the issuance of shares by the Company on completion of the Transaction, have been consolidated on the basis that Diginex Hong Kong is the accounting acquirer and hence the historical results of Diginex Hong Kong continue to be consolidated on an on-going basis. The excess between the fair value of the shares and equity instruments issued and the net assets acquired is treated as an expense under IFRS 2. Details of the accounting policy applied is summarized in note 2.4 of the interim condensed and consolidated financial statements as at September 30, 2020.

Share-based payments – replacement of employee share options plan

The Group replaced the employee share options plan issued by Diginex Hong Kong with the establishment of a plan with modified terms issued by the Company upon completion of the Transaction. Under IFRS 2, the Group considered this as a replacement and modification of the Diginex Hong Kong plan, see note 22 of the interim condensed consolidated financial statements as at September 30, 2020.

Share-based payments – earn-out awards

The Transaction agreement between the Company, 8i Enterprises and Diginex Hong Kong has an earn-out provision where former Diginex Hong Kong shareholders will receive up to 12,000,000 additional shares in the Company if share price related milestones are achieved over a period of time post Transaction. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. Earn-out awards are accounted for under IFRS 2 as equity-settled awards with non-vesting conditions.

The fair value of the earn-out awards is based on a Monte Carlo simulation analysis utilizing a Geometric Brownian Motion taking assumptions on share price volatility, risk-free rate and other market data to predict distribution of relative share performance.

The share price volatility assumption used in the model (as detailed below) is based on publicly listed traditional financial exchanges (i.e. non-crypto) and other related companies, and a 6-months BTC option volatility. The 6-months BTC option volatility being included to reflect the exposure to digital assets which would not be a feature of the traditional exchanges and other related companies selected as a comparable within the model.

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The earn-out award share price related targets are as below:

Milestone date	Share price target $	Number of shares to be awarded
1st anniversary of the Closing date	15.00	3,000,000
2nd anniversary of the Closing date	20.00	3,000,000
3rd anniversary of the Closing date	25.00	3,000,000
4th anniversary of the Closing date	30.00	3,000,000

Earn-out awards are accounted for under IFRS 2. The earn-out awards are settled in a fixed number of shares with conditions based on future market prices, but do not require the former Diginex Hong Kong shareholders nor the service provider to provide on-going service to the Group until such milestone dates.

The awards are considered as equity-settled share-based payments with non-vesting conditions since there is no explicit nor implicit service requirements despite that the share price targets are set beyond September 30, 2020.

The fair value of the earn-out awards has been valued on a probability basis using a Monte Carlo simulation model with the below inputs:

1.	Risk-free rates of 0.12%, 0.13%, 0.16% and 0.22% respectively for the 1st to the 4th anniversary of the Closing date based on daily US treasury yield curve rates on September 30, 2020.
2.	No dividend will be paid during the four-year period from September 30, 2020
3.	Reference price of $8.50 based on the closing date quoted trade price on September 30, 2020
4.	20,000 simulation runs per milestone
5.	Share price volatility of 50%, based on judgment below.

Volatility parameter of 50% is used on the basis that on September 30, 2020:

a)	Volatility from a sample of 52 related companies including traditional stock exchanges had an average of 37% over a three month to five year period.
b)	Unlike traditional exchanges, Diginex is exposed to movements in digital asset values and the most prominent digital asset being BTC. The longest dating BTC option of six months had a volatility 63%
c)	Diginex used volatility of 50% in the Monte Carlo simulation based on the average of the above two points.

The outcome of the Monte Carlo simulations derived the probabilities and fair values per award (based on probability of achieving the share price target) per milestone date, totaling a fair value of $32.1 million, inclusive of the service provider’s 1% entitled shares upon reaching the earn-out milestones.

Related party transaction – sale of Solutions Business

The IFRS conceptual framework of accounting defines income as increases in assets or decreases in liabilities that result in increases in equity, other than those relating to contributions from equity holders. When a transaction is entered into with a related party, judgment is required in determining whether the accounting gain represents income or a capital contribution. The accounting treatment is determined by considering if the related party was acting in his/her capacity as a related party or a normal counterparty for the particular transaction.

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During the 6 months ended September 30, 2020, the Group sold the Solutions Business to Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex Hong Kong. The transaction resulting in income recorded in the interim condensed consolidated statement of profit or loss on the basis that Rhino Ventures Limited was acting as a normal counterparty and purchased the Solutions Business at fair market value, as determined by the following:

1)	The Solutions Business was offered to other parties to acquire, not only to Rhino Ventures Limited. A less favorable tentative offer was received from a third party to that offered by Rhino Ventures.
2)	Management believes the consideration paid is fair and reasonable. In making that judgment, management considered that certain inputs of the internally created valuation model were reviewed by an independent third party.
3)	Shareholders voted to approve the sale of the Solutions Business to Rhino Ventures Limited.

Management believes that these attributes support that Rhino Ventures Limited purchased the Solutions Business at fair market value, therefore the gain on sale of the Solutions Business should be reflected as income in the interim condensed consolidated statement of profit or loss.

Significant accounting policies – New Policies

Revenue recognition – Exchange income

In July 2020, the Group launched EQUOS, its digital asset exchange platform. Revenue is generated from fees earned when clients buy and sell digital assets on EQUOS at that point in time. In addition, revenues are also generated, at a point in time, when clients withdraw assets from the platform.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance there is an operating company is acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

For the Transaction, Diginex Hong Kong is the operating company while both the Company and 8i Enterprises are considered as shell companies.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by Diginex Hong Kong shareholders as the Company issued 25,000,000 shares which allowed Diginex Hong Kong shareholders to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of 8i Enterprises is:

1.	The fair value of the shares which Diginex Hong Kong would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer; or
2.	The quoted price of the Company’s shares and warrants multiplied by the number of the instruments held by the former 8i Enterprises instrument holders on the date the deemed reverse acquisition completes.

In a transaction involving only the exchange of equity instruments, the fair value of the Company’ s shares and warrants that are quoted on Nasdaq should be used to measure the consideration transferred as it is more reliably measurable than the value of the Diginex Hong Kong’s equity based on IFRS 13 fair value hierarchy principles.

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Based on this principle, the Group measured the deemed consideration for the Transaction using the quoted Nasdaq share price of the Company’ s shares and warrants on the completion date of September 30, 2020.

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, the net assets acquired from 8i Enterprises and the Company are primarily cash, prepayments and trade payables, and their carrying value approximates fair value.

There is no non-controlling interest involved in the Transaction. Acquisition related costs such as professional fees were expensed as incurred.

Calculate the Transaction expense:

The excess of the deemed consideration transferred over the fair value of the net identifiable assets acquired from 8i Enterprises represents a service and is recorded as an expense under IFRS 2 in the Group’s interim condensed consolidated statement of profit or loss.

Presentation of the interim condensed consolidated financial statements post deemed reverse acquisition:

In the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the interim condensed consolidated financial statement represents a continuation of Diginex Hong Kong, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

Shareholders’ equity of Diginex Hong Kong prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis for prior reporting periods. Retained earnings and relevant reserves of the Diginex Hong Kong are carried forward after the Transaction. Any difference to shareholders equity of Diginex Hong Kong arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the reverse acquisition reserve.

Share-based payments – earn-out awards

The earn-out awards are equity-settled awards measured on grant date in accordance with IFRS 2 and the grant date fair value of each award takes into account the non-vesting conditions.

Market conditions and non-vesting conditions are considered in estimating the fair value of an individual share using a Monte Carlo simulation model.

Earnings per share

Earnings per share for periods prior to the deemed reverse acquisition are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, Diginex Hong Kong, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being calculated as the number of shares issued by the Company to the former shareholders of Diginex Hong Kong divided by the number of shares outstanding in Diginex Hong Kong on September 30, 2020.

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Significant accounting policies relevant to the interim condensed consolidated financial statements to note:

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (“ECL”) for financial assets not held at fair value through profit or loss.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Reclassification

Certain reclassifications have been made to the interim condensed consolidated financial statements in the prior period to present the discontinued operations following the sale of the Solutions Business and the recapitalization of the Group on a comparable basis following the Transaction. The reclassifications have no impact on the previously reported loss for the period nor the accumulated losses.

Recently Released Accounting Standards

See Note 2.2 in the interim combined and consolidated financial statements included elsewhere in this prospectus.

B.	LIQUIDITY AND CAPITAL RESOURCES

Diginex’s ability to fund its operations has historically been based on its ability to generate cash, its ability to attract investors and its ability to borrow funds on reasonable economic terms. During the period ended September 30, 2020, Diginex’s has been funded primarily by the successful issuance of the convertible bond and the completion of the Transaction. In prior periods, funding was obtained by the issuance of equity to investors, the proceeds from the 51% divestment of Diginex HPC and the Credit Facility. During the period ended September 30, 2020, the Credit Facility was paid down in full and terminated on September 30, 2020.

On January 11, 2021, Diginex signed definitive agreements for a private placement capital raise of $38.6 million which resulted in 2,571,669 of new shares being issued at $15.00 per share. The investors were also issued warrants to purchase up to an aggregate of 2,571,669 shares with a term of three years and an exercise price of $18.75 per share. Cash of $36.2 million was received on January 19, 2021 net of expenses paid to service providers.

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As of September 30, 2020 and 2019, Diginex had cash and cash equivalents of $27.6 million and $1.5 million, respectively, as detailed below:

	Six months ended September 30,			Six months ended September 30,
In USD millions	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
	2020	2020	2020	2019	2019	2019
Net cash used in operating activities	(11.2)	(1.1)	(12.3)	(9.6)	(0.3)	(9.9)
Net cash provided by (used in) investing activities	20.3	0.0	20.3	(2.2)	0.0	(2.2)
Net cash provided by financing activities	18.8	0.0	18.8	12.9	0.0	12.9
Net increase (decrease) in cash and cash equivalents	27.9	(1.1)	26.8	1.1	(0.3)	0.8
Cash and cash equivalents, beginning of year	1.0	0.0	1.0	0.7	0.0	0.7
Effect of foreign exchange rate changes	(0.2)	0.0	(0.2)	(0.0)	0.0	(0.0)
Cash and cash equivalents, end of year	28.7	(1.1)	27.6	1.8	(0.3)	1.5

Cash flows from operating activities

Total cash outflows from operating activities were $12.3 million in the six month period ended September 30, 2020, compared to an outflow of $9.9 million for the six months ended September 30, 2019. Cash flow relates to both continued and discontinued operations:

Continued operations

Cash outflows from operating activities was $11.2 million in the six months ended September 30, 2020, compared to an outflow of $9.6 million in the six months ended September 30, 2019. The incremental cash outflow of $1.6 million reflects costs associated with the continued build out of Diginex’s various business lines.

Discontinued operations

The cash outflow of $1.1 million from discontinued operations for the six months ended September 30, 2020 and $0.3 million for the six months ended September 30, 2019 relates to costs associated with the Solutions Business that was sold in May 2020.

Cash flows from investing activities

Total cash inflows from investing activities were $20.3 million in the six months ended September 30, 2020, compared to an outflow of $2.2 million for the six months ended September 30, 2019. Cash flow from investing activities relates to continued operations only.

The inflow in the six months ended September 30, 2020 primarily relates to the cash received on completion of the Transaction of $24.1 million.

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This cash inflow was offset by capital expenditure of $3.8 million for the six months ended September 30, 2020 related to the build out of EQUOS. In the six months ended September 30, 2019 the capital expenditure associated with EQUOS amounted to $2.1 million.

Cash flows from financing activities

Total cash inflows from financing activities were $18.8 million in the six months ended September 30, 2020, compared to an inflow of $12.9 million for the six month ended September 30, 2019. Cash flow from financing activities relates to continuing operations only.

During the six months ended September 30, 2020, Diginex raised a net $24.3 million from the issuance of convertible bonds. The convertible bonds had a 10% coupon and 24-month maturity date with a mandatory conversion upon listing. The bonds were converted into shares in Diginex Hong Kong on September 21, 2020 prior to the completion of the Transaction.

In the same period Diginex also raised share capital of $0.3 million which compares to proceeds from the issuance of share capital of $16.3 million for the six months ended September 30, 2019.

Diginex fully repaid the Credit Facility in the period ended September 30, 2020 of which $6.0 million was settled via the sale of the Solutions Business, $3.9 million was repaid in cash and the remainder was settled in shares and conversion into the convertible bond. During the period ended September 30, 2019, Diginex drew down $3.5 million on the Credit Facility and repaid $4.6 million.

In the six months ended September 30, 2019, Diginex issued a note payable carrying a 15% coupon to employees and shareholders and raised $0.6 million. Post September 30, 2019 the note payable increased to $0.7 million as more funds were raised. The $0.7 million was repaid in full during the six months ended September 30, 2020.

During the six month period to September 30, 2019, Diginex also had an outflow of $2 million relating to a 12-month loan to an associate company.

Indebtedness

As of March 31, 2020, Diginex had drawn $10.7 million of the Credit Facility with Pelham Limited. This Credit Facility was fully repaid and terminated as at September 30, 2020. Other payables outstanding relate primarily to accounts payable that have accumulated in the ordinary course of business.

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The table below illustrates the indebtedness as at September 30, 2020 and March 31, 2020:

in USD millions	September 30, 2020	March 31, 2020

Shareholder loans	0.0	10.7
Short term lease obligation	1.8	2.1
Notes payable	0.0	0.7
Other payables	12.4	10.1
Amounts due to an associate	0.9	0.0
Client liabilities*	3.4	0.5
Redemption liability*	35.3	0.0
Long term lease obligation	0.2	0.9
Total debt	54.0	25.0

*The client liabilities held of $3.4 million (March 31, 2020: $0.5 million) relate to monies held in the form of cash (fiat) and digital assets on behalf of clients to enable them to trade on EQUOS and execute OTC trades. The redemption liability relates to amounts due to former shareholders of 8i Enterprises of $35.3 million. Both amounts are offset in the interim condensed consolidated statement of financial position by an equal asset. The $35.3 million due to former 8i Enterprises shareholders was paid on October 2, 2020.

C.	RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES

Intellectual Property

Diginex has filed more than fifteen trademark applications for EQUOS and Digivault in various jurisdictions. As of January 2021: (i) the EQUOS mark has been registered in the UK, Hong Kong, Singapore and Switzerland; and (ii) the Digivault mark has been registered in the US, the EU, Hong Kong, China, and Japan.

Diginex was granted two computer software certificates of copyright from the United States Copyright Office in April 2019.

Diginex is working with intellectual property counsel to determine how best to protect the works and inventions of its software engineers in creating the applications that will enable Diginex to run its business lines.

D.	TREND INFORMATION

For a discussion of the trends that affect Diginex’s business, financial condition and results of operations, see “Overview,” “Results of Operations” and “Liquidity and Capital Resources.”

E.	OFF BALANCE SHEET ARRANGEMENTS

Diginex does not have any off balance sheet arrangements.

F.	CONTRACTUAL OBLIGATIONS

The table below illustrates a summary of Diginex’s contractual obligations and commitments as at September 30, 2020:

	Payments due by period
	Total	less than 1 year	2-3 years	3-5 years	more than 5 years
Client liabilities*	3.4	3.4	0.0	0.0	0.0
Redemption liability*	35.3	35.3	0.0	0.0	0.0
Lease obligations	2.0	1.8	0.2	0.0	0.0
Total	40.7	40.5	0.2	0.0	0.0

* The client liabilities held of $3.4 million (March 31, 2020: $0.5 million) relate to monies held in the form of cash (fiat) and digital assets on behalf of clients to enable them to trade on EQUOS and execute OTC trades. The redemption liability relates to amounts due to former shareholders of 8i Enterprises of $35.3 million. Both amounts are offset in the interim condensed consolidated statement of financial position by an equal asset. The $35.3 million due to former 8i Enterprises shareholders was paid on October 2, 2020.

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business

Overview

Diginex

Diginex is a Singapore domiciled financial technology company that builds products, delivers services and develops solutions that utilize distributed ledger and other technologies to improve the efficiency of financial markets and the current cryptocurrency industry. Diginex believes in a future where all financial and non-financial transaction data is recorded on distributed ledgers, such as blockchains. This will enable the financial services industry to reduce the cost of originating, distributing and executing transactions of financial assets, all of which depend on access to secure and trusted data.

History

Diginex was founded by Miles Pelham in Hong Kong in June 2017. The Company was incorporated in October 2019 and operates within Singapore. Mr. Pelham is the former Global Head of Convertible Bonds at Mizuho Securities. Mr. Pelham founded Diginex based on his understanding that the combination of both technology and an extensive knowledge of the intricacies of capital markets would be required to achieve potential efficiency gains using distributed ledger technology within financial markets. He believed that existing players would struggle to transition to the new paradigm of conducting business and would be resistant to change given their cost base and legacy business models in place. He identified an opportunity to create a new class of financial institution.

At the time of Diginex’s founding, Mr. Pelham also solely owned a Digital Asset mining business, Diginex High Performance Computing Limited (“DHPC”). In January 2018, Mr. Pelham transferred this investment to Diginex. In July 2018, 51% of DHPC (defined below) was sold to Madison Holdings Group Limited (“Madison”) for $60 million, with consideration consisting of $10 million in cash and $50 million in Madison’s stock.

The founders and early employees of Diginex (the “Founding Team”) spent the second half of 2017 and the first quarter of 2018 studying existing applications of distributed ledger technology in financial markets, principally virtual currencies and initial coin offerings (“ICOs”). They observed that several businesses related to virtual currency investing and trading were thriving but were concerned that regulations had not kept pace with the industry. After considering several opportunities to partner with existing firms to build virtual currency infrastructure, Diginex decided to build its own virtual currency exchange and custody solution. Diginex recruited a compliance team to oversee applications for various licenses and continues to advocate for further development of regulation of Digital Assets. Diginex believes a comprehensive regulatory framework of Digital Assets is necessary to enable its institutional adoption and market growth. Given that many institutional investors would prefer to allocate to investment products, Diginex also applied to the Hong Kong Securities and Futures Commission (“SFC”) for a license to operate a multi-manager fund.

The Founding Team’s analysis of ICOs concluded that although most coins were effectively unregulated security offerings for early stage companies, which they did not believe to be a scalable business upon which to build a financial technology or services business, the underlying technology (the blockchain network and smart contracts) could be applied to institutional offerings of debt, equity and alternative instruments. Participation in this business would require securities licenses, investment banking advisory services, technology products and solutions. The Founding Team recognized that the impact of distributed ledger technology in capital markets would extend beyond simply changing the form in which traditional securities were traded (e.g. as a digital security on a distributed ledger) or the way they were distributed (e.g. fractionalized via a technology platform). They believed distributed ledger technology would enable the creation of innovative financial products, that would give issuers a way to lower their cost of capital by programming securities based on inputs (secure and trusted transaction data) that was recorded on a distributed ledger.

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Diginex has built and continues to develop a comprehensive set of products, services and solutions to capture the full value chain resulting from transitioning data and securities to a distributed ledger.

Diginex has approximately 140 employees operating out of offices and from home in Hong Kong, Singapore, Ho Chi Minh, the United Kingdom and Dubai. Diginex also has employees based in the UK, Switzerland, France and Germany who work from home with no office space due to COVID-19 restrictions.

Industry Background

A distributed ledger is a ledger containing records of transactions between parties in a network that is “distributed” (shared) between those parties. When a participant in the network requests a transaction to be added to the ledger, it is broadcast to other computers (nodes) in the network, which validate the transaction using a consensus algorithm that enables transactions to be confirmed without the need for a central point of authority or control. A validated transaction is added to the network in a way which is permanent and unalterable (immutable), leaving an audit trail by design. Every participant in the network has simultaneous access to view the information, which is kept secure with the use of cryptographic functions. The network can be public (open to anyone), permissioned (open only to approved parties) or private.

A blockchain is a distributed ledger in which transaction data is grouped into specific, time-stamped sets. Once consensus is reached on the data that will go into the set, the set is sealed with a cryptographic signature called a “hash” creating a sealed “block.” This block is then mathematically tied to the previous block on the ledger, forming a chain. A blockchain is a type of distributed ledger, though the terms are often incorrectly used interchangeably.

Diginex believes that distributed ledger technology has the potential to make business processes more automated, secure and transparent. Transactions are not limited to exchanges of monetary value, as with the application of virtual currencies, but any exchange of data. Therefore, distributed ledger technology has applicability in all businesses that maintain databases. In 2015, The World Economic Forum estimated that by 2027, 10% of global gross domestic product will be stored on blockchain networks

The potential benefits of distributed ledger technology arise in the following circumstances, among others: (i) where there is value to be created from the removal of a need for a central point of control (an intermediary) to verify transactions, leading to near or real time processing and settlement of transactions, (ii) where there are efficiencies to be realized from the automation of transactions between parties according to business logic embedded in a smart contract and (iii) where the provision of more information that participants know to be verified and immutable can reduce the economic value lost by a lack of trust between parties.

Gartner Research forecasts that the business value added by blockchain will grow to more than $176 billion by 2025, then surge to $3.1 trillion by 2030. The forecasted acceleration of growth is consistent with Diginex’s expectation that once more enterprises have moved data onto distributed ledgers, there will be more firms building applications, and value-added use cases will grow.

Since 2018, venture capital firms have invested billions of dollars into companies in the blockchain industry. This has included investment into many different blockchain protocols, each with their own consensus mechanisms, programming language, and rules governing what information is shared, in what form, and to whom. Diginex is not a blockchain protocol, nor a type of distributed ledger, and does not intend to design its own blockchain. Rather, Diginex views blockchains and distributed ledgers as a foundational layer of data record keeping that enables transactions between parties to be smarter (automated), faster, and more secure.

Financial Services Opportunity

Diginex believes that a substantial portion of the value created by distributed ledger technology will be seen in the financial services industry. An in-depth 2017 impact analysis by Accenture using McLagan’s aggregated operational cost data from eight of the world’s largest investment banks by revenue estimated that blockchain could yield potential cost savings of 70% in central financial reporting, 30-50% in compliance, 50% in centralized operations such as KYC and client onboarding, and 50% on business operations such as trade support, middle office, clearance, and settlement. Across the $30 billion cost base of the eight investment banks studied, demonstrable savings of $8 billion were estimated. In addition, according to Santander, blockchain technology could reduce banking industry infrastructural costs by $15 billion to $20 billion by 2022 by streamlining clearing and settlement, improving KYC and onboarding, and bypassing slow payment networks.

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About 80% of executives at financial institutions surveyed by Bain & Company in 2017 believed distributed ledger technology would be transformative and would significantly impact markets. Diginex believes that legacy institutions who fail to act on this potential, and restrict themselves to staff reductions, outsourcing/offshoring and general process automation, may struggle to transition their business models in the future to a new cost paradigm in which technology platforms will utilize distributed ledger technology to be more efficient in origination, distribution and trading of securities. Diginex also believes that as individuals, businesses and governments record more transaction data on distributed ledgers, and the benefits of data transparency, automation and immutability are fully leveraged, there will be a proliferation of innovative new financial products that will compete head on with traditional products and services.

Business lines

Diginex has established several complementary lines of business to deliver products and services to its clients. These lines consist of (i) the Exchange Business, (ii) the Custody Business, (iii) the Trading Business, including Diginex Access, (iv) the Investment Products Business, (v) Borrowing & Lending, (vi) the Capital Markets Business and (vii) the Asset Management Business:

●	The Exchange Business will cover two distinct regulatory profiles, VCE and DSE, operating under the brand name, EQUOS (“EQUOS”):

○	The VCE was internally beta launched for testing in the fourth quarter of 2019 and began operations in the second quarter of 2020 in Singapore. On February 28, 2020, the VCE was granted an exemption from holding a license under the Payment Services Act in Singapore, allowing it to continue operating until such time as a decision on a full license application has been made by the regulator. The full license application was submitted on May 17, 2020, and it is anticipated that a decision will be reached within nine-to-twelve months.

○	The DSE will be launched at a later date, with the expectation being that it will not be until late 2022 or early 2023. The jurisdictional strategy is still being evaluated, with both Singapore and Jersey, among other jurisdictions, being contemplated. The differently licensed Exchanges will have an initial focus on serving clients in Europe and Asia.

●	Digivault initially consisted of Kelvin for bitcoin and Ethereum-based Digital Assets that was launched in the fourth quarter of 2019, and Helios supporting the same assets that was launched in the second quarter of 2020. Since launching, Digivault has also added support for Tether, TrueUSD, USD Coin and Paxos to both Kelvin and Helios.
●	The Trading Business consists of a facilitation trading desk, an over the counter (“OTC”) desk, a liquidation risk manager for the Exchange Business and a Digital Assets trading tool, Diginex Access. At present and in the near term, the Trading Business does not expect to trade, or provide OTC services for, digital securities.
●	The Investment Products Business is expected to launch in the first quarter of 2021 and will design and issue securitized products that can be accessed via traditional stock exchanges and structured investment products for high-net-worth individuals and institutional investors.
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The Borrowing & Lending business, which is anticipated to launch in the first half of 2021, seeks to offer borrowers a source of leverage and lenders an opportunity for yield in digital assets, leveraging Diginex’s ecosystem including OTC, the Exchange, and the Custody and Asset Management business lines.

●	The Capital Markets Business provides investment banking advice and services to institutional clients on successfully utilizing distributed ledger technology to raise capital for securitization of physical assets and private investments using both paper and digital securities.
●	The Asset Management Business aims to be a leading provider of regulated Digital Asset fund offerings for institutional and professional investors. The business consists of a fund of hedge funds investing (BPMSF, defined below) in virtual currencies that targets non-directional, risk adjusted returns through investment in funds employing a range of alpha focused liquid investment strategies. The Asset Management Business previously also had a fund in Jersey, which has been liquidated with the sole focus on BPMSF.

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Customers

Diginex’s business lines are well positioned to serve the needs of a diverse client base that stands to benefit from the utilization of distributed ledger technology. Diginex categorizes its potential client base into four categories, (i) current Digital Asset investors, (ii) traditional institutional investors, (iii) financial services businesses and (iv) non-financial services businesses.

	Current Digital Asset Investors	Traditional Institutional Investors	Financial Services Businesses	Non-financial Services Businesses
Client Overview	Hedge Funds, Arbitrage Traders, Market Makers, Family Offices, Retail investors, High Net Worth Individuals (“HNWIs”)	Traditional Asset Managers, Family Offices, HNWIs, Private Equity, Sovereign Wealth, Hedge Funds	Global 2000, Private Banks, Retail Banks, Investment Banks, Financial Technology companies	Global 2000 Non-Financial Services Businesses
Client Needs	Regulated investment-grade products, low cost investment infrastructure	Infrastructure with secure control and operational dependability, supply of investment-grade products	Reduce operational costs, identify products and strategies that future proof their business model	Reduce operational costs, identify products and strategies that future proof their business model
Market Size	Total Digital Asset investment fund AUM, excluding venture capital and index funds, is estimated by PwC at $1 billion.	In the second quarter of 2020, Grayscale Bitcoin Trust (“Grayscale”) reported an influx of approximately $900 million into their bitcoin Trust product, the majority of which (84%) came from institutions.	Global spending on blockchain was forecast to reach $2.9 billion in 2019, versus $1.5 billion in 2018.	Gartner has forecast that the business value added by blockchain will grow to more than $176 billion by 2025, then surge to $3.1 trillion by 2030.
Diginex Business Lines
Exchange	✔	✔	✔	X
Custody	✔	✔	✔	✔
Trading	✔	✔	✔	X
Borrowing & Lending	✔	✔	✔	X
Investment Products	✔	✔	✔	X
Capital Markets	✔	✔	✔	✔
Asset Management	✔	✔	✔	X

Physical Chinese walls include, among others, the segregation of the OTC trading personnel who are physically separated in a different office location from the rest of the Diginex business. The personnel who will have access to transaction and pending order information will be restricted to the Exchange Business’ operations team.

Informational Chinese walls include the use of specific and separate filing systems with restricted access rights and passwords to prevent and control unauthorized access to sensitive information. Only certain Diginex officers licensed by the SFC and the Chief Compliance Officer may approve access to these restricted folders. Robust IT infrastructure is implemented to ensure the security of information with respect to documents and e-mails, including but not limited to:

●	encrypted e-mail;

●	secured share drive;

●	efficient access monitoring and control; and

●	segregated domain controller.

The investment information of funds managed by the Asset Management Business is stored in a standalone platform with access to asset management personnel only. The Asset Management Business currently manages one fund of hedge funds. The investment strategies of underlying funds are only accessible by asset management personnel and the actual investment holding of the underlying fund is not made transparent to Diginex by underlying fund managers.

The Exchanges have been built on a standalone platform and separated from other Diginex businesses. No market making of any Diginex entities will be permitted on the Exchanges to avoid any actual or apparent conflict of interests. However, the Trading Business may execute trades on the Exchanges either to hedge OTC transactions or as part of its liquidation risk management mandate.

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Institutional Approach

Diginex believes distributed ledger technology companies need to know not only the wants and needs of each stakeholder in the financial services industry, but to also understand how to navigate a set of the legacy systems and organizational structures used by banks, brokers, exchanges, custodians, investors, fund administrators, auditors and regulators in order to realize the value created by distributed ledger technology in financial markets. Diginex believes this understanding is exhibited in what Diginex refers to as the “institutional approach” that Diginex has taken in each of its lines of business.

Diginex has a full stack (front and back end) development team primarily based in London, Ho Chi Minh and Hong Kong. Except for engineers dedicated to Digivault, all lines of business can draw upon the resources of a general engineering pool, led by Diginex’s Chief Technology Officer. The Chief Technology Officer is responsible for allocating resources across business lines and informing senior leadership of new developments and risks in the blockchain and distributed ledger technology space.

Development work at Diginex also utilizes third party vendors. For example, to develop the Exchanges, Diginex is using a hybrid approach where internal lead architects and senior developers design the architecture and conduct extensive code reviews while external vendors work on implementation. The most important selection criteria for vendors are technical expertise, IT security, and market reputation as well as resource availability, timeline, management and costs. Business analysts also play an important role in translating client requirements to save time and cost during the implementation phase. Diginex is focused on bringing more of the development resources in-house to improve efficiency, security and product quality, which should result in a reduced reliance on third party vendors.

In addition, on March 16, 2020, Diginex entered into an agreement for the purchase of certain software components (the “Software”) that it has integrated with modules developed by Diginex for use in the Exchanges.

Competitive Advantages

Diginex has competitors in every line of business in which it operates, several of which have already launched products and have started to generate revenue. Diginex believes its core competitive strength lies in being one of the few, if only, companies targeting institutional investors that is capable of bringing together a set of complementary products and services to realize the full value of distributed ledger technology within financial markets. The planned synergies between Diginex’s lines of business are outlined in the table below.

Diginex	Exchange	Custody	Trading	Borrowing & Lending	Investment Products	Capital Markets	Asset Management
To the Exchange Business	—	An insured custody solution for exchange clients	Customers	Customers	Trading volume	Listing and trading fees from digital securities	Brand awareness and hedge fund requirements

To Digivault	Customers	—	Customers	Customers	Customers	Customers	Customers and knowledge of product requirements

To the Trading Business (including Diginex Access)	Customers	Customers	—	Customers	Supply of Digital Assets to trade OTC	Supply of digital securities to trade OTC	Customers

To the Investment Products Business	Customers	A licensed custodian for Investment Products	Customers	Increased product capabilities	—	Design of digital representation of Investment Products	Customers

To the Capital Markets Business	Broker accounts and listing venue for digital securities	A licensed custodian for digital securities	OTC for secondary trading to provide liquidity	Greater depth of opportunity	Future digitalization of Investment Products	—	Knowledge of Digital Asset and institutional investor demand for blockchain based financial products

To the Asset Management Business	Institutional features encourage institutional adoption of asset class	A licensed custodian for digital securities	OTC execution services, fund liquidity	Institutional features encourage institutional adoption of asset class	Providing exposure to Investment Products	Demand for digital security investments	—

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Diginex believes these synergies will be recognized by the market as the industry matures and Diginex is successful in its execution. Diginex expects to face competition from more full-service firms in the future. Merger and acquisition activity is expected to take place between Diginex’s competitors to achieve a broad product offering similar to Diginex’s. Diginex may also participate in merger and acquisition activities to either complement its existing business lines, or expand into new products or markets. However, Diginex believes that traditional financial services firms will continue to either remain on the sidelines or develop applications within their own businesses for some time. As a result, Diginex believes it has an opportunity to build its operations and achieve the type of scale advantages that come with a larger client base and balance sheet to support each business line.

●	Institutional Knowledge – Many of Diginex’s business heads, in addition to the Founding Team, have held senior leadership positions in the world’s largest financial institutions. This provides Diginex with not only insight into product design, but credibility with both regulators and customers.

●	Blockchain/Distributed Ledger Agnostic – Diginex is neither creating a blockchain nor a distributed ledger. Rather, Diginex builds solutions on top of the foundational layer of a blockchain or distributed ledger. There are many companies promoting the adoption of their own blockchain or distributed ledger. Diginex’s strategy is to use whatever technology is most appropriate. Diginex views these companies as potential partners rather than competitors, and as beneficial to Diginex as they encourage the transition of data from traditional databases to distributed ledgers.

●	Compliance Focus – the Founding Team observed in 2017 that regulations were not keeping pace with the development of the virtual currency sector. Given the Founding Team’s shared background of having worked for some of the world’s largest financial institutions in businesses that are increasingly under the scrutiny of regulators, Diginex has always viewed regulation in the Digital Asset industry as necessary and inevitable. With a view on compliance, Diginex joined Global Digital Finance (“GDF”) in the fourth quarter of 2018 as a founding member. GDF is an industry body that promotes the adoption of best practices for Digital Assets and digital finance technologies, through the development of conduct standards, in a shared engagement forum with market participants, policymakers and regulators.

●	Operational Infrastructure – each business line within Diginex has a dedicated business head. These business heads are supported by a shared compliance, finance, legal, HR, sales and marketing department (together, the “Support Teams”) that provide support across all business lines. The executive team is responsible for providing strategic guidance to the business heads, identifying and remedying issues business heads face with their deliverables. The Support Teams have fintech and financial services experience, and Diginex believes this enables its business lines to receive a level of internal support comparable to that of a larger organization. This allows Diginex to bring products to market efficiently and will position it to scale its business.

●	Late, But Early – Diginex was founded in June 2017, several years after some of its competitors, but Diginex believes many years before larger financial services companies will enter its market. Diginex believes an advantage of being a “late” entrant from a technology product design perspective is the ability to meet the needs of institutional clients without costly or cumbersome rebuilds. From a regulatory perspective, Diginex believes being a late entrant with a strong focus on compliance distances Diginex from the potential pitfalls that other firms will face having operated in regulatory gray areas. Being “early” affords Diginex with the time to launch, operate, and grow its business lines and obtain the associated scale advantages before larger companies enter the market.

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Growth Strategy

Following the launch of its key products and business lines, Diginex believes that it is well positioned to leverage its operational infrastructure, global presence and institutional approach to secure partnerships that drive user acquisition and acquire licenses in additional jurisdictions to broaden its potential customer base. The table below displays both current and anticipated customers and the sales and growth strategies for each of Diginex’s business lines.

Business Line	Customers		Sales Strategy		Growth Strategy
Exchange	●	Retail - Active Traders, HNWIs	●	Retail - early adopter incentive schemes and loyalty incentive agreements	●	Retail - focus on user base partnership and acquisition strategies

	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Institutional - direct sales, partnerships, Diginex Access	●	Institutional - product innovation, listings, volume incentives, licenses to onboard in additional jurisdictions to expand potential user base
Custody	●	Retail - Active Traders, HNWIs	●	Retail - social media platform driven, exchange clients
	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds, Corporate Treasury departments	●	Institutional - distribution partners and platform integrations, direct sales	●	Retail - aim to lower insurance costs with scale

	●	Financial Services Businesses	●	Financial services business - partnerships, white labelled custody	●	Other - additional products/services on top of custody, obtain more licenses (direct and through partnerships)
	●	Capital Markets Business clients	●	Capital Markets Business clients - cross-selling
Trading	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Direct sales	●	Focus on trading balance sheet growth to offer competitive pricing and additional product offerings
	●	Exchange Business, Digivault, Capital Markets Business, and Asset Management Business clients
Borrowing & Lending	●	Institutional - Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Direct Sales		Synergies with existing clients and client acquisition
	●	Retail – HNWIs
Investment Products	●	Mass Market	●	Direct sales, digital marketing, conferences and distribution partners	●	Targeting the mass market through listing products on various stock exchanges Custom designed structured products in consultation with clients and distributors, including private banks
Capital Markets	●	Global 2000, Retail Banks, Investment Banks, Financial Technology companies	●	Distribution partners and platform integrations, direct sales	●	Asset class specific origination platforms
Asset Management	●	Retail – HNWIs	●	Direct sales, distribution partners, incentives for seed and anchor investors	●	Explore partnerships and strategic investments at asset management business or fund GP level to institutions, launching additional fund offerings as digital security market emerges

	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds

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While Diginex intends to target potential customers in multiple jurisdictions, the Exchange Business, the Custody Business, the Trading Business, the Investment Products Business, the Capital Markets Business and the Asset Management Business will not target or onboard U.S. persons unless they have acquired regulatory approval to do so or have obtained advice from U.S. legal counsel that their anticipated activities fall under an applicable exemption. Diginex will primarily use onboarding KYC documentation collection and verification for assessing when a U.S. person may be attempting to use Diginex services.

Approach towards digital securities

Regulatory concern on Digital Assets that may be classified as securities in the jurisdictions in which they are issued, offered, or traded is increasing and can be seen from notable enforcement by regulators, including the SEC. Diginex recognizes these concerns and aims to ensure that such concerns are mitigated from the outset.

The VCE, which is now open to both retail and institutional investors, offers bitcoin, ether and USDC with various other stablecoins (“Stablecoins”) expected to be offered in the future.

It is anticipated that the DSE will be covered by appropriate licenses permitting the trading of digital securities in the future. We are investigating several jurisdictions, including Jersey and Singapore, as the licensed location for the DSE. It will only permit licensed broker-dealer access with appropriate control procedures in place to ensure that the broker-dealers adhere to Diginex’s terms and conditions of trading.

Prior to listing on either Exchange, both digital securities and virtual currencies will be subject to rigorous due diligence and approval that requires legal opinions from the jurisdictions in which they will be offered and where the regulatory treatment of the Digital Asset may be unclear. In the event of disputing opinions from different jurisdictions, the higher bar that the Digital Asset is a digital security will be taken.

A similar approach will be applied to the Custody Business prior to accepting Digital Assets. At present and in the near term, the Trading Business will not accept or execute, trade or hold digital securities until, in each case, appropriate regulatory cover has been applied for and is approved.

The Capital Markets Business is focused on the tokenization of assets that would be classified as digital securities such as interests in real estate, and, as such, the business is operated in a way whereby the regulatory coverage that Diginex applies is to the standard that each Digital Asset is a digital security.

Diginex does not intend to effect any transactions in, nor induce or attempt to induce the purchase or sale of any digital security with any U.S. persons without ensuring that it is acting in compliance with U.S. laws relating to the offer and sale of securities. To the extent that in the future Diginex seeks to effect any transactions in, or induce or attempt to induce the purchase or sale of any security with any U.S. person, Diginex will either seek to register as a U.S. broker-dealer as required by Section 15(b) of the Exchange Act, or partner with a U.S. broker-dealer.

The Exchange Business

Overview

Diginex is building Exchanges to facilitate the trading of virtual currencies, Stablecoins and digital securities and their respective derivatives. Diginex is aiming to offer retail, professional and institutional investors truly global, fully licensed Exchanges and regulators a comprehensive set of monitoring tools for investor protection. The Exchanges are a central component of Diginex’s mission statement: to drive institutional adoption of blockchain and distributed ledger technology to realize efficiencies in financial markets. The Exchange Business consists of the VCE, which is now operational in Singapore, and the DSE, operating under the brand name, EQUOS. The VCE was internally beta launched for testing in the fourth quarter of 2019 and began operations in the second quarter of 2020 in Singapore. The DSE will be launched at a later date, with the expectation being that it will not be until late 2022 or early 2023. The jurisdictional strategy is still being evaluated with both Singapore and Jersey, among other jurisdictions, under review. On February 28, 2020, the VCE was granted an exemption from holding a license under the Payment Services Act in Singapore, allowing it to continue operating until such time as a decision on a full license application has been made by the regulator. The full license application was submitted on May 17, 2020, and it is anticipated that a decision will be reached within nine-to-twelve months. The Exchanges will have an initial focus on serving clients in Europe and Asia.

History

The Founding Team held preliminary talks with traditional securities exchanges throughout 2017. At the time, several prominent virtual currency exchanges had already emerged, and there was great interest in the transaction volumes being reported. A combination of technical issues (exposed by security hacks on major exchanges), lack of regulation (leading to rumors of market abuse), and a perceived focus on retail flow presented a clear opportunity to the Founding Team to leverage its technology and capital markets expertise acquired from decades of managing sales and trading operations at the world’s largest investment banks. The Founding Team believed that regulators would inevitably clamp down on most virtual currency exchanges and introduce licenses to protect the interests of investors and to prevent the illicit use of exchanges by criminals and terrorists. The Founding Team also found that the infrastructure typical in traditional financial markets was lacking and believed this would likely prevent institutional investors from being comfortable with trading Digital Assets.

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In the first quarter of 2018, Diginex made the strategic decision to build the Exchanges. Diginex concluded that controlling its own execution platforms (rather than partnering or white labelling) was the only way of accelerating institutional adoption and would position it to capture a dominant share of a nascent industry. In order to achieve this, Diginex will, trading infrastructure aside, need to take an active leadership role in the following areas:

●	Regulation – not only does Diginex need to build and maintain robust Exchanges on a technical level, but given the emerging regulatory landscape, it needs to actively participate, on a global basis, in developing the regulation of Digital Assets.

●	Product – the Founding Team viewed most coins resulting from ICOs to be unregulated securities issued by pre-seed stage businesses, the market for which was analogous to angel or early state equity financing, which is dwarfed in size by traditional asset classes such as debt, equity, and real estate. The Founding Team believed the issuance and trading of digital securities that represent rights to future cashflows to be a multi-billion dollar market opportunity, but one that would not emerge without both a licensed securities exchange platform and institutional grade products to act as proof points.

●	Custody – Diginex perceived a lack of licensed custodians with a government grade level of security certification and accreditation, as well as insurance coverage, to be an impediment to institutional investor participation in any form of Digital Asset.

Diginex has taken leadership in each of these areas since making the strategic decision to build the Exchanges. In the first quarter of 2019, Diginex launched the Capital Markets Business, which aims to be the leading, full service, global provider of capital raising services and technology platforms to institutional issuers of debt, equity, and alternative instruments. Digivault was established in December 2018 and currently supports Ethereum interoperability standards ERC20, ERC1400, and ERC1404 due to their use by engineers when designing digital securities. Digivault also supports Bitcoin, Tether (“USDT”), USD Coin (“USDC”), Paxos Standard Token (“PAX”) and TrueUSD (“TUSD”).

Design began in the first quarter of 2019, and vendor selection in the second quarter of 2019. The development of the Exchanges involves the use of external vendors, each with their own product expertise, in order to accelerate time-to-market and development of Diginex-owned IP for the core trading system. The overall architecture has been designed by Diginex in consultation with vendors, then implemented by vendors, whose work is subject to code reviews and quality assurance testing. Penetration testing of the Exchanges was completed by NCC Group, a highly regarded third-party cybersecurity testing firm, in the second quarter of 2020.

After an extensive search, in the third quarter of 2018, Diginex hired a head of the Exchange Business, who had the ideal mix of traditional trading system design and implementation combined with Digital Asset exchange product expertise. He formerly acted as Chief Trading Officer for one of the largest bitcoin spot market exchanges, based in Japan, where he oversaw the build out of the liquidity provision platform including design of the architecture, infrastructure plan and quantitative automated market making strategy. He was then joined in September 2019 by the then Chief Technology Officer of the same exchange.

Where third-party components are used, these are subject to quality assurance testing and will undergo third-party penetration testing once the full product is near completion. In addition, on March 16, 2020, Diginex entered into an agreement for the purchase of matching engine software, which has been integrated with modules developed by Diginex for use in the Exchanges.

Product

The Exchanges

The VCE and DSE will share the same technical infrastructure but can be considered as distinct exchanges with different user access and customer experiences in addition to their differentiated product offerings.

The Exchange Business will ensure that its processes and client needs are fully aligned. To this end, the Exchange Business will not do its own market making and will only use third-party market makers to avoid any conflicts of interest in trading. The Trading Business will be used by the Exchange Business in order to manage the liquidation risk on the Exchanges and isolate the impact of liquidations from the Exchange Business.

The Exchange Business will also have a full suite of market surveillance tools for monitoring and reporting suspicious activity, such as wash trading (a form of fictitious trading in which a transaction gives the appearance that authentic purchases and sales have been made, but where the trades have been entered without the intent to take a bona fide market position) and fake order books, to ensure customers are not being manipulated by malicious actors and to prevent unfair practices that would give some clients an advantage over others.

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Custody

Initially, the VCE launched with a third-party custody solution, however, Digivault is anticipated to provide custodial services to the Exchange Business’ clients beginning in the first quarter of 2021. Kelvin and Helios launched with the capability to custody bitcoin and several Ethereum blockchain-based Digital Assets and added additional coin support since launch. Digivault will apply for custodian and payment institution licenses and partner with custodians and trust businesses on a jurisdiction-by-jurisdiction basis when required to offer digital security custody or virtual currency custody. The Exchange Business will continue to offer clients the option to custody with a selection of third-party custodians. For more information on Digivault, see the section titled “Digivault”.

Deposits and Withdrawals

Diginex has integrated Prime Trust, a global services company based in Nevada, USA, Signature Bank, a commercial bank in New York, and Far Eastern International Bank, a Taiwanese commercial bank, to provide fiat on- and off-ramp services to the Exchanges.

Segregation of Duty

Diginex has found that most virtual currency exchanges are built for retail clients and only allow entities to have single usernames, passwords and two factor authentications. In Diginex’s experience, this is unacceptable for institutions and therefore Diginex will allow multi-member institutions to set up separate logins for each member with full segregations of duties and permissions. Clients will be able to set up multi-party authentications and approvals for activities requiring a high degree of operational control.

Derivative Settlement Solution

This is a daily auction used for the settlement of positions in the futures market. The advantages of this approach is a transparent and tradeable settlement price as well as a fixing price for structured products.

Cross Asset Collateralization

This allows clients to use multiple forms of collateral for derivatives trading. For example, they could hold ether and use this as collateral for a bitcoin futures trade.

Full Portfolio-Level Margining

The Exchanges will assess a customer’s margin requirements by considering an individual’s broader portfolio held with the Exchanges, rather than only considering an individual trade or position in isolation. This has the effect of reducing the amount of capital required to conduct derivatives trading due to a more efficient use of a customer’s total assets when assessing risk and margin requirements. For example, if a customer is long spot bitcoin and short futures in equal notional value when trading on the Exchanges, the customer will not require as much capital as their position is hedged, compared to a scenario where the short futures position is assessed on its own. Diginex believes this is a competitive advantage as most other exchanges do not view the position as part of a greater portfolio and as such a customer is required to provide more capital for the same trade.

Technology

Diginex’s trading infrastructure is designed to be capable of handling significant volume and throughput at a high speed and will enable industrial-grade data persistence and failover services to ensure maximum availability. Diginex uses FIX 4.4 API, a standard financial information exchange protocol used by many financial institutions. WebSocket and RESET API as well as CCXT (a specific library for cryptocurrency trading connectivity) provide enhanced connectivity offerings to the professional trading community.

Listings

Diginex plans to list major Digital Assets on the Exchanges. Any listings will be considered only after extensive due diligence is conducted. Selection criteria will include, but not be limited to, third party business plan review, third party code review, extensive background checks, and third-party legal review regarding whether a Digital Asset is a security (if applicable).

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Onboarding

The onboarding system features several technology platform integrations covering individual identity and corporate entity identification and verification, address verification, sanctions screening, politically exposed person (“PEP”) identification, adverse media screening, and blockchain transaction analytics review all contributing to a risk scoring engine. Platform integration partners were all subject to vigorous due diligence requirements. All onboarded individuals and corporate entities will be subject to ongoing monitoring and review.

The DSE is being designed to operate a member model for licensed broker-dealers. Diginex will only onboard broker-dealers in accordance with laws of the jurisdictions in which they hold licenses and following extensive due diligence to validate their client onboarding processes.

Payments

The Exchange Business will be able to accept commission payments on trades from its customers in both Fiat and Digital Assets. At this time, Diginex anticipates that it will convert any Digital Assets received into Fiat as soon as practicable upon receipt through transactions arranged with OTC brokers.

Regulatory Coverage

For the VCE, the primary regulatory concern is AML and combatting the financing of terrorism (“CFT”) controls, alongside robust consumer protection. Currently, relatively few jurisdictions have implemented regulations specifically for virtual currency exchanges, although, in the course of the next 12 months, Diginex believes it is probable that most countries will introduce a license or registration for exchanges to operate within their borders or with their residents. This is due to the FATF Recommendations for Virtual Asset Service Providers that was ratified in June 2019. Diginex had anticipated this and is already mapping the changing landscape.

For the DSE, Diginex expects regulatory treatment to be more aligned to a traditional securities exchange, such as a Recognized Market Operator in Singapore, Multi-Lateral Trading Facility in Europe, or Alternative Trading System in the U.S.

With regards to jurisdictions where Diginex will seek primary authorizations to operate, Diginex has focused on assessing jurisdictions on the following criteria:

●	strong reputation as credible financial centers;

●	progressive regulations and guidance for Digital Asset firms;

●	transparent and accessible regulators willing to consider ground-breaking Digital Asset products and services, while demonstrating prudence on the applicants to support these products and services;

●	proximity to key financial sectors; and

●	respected, recognizable legal systems.

Diginex is in contact with the Singapore regulator, the Monetary Authority of Singapore. For the VCE, the licensing regime in Singapore for virtual currency exchanges came into effect on January 28, 2020. Diginex immediately applied for an exemption under the legislation (the Payment Services Act) to permit it to continue operations until such time as a decision on the VCE application has been reached. This exemption was granted. The full license application was submitted on May 17, 2020, and it is anticipated that a decision will be reached within nine-to-twelve months. Diginex is in discussions with local legal counsel to support the application process.

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With regards to the DSE, only licensed broker-dealers will be permitted access to trade. Diginex will ensure appropriate levels of control and governance over the broker-dealer market participants. Diginex anticipates that such a framework will ensure that market participants will be able to trade on the DSE in full compliance of both their local regulations, as well as the locations where Diginex is anticipated to hold licenses to operate the Exchanges.

Market Opportunity

Diginex believes the issuance and trading of digital securities that represent rights to future cashflows in particular to be a multi-billion dollar market opportunity as the use of blockchain and distributed ledgers becomes the standard form of technology underlying financial instruments and the transaction data recorded on distributed ledgers enables the creation of innovative new instruments. This market is currently in an early stage of development. Only a handful of projects that Diginex believes are worthy as proof of this concept have come to market, and the Capital Markets Business is working on such a project for a client. Diginex also acknowledges that several issues, such as custody and regulation, need to be solved before the market can develop. Diginex is working on all these issues in order to be best positioned to obtain leadership in the digital security industry as it grows.

For the VCE, Diginex believes it can take a significant market share from unregulated, retail focused exchanges, as regulators take punitive action on unlicensed operators, and professional and institutional investors appreciate Diginex’s features such as its custody offering, segregated accounts, API, and industrial-grade data persistence and failover.

The current virtual currency market size is widely acknowledged as being difficult to calculate due to the well documented existence of market manipulation by unlicensed exchanges. According to Coin Metrics, the spot market for bitcoin, the largest and most widely used virtual currency, traded an average daily volume of $4.1 billion in mid-2020, compared to the bitcoin derivatives market which trades and average daily volume of $13.9 billion, which Diginex expects to grow significantly as custody and regulatory issues are addressed. Furthermore, Coin Metrics believes that bitcoin’s trading volumes, if exponential growth is sustained, will grow to levels similar to major asset classes such as US equity, bond, and global foreign exchange markets, which recently demonstrated trading volumes of $479 billion, $860 billion, and $1.98 trillion, respectively. In the absence of these issues being solved, Diginex believes institutions prefer to allocate to investment products, which the Asset Management Business and Investment Products Business intends to capture. In the third quarter of 2020, Grayscale recorded its largest quarterly inflows of $1.05 billion into their bitcoin trust product, the majority of which (81%) came from institutions. Diginex believes institutional flow will be concentrated in a small number of virtual currencies, where it is possible to justify portfolio allocation (e.g. due to diversification benefits), and Stablecoins backed by various currencies.

Competitive Advantage

There are several competitors to the Exchange Business, both for the VCE and DSE. As the market for digital securities is at an earlier stage, Diginex believes most of its competitors with the DSE have not yet fully launched their securities exchange product, while many of the existing exchanges lack volume and diversity of product listings, institutional infrastructure, and/or tend not to be licensed in credible jurisdictions. There are many well established businesses that Diginex’s VCE will compete against for retail flow, and several institutionally focused exchanges that will compete for institutional flow. The institutional focused exchanges Diginex viewed as competitors are predominantly located and licensed in the U.S., while Diginex’s exchange strategy is to seek licenses in Europe and Asia.

Diginex believes the Exchange Business has the following competitive strengths:

●	Trading infrastructure – current Digital Asset exchanges struggle during periods of high volume and Diginex has a matching engine to handle high volume with low latency.

●	Market surveillance – Diginex offers reporting and market surveillance services to ensure that no one exchange customer has an unfair advantage over another.

●	API connectivity – Diginex has built FIX 4.4 API functionality into the Exchanges, a well-established and widely understood financial information exchange protocol allowing established trading systems to access the execution platform.

●	Capital efficiency – The Exchanges assess a customer’s margin requirements by considering an individual’s broader portfolio held with the Exchanges, rather than only considering an individual trade or position in isolation. This has the effect of reducing the amount of capital required to conduct derivatives trading due to a more efficient use of a customer’s total assets when assessing risk and margin requirements. For example, if a customer is long spot bitcoin and short futures in equal notional value when trading on the Exchanges, the customer will not require as much capital as their position is hedged, compared to a scenario where the short futures position is assessed on its own. Diginex believes this is a competitive advantage as most other exchanges do not view the position as part of a greater portfolio and as such a customer is required to provide more capital for the same trade.

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●	Cross Asset Collateralization – This allows clients to use multiple forms of collateral for derivatives trading. For example, they could hold ether and use this as collateral for a bitcoin futures trade.

●	Segregation of duty – Clients will be able to set up multi-party authentications and approvals for activities requiring a high degree of operational control.

●	Custody platform connectivity – Diginex will offer multi-custodian connectivity. Diginex’s own custody products, Kelvin and Helios, will offer competitive pricing to exchange clients.

●	Synergies with Diginex businesses – in addition to Digivault, the Exchanges will be a natural listing and execution platform for the Capital Markets Business, which aims to be a leading, full service, global provider of capital raising services and technology to institutional issuers of debt, equity, and alternative instruments on distributed ledgers.

Digivault

Overview

Diginex’s custody business, Digivault, has developed Kelvin (defined below) and Helios (defined below) for Digital Assets and plans to target institutional clients. Diginex owns 85% of Digivault, with the remaining 15% held by key management of Digivault, who have extensive experience in the cybersecurity industry, specifically the delivery of highly secure end to end information technology (“IT”) solutions to the nuclear, financial services, security and defense sectors. Digivault launched Kelvin, with the capacity to offer cold storage (explained below) of bitcoin and several Ethereum blockchain-based Digital Assets in the fourth quarter of 2019, and an insurance policy related thereto will be incepted when assets under custody exceed the deductible level. Helios, for warm storage, was launched in the second quarter of 2020.

History

The Founding Team’s research into the state of the virtual currency industry in 2017 led it to conclude that a lack of institutional custody offerings was a leading factor in preventing institutional adoption of Digital Assets. The Founding Team also believed that licensed custodians would be a necessary requirement for any institutional participation in digital security offerings. By the first quarter of 2018, many virtual currency startups had either launched or announced their intention to launch a custody offering to address this issue. However, owing to the perceived risk of total financial loss, as evidenced by the $266 million in assets stolen from exchanges and trading platforms in 2017 and the $532.6 million stolen from a single exchange in January 2018, the Founding Team believed that it would be difficult for the balance sheets of these custodians to allay the concerns of institutional investors. It became clear to the Founding Team that a custody offering would require a comprehensive insurance policy to protect investors against total financial loss. This led the Founding Team to search for a team capable of designing a cybersecurity solution in conjunction with the insurance industry and financial institutions clients. Digivault was established in December 2018 in the UK.

Products

Kelvin

Kelvin (“Kelvin”) is designed around the use of hardware security modules to convert Digital Assets (private keys) into physical objects (key cards). These physical objects, which hold the private keys to the client’s Digital Assets, are then stored in secure vaults. The storage is considered “cold” in so far as the key cards are not connected to a networked computer terminal and therefore are not able to be accessed by a computer hacker. Digivault has signed a cooperation agreement with Malca-Amit, a leading security and logistics company involved in the storage and transport of valuables such as diamonds and precious metals to and from global vaulting facilities, in order to offer secure vaulting (for key cards) and logistics to clients in the many countries in which Malca-Amit operates.

Kelvin has the technical capability to custody Ethereum blockchain-based Digital Assets including ether, ERC20, ERC1400, and ERC1404. These interoperability standards (ERC20, ERC1400, and ERC1404) have been selected due to their expected use by engineers when designing digital securities. Kelvin has bitcoin and ether under custody stored in the vaults of Malca-Amit and has the ability to support other digital assets, including PAX, USDT, USDC and TUSD.

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Diginex has been working with a leading insurance broker to ensure Kelvin meets industry standards and is able to offer competitive pricing. During this process, Kelvin passed a third-party risk assessment with a potential underwriter’s risk assessor. Digivault has received but not yet accepted an insurance proposal which it believes will be competitive and it plans to incept this insurance as soon as assets under custody exceed the deductible level.

Helios

The conversion of Digital Assets into physical objects for safekeeping (cold storage) is a widely used method. However, moving Digital Assets “offline,” and the resulting procedures that are required to safeguard the handling of client key cards, have the effect of reducing speed to transact. This is likely to be unacceptable to some investors. Digivault’s answer to this is Helios (“Helios”), a permanently “online” storage solution, the design of which is based around the use of hardware used in the nuclear, defense and security sectors and will provide additional functionality to enable faster withdrawals than cold storage solutions. Helios delivers logical protection against key duplication and/or theft and hardware protection of networks. Helios is secured within multiple high-grade data centers operated by a third-party vendor. Helios was launched in the second quarter of 2020 and has bitcoin, ether, USDC and USDT under custody and has the ability to support PAX and TUSD.

The baseline code for Helios is shared with Kelvin, which ensures system integrity, seamless integration of the two products and makes future product updates less complex. By sharing the same baseline code with Kelvin, Helios is able to support the same Digital Assets as Kelvin.

Auditing and Accreditation

Audits have been carried out throughout the development phase of both Kelvin and Helios. The application cryptographic layer was subjected to a third-party code review by North Cyber Limited, a cyber-security consultancy specializing in highly secure solutions, and Cure53, a cyber-security consultancy. Digivault successfully gained Cyber Essentials Plus accreditation on July 16, 2019 and re-accredited August 25, 2020, with the audit carried out by Arcturus Limited, a division of Cyberfort Group, which offers a matrix of global cyber advisory, detection and defensive security solutions. Cyber Essentials is a UK Government backed scheme that helps companies to guard against the most common cyber threats. Diginex is working with Ringus Solution Enterprise Limited, an IT and cybersecurity solutions company, to support the business’s compliance with ISO27001, with the aim of receiving this accreditation by the second quarter of 2021. Successful accreditation will demonstrate that Digivault has implemented a framework of policies, procedures and technical controls to ensure it is protecting the confidentiality, availability, and integrity of assets from threats and vulnerabilities. Penetration testing has been undertaken to CREST (International) standards prior to the launch of Kelvin and Helios. CREST provides internationally recognized accreditations for organizations and professional level certifications for individuals providing, among other things, penetration testing. Successful testing of Digivault’s Amazon Web Serices (“AWS”) infrastructure and Web app and Application Program Interface (“API”) was completed on July 28, 2019. Successful penetration testing of Digivault’s AWS Internet Protocol (“IP”), data centre IPs, all endpoints on API and its website was completed on May 1, 2020 by CREST authorized penetration testers from Arcturus Limited. The application’s cryptography layer and business logic layer were subjected to a third-party code review by Cure53, a cyber-security consultancy specialising in highly secure solutions in May 2020.

Licenses

Although traditional market custodianship is clearly defined in regulation, there remains some ambiguity as to the custodial arrangements required for secure storage of private keys, in particular when the keys provide access to digital securities or virtual currencies. Diginex expects that Digivault will require licenses to custody digital securities, whether due to regulatory requirements or those of institutional investors. As a result, at this time, Diginex expects Digivault to only offer custody of virtual currencies until sufficient regulatory cover is provided for digital securities.

Digivault is in the process of applying for a custody license for “safeguarding and administering investments”, that will enable it to accept Digital Securities, and Small Payment Institution license, under the UK Financial Conduct Authority’s (“FCA”) regulatory regime. Digivault submitted its application for the FCA’s Anti Money Laundering (AML) registration in June 2020. In December 2020, Digivault was temporarily registered under the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 as a cryptoasset business until July 9, 2021, pending the determination of the application by the FCA. The custody license application for “safeguarding and administering investments” that will enable Digivault to accept Digital Securities has been submitted but placed on hold pending the outcome of the AML registration, as advised by the FCA; it will be resubmitted when AML registration is fully approved. Small Payment Institution license, under the FCA’s regulatory regime will also be submitted after the AML registration is approved. In Singapore, Diginex anticipates that it will apply for a Capital Markets Services License for “providing custodial services for securities” in the second half of 2021.

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Beyond licenses with the UK and Singapore, Digivault also intends to build a network of sub-custodial relationships with existing custodians to permit a wider base of operations with appropriate regulatory coverage. In certain jurisdictions, for example Hong Kong where new guidance on digital securities exchange custody was issued in November 2019, Digivault may seek to license Digivault’s technology rather than a sub-custodial arrangement or full regulatory application.

Market Opportunity

Diginex is not aware of any reliable data on the current market size for third-party custody of Digital Assets. At present, Diginex believes the largest custodian of Digital Assets to be Coinbase, who announced over $7 billion of assets under custody following the acquisition of Xapo on August 15, 2019. Diginex believes that institutional investment in Digital Assets, particularly in digital securities, which Diginex believe will require licensed Digital Asset custodians, and a larger supply (and lower cost) of insurance will be the driving factors behind market growth.

Diginex expects Digivault, like Coinbase’s custody business, to attract significant assets under custody from its associated Exchange Business. Diginex’s Capital Markets Business, which is focused on the issuance and distribution of digital securities, will also provide a source of potential custody clients, as will the Trading Business, Investment Products Business and Asset Management Business. Digivault will also directly target Digital Asset investors.

Competitive Advantage

Several virtual currency custody solutions offering various degrees of insurance coverage have launched since Diginex made the strategic decision to build its own institutional custody offering. Diginex views this competition as healthy for the ecosystem as the availability of credible custody solutions will drive institutional adoption of Digital Assets, and insurance companies and investors will not want to see market concentration in any one single custodian, leading to an environment where multiple custodians are able to co-exist. Nevertheless, Diginex believes Digivault has the following competitive strengths:

●	Experienced team – the head of Digivault spent the previous five years delivering highly secure IT programs for the UK’s Ministry of Defense. The technical team is overseen by Digivault’s CTO, who spent the last 15 years driving change and being responsible for the architecture of some of the largest banking systems in the UK.

●	Cooperation with Malca-Amit – provides access to secure vault facilities in multiple geographies, enabling Digivault to ring fence client assets in a range of jurisdictions if so desired.

●	Operating to known global standards – Digivault successfully gained Cyber Essentials Plus accreditation for the business and is in the early stages of engaging Ringus Consulting in Hong Kong to support the business’s compliance with ISO27001.

●	Compliance focus – Diginex believes licensed custodians are vital for institutional adoption of Digital Assets. Diginex intends to acquire licenses or partner with custodians and trust businesses prior to offering digital security custody to any clients.

The Trading Business

Overview

The Trading Business consists of a risk management desk, an OTC desk and a Digital Assets trading Tool, Diginex Access. The risk management desk primarily manages liquidation trades on behalf of the Exchange alongside some order book efficiency management. At present and in the near term, the Trading Business will not accept or execute trades or hold digital securities, in each case, until appropriate regulatory cover has been applied for and approved.

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History

The Founding Team has extensive experience trading derivatives products. At the time of Diginex’s launch in June 2017, the regulated derivatives market for virtual currencies was practically non-existent. During 2018, however, the emergence of regulated derivatives products and exchange platforms began to point towards an opportunity to deploy traditional derivative strategies in virtual currency markets. After developing trading infrastructure, the facilitation trading desk was launched at the end of the second quarter of 2019.

Between June 2017 and March 2018, during which time the total market capitalization of virtual currencies rose from $78 billion to over $260 billion, the Founding Team noticed a proliferation of newly launched exchanges, but even more so a rise in the volume of OTC transactions. As Diginex was perceived to be a market participant, several potential trades were proposed to Diginex. Upon further investigation, many appeared to be illegitimate offerings, and the offerings that were legitimate had either multiple intermediaries fighting for commissions, limited or no KYC procedures in place to establish the legality of the trades, and no established methodology for proving the existence of Digital Assets or a general unwillingness to provide proof of assets. In December 2018, Diginex began developing the OTC platform designed to address these issues by managing all aspects of the deal cycle including discovery, communication, onboarding, liquidity provision, and deal reconciliation.

Facilitation Trading

The trading desk was managing a pool of capital that was raised from Diginex employees and existing shareholders in the form of a bond instrument. The bond raised $675,000 and carried a 15% annualized coupon, payable quarterly. The tenor of the bond was one year with a maturity date of September 6, 2020. The bond was callable at any time at the option of the issuer, and this was done with an effective date of June 1, 2020, as Diginex re-assessed its risk parameters.

The facilitation trading desk facilitates the trades captured by the OTC desk, and it is currently run by one trader based in Hong Kong and another in the UK. No market making will be permitted by any Diginex entity on the Exchanges to ensure complete delineation and removal of conflicts of interest. However, the facilitation trading desk may execute on the Exchange in order to hedge risks arising from its OTC business.

Liquidation Risk Management

The Trading Business will also operate a liquidation risk management service for the Exchange. This will involve the risk management of leveraged positions from Exchange customers who have triggered their margin limits. This service is not designed to generate any profit or loss for the Trading Business but to isolate and close out risk positions on Exchange.

OTC

Diginex has the capacity to trade as principal or match client orders internally or externally, via third party institutions.

The OTC desk operates from Hong Kong and Singapore where all execution in fiat and Digital Asset payments are actioned. In Singapore, the OTC desk falls under the Singapore regulatory framework and was included in the full license application submitted on May 17, 2020 for the VCE. The desk works within a strict set of operational requirements, including KYC/AML/CFT checks, proof of funds, proof of wealth, and Digital Asset provenance, and in compliance with local jurisdictional law. All customers are onboarded to Diginex’s Hong Kong or Singapore-based trading entities. These operational requirements are provided in partnership with compliance platforms such as World-Check, Chainalysis and Elliptic, among others.

Diginex Access

Diginex Access is a Digital Asset trading tool that has been built on top of existing institutional platforms offering a multi-asset class integrated solution for sales, trading, risk management, operations and distribution across multiple trading venues.

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In December 2018, Diginex entered into a license agreement (the “License Agreement”) with FIS, a global leader in technology, solutions and services for merchants, banks and companies involved in capital markets, to integrate Diginex Access. Diginex Access is a trading and risk management platform for Digital Assets. Under the License Agreement, Diginex has integrated Diginex Access with Front Arena, FIS’s institutional trading and portfolio management platform. As of 2017, Front Arena had over 10,000 users and 100 clients. Its largest customer categories are commercial banks, private banks, investment banks/brokerages, and traditional hedge funds.

The License Agreement has an initial term of five years and automatically renews for an additional five-year term. Pursuant to the License Agreement, Diginex will pay FIS a percentage of the fees it receives from Diginex Access clients.

The Founding Team had extensive experience using Front Arena within investment banks. Diginex chose to partner with FIS to build a Digital Asset trading and risk management platform in order to benefit from potential access to Front Arena’s existing institutional client base and Front Arena’s straight through processing (idea generation to electronic order management across multiple exchanges, real time profit and loss and risk, and back office monitoring for operations and settlement). Diginex Access is expected to provide market connectivity to Digital Asset spot and futures exchanges, market depth, liquidity metrics, balances, portfolio management solutions, risk management tools and historical data analytics.

In July 2020, Diginex entered into a license agreement (the “Itiviti Agreement”) with Itiviti, a global leader in technology, solutions and services for merchants, banks and companies involved in capital markets (“Itiviti”), to strengthen the position and leverage the capabilities of Diginex Access. Diginex Access will be a trading and risk management platform for Digital Assets, built as an extension of the institutional trading and portfolio management platforms on Itiviti called T-Bricks. As of January 2020, Itiviti had over 1600 clients. Its largest customer categories are commercial banks, private banks, investment banks/brokerages, and traditional hedge funds.

The Itiviti Agreement has an initial term of ten years and each party has an option to terminate after 24 months. Pursuant to the Itiviti Agreement, Diginex will pay Itiviti a percentage of the fees it receives from Diginex Access clients. Pursuant to the Itiviti Agreement, Itiviti will grant Diginex free support, training and professional services work.

With Itiviti, Diginex chose a partner which truly aligns with Diginex’s interest and has direct access to a large number of hedge funds outside digital assets. Diginex Access is expected to provide market connectivity to Digital Asset spot and futures exchanges, market depth, liquidity metrics, balances, portfolio management solutions, risk management tools and historical data analytics. The solution can cater to clients on the buy-side or sell-side and customers who wish to trade systematically using their own quantitative execution methods or with clients who wish to utilize Diginex Access’s suite of algorithms and the functionality on its user interface.

Diginex believes that large institutional clients, especially existing Itiviti and Front Arena clients, when considering the total cost of ownership of enterprise systems, would prefer to add the capability to trade Digital Assets through Diginex Access. The Diginex Access product has already been released using Front Arena, and the option to use Itiviti’s T-Bricks will be launched in the fourth quarter of 2020.

Market Opportunity

The OTC business facilitates the trading of Digital Assets. Diginex believes that OTC trading represents another potential business opportunity for the Company where OTC volumes, according to the TABB Group, were likely two to three times larger than the exchange market in previous years, providing a complementary revenue stream to the Exchange.

Diginex believes Diginex Access has the potential to suit a multitude of clients trading Digital Assets. This would include incumbents in the asset class who are looking for a more robust, institutional front-to-back solution to trading and portfolio management as well as those who are new to Digital Assets but may already be customers of FIS or Itiviti. The system can be adapted for either buy-side or sell-side users with the flexibility to customize as needed.

Licenses

Operating an OTC virtual currency business is permitted under Hong Kong law without regulatory authorization and in Singapore under the exemption already received by the VCE. Diginex Markets Limited, the Hong Kong based entity through which the OTC business is currently co-operating, is registered with FinCEN (registration no: 31000138296010), whilst the business is subject to strict controls as to the types of trading and clients permitted.

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Diginex continues to evaluate the regulatory landscape for the OTC business. In particular, Diginex is focused on the regulatory treatment of Stablecoins and how the FATF Recommendations for Virtual Asset Service Providers is implemented on a jurisdiction-by-jurisdiction basis where, in this regard, it is likely that the OTC virtual currency business will be governed by the same, or similar, AML approvals as the Exchanges.

Competitive Strengths

Competition for the Trading Business is significant. For example, there are many OTC trading desks matching orders and trading as principal with significant balance sheets. Diginex has elected not to compete on balance sheet and instead through the launch of the OTC platform that verifies parties to a trade, deals as legitimate, and provides a means of sharing deals while preserving commissions.

Diginex believes the Trading Business has the following competitive strengths:

●	Trading expertise – Diginex’s trading personnel have established a track record for success and operational excellence. While past performance is not indicative of future success, Diginex’s experienced traders have experienced a variety of situations in financial markets that have yet to arise in the virtual currency trading space, preparing them for unanticipated marketplace events.

●	Compliance focus – the OTC platform requires all participants to go through the same rigorous onboard procedures, establishing a liquidity pool and deal sharing marketplace consisting of verified and legitimate offerings.

●	Platform network effects – the OTC platform incentivizes the market participants to add new legitimate counterparties to grow the network in order to drive both supply and demand for their own deals. This positive feedback loop has not been successfully deployed in the OTC Digital Asset space and Diginex expects that the successful implementation of the platform will drive additional adoption of the asset class.

●	Synergies with Diginex businesses – the Trading Business will bring and source additional customers from all Diginex’s business lines.

The Investment Products Business

Overview

The Investment Products Business seeks to design and distribute products whose performance is driven by various underlying assets, particularly Digital Assets, but may include other assets such as equities or currencies, for example, as a collective basket of assets, or in relative performance to such other assets. The types of products created will seek to appeal to investors whose needs may not be met by accessing products presently available via the Exchange Business. For example, some clients may wish to gain exposure to Digital Assets, such as bitcoin, in the format of a transferable security, such as a note, certificate or warrant. Such investors may also have a desire to access such products on specific venues of their preference, such as local stock exchanges, and via accounts of their preference, such as brokerage accounts. Furthermore, certain investors have specific risk and return objectives that might not be met in traditional linear or OTC products where investment return would usually be reflected one to one with price movements of the underlying assets. Some investors, might desire to have exposure to an underlying Digital Asset with reduced risk (e.g. via capital protected notes), or to increase risk (e.g. via leverage), or to potentially generate coupons or other forms of income in relation to agreed price movements of the underlying asset.

Origination and Distribution

Products will be designed by Diginex, either acting alone, or in discussion with clients, advisors, distributors or other financial industry participants. Diginex, therefore may design a product where it believes a client base for such products may exist, or may design a specific product to cater to the known needs of a specific client or certain type of clients who may have common requirements. Distribution is intended to be achieved in different ways for different target audiences. For example, listed investment products could be available broadly to a large range of investors, and coverage of such a broad audience could be achieved by a combination of advertising, conference attendance and entering into agreements with financial product distributors. Various types of structured products could be designed for the estimated needs of high net wealth investors and distribution of such products is likely to target private banks, in particular, as a sales channel. Other customized products could be distributed via direct sale, for example, a direct discussion to understand the needs of a specific pensions fund and then designing or co-designing a structured product to meet their bespoke requirements.

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Licenses

Regulations differ by jurisdiction, but generally the structuring of a financial product and activities that could be deemed to be giving advice in relation to a financial security are regulated activities. The marketing materials and other information describing a financial product, including its prospectus, is also an area with a considerable amount of regulation. Diginex, or a special purpose entity, will require appropriate licenses in order to issue or act as an arranger of certain types of financial instruments and will potentially require further licenses to appropriately handle the proceeds of such issuance in accordance with local laws.

Technology

The Investment Products business requires various elements of technology to design, manage and govern products it will create and or issue. Such technology includes applications to price and model structured products, systems to make markets and ensure satisfactory liquidity in its offerings (where there is an intention or requirement to do so) and various forms of software and websites to provide sufficient information to investors in order to facilitate the sales strategy and adhere to local regulations specifying information which must be made available to investors.

Market Opportunity

The marketplace for securitized products linked to Digital Assets is in a very nascent stage. However, this market is well established for traditional asset classes such as equities, currencies and commodities and these same investors may be attracted to similar products linked to Digital Assets in order to access novel sources of potential returns or to diversify their portfolios. Germany, for example, has a large certificates market with around EUR 70 billion in assets, according to Deutscher Derivative Verband. The overall structured products market, where products have tailored risk and return features that are not usually found in ordinary securities, is very large and was estimated by Bloomberg in October 2019 to have $7 trillion in assets, larger than ETFs, which is estimated to have $5.3 trillion, or the hedge fund market, which they estimate to be worth $2.9 trillion.

Competitive Advantage

Diginex has employees with considerable experience from investment banks who have experience creating the types of financial products intending to be created by the Investment Products Business. However, the leading investment banks are presently not materially active in structuring and issuing products connected to Digital Assets such as bitcoin, instead focusing on more historically established asset classes such as equities, currencies and commodities. Diginex believes that this lack of product being issued by investment banks has left demand unfulfilled by clients who are seeking access to this emerging digital asset class, such as mass market investors who actively trade certificates or warrants and high net wealth investors, who actively invest in structured products.

The Capital Markets Business

Overview

The Capital Markets Business is focused on the specific use of distributed ledgers, blockchains and other technologies, to improve the efficiency and reduce the cost of issuing and distributing securities that represent rights to cashflows or assets. Diginex expects the use of distributed ledger technology solutions to lead to more innovative funding solutions leveraging additional data management and integrity for the benefit of both issuers and investors. Diginex aims to be the leading, full service, global provider of capital raising services and technology to institutional issuers of debt, equity, and alternative instruments making use of distributed ledger technology. Diginex’s capital markets business currently operates out of the UK and Hong Kong (from a technology perspective) with plans to expand its corporate finance and distribution capabilities directly and through partnerships in response to the global opportunity set it has identified.

History

The Founding Team conducted research into ICOs in early 2018 and concluded that these offerings were often unregulated and subject to market abuse. Several dedicated advisory firms had come to the market offering a combination of digital marketing and private placement services to firms wishing to raise capital by way of an ICO. The Founding Team believed that, regulation aside, as most of these firms’ clients were early stage companies, syndicate-led angel or venture capital via a technology platform would be a more appropriate funding model than private placement advisory owing to the lack of information available on the issuers and the low return that accrues to project based fundraising for early stage companies.

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As regulation tightened around the use of ICOs, and as regulated digital security offerings emerged in the third quarter of 2018, the Founding Team revisited the opportunity and concluded that there was a noticeable gap in the market. Industry participants were focused on building technology platforms to facilitate early stage financing, now in the form of regulated digital security offerings, but few seemed to be focused on taking the underlying technology for digital security offerings and applying it to institutional issuers seeking to issue and distribute securities representing rights to cashflow, where high touch corporate finance advisory and private placement services would be required.

In the first quarter of 2019, Diginex launched the Capital Markets Business, bringing together a team of experienced investment professionals. The initial focus of the team was to demonstrate the viability of an institutional offering of digital securities, requiring a combination of three pillars of the Capital Markets Business (i) origination and distribution, (ii) technology and (iii) licenses.

Origination and Distribution

The Capital Markets Business provides investment banking and securitization advice and services to institutional clients on successfully utilizing distributed ledger technology to raise capital using digital securities. The Capital Markets Business has a pipeline of potential clients; however, the market for institutional offerings of digital securities is still in its early stages of development. While the adoption of digital securities by investors is relatively nascent, Diginex Capital offers investors paper securities with the right to transform them into digital securities at their wish in the future.

Diginex Capital Limited, a wholly-owned subsidiary of Diginex and an Appointed Representative of Starmark Investment Management Limited (“Starmark”), which is authorized and regulated by the UK Financial Conduct Authority, in conjunction with technology and administrative support from Diginex Ltd (Hong Kong), is able to provide regulated advisory and issuance services to institutional clients. All offerings will adhere to regulatory and legal restrictions imposed by the UK Financial Conduct Authority, as well as any specific additional limitations applied by Starmark Investment Management. In jurisdictions where Diginex is not licensed to provide its required services, it will engage local regulated entities to help facilitate a successful offering. The Capital Markets Business is currently working on a digital security offering which Diginex believes could act as a catalyst for the use of distributed ledger technology in many alternative asset classes.

Technology

The Capital Markets Business is protocol agnostic. Diginex does not intend to compete with issuance platforms for dominance over digital security standards. While Diginex has its own technology capabilities, it will give its capital markets clients the flexibility to select a technology platform that best suits their requirements. Rather than provide a “do it yourself” platform for digital security issuance, which Diginex believes is most suitable to early stage issuers, Diginex intends to build a technology platform that utilizes distributed ledgers, blockchains and other technologies to facilitate issuance in specific asset classes.

Licenses

Before providing capital markets advisory services or distribution in any jurisdiction, Diginex will first understand what, if any, license is required, and seek to acquire these either directly or by way of partnership. In certain geographies, digital security offerings will fall under pre-existing securities laws while in others new regulation is in the process of being drafted or implemented. As of today, the Capital Markets Business operates in the UK as an Appointed Representative of Starmark Investment Management Limited which is authorized and regulated by the Financial Conduct Authority in the UK. As such, Diginex is permitted to advise on and arrange transactions in, investments in the UK.

Diginex has also commenced the application process for a Category 4 (Investment Advisor) license within the Dubai International Financial Centre that will permit the origination and distribution of digital securities within the United Arab Emirates. It is anticipated that the application decision will be received in the first quarter of 2021.

Diginex has also executed a non-binding Letter of Intent to acquire a Hong Kong Securities and Futures Commission registered broker-dealer holding a Type 1 (dealing in securities) license, pending confirmation with the Hong Kong Securities and Futures Commission for permission to distribute digital securities and removal of a restriction on holding client assets as the distributor. It is anticipated that the application decision will be received in the fourth quarter of 2020.

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Diginex is in various stages of identifying and negotiating distribution agreements with partners in other key markets where Diginex anticipates investor demand for digital securities. In particular, Diginex has identified and partnered with licensed entities in Japan and Singapore.

Market Opportunity

Diginex believes that the use of blockchain and distributed ledgers to securitize assets and their associated cashflows will become market standard in place of similar traditional securities, and that the eventual market opportunity could be significant. However, Diginex believes this will take several years, perhaps decades, to come to fruition. Diginex’s immediate opportunity is, on the one hand, to be one of the first companies to generate a track record advising institutional clients on complex, global digital security offerings. Diginex believes this will sustain a growing pipeline of sizeable transactions with which Diginex can build a success-fee driven business. Although Diginex is not aware of any reliable market data on digital security offerings, several examples, such as the World Bank raising $108 million over two issuances of their “bond-I” Ethereum-based bond, BBVA’s $40m Green blockchain Bond, Société Générale’s $112 million security token covered bond and Santander’s $20m end-to-end blockchain bond offering, point to early signs of a market emerging.

On the other hand, Diginex has an opportunity to take a significant market share in any one of several specific asset classes where a technology platform offering utilizing blockchain, distributed ledger and other technologies can utilize significant efficiency gains. Diginex believes the potential for such platforms to thrive will grow as blockchain becomes ubiquitous technology within corporate infrastructure.

Competitive Advantage

At present, the Capital Markets Business has competition on the advisory side mainly in the form of opportunistic single jurisdiction broker-dealers who, where required, have been able to get authorization to distribute digital securities. Diginex believes that most startups in the industry, given their roots in blockchain technology, have elected to build technology platforms and not focus on the provision of traditional corporate finance advisory services. These companies do however provide competition in the race to build asset class specific platforms. Diginex believes its efforts to build a pipeline of institutional clients and capital markets technology platforms will leverage the following advantages:

●	Experienced team – the Capital Markets Business is run by an experienced banker, capable of structuring complex capital raises for institutional clients.

●	Access to the Exchange Business and Trading Business – the DSE will provide a potential listing venue for digital securities issued by Diginex clients and a trading platform for securitized products on the DSE and via OTC.

●	Access to the custody solutions – Digivault has the technical capability to custody ERC20, ERC1400 and ERC1404 Digital Assets, and will be able to act as a custodian to digital security clients upon securing appropriate custodian and trust business licenses.

The Borrowing and Lending (B&L) Business

Overview

The B&L business seeks to enable borrowers and lenders to achieve their desired outcomes. Borrowers of digital assets may often seek to gain leveraged exposure to the asset class so that they may magnify returns, but can also magnify losses. To enable them to borrow digital assets, they may be required to post collateral and they may be required to pay various fees to Diginex. Fees could include initial set-up fees, ongoing fees and other types of fees such as fees for restructuring transactions or in the event of liquidations. Lenders of digital assets consent, often for a fee in the form of a yield, for their assets to be loaned and for them to be returned at a later time or if certain conditions occur. Diginex could act as agent in order to help match borrowers and lenders who enter into a direct transaction with each other or Diginex could act as principal and directly face either borrowers or lenders or both. Diginex may seek to charge and to offer different rates to borrowers and lenders, respectively, in order to profit from the difference.

Origination and Distribution

Diginex will seek to design a range of borrowing and lending capabilities that could be of interest to existing Diginex clients or potential future clients that the busines may acquire. The types of clients are varied and could reflect the diverse range of investors that are active in digital assets and this may further expand over time. Potential digital asset borrowers could include anyone seeking to gain leveraged access to this asset class. Digital asset lenders may potentially include any party which owns digital assets and agrees for them to be loaned and wishes to be compensated by earning a yield or through other benefits potentially offered by Diginex effectively in lieu thereof.

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Licenses

Regulations differ by jurisdiction, but Diginex is likely to need regulatory approval to engage in borrowing and lending activities for digital assets where this activity is deemed as in scope of regulations. Diginex may require multiple licenses in order to be able to operate in different locations and may need different licenses to operate different capabilities of the borrowing and lending business, such as permission to act as principal in addition to being able to act as agent. These licenses to operate may include the holding of risk capital and other requirements.

Technology

Diginex has acquired a perpetual license to technology which is intended to enable this business. This technology, amongst other things, manages and reports on the positions of borrowers and lenders and manages collateral flows and fee payments that occur during the life of transactions. The technology will likely need to evolve over time to meet bespoke demands of clients and to enable Diginex’s business strategy.

Market Opportunity

Borrowing and lending of “traditional” securities like stocks and bonds is a long established business for investment banks. However, this is a relatively new capability in terms of offering this service for digital assets, as the market grows and the needs of the digital asset community evolves. If digital asset adoption rates increase and if the market for digital assets becomes increasingly developed then borrowing and lending of digital assets may form an integral component of the industry, much as it does with traditional financial products mentioned.

Competitive Advantage

Diginex has employees with considerable experience from investment banks who have expertise working with borrowing and lending securities and understanding the needs of clients, both those who seek leveraged exposure and those who seek yield. Furthermore, the B&L activity may complement the rest of Diginex’s capabilities in so far as active clients have an expanded product set and new clients may be attracted to Diginex because an enhanced range of services can be provided by the company. This can create efficiency gains for clients who can potentially utilize their assets stored with Diginex to achieve greater gains or efficiency improvements than if their business needed to be conducted across multiple companies.

The Asset Management Business

Overview

The Asset Management business aims to be a leading provider of digital asset investment solutions for institutional and professional investors. Management is undertaken from Switzerland since the final quarter of 2020 in order to be more geographically aligned with key staff and the business operates in compliance with the regulatory framework of the Association Romande des Intermédiaires Financiers (“ARIF”). Prior to relocation, the business was managed from Hong Kong where Diginex continues to retain its SFC type 4 and type 9 licenses. Diginex opened its first fund, the BPMSF (defined below), consisting of a selection of digital asset hedge funds, in November 2019.  The fund aims to generate positive returns irrespective of the underlying market environment by trying to ensure that the fund is exposed to a diverse range of alpha focused investment strategies utilized by various managers.

History

In the second half of 2017 and the first quarter of 2018, virtual currencies caught the attention of institutional and professional investors. Diginex believes this was precipitated by the price of bitcoin, which increased to $20,000 on December 2017, and the proliferation of ICOs, which raised $4.6bn across 273 offerings in the second half of 2017. A total of 126 hedge funds that invested in virtual currencies were launched in 2017, followed by an additional 107 in the first quarter of 2018, according to Morgan Stanley.

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Diginex spent the first quarter of 2018 studying the strategies and performance of these funds, leveraging the Founding Teams’ extensive experience dealing with hedge fund managers. Diginex concluded that the inefficiency of the virtual currency ecosystem had created an environment in which several liquid strategies were realizing attractive risk adjusted returns, but that identifying these strategies and the managers employing them would require a significant amount of work for a number of reasons: (1) the industry was truly global and would require an on the ground presence or access to networks in multiple geographies, (2) the majority of the funds Diginex studied did not have significant assets under management and/or lacked institutional infrastructure and risk management practices, and (3) many of the top performing funds were employing beta strategies and/or were involved with ICOs, which Diginex viewed as unregulated and subject to market abuse. Given these reasons, Diginex determined that a multi-manager fund offering would be the most appropriate and most attractive product offering for institutional and professional investors. In November 2018, after hiring a portfolio manager with over 11 years of experience in launching and managing multi-manager funds, Diginex submitted an application to the SFC for the licenses required to operate an investment portfolio of Collective Investment Schemes that invest in Digital Assets. These licenses were approved in June 2019. In addition, Diginex SA, a Swiss entity, became a member of the Association Romande des Intermédiaires Financiers (“ARIF”) in Switzerland on December 12, 2019. ARIF is self-regulatory organism (SRO) recognized by the Swiss Federal State.

Products

Bletchley Park Multi-Strategy Fund (“BPMSF”)

Preparation for the launch of the BPMSF began in 2018. Research and preliminary interviews led to the identification of 165 hedge funds (from an initial list of over 800) that met initial selection criteria. After further investigation and due diligence, this was reduced to less than 15, at which point the team commenced formal operational due diligence in preparation for launch of the fund. The aim of BPMSF is to provide institutional investors with exposure to non-directional, risk adjusted returns through investment in funds employing a range of alpha generating liquid investment strategies.

Diginex believes that non-directional liquid strategies can facilitate institutional adoption of the Digital Asset class because they do not rely on investors having directional conviction on the value of virtual currencies, but rather acknowledgment that the markets exhibit inefficiencies that talented fund managers can exploit. BPMSF considers allocations to the following investment strategies: (1) liquidity provision (market making, lending), (2) arbitrage (exchange, triangular, futures vs. spot), (3) trading (systematic, discretionary), and (4) fundamental (variable exposure bias).

BPMSF was launched towards the end of 2019 and allocation began in the fourth quarter of 2019. BPMSF was opened by Bletchley Park Asset Management (Hong Kong) Limited, formerly known as Diginex Asset Management (Hong Kong) Limited (“Diginex Asset Management”), which operates principally out of Hong Kong. Diginex Asset Management holds types 4 (Advising on Securities) and 9 (Asset Management) licenses issued under the remit of the Hong Kong SFC. In the final quarter of 2020, the management of BPMSF was transferred to Diginex SA. BPMSF currently has approximately $3.5 million assets under management and has had a positive rate of return since inception of approximately 20%.

Other Funds

Although the Asset Management Business is currently focused on the BPMSF, the business intends to create an institutional product suite focused on investments in Digital Assets. Diginex expects that as the digital security market matures and grows there will be opportunities for Diginex to launch several funds that mirror the range of traditional security fund offerings. Diginex believes a successful launch of BPMSF would establish the Asset Management Business as a leading provider of regulated Digital Asset fund offerings for institutional and professional investors, and in doing so enable Diginex to capture the digital security fund opportunity.

Diginex owns another asset management business, Bletchley Park Asset Management Jersey (“BPAMJ”). This investment is not held under the Asset Management Business and is therefore not regulated by the SFC. BPAMJ is licensed and regulated by the Jersey Financial Services Commission (“JFSC”) and seeks to invest globally to achieve capital appreciation through active management of a portfolio of Digital Assets via a combination of timed beta, arbitrage and relative value strategies. In early 2020 the funds of BPAMJ were liquidated. It is not considered likely that this business will be relaunched.

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Market Opportunity

According to a 2020 report by PricewaterhouseCoopers, hedge funds investing in Virtual Currencies, excluding index funds and venture capital funds, held approx. $2 billion in assets under management in 2019, compared to $1 billion in 2018. Based on the due diligence findings of Diginex’s asset management team, Diginex believes that the potential market could be significantly greater if funds were to adopt institutional infrastructure and risk management practices. A 2020 Fidelity Investments research study of almost 800 US and European institutional investors found that more than 60% of investors viewed Digital Assets as having a place in their investment portfolios.

Diginex believes BPMSF has correctly identified and solved for market needs that will enable greater institutional adoption. BPMSF’s fundraising strategy utilizes direct sales and, in the future, potentially distribution partners to target the absolute return portfolios of institutional and professional investors globally. As the market matures and the asset class continues to grow, Diginex plans to provide products that offer investors exposure to various strategies, while underwriting the risks associated with operating in the Digital Asset investment space.

Competitive Advantage

The Asset Management Business will compete for allocations from institutional and professional investors with several hedge funds that invest in virtual currencies. Diginex believes most hedge funds either do not have the infrastructure and risk management practices to attract institutional investment or lack the market-neutral strategy which Diginex views as best placed to capture new institutional allocation to the asset class. However, there are several fund of fund strategies that will directly compete with BPMSF. Diginex believes BPMSF, and the Asset Management Business, are well positioned to succeed owing to the following competitive strengths:

●	Experienced team – the Asset Management Business is led by experienced asset management business builders.

●	Regulated Offering – the Asset Management Business is regulated by the SFC, and in each jurisdiction in which it operates plans to, among other things, (i) apply directly for broker-dealer authorizations, (ii) partner with broker-dealers, and (iii) apply for permitted exemptions where applicable. In all cases, products will only be available only to qualified investors in each jurisdiction.

●	Geographic Presence – Diginex believes the virtual currency, and emerging digital security asset classes will require funds to have a global presence or network in order to stay abreast of market developments. Diginex has presence in major financial centers such as Hong Kong, London and Singapore.

●	Institutional Brand – Diginex believes BPSMF, as well as Diginex’s other products and solutions, will support the Asset Management Business in establishing its status as a leading provider of regulated Digital Asset fund offerings. A first step to achieving this is to provide a fund of funds product with institutional level investment due diligence, operational due diligence and ongoing due diligence which provides a governance standard for the industry.

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Organizational Structure

Following the completion of the business combination, there were 31,688,392 ordinary shares of the Company outstanding. Post completion of the business combination a further 57,334 ordinary shares were issued to service providers, and 2,571,669 ordinary shares were issued in connection with the Private Placement and 3,000,000 issued as earnout shares. The total number of shares outstanding as at January 28, 2021 is 37,317,395.

Property, Plants, and Equipment

Information regarding Diginex’s property, plants and equipment is described above under the heading “Business Overview,” which is incorporated herein by reference.

Employees

As of the date hereof, the Company has approximately 140 employees operating out of offices and from home in Hong Kong, Singapore, Ho Chi Minh City, the United Kingdom and Dubai. The London office lease has been terminated, but Diginex expects to secure new office space in London following the end of COVID-19 restrictions.

Management

Directors and Senior Management

Name	Age	Position
Richard Byworth	44	Chief Executive Officer and Director
Paul Ewing	47	Chief Financial Officer and Director
Chi-Won Yoon	61	Chairman and Director
Theng Siew Lian Lisa	53	Director
Richard Petty	50	Director
Paul Smith	61	Director
Andrew Watkins	54	Director

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Richard Byworth has served as Chief Executive Officer of Diginex since August 2018. Mr. Byworth served as Managing Director at Nomura from September 2007 to March 2018 where he ran Multistrategy Sales for Asia Pacific product globally. Over a 14-year period, he led Nomura’s Asia distribution initiative, building and maintaining the number one franchises in convertible bonds and flow derivatives. From September 2000 to December 2004, Mr. Byworth worked at Nomura in London as a proprietary trader running dispersion portfolios in equity derivatives and convertible bond risk arbitrage. From August 1999 to August 2000, Mr. Byworth worked at BNP Paribas, and has experience in providing advice to a number of Fintech start-ups. Since December 2017, Mr. Byworth has also served as a board adviser to Privatemarket.io, a secondary private equity marketplace. Mr. Byworth holds a Bachelor’s degree in French with Management from Royal Holloway, University of London.

Paul Ewing has been the Chief Financial Officer at Diginex since August 2018. Mr. Ewing has spent more than a decade working in Asia and was the regional Chief Financial Officer at ICAP Electronic Broking (“ICAP”) from November 2006 to November 2010, as well as Chief Operating Officer for ICAP’s electronic broking division from November 2010 to December 2013. From December 2013 to August 2017, Mr. Ewing was Chief Financial Officer of APAC Broking for ICAP plc. From September 2017 to July 2018, Mr. Ewing served as the Chief Financial Officer for RKR Capital, a proprietary trading business with a focus on financial markets and digital assets. Mr. Ewing holds a degree from Manchester University and is a member of the Institute of Chartered Accountants of England and Wales.

Chi-Won Yoon has been the Chairman of Diginex since August 2020. Prior to joining Diginex, Mr. Yoon was the Executive Vice Chairman of UBS Wealth Management. In this position, Mr. Yoon was responsible for developing and enhancing long-term strategic relationships with key clients globally. He retired from UBS in 2019. Mr. Yoon also served as a President and CEO of UBS AG, Asia Pacific, and was a member of the UBS Group Executive Board from 2009 to 2015. In his capacity, he oversaw the entire firm in 13 countries around the region and was responsible for UBS’s three main divisions: Investment Banking, Wealth Management and Global Asset Management. Mr. Yoon joined UBS in 1997 and established the equity derivatives business. He then held various positions in the investment bank including Head of Equities and Head of Securities Asia Pacific. He also served as the Hong Kong Country Head. Mr. Yoon has been in financial services since 1986 when he started in equity derivatives. Prior to joining UBS, Mr. Yoon worked at Lehman Brothers in New York and Hong Kong, and before that at Merrill Lynch in New York. Before embarking on a Wall Street career, Mr. Yoon worked as an electrical engineer in satellite communications. Mr. Yoon holds a bachelor’s degree in electrical engineering from M.I.T. and a master’s degree in finance from M.I.T.’s Sloan School of Management.

Theng Siew Lian Lisa is currently the Managing Partner of CNPLaw LLP and has been in practice since 1991. She has extensive experience in corporate litigation prior to focusing her practice in the areas of Corporate M&A, Corporate Advisory and Corporate and Commercial services. She is also a Commissioner for Oaths and Notary Public appointed by the Supreme Court of the Republic of Singapore.

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In the area of corporate law, she has advised both Singapore and foreign companies in major acquisitions and disposal transactions and has also advised on investment and other corporate agreements. Her major clients comprise public listed companies and multi-national corporations in Singapore and in the region. Ms. Theng has advised healthcare, electronics, technology, engineering, oil and gas, logistics, manufacturing, exhibition, publishing, food and leisure and entertainment companies and private equity and venture capitalist houses on a range of issues. These issues include restructurings, investments, joint ventures, corporate governance and compliance, and acquisitions.

In the area of corporate advisory, Ms. Theng has advised listed companies and their audit committees and boards in relation to potential disputes, irregularities, fraud and issues involving directors and shareholders; an example, Ms. Theng has advised the audit committee of a listed company in Singapore over the fraudulent acts of its managing director and advised the board in relation to ensuring good corporate governance in the company. Her other experiences include cross-border joint ventures and mergers and acquisitions in the region.

Ms. Theng started her career with Colin Ng & Partners in 1991, and between 2000 and 2006, she was an equity partner of Chui Sim Goh & Lim. She returned to Colin Ng & Partners in July 2006 as an equity partner and became the Head of Corporate Advisory Practice Group and Head of Dispute Resolution Practice Group. Ms. Theng became joint managing partner in 2011 and managing partner in 2017. The firm changed its name to CNPLaw LLP on April 16, 2019.

Ms. Theng obtained a Degree of Bachelor of Laws from the National University of Singapore in July 1990. She is an advocate and solicitor of the Supreme Court of Singapore and has been in practice since 1991.

Richard Petty is a former member of the B20 serving on the Finance and Infrastructure taskforce. He is a former Board Member of International Federation of Accountants (“IFAC”). Mr. Petty is a past Chairman of the Australian Chamber of Commerce Hong Kong & Macau. Mr. Petty has been a key adviser on significant projects and investments in Asia, working closely with several governments and the private sector. Mr. Petty has served on the faculty of several business schools. He remains active in academia as an academic board chair and visiting professor. Mr. Petty is Chairman of the Australian International School Hong Kong and senior adviser to several firms. He has served on the boards of other companies, both publicly listed and privately held. Richard holds several degrees including a PhD. He is a Fellow of Chartered Accountants Australia and New Zealand and the Australian Institute of Company Directors.

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Paul Smith was most recently President and Chief Executive Officer of CFA Institute from January 2015 to September 2019, prior to which he was its Managing Director and Head of Asia Pacific region from October 2012 to January 2015. While at CFA Institute, Mr. Smith led the organization’s global growth to a record number of candidates, members and local societies, and expanded the organization’s presence in India and China. Since January 2004, he has been the Chief Executive Officer of Warlencourt Limited. Mr. Smith also holds several external directorships at various investment funds and financial technology companies globally. He received his Master of Arts in Modern History from Merton College at Oxford University. Mr Smith is a Fellow of the Institute of Chartered Accountants of England and Wales.

Andrew Watkins was a Partner for 20 years with PricewaterhouseCoopers (“PwC”) Hong Kong and Mainland China. During this time, he held a number of senior leadership roles. Most recently, from July 2016 to June 2019, Mr. Watkins was the Chief Technology & Disruption Officer and member of the Management Board for PwC Hong Kong and Mainland China. In this role he was responsible for driving the identification and commercialization of new digital and technology based business models - helping the firm to adopt a business strategy that was optimized for the digital age and to find ways to not only manage disruption, but lead it. From May 2012 to June 2016, Mr. Watkins served as the Chief Executive Officer of the China and Hong Kong Consulting business, was a member of the Global Consulting Leadership Team and the China/HK Advisory Leadership Team. Prior to that, from 2006, he was the Asia-Pacific Risk Assurance (“RA”) Leader and member of the Global RA leadership team, the China/HK RA Leader and a member of the China/HK Assurance Leadership Team. Mr. Watkins has more than 28 years of professional services experience and has worked with a wide range of companies and organizations in Hong Kong, China and across Asia-Pacific.

Compensation

Executive Officer and Director Compensation

For the year ended March 31, 2020, Diginex paid its executive officers for services in all capacities an aggregate compensation of approximately HKD8,431,574 in fixed compensation. This includes compensation paid to Mr. Pelham who is no longer employed by the Company. Executive officers were also in some cases entitled to receive performance bonuses.. Finally, Diginex issued an aggregate total of 131,317 options (the “Awards”) to its executive officers in the year ended March 31, 2020. These Awards were scheduled to convert into Diginex ordinary shares on a one-to-one basis in 2020 and 2021 at no cost to the holders. However, upon consummation of the Business Combination, these Awards automatically converted into Diginex Options.

The members of Diginex’s board of directors did not receive any compensation in the year ended March 31, 2020 in their capacity as directors, and going forward Diginex does not expect to have a compensation plan for executive directors. However, the Company expects that it will provide compensation to non-executive directors.

Diginex contributes to mandatory government pension schemes. Pension contributions for the year ended March 31, 2020 are included in the aggregate compensation noted above.

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Diginex Limited 2020 Omnibus Incentive Plan (the “Incentive Plan”)

Purpose; Types of Awards.

The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Diginex’s objectives; (ii) to give participants an incentive for individual performance; (iii) to promote teamwork among participants; and (iv) to give Diginex an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.

Shares Subject to the Incentive Plan.

A total of 15% of the total number of the Diginex Ordinary Shares, issued subject to compliance with all applicable law and calculated on the basis of the total number of ordinary shares assuming all convertible securities are converted or exchanged and all rights, options or warrants to subscribe for or acquire shares are exercised and including all ordinary shares authorized for future issuance or grant under any equity incentive, share option or similar plan of Diginex, as of the date of closing of the Business Combination, will be available for issuance under the Incentive Plan. The maximum number of shares subject to Incentive Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $250,000 in total value. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated without a distribution of shares, the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised share-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan.

The Incentive Plan will be administered by the plan administrator, who is the Diginex board of directors or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.

Participation.

Participation in the Incentive Plan will be open to employees and consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator.

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Types of Awards.

The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards.

Diginex may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted share units.

Performance Goals.

If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of Diginex Ordinary Shares; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or any other performance goals or a combination of performance goals selected by the plan administrator. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

Restricted Shares.

A restricted share award is an award of ordinary shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the restricted shares and/or receive dividends on such shares.

Restricted Share Units.

A restricted share unit is a right to receive shares or the cash equivalent of ordinary shares at a specified date in the future, subject to forfeiture of such right.

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Share Options.

A share option entitles the recipient to purchase ordinary shares at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant. The maximum term of each option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than (i) ten (10) years after the date such option is granted to an employee of Diginex or its affiliates on the date of grant, or (ii) five (5) years after the date such option is granted to a person who is not an employee of Diginex or its affiliates on the date of grant.

Share Appreciation Rights.

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of an ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of an ordinary share on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

Other Share-Based Awards.

Diginex may grant or sell to any participant unrestricted ordinary shares under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Diginex Ordinary Shares.

Other Cash-Based Awards.

Diginex may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock/share split or reverse share split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of ordinary shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Diginex is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

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Amendment and Termination.

The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan.

Board Practices

Board Composition

Diginex’s business affairs will be managed under the direction of its board of directors. Diginex’s board of directors will consist of seven members.

Director Independence

Diginex’s board of directors consists of seven members, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. Richard Petty, Paul Smith, Theng Siew Lian Lisa and Andrew Watkins are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Committees of the Board of Directors

Diginex’s board of directors has established an audit committee, a risk committee, and a compensation committee. Mr. Smith serves as the chair of the audit committee, Mr. Petty serves as the chair of the risk committee and Ms. Theng serves as the chair of the compensation committee. Members will serve on these committees until their resignation or until otherwise determined by Diginex’s board of directors.

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Audit Committee

The Company’s audit committee oversees Diginex’s corporate accounting and financial reporting process. Among other matters, the audit committee:

●	appoints Diginex’s independent registered public accounting firm;

●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

●	determines the engagement of the independent registered public accounting firm;

●	reviews and approves the scope of the annual audit and the audit fee;

●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Diginex’s interim financial statements;

●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

●	monitors the rotation of partners of the independent registered public accounting firm on Diginex’s engagement team in accordance with requirements established by the SEC;

●	is responsible for reviewing Diginex’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and interim reports to be filed with the SEC;

●	reviews the Company’s critical accounting policies and estimates; and

●	reviews the audit committee charter and the committee’s performance at least annually.

The chair of the audit committee is Paul Smith. Richard Petty and Andrew Watkins are also members of the audit committee. Diginex believe that both Paul Smith and Richard Petty qualify as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Diginex’s board of directors has adopted a written charter for the audit committee.

Risk Committee

The Company’s risk committee oversees Diginex’s risk framework. Among other matters, the risk committee:

●	identifies and deals with financial, operational, legal, regulatory. technology, reputational, information security and cyber risks within the risk framework:

●	determines the risk appetite, tolerance, and future risk strategy:

●	reviews compliance of stated risk appetite as well as the policies and procedures related to risk management governance and the risk controls framework:

●	monitors group wide processes and systems that are in place for identifying, reporting and mitigating risks and deficiencies, including current and emerging risks and risk exposures.

The chair of the risk committee is Richard Petty. Paul Smith and Andrew Watkins are also members of the risk committee.

Compensation Committee

Diginex’s compensation committee will review and recommend policies relating to compensation and benefits of Diginex’s officers and employees. Among other matters, the compensation committee will:

●	reviews and recommends corporate goals and objectives relevant to compensation of Diginex’s chief executive officer and other executive officers;

●	evaluates the performance of these officers in light of those goals and objectives and recommend to Diginex’s board of directors the compensation of these officers based on such evaluations;

●	recommends to Diginex’s board of directors the issuance of stock options and other awards under Diginex’s stock plans; and

●	reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The chair of the Company’s compensation committee is Theng Siew Lian Lisa. Paul Smith and Andrew Watkins are also members of the compensation committee. Diginex’s board of directors has adopted a written charter for the compensation committee.

Foreign Private Issuer Status

As a foreign private issuer, Diginex is exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Diginex is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. Diginex is permitted to follow corporate governance practices in accordance with Singapore law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, Diginex’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Constitution in its entirety for a complete description of the rights and preferences of our securities.

General

We are a Singapore corporation, and our affairs are governed by our amended and restated Constitution and the laws of Singapore, and subject to the provisions of the Singapore Code (defined below). Our share capital currently comprises ordinary shares, with no par value per share.

As of the date of this report, we had (i) 37,317,395 ordinary shares issued and outstanding, (ii) no preference shares issued and outstanding, (iii) 6,212,050 public warrants outstanding, (iv) 2,571,699 warrants relating to the private placement outstanding and (v) 5,600,000 options outstanding to acquire 5,600,000 Diginex ordinary shares.

Ordinary Shares

Holders of ordinary shares are entitled to receive dividends when and if declared by ordinary resolution by the Company out of the profits of the Company. Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded or on the declaration of the result of the show of hands or ballot (as applicable). If voting is by a show of hands, every holder of ordinary shares who is entitled to vote and who is present in person or by proxy at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him or which he represents.

Upon our winding up, liquidation and dissolution and after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one (1) kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one (1) or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

The rights, powers and privileges of holders of our ordinary shares are subject to those of holders of any shares of our preferred shares or any other series or class of shares we may authorize and issue in the future.

There are no provisions in the Constitution that discriminate against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of shares.

Preferred Shares

Our Constitution provides that preferred shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

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Public Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary shares at a price of $11.50 per full share. The Company will not issue fractional shares. As a result, a public warrant holder must exercise its warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the public warrants. The public warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the initial public offering of the Company, and will expire on March 27, 2024.

The Company may redeem the outstanding public warrants (excluding the private warrants that are part of the private units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each public warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit the Company’s ability to complete the redemption.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all warrant holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole public warrant for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the public warrant holders. Whether the Company will exercise its option to require all public warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

Private Placement Warrants

On January 15, 2021, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 2,571,669 ordinary shares and we issued private placement warrants to purchase up to 2,571,669 ordinary shares, at an exercise price equal to $18.75 per share (the “private placement warrant shares”). The private placement warrants may be exercised on the date of issuance and through the 5-year anniversary of the date of issuance. The private placement warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the private placement warrant shares and may not be exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 4.99% (or such other percent as designated by each holder not to exceed 9.99%) of our outstanding ordinary shares. The private placement warrants contain customary provisions that adjust the exercise price and the number of private placement warrant shares in the event of a corporate transaction.

The private placement warrants are subject to a mandatory call option. This provisions permits us, subject to certain limitations, to cancel any or all unexercised warrants for consideration equal to $0.01 per private placement warrant share at any time following (a) the date that is 12 month anniversary of the issuance date, (b) the ordinary shares achieve a volume weighted average market price for 20 consecutive trading days (the “Measurement Period”) exceeding 300% of the exercise price, and (c) the average daily dollar volume of during such Measurement Period exceeds $10 million per trading day.

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Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is VStock Transfer LLC. We have agreed to indemnify VStock Transfer LLC in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

The Company is governed by Singapore law and its stockholders and their rights will be governed by Singapore law and the Constitution. Set forth below is a summary of the material differences between provisions of Singapore law that are applicable to the Company and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

There are no provisions under the Singapore Companies Act which provide any member of a company any entitlement to payment of the fair of his or her shares upon dissenting from any of the following: (1) a merger, (2) a consolidation, (3) any sale, transfer, lease, exchange, or other disposition of more than 50% of the assets or business of the Company, (4) a redemption of the issued shares of the Company, or (5) an arrangement permitted by a court.

Shareholders’ Suits

Under Singapore law, only registered shareholders reflected in the register of members are recognized under Singapore law as shareholders of a company. As a result, only registered shareholders have legal standing to institute shareholder actions or otherwise seek to enforce their rights as shareholders. Holders of book-entry or dematerialized interests in the Company’s shares will be required to exchange their book-entry or dematerialized interests for certificated shares and to be registered as shareholders in the register of members in order to institute or enforce any legal proceedings or claims against the Company, the directors or officers relating to shareholder rights. A holder of book-entry or dematerialized interests may become a registered shareholder of the Company by exchanging its interest in the shares for certificated shares and being registered in the register of members.

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A shareholder may apply to the court for an order under the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have passed or proposed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the Company. Applications are generally made by shareholders, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares). It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of a company or intervene in an action or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company.

Enforcement of Civil Liabilities

Singapore has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Singapore companies may not have standing to sue before the Federal courts of the United States. For a discussion of the key differences in U.S. and Singapore law on the enforcement of civil liabilities, please see “Enforcement of Civil Liabilities” below.

Certain Anti-Takeover Provisions in our Charter

The Singapore Code on Takeovers and Mergers (the “Singapore Code”), issued pursuant to Section 321 of the Singapore Securities and Futures Act, regulates the acquisition of ordinary shares of, inter alia, listed public companies and contains certain provisions that may delay, deter or prevent a future takeover or change of control of the Company. Any person acquiring an interest, either on his own or together with parties acting in concert with him or her, in 30% or more of the voting shares in the Company must, except with the prior consent of the Singapore Securities Industry Council (the “SIC”), extend a takeover offer for the remaining voting shares in the Company in accordance with the provisions of the Singapore Code. Likewise, any person holding not less than 30% but not more than 50% of the voting shares in the Company, either on his own or together with parties acting in concert with him or her, must, except with the prior consent of the SIC, make a takeover offer in accordance with the provisions of the Singapore Code if that person together with parties acting in concert with him or her acquires additional voting shares in excess of one percent of the total number of voting shares in any six-month period. Therefore, any investor seeking to acquire a significant stake in the Company may be deterred from doing so if, as a result, such investor would be required to conduct a takeover offer for all of the Company’s voting shares.

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Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of ordinary shares then issued and outstanding; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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While we were formed as a shell company, upon the consummation of the business combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

In connection with the initial public offering, 8i entered into a registration rights agreement with 8i Holdings Ltd. (the “8i Holdings”) and 8i Enterprises Pte. Ltd. (the “8i Registration Rights Agreement”) for the registration for resale under the Securities Act of insider shares, private units, and securities issuable upon conversion of notes issued by 8i (the “8i Registrable Securities”). The holders of a majority of (i) the 8i Registrable Securities are entitled to make up to two demands that 8i register the 8i Registrable Securities and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination, (ii) the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow, and (iii) the private units and securities issuable upon conversion of the 8i notes can elect to exercise registration rights at any time after 8i consummates a business combination (the “Insider Rights”).

As a condition to the consummation of the business combination, 8i, 8i Holdings, Ltd., and the Company agreed to amend and restate the 8i Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to include certain rights relating to the registration of (i) the 25,000,000 ordinary shares of the Company issued to Diginex Hong Kong shareholders who are not affiliates of Diginex Hong Kong or the Company, (ii) all other securities of the Company (including derivatives thereof, such as options and warrants) held by the Company’s officers, directors, nominees, and direct and indirect parents, control person, affiliates, and associates immediately after the business combination, and (iii) 1,841,262 ordinary shares of the Company issuable to certain service providers in connection with the closing of the business combination (the “Additional Registrable Securities”). Under the terms of the Amended and Restated Registration Rights Agreement, the Company will be obligated to file a registration statement for the resale of the 8i Registrable Securities, within seven trading days after the consummation of the business combination and to have such registration statement declared effective within sixty days after the consummation of the business combination. The Amended and Restated Registration Rights Agreement will include the Insider Rights, and will also provide that the holders of a majority of the Additional Registrable Securities can, at any time after the consummation of the business combination, make up to two demands that the Company register the Additional Registrable Securities. In addition, the holders of the Additional Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the business combination. The Company will bear the expenses incurred in connection with filing of any such registration statements. Pursuant to the Amended and Restated Registration Rights Agreement, the Company is registering the Additional Registrable Securities in this Registration Statement.

In connection with the Private Placement, the Company entered into the Registration Rights Agreement with the Private Placement investors pursuant to which the Company has agreed to register for resale the issued ordinary shares and ordinary shares to be issued upon exercise of the warrants.

Listing of Securities

The Company’s ordinary shares and warrants are listed on Nasdaq under the symbols “EQOS” and “EQOSW,” respectively.

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PRINCIPAL AND SELLING SECURITYHOLDERS

Major Shareholders

The following table sets forth information regarding the beneficial ownership based on 37,317,395 of our ordinary shares outstanding as of January 28, 2020, based on information obtained from the persons named below, with respect to the beneficial ownership of our shares by:

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	%
Executive Officers and Directors
Chi-Won Yoon	1,955,908	5.24%
Richard Byworth(2)	559,778	1.50%
Caerula Holdings Limited(2)	478,925	1.28%
Paul Ewing	48,140	*
Richard Petty(3)	106,792	*
Ever Wise Ventures Limited(3)	106,792	*
Paul Smith	59,154	*
Theng Siew Lian Lisa	29,569	*
Andrew Watkins	—	—

All Directors and Executive Officers as a Group (Seven Individuals)	2,759,341	7.39%

Five Percent Holders:
DHC Investments Limited(4)	2,573,338	6.90%

*Less than one percent.

(1)	Unless otherwise noted, the business address of each of the individuals is c/o Diginex Limited, 1 Robinson Road, #18-00, AIA Tower, Singapore (048542).
(2)	Caerula Holdings Limited, an Anguilla limited liability company, is wholly-owned and managed by Richard Byworth, who has voting and dispositive control over the Diginex ordinary shares held by Caerula Holdings Limited. The business address of Caerula Holdings Limited is Heritage Suite, The Valley, Al-2640, Anguilla, British West Indies.
(3)	Ever Wise Ventures Limited, a Seychelles limited liability company, is wholly-owned and managed by Richard Petty, who has voting and dispositive control over the Diginex ordinary shares held by Ever Wise Ventures Limited. The business address of Ever Wise Ventures Limited is Vistra Corporate Services Center Suite 23, 1st floor Eden Plaza, Eden Island Mage Republic of Seychelles.
(4)

DHC Investments Limited, a Hong Kong limited liability company, is 50% owned by Paul Yang and 50% owned by Connie Wei, who have shared voting and dispositive power with respect to the Diginex ordinary shares. Each of Paul Yang and Connie Wei disclaim beneficial ownership of such Diginex ordinary shares except to the extent of their respective pecuniary interests therein. The business address of DHC Investments Limited is Suite 2006, 20th Floor, 340 Queen’s Road Central, Hong Kong.

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Certain Relationships and Related Party Transactions

On September 30, 2020, the $20 million Credit Facility with Pelham Limited was terminated. The Credit Facility had previously been repaid in full.

On May 15, 2020, Diginex sold its Solutions Business to Rhino Ventures, a company controlled by Mr. Pelham, as well as Diginex USA and the rights to the Diginex brand, in return for a $6 million reduction in the amount due under the Credit Facility. Due to the related party nature of this transaction an independent valuation expert, Ascent Partners, was engaged to assist with the valuation. The Solutions Business built distributed ledger, technology-based solutions designed to achieve a broad range of outcomes (e.g. operational and cost efficiency, operational transparency, compliance reporting) for corporates, governments, and NGOs.

The Diginex trade marks for Hong Kong, the U.S.A., Switzerland, Germany, Sweden, Japan, the UK, Australia, Singapore, Taiwan, the Republic of Korea and the People’s Republic of China and the Diginex logo for Hong Kong, the U.S.A., Switzerland, Japan, the European Union, Australia, Singapore, Taiwan, the Republic of Korea and the People’s Republic of China along with certain Diginex web and email domains were sold to Rhino Ventures along with the Solutions Business.

Rhino Ventures has granted Diginex a royalty free license to continue to use the Diginex brand and trademarks until June 30, 2021, by which time Diginex expects to have changed its name and rebranded

Pelham Limited Credit Facility

The Credit Facility was terminated on the closing of the business combination. The facility was repaid by a combination of (i) sale of the Solutions Business with consideration being a reduction in debt; (ii) cash repayments; (iii) investment into the convertible bond, and (iv) investment into equity of Diginex Hong Kong.

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Convertible Bonds

The Predecessor Entity (Diginex Hong Kong) raised $25 million in Convertible Bonds, which were initially issued on May 29, 2020. The Convertible Bonds had a maturity date after 24 months, bearing a 10% coupon and converted into ordinary shares into equity upon the Company becoming publicly listed. The convertible bonds were converted into equity on September 21, 2020. The participants in the offering of Convertible Bonds included certain holders of more than 5% of the Company’s capital stock and certain directors or their respective affiliates. The following table sets forth the Convertible Bonds issued to these related parties:

Stockholder	Principal Amount of Bonds
Chi-Won Yoon	$1,000,000
Richard Byworth	$200,000
David Roy Byworth(1)	$50,000
Paul Ewing	$50,000
Ever Wise Ventures Limited	$500,000
Theng Siew Lian Lisa	$150,000
Paul Smith	$30,000

(1)	David Roy Byworth is the father of Richard Byworth.

Selling Securityholders

This prospectus relates to the possible resale by the Selling Securityholders of up to 8,173,338 ordinary shares (including 2,571,669 ordinary shares issuable upon the exercise of warrants held by such Selling Securityholders).

The Selling Securityholders may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public and the aggregate amount that the Selling Securityholders may offer pursuant to this prospectus. In calculating percentages of ordinary shares owned by a particular holder, we treated as outstanding the number of ordinary shares issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. The ordinary shares are subject to transfer restrictions, as described herein.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Registrable Securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Registrable Securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

119

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our ordinary shares prior to this offering on 37,317,395, ordinary shares issued and outstanding as of January 28, 2021.

120

	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
Executive Officers and Directors:
Richard Anthony Byworth (1)	80,853	<1%	8,663	72,190	<1%
Caerula Holdings Limited (2)	478,925	1.28%	51,313	427,612	1.15%
Paul Neil Ewing (3)	48,140	<1%	5,158	42,982	<1%
Chi-Won Yoon (4)	1,955,908	5.24%	209,562	1,746,346	4.68%
Theng Siew Lian Lisa (5)	29,569	<1%	3,168	26,401	<1%
Ever Wise Ventures Limited (6)	106,792	<1%	11,442	95,350	<1%
Paul Henry Smith (7)	59,154	<1%	6,338	52,816	<1%
All Executive Officers and Directors as a Group (7 Individuals)	2,759,341	7.39%	295,644	2,463,697	6.60%
Greater than 5% Shareholders:
DHC Investments Limited (8)	2,573,338	6.90%	275,715	2,297,623	6.16%
Other Selling Shareholders:
Goh Yew Chai (9)	29,388	<1%	2,099	27,289	<1%
Noreen Chua Lee Choo (10)	114,928	<1%	4,739	110,189	<1%
Sim Juee Hiong (11)	34,756	<1%	2,095	32,661	<1%
Teo Wee David (12)	31,088	<1%	2,099	28,989	<1%
Lim Guan Teck (13)	53,097	<1%	2,312	50,785	<1%
Chardan Capital Markets (14)	580,562	1.56%	30,000	550,562	1.48%
Pelham Limited (15)	231,397	<1%	38,321	193,076	<1%
Mark Thomas Holland And Zoe Ashton Holland Atf Causette Trust (16)	223,986	<1%	25,749	198,237	<1%
Thierfelder Martina (17)	193,779	<1%	20,762	173,017	<1%
Bouzouba Rachid (18)	386,247	1.04%	46,192	340,055	<1%
Mti Limited (19)	319,159	<1%	34,196	284,963	<1%
Andrew James Marshall (20)	66,929	<1%	7,171	59,758	<1%
Jack Weil (21)	78,225	<1%	8,381	69,844	<1%
Kurt Hakan Ersoy (22)	141,400	<1%	15,150	126,250	<1%
Mark Justin Jonathan Morgan Blick (23)	33,105	<1%	3,547	29,558	<1%
Emmanuel Lefort (24)	19,556	<1%	2,095	17,461	<1%
Paul Robert Redbourn (25)	39,144	<1%	4,194	34,950	<1%
Felix Jacques Maratier (26)	48,937	<1%	5,243	43,694	<1%
Susan Hah May Ling (27)	32,510	<1%	3,483	29,027	<1%
Valeriya Lisitsyna (28)	7,802	<1%	3,802	4,000	<1%
Savio Joseph Pulpel (29)	25,580	<1%	2,741	22,839	<1%
Tim Wannenmacher (30)	236,068	<1%	25,293	210,775	<1%
New China Star Investments Hk Limited (31)	48,937	<1%	5,243	43,694	<1%
Heng Ching Kuen Franklin (32)	298,043	<1%	31,790	266,253	<1%
Benoit Marc Antoine Yves Sauvage (33)	48,937	<1%	5,243	43,694	<1%
Shane Grant Edwards (34)	141,040	<1%	15,111	125,929	<1%
Matthew Blom (35)	7,619	<1%	816	6,803	<1%
Vito Schiro (36)	19,588	<1%	2,099	17,489	<1%
Rigort Holding Limited (37)	195,797	<1%	20,978	174,819	<1%
Raymond Andrew Bird (38)	215,917	<1%	23,134	192,783	<1%
Kevin Hearne (39)	11,859	<1%	1,271	10,588	<1%
Chik Chui Sze (40)	199,818	<1%	21,409	178,409	<1%
Lee, Hok Lymn Lemuel (41)	39,175	<1%	4,197	34,978	<1%

121

	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
Miran Min Yoon (42)	195,797	<1%	20,978	174,819	<1%
Michael Ian Duggan (43)	51,441	<1%	5,512	45,929	<1%
Fan Mingxi (44)	58,763	<1%	6,296	52,467	<1%
Timothy Charles Ridgway (45)	9,074	<1%	972	8,102	<1%
Amanda Jane Cottle (46)	3,020	<1%	324	2,696	<1%
Agronomy Capital Advisors Limited (47)	12,751	<1%	1,366	11,385	<1%
Michael James Collett (48)	46,732	<1%	5,007	41,725	<1%
James Robert Pollock (49)	12,312	<1%	1,319	10,993	<1%
James Eric Martin Harris (50)	41,115	<1%	4,405	36,710	<1%
Kyle William Stewart (51)	8,652	<1%	927	7,725	<1%
Budgie Wright (52)	9,137	<1%	979	8,158	<1%
Nous Global Limited (53)	6,117	<1%	655	5,462	<1%
Alpine Tech SA (54)	38,127	<1%	4,085	34,042	<1%
Thomas Paul Morrow (55)	48,937	<1%	5,243	43,694	<1%
Maxim Morozov (56)	208,439	<1%	22,333	186,106	<1%
Faisal Hayat (57)	152,273	<1%	16,315	135,958	<1%
Cardinal Strategies Inc (58)	106,964	<1%	11,460	95,504	<1%
Tateru Inc. (59)	13,298	<1%	1,425	11,873	<1%
Natalia Pelham (60)	132,122	<1%	14,156	117,966	<1%
Sampatti AG (61)	25,189	<1%	2,699	22,490	<1%
Biarritz Limited (62)	149,723	<1%	16,042	133,681	<1%
Stylianos Moussis (63)	83,091	<1%	8,903	74,188	<1%
Timothy David Stiles (64)	59,044	<1%	6,326	52,718	<1%
Helvellyn Investments Ltd (65)	359,929	<1%	38,564	321,365	<1%
Mario Argyrides (66)	15,645	<1%	1,676	13,969	<1%
O’Keefe Jonathan Thomas (67)	355,205	<1%	38,058	317,147	<1%
Australian Share Nominees Pty Limited (68)	99,565	<1%	10,668	88,897	<1%
Joshi Nikhil Nilin (69)	6,383	<1%	684	5,699	<1%
Green Lawrence Charles (70)	6,383	<1%	684	5,699	<1%
Sarina Rachel Zaja (71)	59,842	<1%	6,412	53,430	<1%
Frank Kennedy (72)	15,489	<1%	1,660	13,829	<1%
Tomoko Fujibayashi (73)	39,378	<1%	4,219	35,159	<1%
Andrew Philip Saffrin (74)	142,839	<1%	15,304	127,535	<1%
Emmanuel Vassili Pitsilis (75)	38,972	<1%	4,176	34,796	<1%
Jonathan Stephen Bunn (76)	128,071	<1%	13,722	114,349	<1%
Jamie Tamarua Joseph Williams (77)	19,556	<1%	2,095	17,461	<1%
Robert Graeme Meaker (78)	127,272	<1%	13,636	113,636	<1%
Marbury Ridge Limited (79)	201,648	<1%	21,605	180,043	<1%
Lee May Kin (80)	58,763	<1%	6,296	52,467	<1%
Excelcia Pte Ltd (81)	36,437	<1%	3,904	32,533	<1%
David Roy Byworth (82)	147,094	<1%	15,760	131,334	<1%
Monsena Pty Ltd Trustee For Monsena Pty Ltd Superannuation Fund (83)	97,891	<1%	10,488	87,403	<1%
Andre Pemmelaar (84)	3,269	<1%	350	2,919	<1%
David Hughes (85)	12,594	<1%	1,349	11,245	<1%
Julie Hughes (86)	12,594	<1%	1,349	11,245	<1%

122

	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
Peter Robert Rutherford (87)	3,285	<1%	352	2,933	<1%
Dorah Boseja Rutherford (88)	3,285	<1%	352	2,933	<1%
Robb Victor Arnulphy (89)	9,247	<1%	991	8,256	<1%
Sridevi Anil Kumar (90)	14,847	<1%	1,591	13,256	<1%
Francois Josef Hora (91)	10,404	<1%	1,115	9,289	<1%
James Edward Byworth (92)	4,225	<1%	453	3,772	<1%
Lucas Alexander Kiely (93)	97,860	<1%	10,485	87,375	<1%
Stuart Dalyn Currey (94)	97,860	<1%	10,485	87,375	<1%
Jean El Khoury (95)	56,963	<1%	6,103	50,860	<1%
Zelda Crown Limited (96)	109,672	<1%	11,751	97,921	<1%
Neil Murray Sheppard (97)	52,286	<1%	5,602	46,684	<1%
Conquest Trading Pty Ltd Atf Eternity Unit Trust (98)	91,649	<1%	9,820	81,829	<1%
Ki-Un Park (99)	71,372	<1%	7,647	63,725	<1%
Mark Daniel Thiel (100)	25,407	<1%	2,722	22,685	<1%
Lewis Ka Hang Cheng (101)	140,574	<1%	17,956	122,618	<1%
Pinnacle Trustees Limited As Trustee Of The Icewhite Trust (102)	492,473	1.32%	52,765	439,708	1.18%
Violason Holdings Limited (103)	195,797	<1%	20,978	174,819	<1%
Chladek Thomas Francois (104)	30,586	<1%	3,277	27,309	<1%
Kamberg Investments Limited (105)	48,937	<1%	5,243	43,694	<1%
Collins Martin John (106)	295,034	<1%	31,611	263,423	<1%
Chiu Wing Chun Joanna (107)	493,835	1.32%	52,911	440,924	1.18%
Christopher Murphy O’Connor (108)	44,979	<1%	4,819	40,160	<1%
Rickards Andrew Jonathan (109)	27,473	<1%	2,944	24,529	<1%
Lindgren Erik Linus (110)	97,860	<1%	10,485	87,375	<1%
David John Gibson-Moore (111)	48,937	<1%	5,243	43,694	<1%
Revilo Holding Limited (112)	644,950	1.73%	69,102	575,848	1.54%
David James Innerdale (113)	195,797	<1%	20,978	174,819	<1%
SYZ Property Invest Gmbh (114)	48,937	<1%	5,243	43,694	<1%
Lutea (Hong Kong) Limited As Trustee Of The Oaklands Trust (115)	563,111	1.51%	60,333	502,778	1.35%
Lutea (Hong Kong) Limited As Trustee Of The Valriche Trust (116)	1,089,675	2.92%	116,751	972,924	2.61%
Lutea (Hong Kong) Limited As Trustee Of Melissa Martina Mc Dermott (117)	195,782	<1%	20,977	174,805	<1%
Melissa Mcdermott (118)	4,412	<1%	473	3,939	<1%
Matthew Scott Edwards (119)	5,085	<1%	545	4,540	<1%
Yuen Wai San (120)	39,144	<1%	4,194	34,950	<1%
Adam Dubrowski (121)	19,556	<1%	2,095	17,461	<1%
Inresco Limited (122)	573,843	1.54%	61,483	512,360	1.37%
Sennen Limited (123)	860,476	2.31%	92,194	768,282	2.06%
Croyde Limited (124)	860,476	2.31%	92,194	768,282	2.06%
Christian Thierfelder (125)	10,154	<1%	1,088	9,066	<1%
Schielke, Mai Linh Julia (126)	6,461	<1%	692	5,769	<1%
Malcolm Jon Alexander Wright (127)	15,410	<1%	1,651	13,759	<1%
Miles Christian Pelham (128)	31,291	<1%	3,353	27,938	<1%
Levidge LLC (129)	589,614	1.58%	63,173	526,441	1.41%
Nathan John Trute (130)	34,419	<1%	3,688	30,731	<1%
Timothy Loughnan Robinson (131)	76,272	<1%	9,897	66,375	<1%

123

	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
P T Dolan Retirement Benefit Scheme (132)	162,786	<1%	17,441	145,345	<1%
Kwak Jung Young (133)	434,413	1.16%	84,803	349,610	<1%
Hennessey, Raymond George (134)	5,820	<1%	624	5,196	<1%
Paul Royce Keeble (135)	41,131	<1%	4,407	36,724	<1%
Peter Van Den Driest (136)	36,766	<1%	3,939	32,827	<1%
Teresa Van’t Hoff (137)	36,421	<1%	3,902	32,519	<1%
Evan Griffin (138)	67,351	<1%	7,216	60,135	<1%
Dio Corporation Inc (139)	26,159	<1%	2,803	23,356	<1%
James Muir (140)	51,362	<1%	5,503	45,859	<1%
Kingsley James Long (141)	40,864	<1%	4,378	36,486	<1%
Oscar Petrus Antonius Maria Poelmann (142)	121,124	<1%	12,978	108,146	<1%
Bourse Retirement Scheme QROPS (143)	110,751	<1%	11,866	98,885	<1%
Kondoa Limited (144)	110,125	<1%	11,799	98,326	<1%
Minuity Limited (145)	488,907	1.31%	52,383	436,524	1.17%
Figuiere Limited (146)	488,907	1.31%	52,383	436,524	1.17%
Gilandi Limited (147)	366,688	<1%	39,288	327,400	<1%
Sin Yoong Kong (148)	183,344	<1%	19,644	163,700	<1%
Tswen Wen Lee (149)	24,453	<1%	2,620	21,833	<1%
Tay Hin Ngan (150)	61,125	<1%	6,549	54,576	<1%
Loh Bee Lock Cheryl (151)	12,235	<1%	1,311	10,924	<1%
Dennis Koh (152)	61,125	<1%	6,549	54,576	<1%
Tan Ai Kheng (153)	24,453	<1%	2,620	21,833	<1%
Stephen Warwick Kent (154)	10,435	<1%	1,118	9,317	<1%
Thomas George Holroyd (155)	24,250	<1%	2,598	21,652	<1%
Edward Martin Burgess Olley (156)	6,086	<1%	652	5,434	<1%
Darpankumar Pravinkumar Patel (157)	19,556	<1%	2,095	17,461	<1%
Harry Adam Hughes (158)	2,957	<1%	317	2,640	<1%
Ashton Winkler Aren (159)	1,971	<1%	211	1,760	<1%
Management & Advisory Services MAS AG (160)	9,308	<1%	997	8,311	<1%
Park Hill Management Limited (161)	122,344	<1%	13,108	109,236	<1%
Japan Digital Entertainment, Inc. (162)	2,409	<1%	258	2,151	<1%
James Nathan Byrne (163)	1,189	<1%	127	1,062	<1%
Hughes & Co (164)	4,897	<1%	525	4,372	<1%
Henry Da-Cheng Lee (165)	12,750	<1%	1,366	11,384	<1%
Lo Yan Ming Gemini (166)	67,696	<1%	7,253	60,443	<1%
MCM Asia Limited (167)	5,245	<1%	5,245	-	-
Gebel Ltd (168)	30,836	<1%	3,304	27,532	<1%
Sean Gregory King (169)	10,170	<1%	1,090	9,080	<1%
Curtis Michael Alderson (170)	10,170	<1%	1,090	9,080	<1%
Renaissance Fzc (171)	12,235	<1%	1,311	10,924	<1%
Mark Spitzer (172)	14,112	<1%	1,512	12,600	<1%
Francis Anthony Copplestone (173)	2,164	<1%	2,164	-	-
Min Park (174)	101,004	<1%	10,822	90,182	<1%
A Niu (175)	30,304	<1%	3,247	27,057	<1%
Bofeng Pan (176)	13,126	<1%	1,406	11,720	<1%

124

	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
Nicholas James Cogswell (177)	20,198	<1%	2,164	18,034	<1%
Rosemary Jane Hawkridge (178)	50,502	<1%	5,411	45,091	<1%
Tomoyuki Sasai (179)	101,004	<1%	10,822	90,182	<1%
Ying, Tak Wai Maureen (180)	40,395	<1%	4,328	36,067	<1%
James Iqbal Singh (181)	20,182	<1%	2,162	18,020	<1%
Lucy Anne Pollock (182)	20,182	<1%	2,162	18,020	<1%
Sylvia Asher (183)	25,189	<1%	2,699	22,490	<1%
Christopher Colin Flanagan (184)	4,316	<1%	4,316	-	-
Fasil Nasim (185)	100,660	<1%	10,785	89,875	<1%
Cristina Ventura (186)	30,164	<1%	3,232	26,932	<1%
Peter Stuart Irvine (187)	25,126	<1%	2,692	22,434	<1%
Berinvest Limited (188)	216,812	<1%	53,605	163,207	<1%
Baldwin Po Wang Cheng (189)	15,010	<1%	2,144	12,866	<1%
Leung Kwok Wai Gary (190)	3,210	<1%	3,210	-	-
Riccio Holdings Limited (191)	4,244	<1%	4,244	-	-
Annie Lee (192)	64,046	<1%	10,604	53,442	<1%
Jonathan Stiles Hancock (193)	39,582	<1%	4,241	35,341	<1%
ABIN PTY LTD (194)	19,790	<1%	2,120	17,670	<1%
ABIN PTY LTD <Haesler Super Fund A/C> (195)	21,777	<1%	2,333	19,444	<1%
MCB Software Services Limited (196)	52,457	<1%	5,620	46,837	<1%
Panah Master Fund (197)	232,607	<1%	42,356	190,251	<1%
Infrastructure Solutions Pte Ltd (198)	19,729	<1%	2,114	17,615	<1%
Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP (199)	984,540	2.64%	105,486	879,054	2.36%
Christoforos Arcoumanis (200)	69,026	<1%	7,396	61,630	<1%
Aardwolf Limited (201)	40,645	<1%	10,564	30,081	<1%
Tarek Hameidani (202)	19,713	<1%	2,112	17,601	<1%
Hunter Point Limited (203)	102,034	<1%	21,092	80,942	<1%
Traveluck Investments Inc. (204)	63,312	<1%	10,552	52,760	<1%
Jan Moritz Seibert (205)	2,107	<1%	2,107	-	-
Altium Growth Fund, LP (206)	266,668	<1%	266,668	-	-
Armistice Capital Master Fund Ltd. (207)	1,066,668	2.82%	1,066,668	-	-
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (208)	133,334	<1%	133,334	-	-
Cavalry Fund I LP (209)	66,666	<1%	66,666	-	-
Cavalry Special Ops Fund, LLC (210)	66,666	<1%	66,666	-	-
Connective Capital I QP LP (211)	71,358	<1%	71,358	-	-
Connective Capital Emerging Energy QP LP (212)	128,642	<1%	128642	-	-
District 2 Capital Fund LP (213)	70,000	<1%	70,000	-	-
FiveT Capital AG/ Five T Investment Management (214)	800,000	2.12%	800,000	-	-
CVI Investments, Inc. (215)	70,000	<1%	70,000	-	-
Hudson Bay Master Fund Ltd. (216)	666,668	1.77%	666,668	-	-
Intracoastal Capital, LLC (217)	666,668	1.77%	666,668	-	-
L1 Capital Global Opportunities Master Fund (218)	70,000	<1%	70,000	-	-
Sabby Volatility Warrant Master Fund, Ltd (219)	1,000,000	2.64%	1,000,000	-	-

125

(1)	Richard Anthony Byworth beneficially owns 80,853 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 8,663 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. Richard Anthony Byworth is the Company’s Chief Executive Officer and serves as a member of its Board of Directors. The principal address of Richard Anthony Byworth is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Hong Kong
(2)	Caerula Holdings Limited beneficially owns 478,925 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 51,313 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Caerula Holdings Limited is Heritage Suite, The Valley, Al-2640, Anguilla, British West Indies. Richard Anthony Byworth, the Company’s Chief Executive Officer and a member of its Board of Directors, wholly owns Caerula Holdings Limited
(3)	Paul Neil Ewing beneficially owns 48,140 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,158 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. Paul Ewing is the Company’s Chief Financial Officer and serves as a member of its Board of Directors. His principal residence is Flat 3, Level 29, Block B, Ventris Place, 19-23 Ventris Road, Happy Valley, Hong Kong
(4)	Chi-Won Yoon beneficially owns 1,955,908 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 209,562 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. Chi-Won Yoon is the Company’s Chairman and serves as a member of its Board of Directors. His principal residence is 19A Shouson Hill Road, Shouson Hill, Hong Kong
(5)	Theng Siew Lian Lisa beneficially owns 29,569 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,168 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. Ms. Theng is a member of the Company’s Board of Directors and maintains her principal residence at Theng Siew Lian Lisa is 17A King Albert Park, Singapore
(6)	Ever Wise Ventures Limited beneficially owns 106,792 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 11,442 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Ever Wise Ventures Limited is Suite 1102, 11/F, No. 317-319 Des Voeux Road Central, Sheung Wan, Hong Kong. Richard Petty, a member of the Company’s Board of Directors, wholly owns Ever Wise Ventures Limited.
(7)	Paul Henry Smith beneficially owns 59,154 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,338 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. Mr. Smith is a member of the Company’s Board of Directors and maintains his principal residence of Paul Henry Smith is Flat 5A Wyndham Mansion, 30-32 Wyndham Street, Central, Hong Kong
(8)	DHC Investments Limited beneficially owns 2,578,338 ordinary shares and is 50% owned by Paul Yang and 50% owned by Connie Wei, who have shared voting and dispositive power with respect to the ordinary shares. Paul Yang and Connie Wei disclaim beneficial ownership of such ordinary shares except to the extent of their respective pecuniary interests therein. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 275,715 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of DHC Investments Limited is 10/F, Two Chinachem Central, 26 Des Voeux Road, Central, Hong Kong.
(9)	Goh Yew Chai beneficially owns 29,388 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,099 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Goh Yew Chai is Block 139A Lorong 1A Toa Payoh, #37-38, Singapore 311139
(10)	Noreen Chua Lee Choo beneficially owns 114,928 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,739 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Noreen Chua Lee Choo is 6 Angklong Lane, #13-01, Singapore 579980
(11)	Sim Juee Hiong beneficially owns 34,756 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,095 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sim Juee Hiong is 138 Marsiling Road, #09-2016, Singapore 730138
(12)	Teo Wee David beneficially owns 31,088 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,099 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Teo Wee David is 22 Sennett Terrace, Singapore 466717 Republic of Singapore
(13)	Lim Guan Teck beneficially owns 53,097 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,312 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lim Guan Teck is 36 Tomlinson Road #09-36, Singapore 247856
(14)	Chardan Capital Markets beneficially owns 580,562 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 30,000 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Chardan Capital Markets is 17 State Street, 21st Floor, New York, NY 10004.
(15)	Pelham Limited beneficially owns 231,397 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 38,321 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Pelham Limited is 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong

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(16)	Mark Thomas Holland And Zoe Ashton Holland Atf Causette Trust beneficially owns 223,986 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 25,749 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Mark Thomas Holland And Zoe Ashton Holland Atf Causette Trust is 26 Carrington Avenue, Mosman NSW 2088, Australia
(17)	Thierfelder Martina beneficially owns 193,779 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,762 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Thierfelder Martina is RM B, 7/F, Tower 3, The Austin, 8 Wui Cheung Road, Jordan, Kowloon, Hong Kong
(18)	Bouzouba Rachid beneficially owns 386,247 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 46,192 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Bouzouba Rachid is MCM Partners, 22/F, Man Yee Building, 68 Des Voeux Road Central, Central, Hong Kong
(19)	Mti Limited beneficially owns 319,159 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 34,196 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Mti Limited is 6-14-1, Nishi-Shinjuku, Shinjuku-Ku, Tokyo, Japan
(20)	Andrew James Marshall beneficially owns 66,929 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 7,171 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Andrew James Marshall is Carrer den Blanes, Edificios Dos Playas 2/4b, Portals Nous, 07001, Mallorca, Islas Baleares, Spain
(21)	Jack Weil beneficially owns 78,225 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 8,381 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jack Weil is Styrmansgatan 52 Lgh 1404, 114 60 Stockholm
(22)	Kurt Hakan Ersoy beneficially owns 141,400 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 15,150 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Kurt Hakan Ersoy is Apartment 504, La Hacienda, 31 Mount Kellett Road, The Peak, Hong Kong
(23)	Mark Justin Jonathan Morgan Blick beneficially owns 33,105 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,547 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Mark Justin Jonathan Morgan Blick is 10B, Central Mansion, 270-276 Queen’s Road Central, Hong Kong
(24)	Emmanuel Lefort beneficially owns 19,556 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,095 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Emmanuel Lefort is Stanley Knoll B7, 42 Stanley Village Road, Stanley, Hong Kong
(25)	Paul Robert Redbourn beneficially owns 39,144 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,194 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Paul Robert Redbourn is 8 Bagley’s Lane, London SW6 3TB England
(26)	Felix Jacques Maratier beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Felix Jacques Maratier is 8/F Man Yuen Garden, 52B Kennedy Road, Wan Chai, Hong Kong
(27)	Susan Hah May Ling beneficially owns 32,510 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,483 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Susan Hah May Ling is 6 Cuscaden Walk #23-02 The Boulevard Residence, Singapore 249691
(28)	Valeriya Lisitsyna beneficially owns 7,802 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,802 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Valeriya Lisitsyna is FLAT 1D, 1/F, Blk B, Albany Court, 51-53 Bisney Road, Pok Fu Lam, Hong Kong
(29)	Savio Joseph Pulpel beneficially owns 25,580 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,741 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Savio Joseph Pulpel is 7C, Tower 2, Harbour Green, 8 Sham Mong Road, Tai Kok Tsui, Kowloon, Hong Kong
(30)	Tim Wannenmacher beneficially owns 236,068 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 25,293 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tim Wannenmacher is House 12, Helene Court, No 14 Shouson Hill Road, Hong Kong
(31)	New China Star Investments Hk Limited beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of New China Star Investments Hk Limited is 5G Tower 5 One Kai Tak (II), 8 Muk Ning Street, Kowloon, Hong Kong
(32)	Heng Ching Kuen Franklin beneficially owns 298,043 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 31,790 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Heng Ching Kuen Franklin is Flat B33, Repulse Bay Apartment, 101 Repulse Bay Road, Hong Kong

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(33)	Benoit Marc Antoine Yves Sauvage beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Benoit Marc Antoine Yves Sauvage is Ground Floor, East Court, Savoy Court, 101 Robinson Road, Mid-Levels, Hong Kong
(34)	Shane Grant Edwards beneficially owns 141,040 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 15,111 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Shane Grant Edwards is 8 Broadlands Road, Highgate, United Kingdom, N6 4AN
(35)	Matthew Blom beneficially owns 7,619 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 816 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Matthew Blom is 8210 Golden Mile 8, Palm Jumeirah, Dubai, United Arab Emirates
(36)	Vito Schiro beneficially owns 19,588 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,099 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Vito Schiro is Kantonsstrasse 6, 8807 Freienbach, Switzerland
(37)	Rigort Holding Limited beneficially owns 195,797 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,978 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Rigort Holding Limited is 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong
(38)	Raymond Andrew Bird beneficially owns 215,917 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 23,134 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Raymond Andrew Bird is Spiridonovka Str, bld 19, ap. 26, Moscow 123001, Russia
(39)	Kevin Hearne beneficially owns 11,859 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,271 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Kevin Hearne is Flat 13b, Green Valley Mansions, 51 Wong Nai Chung Road, Happy Valley, Hong Kong
(40)	Chik Chui Sze beneficially owns 199,818 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 21,409 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Chik Chui Sze is Flat 2602, 74 Kennedy Road, Bamboo Grove, Mid Levels, Hong Kong
(41)	Lee, Hok Lymn Lemuel beneficially owns 39,175 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,197 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lee, Hok Lymn Lemuel is 20B Tower 5, Dynasty Court, 23 Old Peak Road Midlevels, Hong Kong
(42)	Miran Min Yoon beneficially owns 195,797 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,978 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Miran Min Yoon is 19A Shouson Hill Road, Shouson Hill, Hong Kong
(43)	Michael Ian Duggan beneficially owns 51,441 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,512 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Michael Ian Duggan is 3/F, Blue Pool Lodge, 6 Blue Pool Road, Happy Valley, Hong Kong
(44)	Fan Mingxi beneficially owns 58,763 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,296 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Fan Mingxi is Headland Drive 13, Discovery Bay, Hong Kong
(45)	Timothy Charles Ridgway beneficially owns 9,074 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 972 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Timothy Charles Ridgway is Blanche Pierre Farm, La Rue De La Ville Emphire, St Lawrence, JE3 1EF Jersey
(46)	Amanda Jane Cottle beneficially owns 3,020 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 324 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Amanda Jane Cottle is St Annes Lodge, West Hill, St Helier, Jersey JE2 3HB
(47)	Agronomy Capital Advisors Limited beneficially owns 12,751 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,366 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Agronomy Capital Advisors Limited is The Courtyard, River Way, Uckfield, East Sussex, TN22 1SL, United Kingdom
(48)	Michael James Collett beneficially owns 46,732 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,007 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Michael James Collett is 23E, Panorama Gardens, 103 Robinson Road, Hong Kong
(49)	James Robert Pollock beneficially owns 12,312 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,319 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Robert Pollock is 5 Pender Road, Singapore 099168
(50)	James Eric Martin Harris beneficially owns 41,115 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,405 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Eric Martin Harris is 12 Flemming Avenue, Leigh-On-Sea, Essex, SS9 3AW

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(51)	Kyle William Stewart beneficially owns 8,652 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 927 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Kyle William Stewart is 28 Hitchcock Rd, Westport, CT 06880 USA
(52)	Budgie Wright beneficially owns 9,137 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 979 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Budgie Wright is Flat 3, 64 West Smithfield, London EC1A 9DY
(53)	Nous Global Limited beneficially owns 6,117 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 655 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Nous Global Limited is 9 Appold Street, London, England, EC2A 2AP
(54)	Alpine Tech SA beneficially owns 38,127 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,085 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Alpine Tech SA is Simplonstrasse 17, 3907 Gondo
(55)	Thomas Paul Morrow beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Thomas Paul Morrow is Holly Tree House, Jarn Way, Boars Hill, Oxford, OX1 5JF, United Kingdom
(56)	Maxim Morozov beneficially owns 208,439 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 22,333 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Maxim Morozov is Flat E, 20/F Tower 2, The Orchards, 3 Greig Road, Quarry Bay, Hong Kong
(57)	Faisal Hayat beneficially owns 152,273 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 16,315 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Faisal Hayat is Highbank, 6 Main Drive, Gerrards Cross, Buckinghamshire, SL9 7PS, United Kingdom
(58)	Cardinal Strategies Inc beneficially owns 106,964 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 11,460 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Cardinal Strategies Inc is 2/F Pinnacle Building, 9 Ship Street, Wan Chai, Hong Kong
(59)	Tateru Inc. beneficially owns 13,298 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,425 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Tateru Inc. is Jingumae 1-5-8, Shibuya-ku, Tokyo Japan 150-0001
(60)	Natalia Pelham beneficially owns 132,122 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 14,156 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Natalia Pelham is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Sai Ying Pun Hong Kong
(61)	Sampatti AG beneficially owns 25,189 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,699 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Sampatti AG is Gagoz 75, 9496 Balzers, Liechtenstein
(62)	Biarritz Limited beneficially owns 149,723 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 16,042 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Biarritz Limited is Suite 2601, 26th Floor, The H Hotel Office Tower, One Sheikh Zayed Road, PO Box 62201, Dubai, United Arab Emirates
(63)	Stylianos Moussis beneficially owns 83,091 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 8,903 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Stylianos Moussis is Unit 25 9/F BLK A Fontana Gardens, Ka Ning Path, Tai Hang, Hong Kong
(64)	Timothy David Stiles beneficially owns 59,044 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,326 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Timothy David Stiles is Flat A 17/F, Manhattan Tower, 63 Repulse Bay Road, Repulse Bay, Hong Kong
(65)	Helvellyn Investments Ltd beneficially owns 359,929 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 38,564 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Helvellyn Investments Ltd is Suite C, 2nd Floor, Orion Mall, Palm Street, Victoria, Mahe, Seychelles
(66)	Mario Argyrides beneficially owns 15,645 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,676 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Mario Argyrides is 34 Streatfield Road, Bellevue Hill, NSW 2023, Australia
(67)	O’Keefe Jonathan Thomas beneficially owns 355,205 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 38,058 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of O’Keefe Jonathan Thomas is Flat 11, Beaufort House, London, SW3 5AD, United Kingdom
(68)	Australian Share Nominees Pty Limited beneficially owns 99,565 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,668 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Australian Share Nominees Pty Limited is LEVEL 53, MLC Centra, Martin Place, Sydney NSW 2000, Australia

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(69)	Joshi Nikhil Nilin beneficially owns 6,383 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 684 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Joshi Nikhil Nilin is Flat 31-32 Imperial Court, 55-56 Prince Albert Road, London, NW8 7PT
(70)	Green Lawrence Charles beneficially owns 6,383 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 684 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Green Lawrence Charles is 73, St James Avenue, Thorpe Bay, SS1 3LL, United Kingdom
(71)	Sarina Rachel Zaja beneficially owns 59,842 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,412 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sarina Rachel Zaja is 35a, 3a Tregunter Path, Mid-Levels, Hong Kong
(72)	Frank Kennedy beneficially owns 15,489 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,660 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Frank Kennedy is The Old Rectory, Church Lane, Welford on Avon, Warwickshire, CV37 8EL, England
(73)	Tomoko Fujibayashi beneficially owns 39,378 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,219 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tomoko Fujibayashi is 3E Skyline Mansion, 51 Conduit Road, Mid-levels, Hong Kong
(74)	Andrew Philip Saffrin beneficially owns 142,839 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 15,304 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Andrew Philip Saffrin is Flat 14, 81 Chandos Way, Hampstead Reach, London NW11 7JH, United Kingdom
(75)	Emmanuel Vassili Pitsilis beneficially owns 38,972 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,176 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Emmanuel Vassili Pitsilis is 13 Woollerton Park #01-02 Gallop Green Singapore 257534
(76)	Jonathan Stephen Bunn beneficially owns 128,071 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 13,722 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jonathan Stephen Bunn is 22 Lankester Square, Oxted, Surrey, RH8 0LJ
(77)	Jamie Tamarua Joseph Williams beneficially owns 19,556 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,095 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jamie Tamarua Joseph Williams is Flat 7A, 7/F, Kennedy Park at Central, 4 Kennedy Road, Mid-levels, Hong Kong
(78)	Robert Graeme Meaker beneficially owns 127,272 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 13,636 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Robert Graeme Meaker is 34 High Street, Riseley, Bedfordshire, MK44 lDX, United Kingdom
(79)	Marbury Ridge Limited beneficially owns 201,648 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 21,605 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Marbury Ridge Limited is Coastal Building, Wickham’s Cay II, PO Box 2221, Road Town, Tortola, BVI
(80)	Lee May Kin beneficially owns 58,763 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,296 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lee May Kin is 33 Jalan Baiduri Singapore 428404
(81)	Excelcia Pte Ltd beneficially owns 36,437 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,904 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Excelcia Pte Ltd is 1 Newton Road #28-03 Singapore 307943
(82)	David Roy Byworth beneficially owns 147,094 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 15,760 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of David Roy Byworth is Park Lodge, 77 Park Lane, Old Knebworth, Hertfordshire, SG3 6PP, United Kingdom
(83)	Monsena Pty Ltd Trustee For Monsena Pty Ltd Superannuation Fund beneficially owns 97,891 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,488 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Monsena Pty Ltd Trustee For Monsena Pty Ltd Superannuation Fund is 21 Kywong Road, Elanora Heights NSW 2101 AUSTRALIA
(84)	Andre Pemmelaar beneficially owns 3,269 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 350 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Andre Pemmelaar is 173-20 Okubo, Kitagunma-gun, Yoshioka-machi, Gunma 370-4603, Japan
(85)	David Hughes beneficially owns 12,594 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,349 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of David Hughes is 9 Fernville Road, Gosforth, Newcastle, NE3 4HT, UK
(86)	Julie Hughes beneficially owns 12,594 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,349 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Julie Hughes is 9 Fernville Road, Gosforth, Newcastle, NE3 4HT, UK

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(87)	Peter Robert Rutherford beneficially owns 3,285 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 352 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Peter Robert Rutherford is Auburn House, Auburn Place, Morpeth NE611QN, UK
(88)	Dorah Boseja Rutherford beneficially owns 3,285 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 352 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Dorah Boseja Rutherford is Auburn House, Auburn Place, Morpeth NE61 1QN, UK
(89)	Robb Victor Arnulphy beneficially owns 9,247 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 991 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Robb Victor Arnulphy is A2, Taoloo Villas, 848 Clearwater Bay Road, Saikung, Hong Kong
(90)	Sridevi Anil Kumar beneficially owns 14,847 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,591 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sridevi Anil Kumar is Flat A, 26th Floor, Graceful Mansion, Siena 2, Discovery Bay, Lantau Island, Hong Kong
(91)	Francois Josef Hora beneficially owns 10,404 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,115 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Francois Josef Hora is 1A, Tower 1, Grand Garden, 61 South Bay Road, Hong Kong
(92)	James Edward Byworth beneficially owns 4,225 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 453 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Edward Byworth is 76 Morshead Mansions, Morshead Road, London, W9 1 LG, United Kingdom
(93)	Lucas Alexander Kiely beneficially owns 97,860 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,485 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lucas Alexander Kiely is Flat 3F, The Manhattan, 33 Tai Tam Road, Tai Tam, Hong Kong
(94)	Stuart Dalyn Currey beneficially owns 97,860 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,485 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Stuart Dalyn Currey is 2/F 5 Wong Nai Chung Road, Happy Valley, Hong Kong
(95)	Jean El Khoury beneficially owns 56,963 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,103 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jean El Khoury is Flat G, G/F, Splendour villa, 10 South Bay Road, Repulse Bay, Hong Kong
(96)	Zelda Crown Limited beneficially owns 109,672 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 11,751 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Zelda Crown Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, BVI
(97)	Neil Murray Sheppard beneficially owns 52,286 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,602 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Neil Murray Sheppard is B10 Jade Beach Villa, 3-7 Horizon Drive, Chung Hom Kok, Hong Kong
(98)	Conquest Trading Pty Ltd Atf Eternity Unit Trust beneficially owns 91,649 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 9,820 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Conquest Trading Pty Ltd Atf Eternity Unit Trust is Unit 12, 762 Military Road, Mosman NSW 2088 AUSTRALIA
(99)	Ki-Un Park beneficially owns 71,372 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 7,647 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Ki-Un Park is 235 Jalan Kampong Chantak, Singapore 587925
(100)	Mark Daniel Thiel beneficially owns 25,407 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,722 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Mark Daniel Thiel is 1950 Stewart Way, Encinitas, CA 92024-1168, USA
(101)	Lewis Ka Hang Cheng beneficially owns 140,574 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 17,956 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lewis Ka Hang Cheng is #31C, The Albany, 1 Albany Road, Central, Mid-Levels, Hong Kong
(102)	Pinnacle Trustees Limited As Trustee Of The Icewhite Trust beneficially owns 492,473 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 52,765 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Pinnacle Trustees Limited As Trustee Of The Icewhite Trust is 14 Britannia Place, Bath Street, St Helier, Jersey JE2 4SU, England
(103)	Violason Holdings Limited beneficially owns 195,797 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,978 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Violason Holdings Limited is 485 Spyrou Kyprainou, Eleneio Megaro, 5th Floor, Office 501, 6051 Larnaca, Cyprus
(104)	Chladek Thomas Francois beneficially owns 30,586 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,277 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Chladek Thomas Francois is 18 Rte Suisse, 1295 Mies, Switzerland

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(105)	Kamberg Investments Limited beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Kamberg Investments Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands
(106)	Collins Martin John beneficially owns 295,034 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 31,611 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Collins Martin John is Oakhurst, Station Road, Chobham, Woking, Surrey, GU24 8AX, United Kingdom
(107)	Chiu Wing Chun Joanna beneficially owns 493,835 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 52,911 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Chiu Wing Chun Joanna is Flat D, 14/F, Block 1, Scenic Heights, 97 Robinson Road, Mid-Levels, Hong Kong
(108)	Christopher Murphy O’Connor beneficially owns 44,979 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,819 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Christopher Murphy O’Connor is 25, 13-14 Pine Street, Cork, Ireland
(109)	Rickards Andrew Jonathan beneficially owns 27,473 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,944 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Rickards Andrew Jonathan is 100 Mau Po Village, Lung Ha Wan, Clearwater Bay, Sai Kung, New Territories, Hong Kong
(110)	Lindgren Erik Linus beneficially owns 97,860 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,485 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lindgren Erik Linus is Flat 11, 43 Wimpole St, W1G 8AE, London, United Kingdom
(111)	David John Gibson-Moore beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of David John Gibson-Moore is Flat 2314, 23rd Floor, Burj Lake Hotel, The Address Downtown, Dubai, United Arab Emirates
(112)	Revilo Holding Limited beneficially owns 644,950 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 69,102 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Revilo Holding Limited is Rm 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong
(113)	David James Innerdale beneficially owns 195,797 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,978 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of David James Innerdale is Flat 11A, The Albany, 1 Albany Road, Mid Levels, Hong Kong
(114)	SYZ Property Invest Gmbh beneficially owns 48,937 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,243 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of SYZ Property Invest Gmbh is Wrangelstrasse 27/ 20253 Hamburg, Germany
(115)	Lutea (Hong Kong) Limited As Trustee Of The Oaklands Trust beneficially owns 563,111 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 60,333 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Lutea (Hong Kong) Limited As Trustee Of The Oaklands Trust is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong
(116)	Lutea (Hong Kong) Limited As Trustee Of The Valriche Trust beneficially owns 1,089,675 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 116,751 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Lutea (Hong Kong) Limited As Trustee Of The Valriche Trust is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong
(117)	Lutea (Hong Kong) Limited As Trustee Of Melissa Martina Mc Dermott beneficially owns 195,782 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 20,977 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Lutea (Hong Kong) Limited As Trustee Of Melissa Martina Mc Dermott is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong
(118)	Melissa Mcdermott beneficially owns 4,412 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 473 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Melissa Mcdermott is 2A Crestmont Villas, 45 Caperidge Drive, Discovery Bay, Hong Kong
(119)	Matthew Scott Edwards beneficially owns 5,085 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 545 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Matthew Scott Edwards is 911 Parkview Lane, Southlake, TX 76092 USA
(120)	Yuen Wai San beneficially owns 39,144 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,194 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Yuen Wai San is Flat 02, 25/F, Sky Eleven, Block 5, 5 Thomson Lane, Singapore 297724
(121)	Adam Dubrowski beneficially owns 19,556 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,095 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Adam Dubrowski is Flat A 20/F Woodgreen Court, 8 Parkvale Drive, Parkvale Village, Discovery Bay, Hong Kong

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(122)	Inresco Limited beneficially owns 573,843 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 61,483 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Inresco Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands
(123)	Sennen Limited beneficially owns 860,476 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 92,194 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Sennen Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands
(124)	Croyde Limited beneficially owns 860,476 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 92,194 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Croyde Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands
(125)	Christian Thierfelder beneficially owns 10,154 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,088 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Christian Thierfelder is 7B, Tower 3, The Austin, 8 Wui Cheung Road, Kowloon, Hong Kong
(126)	Schielke, Mai Linh Julia beneficially owns 6,461 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 692 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Schielke, Mai Linh Julia is 36A Lexington Hill, 11 Rock Hill Street, Kennedy Town, Hong Kong
(127)	Malcolm Jon Alexander Wright beneficially owns 15,410 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,651 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Malcolm Jon Alexander Wright is Flat B, FL28, Block 3, The Avenue, 200 Queens Road East, Wan Chai, Hong Kong
(128)	Miles Christian Pelham beneficially owns 31,291 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,353 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Miles Christian Pelham is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Hong Kong
(129)	Levidge LLC beneficially owns 589,614 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 63,173 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Levidge LLC is Condominium Del Mar 20 Delcasse St, Apartment 701, SAN JUAN, PR, 00907
(130)	Nathan John Trute beneficially owns 34,419 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,688 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Nathan John Trute is 4 Mahogany Bvd, Warriewood NSW 2102, Australia
(131)	Timothy Loughnan Robinson beneficially owns 76,272 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 9,897 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Timothy Loughnan Robinson is 33 Smalls Lane, The Summit, Queensland, 4377. Australia
(132)	P T Dolan Retirement Benefit Scheme beneficially owns 162,786 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 17,441 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of P T Dolan Retirement Benefit Scheme is Suite 3, 49 Canterbury Court, 1-3 Brixton Road, London, U.K. SW9 6DE
(133)	Kwak Jung Young beneficially owns 434,413 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 84,803 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Kwak Jung Young is Flat B, 36/F, The Arch (Moon Tower), 1 Austin Road West, Kowloon, Hong Kong
(134)	Hennessey, Raymond George beneficially owns 5,820 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 624 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Hennessey, Raymond George is 41D Alphaland Makati Place, Tower 2, Makati City, Rizal, 1224, Philippines
(135)	Paul Royce Keeble beneficially owns 41,131 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,407 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Paul Royce Keeble is Apt 627, tower 3, HK Parkview, 88 Tai Tam Reservoir Road, Hong Kong
(136)	Peter Van Den Driest beneficially owns 36,766 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,939 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Peter Van Den Driest is Van Calcarlaan 16, Wassenaar, 2244 GN, Netherlands
(137)	Teresa Van’t Hoff beneficially owns 36,421 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,902 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Teresa Van’t Hoff is Pipers Wait, London Road, Southborough, Tunbridge Wells, TN4 0UJ, U.K
(138)	Evan Griffin beneficially owns 67,351 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 7,216 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Evan Griffin is 2307 T1B Century Link, 6 Ying Hong St, Tung Chung, Hong Kong
(139)	Dio Corporation Inc beneficially owns 26,159 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,803 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Dio Corporation Inc is Air Tower 3902, 4-22-1, Shibaura, Minato-ku, Tokyo, 108-0023, Japan

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(140)	James Muir beneficially owns 51,362 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,503 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Muir is Motoazabu, 1-3-1 2304, Minato-ku, Tokyo, 106-0046, Japan
(141)	Kingsley James Long beneficially owns 40,864 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,378 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Kingsley James Long is Apt 8B, Lee King Mansion, 83-87 Electric Mansion, Tin Hau, Hong Kong
(142)	Oscar Petrus Antonius Maria Poelmann beneficially owns 121,124 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 12,978 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Oscar Petrus Antonius Maria Poelmann is House 4, Fairway Vista, Lot 240 DD241, Po Toi O, Clearwater Bay, Hong Kong
(143)	Bourse Retirement Scheme QROPS beneficially owns 110,751 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 11,866 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Bourse Retirement Scheme QROPS is Corinthan Pension Trustees Limited, 12/1 City Mill Lane, GX11 1AA, Gibraltar
(144)	Kondoa Limited beneficially owns 110,125 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 11,799 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Kondoa Limited is 1801-02 LKF29, 29 Wyndham Street, Central, Hong Kong
(145)	Minuity Limited beneficially owns 488,907 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 52,383 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Minuity Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI
(146)	Figuiere Limited beneficially owns 488,907 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 52,383 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Figuiere Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI
(147)	Gilandi Limited beneficially owns 366,688 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 39,288 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Gilandi Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI
(148)	Sin Yoong Kong beneficially owns 183,344 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 19,644 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sin Yoong Kong is 149 Braddell Road Singapore 359932
(149)	Tswen Wen Lee beneficially owns 24,453 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,620 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tswen Wen Lee is 32 Duchess Ave, #04-03 Singapore 269105
(150)	Tay Hin Ngan beneficially owns 61,125 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,549 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tay Hin Ngan is 23 Marigold Drive Singapore 576425
(151)	Loh Bee Lock Cheryl beneficially owns 12,235 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,311 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Loh Bee Lock Cheryl is 100 Clemenceau Ave North #05-111 Singapore 229491
(152)	Dennis Koh beneficially owns 61,125 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 6,549 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Dennis Koh is 5A Robin Road Singapore 258182
(153)	Tan Ai Kheng beneficially owns 24,453 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,620 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tan Ai Kheng is 7 Fernvale Close #15-16 Singapore 797488
(154)	Stephen Warwick Kent beneficially owns 10,435 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,118 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Stephen Warwick Kent is Flat A, 17th Floor, Tower 6, Phase 2, Residence Bel-Air, 38 Bel-Air Avenue, Pok Fu Lam, HK
(155)	Thomas George Holroyd beneficially owns 24,250 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,598 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Thomas George Holroyd is E111 Montevetro, Battersea Church Road, London SW113YL, UK
(156)	Edward Martin Burgess Olley beneficially owns 6,086 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 652 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Edward Martin Burgess Olley is 127 Kingston Road, Jericho, Oxford OX2 6RW, UK
(157)	Darpankumar Pravinkumar Patel beneficially owns 19,556 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,095 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Darpankumar Pravinkumar Patel is Arohi, 1 Wentworth Way, Pinner, Middlesex, HA5 1BL, U.K.
(158)	Harry Adam Hughes beneficially owns 2,957 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 317 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Harry Adam Hughes is 1 The Green, Combe, Oxfordshire OX29 8NT

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(159)	Ashton Winkler Aren beneficially owns 1,971 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 211 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Ashton Winkler Aren is 1 The Green, Combe, Oxfordshire, OX29 8NT
(160)	Management & Advisory Services MAS AG beneficially owns 9,308 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 997 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Management & Advisory Services MAS AG is Baarerstrasse 2, 6300 Zug Switzerland
(161)	Park Hill Management Limited beneficially owns 122,344 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 13,108 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Park Hill Management Limited is OMC Chambers Wickhams, Cay 1 Road Town Tortola BVI
(162)	Japan Digital Entertainment, Inc. beneficially owns 2,409 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 258 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Japan Digital Entertainment, Inc. is Seijo 3-7-21 Setagaya ku Tokyo
(163)	James Nathan Byrne beneficially owns 1,189 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 127 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Nathan Byrne is 11, Elder Avenue, London, N8 9TE UK
(164)	Hughes & Co beneficially owns 4,897 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 525 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Hughes & Co is 2nd Floor Grainger Chambers, Hood Street, Newcastle Upon Tyne, United Kingdom, NE1 6JQ
(165)	Henry Da-Cheng Lee beneficially owns 12,750 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,366 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Henry Da-Cheng Lee is Room CD 26/F Highwest, 142 Pokfulam Road, Hong Kong
(166)	Lo Yan Ming Gemini beneficially owns 67,696 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 7,253 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lo Yan Ming Gemini is Flat 805, Pok Tat House, 6 Sha Kok Street, Pok Hong Estate, Sha Tin, New Territorties, Hong Kong
(167)	MCM Asia Limited beneficially owns 5,245 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,245 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of MCM Asia Limited is Suite 2203-04 22/F Man Yee Building, 68 Des Voeux Road Central, Hong Kong
(168)	Gebel Ltd beneficially owns 30,836 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,304 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Gebel Ltd is 239 Kensington High Street, W8 6SN London, England
(169)	Sean Gregory King beneficially owns 10,170 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,090 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sean Gregory King is Condo Candina. 2 Calle Candina. Apt 1802, San Juan, Puerto Rico, 00907
(170)	Curtis Michael Alderson beneficially owns 10,170 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,090 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Curtis Michael Alderson is 450 Ave De La Constitucion, Apt 17C, San Juan Puerto Rico, 00901
(171)	Renaissance Fzc beneficially owns 12,235 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,311 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Renaissance Fzc is Business Center, Al Shmookh Building, UAQ Free Trade Zone, Umm Al Quwain, U.A.E.
(172)	Mark Spitzer beneficially owns 14,112 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,512 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Mark Spitzer is Flat 1D, 1/F, BLK B, Albany Court, Albany Court, 51-53 Bisney Road, Pok Fu Lam, Hong Kong
(173)	Francis Anthony Copplestone beneficially owns 2,164 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,164 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Francis Anthony Copplestone is 26 Beech Hill Avenue, Barnet, Hertfordshire, EN4 OLU
(174)	Min Park beneficially owns 101,004 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,822 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Min Park is House 92, Cedar Dr, Redhill Peninsula, 18 Pak Pat Shan Road, Tai Tam, Hong Kong
(175)	A Niu beneficially owns 30,304 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,247 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of A Niu is 32G, Tower 6, Park Avenue, 18 Hoi Ting Road, Hong Kong
(176)	Bofeng Pan beneficially owns 13,126 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,406 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Bofeng Pan is Room 1701, Building 10, No.699 Huoshan Road, Shanghai, China

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(177)	Nicholas James Cogswell beneficially owns 20,198 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,164 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Nicholas James Cogswell is 16 Stoke Road, Cobham, Surrey, KT11 3BD, UK
(178)	Rosemary Jane Hawkridge beneficially owns 50,502 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,411 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Rosemary Jane Hawkridge is 1 Rosyth Road, Singapore, 546133
(179)	Tomoyuki Sasai beneficially owns 101,004 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,822 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tomoyuki Sasai is 2-27-9 Grand Maison Shirokane-dal #502 Shirokane-dai, Minato-Ku, Tokyo, 108-0071, Japan
(180)	Ying, Tak Wai Maureen beneficially owns 40,395 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,328 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Ying, Tak Wai Maureen is 3A Asjoe Mansion, 2 Ho Man Tin Hill Road, Kowloon, Hong Kong
(181)	James Iqbal Singh beneficially owns 20,182 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,162 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of James Iqbal Singh is Flat 9J, 9/F 33 Tai Tam Road The Manhattan Tai Tam, Hong Kong
(182)	Lucy Anne Pollock beneficially owns 20,182 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,162 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Lucy Anne Pollock is 5 Pender Road, Singapore 099168
(183)	Sylvia Asher beneficially owns 25,189 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,699 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Sylvia Asher is 21A, Tower 2, Dynasty Court, 23 Old Peak Road, Mid-levels, Hong Kong
(184)	Christopher Colin Flanagan beneficially owns 4,316 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,316 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Christopher Colin Flanagan is Apt. 3407, Convention Plaza Apts., One Harbour Rd, Wanchai, Hong Kong
(185)	Fasil Nasim beneficially owns 100,660 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,785 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Fasil Nasim is 71 Howard’s Wood Drive, Gerrards Cross South Bucks SL9 7HS UK
(186)	Cristina Ventura beneficially owns 30,164 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,232 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Cristina Ventura is 106 Eng Neo Avnue, 256899 Singapore
(187)	Peter Stuart Irvine beneficially owns 25,126 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,692 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Peter Stuart Irvine is Moatlands Manor, Watermans Lane, Brenchley, Kent TN12 6ND, UK
(188)	Berinvest Limited beneficially owns 216,812 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 53,605 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Berinvest Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands
(189)	Baldwin Po Wang Cheng beneficially owns 15,010 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,144 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Baldwin Po Wang Cheng is Flat A41, 20/F Floor, Block A, Po Shan Mansion, 14 Po Shan Road, Hong Kong
(190)	Leung Kwok Wai Gary beneficially owns 3,210 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 3,210 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Leung Kwok Wai Gary is Flat 4B South Bay Tower, 59 South Bay Road, Repulse Bay, Hong Kong
(191)	Riccio Holdings Limited beneficially owns 4,244 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,244 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Riccio Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands
(192)	Annie Lee beneficially owns 64,046 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,604 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Annie Lee is 57H, BLK1, Monterey Cove, Caribbean Coast, 2 Kin Tung Road, Tung Chung, Lantau, N.T. Hong Kong
(193)	Jonathan Stiles Hancock beneficially owns 39,582 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 4,241 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jonathan Stiles Hancock is 90 San Wai Tsuen, Pui O, Lantau, New Territories, Hong Kong
(194)	ABIN PTY LTD beneficially owns 19,790 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,120 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of ABIN PTY LTD is 172 Fullarton Road Dulwich South Australia 5065

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(195)	ABIN PTY LTD <Haesler Super Fund A/C> beneficially owns 21,777 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,333 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of ABIN PTY LTD <Haesler Super Fund A/C> is 172 Fullarton Road Dulwich South Australia 5065
(196)	MCB Software Services Limited beneficially owns 52,457 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 5,620 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of MCB Software Services Limited is 7 Moyne close, Cambridge, CB4 2TA, England
(197)	Panah Master Fund beneficially owns 232,607 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 42,356 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Panah Master Fund is 190, Elgin Avenue, George Town, Grand Cayman, Cayman Islands
(198)	Infrastructure Solutions Pte Ltd beneficially owns 19,729 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,114 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Infrastructure Solutions Pte Ltd is 64C Pagoda Street Singapore 059223
(199)	Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP beneficially owns 984,540 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 105,486 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP is 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1-1002, Cayman Islands
(200)	Christoforos Arcoumanis beneficially owns 69,026 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 7,396 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Christoforos Arcoumanis is 41 Seabee Lane, Headland Village, Discovery Bay, Lantau, Hong Kong
(201)	Aardwolf Limited beneficially owns 40,645 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,564 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Aardwolf Limited is Intertrust Corporate Services (Cayman) Ltd 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands
(202)	Tarek Hameidani beneficially owns 19,713 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,112 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Tarek Hameidani is Alsafa1, 18a Street Villa7, Dubai, UAE
(203)	Hunter Point Limited beneficially owns 102,034 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 21,092 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Hunter Point Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands
(204)	Traveluck Investments Inc. beneficially owns 63,312 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 10,552 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The business address of Traveluck Investments Inc. is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands
(205)	Jan Moritz Seibert beneficially owns 2,107 shares. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 2,107 Earnout Shares issued to the Selling Shareholder pursuant to the terms of the Share Exchange Agreement. The principal address of Jan Moritz Seibert is Firnhaberstrasse 10-B, 82340 Feldafing, Germany
(206)	Altium Growth Fund, LP beneficially owns 133,334 shares and 133,334 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 266,668 shares (including 133,334 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Altium Growth Fund, LP is 152 West 57th Street, 20th Floor, New York, NY 10019
(207)	The shares and private placement warrants are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”),and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The number of shares includes 533,334 shares and 533,334 private placement warrants. The exercise of the private placement warrants, which are subject to certain beneficial ownership limitations, would result in in the issuance of 533,334 ordinary shares. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities referenced herein except to the extent of their respective pecuniary interests therein. The business address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022
(208)	Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B beneficially owns 66,667 shares and 66,667 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 133,334 shares (including 66,667 ordinary shares issuable upon exercise of an equal number of private placement warrants). Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The business address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.
(209)	Cavalry Fund I LP beneficially owns 33,333 shares and 33,333 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 66,666 shares (including 33,333 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Cavalry Fund I LP is 82 E. Allendale Rd., Ste. 5B, Saddle River, NJ 07458
(210)	Cavalry Special Ops Fund, LLC beneficially owns 33,333 shares and 33,333 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 66,666 shares (including 33,333 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Cavalry Special Ops Fund, LLC is 82 E. Allendale Rd., Ste. 5B, Saddle River, NJ 07458
(211)	Connective Capital I QP LP beneficially owns 35,679 shares and 35,679 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 71,358 shares (including 35,679 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Connective Capital I QP LP is 385 Homer Ave, Palo Alto, CA 94301

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(212)	Connective Capital Emerging Energy QP LP beneficially owns 64,321 shares and 64,321 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 128,642 shares (including 64,321 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Connective Capital Emerging Energy QP LP is 385 Homer Ave, Palo Alto, CA 94301
(213)	District 2 Capital Fund LP beneficially owns 35,000 shares and 35,000 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 70,000 shares (including 35,000 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of District 2 Capital Fund LP is 175 West Carver, Huntington, NY 11743
(214)	FiveT Capital AG/ Five T Investment Management beneficially owns 400,000 shares and 400,000 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 800,000 shares (including 400,000 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of FiveT Capital AG/ Five T Investment Management is Allmendstrasse 140, 8041 Zurich, Switzerland
(215)	CVI Investments, Inc. beneficially owns 35,000 shares and 35,000 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 70,000 shares (including 35,000 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of CVI Investments, Inc. is 101 California Street, Suite 3250
San Francisco, CA 94111
(216)	Hudson Bay Master Fund Ltd. beneficially owns 333,334 shares and 333,334 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 666,668 shares (including 333,334 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Hudson Bay Master Fund Ltd is c/o Hudson Bay Capital Management LP. 777 Third Avenue, 30th Floor New York, NY 10017. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.
(217)	Intracoastal Capital, LLC beneficially owns 333,334 shares and 333,334 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 666,668 shares (including 333,334 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483
(218)	L1 Capital Global Opportunities Master Fund beneficially owns 35,000 shares and 35,000 private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 70,000 shares (including 35,000 ordinary shares issuable upon exercise of an equal number of private placement warrants). The business address of L1 Capital Global Opportunities Master Fund is 1688 Meridian Ave, Level 6, Miami Beach FL 33139
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Sabby Volatility Warrant Master Fund, Ltd beneficially owns 500,000 shares and 500,000  private placement warrants. The maximum number of Ordinary Shares to be Sold Pursuant to this Prospectus includes 1,000,000 shares (including 500,000 ordinary shares issuable upon exercise of an equal number of private placement warrants). Sabby Management, LLC is the investment manager of Sabby Volatility Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the shares except to the extent of their pecuniary interest therein. The address of principal business office of Sabby Volatility Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

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PLAN OF DISTRIBUTION

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) the time that all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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TAXATION

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of ordinary shares and warrants by U.S. holders (as defined below). This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the ownership and disposition of ordinary shares and public warrants. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the business combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders that hold any ordinary shares and warrants, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

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●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received ordinary shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a), respectively;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of the Company (excluding treasury shares); or

●	holders holding the Company’s securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares or public warrants, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds ordinary shares or warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of ordinary shares and warrants.

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THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSOTION OF OUR ORDINARY SHARES AND WARRANTS. SHAREHOLDERS AND WARRANTHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares or Warrants

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. holders of the ownership and disposition of our ordinary shares and warrants.

Distribution on the Company’s Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution on the ordinary shares that is made out of the Company’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on Nasdaq will be considered readily tradable on an established securities market in the United States. Even if the ordinary shares are listed on Nasdaq, there can be no assurance that the ordinary shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, the Company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “—Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by the Company, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

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To the extent that the amount of any distribution made by the Company on the ordinary shares exceeds the Company’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s ordinary shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “—Sale, Exchange, Redemption or Other Taxable Disposition of Singapore NewCo Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Company’s Securities

Subject to the discussion below under “—Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of ordinary shares and warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such ordinary shares or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the ordinary shares or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of ordinary shares or warrants will generally be treated as U.S. source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or warrants are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in our ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary share would include the holding period of the warrant.

144

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the ordinary shares that would have been received with respect to the surrendered warrants in a regular exercise of the warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the U.S. Holder’s tax basis in the warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Passive Foreign Investment Company Status

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75 percent of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25 percent of the interest, by value).

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, we cannot provide assurance that we will not be a PFIC for our 2021 taxable year or for any prior year. If we or a predecessor were characterized as a PFIC for any taxable year, U.S. Holders of or ordinary shares or warrants would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of our ordinary shares or warrants treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of our ordinary shares or warrants. U.S. Holders would also be subject to annual information reporting requirements. In addition, if we were a PFIC in a taxable year in which we paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

145

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of our ordinary shares and warrants.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of ordinary shares (including constructive dividends), and the proceeds received on the disposition of ordinary shares and warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of 8i ordinary shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to the Company’s securities, subject to certain exceptions (including an exception for Diginex securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Diginex securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Singapore NewCo securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Singapore Tax Considerations

The following is a discussion on certain Singapore income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Singapore laws. You should consult your tax advisers concerning the overall tax consequences of acquiring, owning or selling the ordinary shares of the Company.

Dividends or Other Distributions with Respect to Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of the Company’s ordinary shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of ordinary shares in an investee company between June 1, 2012 and May 31, 2022 are generally not taxable if immediately prior to the date of the relevant disposal, the investing company has held at least 20% of the ordinary shares in the investee company for a period of at least 24 months.

146

Goods and Services Tax

The issue or transfer of ownership of the Company’s ordinary shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s ordinary shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s ordinary shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

147

expenses related to the offering

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our ordinary shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

USD
SEC registration fee	$14,880.05
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Printing expenses	1,000.00
Miscellaneous expenses	600.00
Total	51,480.05

LEGAL MATTERS

The validity of the ordinary shares, as well as matters relating to Singapore law, have been passed upon for us by Shook Lin & Bok LLP.

EXPERTS

The financial statements of Diginex Limited as of March 31, 2020 and 2019, and for the years then ended, included in this registration statement have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon and included in this registration statement, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). All current directors reside outside the United States and a substantial portion of its assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or to enforce against it in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be enforced by commencing an action in the courts of Singapore for the amount due under the judgment.

148

Civil liability provisions of the federal and state securities laws of the United States permit the award of punitive damages against the Company, its directors and officers. Singapore courts would not recognize or enforce judgments against the Company, its directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities laws of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. In particular, Singapore courts do generally not award punitive damages for breaches of contract. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is procured by fraud, its enforcement would be contrary to public policy, or the proceedings in which the judgment was obtained were opposed to natural justice.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and our other materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our corporate website is www.diginex.com. The information contained on our website is not a part of this prospectus.

149

Interim condensed consolidated financial statements as of September 30, 2020 and 2019

Interim condensed consolidated statement of profit or loss	F-85

Interim condensed consolidated statement of comprehensive loss	F-86

Interim condensed consolidated statement of financial position	F-87

Interim condensed consolidated statement of changes in equity	F-88

Interim condensed consolidated statement of cash flows	F-89

Notes to the interim condensed consolidated financial statements	F-90

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Diginex Limited

Opinion on the Combined and Consolidated Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of Diginex Limited (the “Company”) as of March 31, 2020 and 2019, and the related combined and consolidated statements of profit or loss, comprehensive (loss) income, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the combined and consolidated financial statements). In our opinion, the combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

As discussed in note 2.1 to the combined and consolidated financial statements, the Company has incurred losses from continuing operations since inception and has a working capital deficiency as of March 31, 2020 that raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans that alleviated the substantial doubt are discussed in note 2.1. Our opinion is not modified with respect to that matter.

Basis for Opinion

These combined and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined and consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the generally accepted auditing standards established by the Auditing Standards Boards (United States) and in accordance with the auditing standards of PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined and consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2019.

New York, New York

September 18, 2020

F-2

DIGINEX LIMITED

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

31 MARCH 2020 AND 2019

F-3

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF PROFIT OR LOSS

For the years ended 31 March 2020 and 31 March 2019

	Notes	Year ended 31 March 2020	Year ended 31 March 2019
		USD	USD
CONTINUING OPERATIONS
Revenue	3	494,622	950,064
		494,622	950,064
General and administrative expenses	4	(42,984,644)	(18,885,901)

OPERATING LOSS		(42,490,022)	(17,935,837)

Other (losses) gains, net	6	(382,808)	30,628,170
Impairment losses on financial assets, net	7	(12,553,919)	(39,090,851)
Impairment of goodwill	18	-	(457,818)
Finance costs, net	8	(1,851,527)	(1,139,211)
Share of loss of an associate	9	-	(12,270,686)

LOSS BEFORE TAX		(57,278,276)	(40,266,233)
Income tax expense	10	-	-

LOSS FROM CONTINUING OPERATIONS		(57,278,276)	(40,266,233)
DISCONTINUED OPERATIONS
(Loss) profit from discontinued operation (attributable to the ordinary equity holders of the Company)	35	(857,554)	56,986,946

(LOSS) PROFIT FOR THE YEAR		(58,135,830)	16,720,713

(Loss) profit attributable to:
Owners of the Company		(57,716,069)	16,810,157
Non-controlling interests		(419,761)	(89,444)
		(58,135,830)	16,720,713
(LOSS) PER SHARE FOR LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) per share	11	(53.12)	(40.52)

EARNINGS PER SHARE FOR (LOSS) PROFIT FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	11	(0.80)	57.35

(LOSS) EARNINGS PER SHARE FOR (LOSS) PROFIT ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	11	(53.92)	16.83

F-4

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

For the year ended 31 March 2020 and 31 March 2019

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD

(LOSS) PROFIT FOR THE YEAR	(58,135,830)	16,720,713

OTHER COMPREHENSIVE (LOSS) INCOME
Exchange gains on translation of foreign operations	22,903	6,296

TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE YEAR	(58,112,927)	16,727,009
Total comprehensive (loss) income attributable to:
Owners of the Company	(57,693,166)	16,816,453
Non-controlling interests	(419,761)	(89,444)
	(58,112,927)	16,727,009
Total comprehensive (loss) income attributable to Owners of the Company arises from:
Continuing operations	(56,865,612)	(40,170,493)
Discontinued operations	(857,554)	56,986,946
	(57,693,166)	16,816,453

The above combined and consolidated statement of comprehensive (loss) income should be read in conjunction with the accompanying notes.

F-5

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At 31 March 2020 and 2019

		At 31 March	At 31 March
	Notes	2020	2019
		USD	USD
ASSETS
Intangible assets	12	10,669,116	-
Property, plant and equipment	13	1,219,721	1,929,216
Right-of-use assets	14	2,879,032	4,830,098
Loan receivables, net of allowance	15	-	8,218,228
Financial assets at fair value through profit or loss	16	49,011	437,580
Financial assets at amortized cost	17	400,000	1,650,000
Prepayment, deposits and other receivables, non-current	19	1,246,947	1,246,947
Amount due from an associate	20	-	1,991,988

Non-current assets		16,463,827	20,304,057

Trade receivables	19	72,652	104,298
Prepayment, deposits and other receivables	19	1,808,179	192,482
Amount due from an associate	20	977,421	-
Amounts due from related companies	21	12,392	11,279
Amounts due from shareholders	21	37,726	101,099
Client assets	22	543,910	-
Digital assets	23	329,827	-
Cash and cash equivalents		988,836	740,061

Current assets		4,770,943	1,149,219

TOTAL ASSETS		21,234,770	21,453,276

(DEFICIT) EQUITY
Share capital	24	54,156,279	13,382,920
Share-based payment reserve	25	10,356,664	634,462
Foreign currency translation reserve	26	14,048	(8,855)
Accumulated losses	26	(68,186,372)	(10,094,383)
Shareholders’ (deficit) equity attributable to the owners of the Group		(3,659,381)	3,914,144
Non-controlling interests		(205,795)	(61,954)

Total (deficit) equity		(3,865,176)	3,852,190

LIABILITIES
Lease liabilities, non-current	28	945,374	3,078,331

Non-current liabilities		945,374	3,078,331

Amounts due to directors	21	374,604	356,855
Loans from shareholder	21	10,711,563	10,406,249
Amounts due to shareholders	21	1,686	-

Client liabilities	22	543,910	-
Lease liabilities, current	28	2,132,877	1,944,507
Other payables and accruals	29	9,714,932	1,787,464
Notes payable	30	675,000	-
Tax payable		-	27,680

Current liabilities		24,154,572	14,522,755

Total liabilities		25,099,946	17,601,086

TOTAL (DEFICIT) EQUITY AND LIABILITIES		21,234,770	21,453,276

The above combined and consolidated statement of financial position should be read in conjunction with the accompanying notes.

F-6

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the years ended 31 March 2020 and 31 March 2019

		Attributable to owners of the Group
		Share capital		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
	Note	Shares	Amount	reserve	reserve	Losses	Total	interests	equity
			USD	USD	USD	USD	USD	USD	USD
Balance at 1 April 2018		1,020,400	10,572,482	-	(15,151)	(285,077)	10,272,254	-	10,272,254
Shares issued for cash during the year	24	7,424	2,412,868	-	-	-	2,412,868	-	2,412,868
Shares issued for consulting services	24	990	242,635	-	-	-	242,635	-	242,635
Shares issued as consideration for acquisition of a subsidiary	24	816	199,920	-	-	-	199,920	-	199,920
Expenses related to raise of capital	24	-	(44,985)	-	-	-	(44,985)	-	(44,985)
Shares repurchased	24	(55,727)	-	-	-	(6,619,463)	(6,619,463)	-	(6,619,463)
Total income (loss) for the year		-	-	-	-	16,810,157	16,810,157	(89,444)	16,720,713
Total other comprehensive income for the year		-	-	-	6,296	-	6,296	-	6,296
Acquisition of a subsidiary	34	-	-	-	-	-	-	27,490	27,490
Interim 2019 dividend	27	-	-	-	-	(20,000,000)	(20,000,000)	-	(20,000,000)
Equity-settled share-based payments	25	-	-	634,462	-	-	634,462	-	634,462

Balance at 31 March 2019		973,903	13,382,920	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190

Balance at 1 April 2019	24	973,903	13,382,920	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190
Shares issued for cash during the year	24	214,753	31,831,174	-	-	-	31,831,174	-	31,831,174
Shares issued for consulting services	24	17,081	2,709,854	-	-	-	2,709,854	-	2,709,854
Shares issued for intangible assets	12	35,088	5,400,043	-	-	-	5,400,043	-	5,400,043
Shares issued to employees	5	10,522	1,745,447	-	-	-	1,745,447	-	1,745,447
Expenses related to raise of capital	24	-	(913,159)	-	-	-	(913,159)	-	(913,159)

F-7

		Attributable to owners of the Group
		Share capital		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
	Note	Shares	Amount	reserve	reserve	Losses	Total	interests	equity
			USD	USD	USD	USD	USD	USD	USD
Total income (loss) for the year		-	-	-	-	(57,716,069)	(57,716,069)	(419,761)	(58,135,830)
Total other comprehensive income for the year		-	-	-	22,903	-	22,903	-	22,903
Acquisition of a subsidiary	34	-	-	-	-	(375,920)	(375,920)	275,920	(100,000)
Equity-settled share-based payments	25	-	-	9,722,202	-	-	9,722,202	-	9,722,202

Balance at 31 March 2020		1,251,347	54,156,279	10,356,664	14,048	(68,186,372)	(3,659,381)	(205,795)	(3,865,176)

The above combined and consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

F-8

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended 31 March 2020 and 31 March 2019

	Note	Year ended 31 March 2020	Year ended 31 March 2019
		USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss) Profit from:
Continuing operations		(57,278,276)	(40,266,233)
Discontinued operations		(857,554)	56,986,946

(LOSS) PROFIT INCLUDING DISCONTINUED OPERATIONS		(58,135,830)	16,720,713
Adjustment for:
Gain on bargain purchase of a subsidiary	34.1	-	(82,470)
Realized gain on fair value of investment in associate	6	-	(42,571,418)
Impairment of goodwill	18	-	457,818
Impairment losses	7	12,553,919	39,090,851
Net fair value losses on financial assets at fair value through profit or loss	6	210,899	630,853
Net loss on sale of financial assets at fair value through profit or loss	6	221,626	11,665,824
Finance costs	8	1,851,527	1,139,285
Depreciation – property, plant and equipment	13	791,714	575,109
Depreciation – right-of-use assets	14	1,965,711	1,387,004
Share of loss of an associate	9	-	12,270,686
Shares issued for consulting services	24	2,709,854	242,635
Share-based payments		11,397,317	634,462
Discontinued operations	35	70,331	(58,824,071)
		(26,362,932)	(16,662,719)
Changes in:
Trade receivables		(81,735)	(212,298)
Prepayment, deposits and other receivables		(1,615,696)	(1,275,075)
Income tax expense		(27,680)	-
Client assets		(543,910)	-
Client liabilities		543,910	-
Amounts due from related companies		(1,113)	(9,856)
Other payables and accruals		7,846,029	1,379,759
Amount due to shareholders		1,686	(510,349)
Amounts due to directors		17,749	334,374
Amount due from an associate		(226,308)	(1,991,988)
Amounts due from shareholders		63,372	520,315
Digital assets		(329,827)	-
Discontinued operations		-	(607,741)

Cash (used in) operating activities		(20,716,455)	(19,035,578)
Finance costs paid		(1,561,094)	(419,536)

Net cash (used in) operating activities		(22,277,549)	(19,455,114)

F-9

		Year ended 31 March 2020	Year ended 31 March 2019
	Note	USD	USD
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	13	(69,875)	(2,373,518)
Acquisition of subsidiaries, net of cash acquired	33	(25,000)	(123,609)
Sales of financial assets through profit and loss		155,951	33,992,480
Investment in financial assets through profit and loss	17	(267,773)	(3,811,256)
Intangible assets	12	(5,269,116)	-
Discontinued operations	35	-	(15,550,618)

Net cash (used in) generated from investing activities		(5,475,813)	12,133,479

CASH FLOWS FROM FINANCING ACTIVITIES
Loan receivables	15	(479,749)	(15,700,000)
Repayment of loan receivables	15	-	2,000,000
Loan to an associate	20	(2,000,000)	-
Repayment of amounts due from an associate	20	814,572	-
Advance to a director	21.5	-	(1,000,000)
Repayment of advance to a director	21.5	-	1,000,000
Reduction of lease liabilities	28	(2,390,366)	(1,645,620)
Proceeds from shares issued, net of expenses related to raise of capital	24	30,918,015	2,367,883
Proceeds from loans from shareholders	21.6	5,332,303	14,625,561
Repayment of loans from shareholders	21.6	(4,850,000)	(4,508,829)
Proceeds from third party loan		-	10,000,000
Repayment of third party loan		-	(10,000,000)
Payments for shares repurchase	24	-	(3,144,943)
Proceeds from notes payable	30	675,000	-
Dividend paid	27	-	(20,000,000)
Discontinued operations	35	-	27,949,691

Net cash generated from financing activities		28,019,775	1,943,743

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		266,413	(5,377,892)
Cash and cash equivalents at the beginning of the period		740,061	6,111,657
Effect of foreign exchange rate changes		(17,638)	6,296

CASH AND CASH EQUIVALENTS AT 31 MARCH		988,836	740,061

F-10

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended 31 March 2020 and 31 March 2019

Note a: Non-cash investing and financing activities

Non-cash investing and financing activities during the year ended 31 March 2020, as disclosed in other notes, are:

●	Loan novation of $4,323,530 from a loan receivable to amounts due from an associate (notes 15 and 20),

●	Reclassification of Agora tokens, valued at $200,000 at 1 April 2019, from financial assets at amortized costs to financial assets at fair value through profit and loss (notes 16 and 17),

●	Acquisition of intangible assets amounting to $5,400,043 through the issuance of Company shares (note 12), and

●	Outstanding payable of $75,000 on acquisition of remaining interest in Bletchley Park Asset Management Jersey Limited (note 34.1).

Non-cash investing and financing activities during the year ended 31 March 2019, as disclosed in other notes, are:

●	Adoption of IFRS 16, Leases, of $5,768,624 (note 28),

●	Company shares repurchased through allocation of Madison Holdings Group Limited stock which Diginex took ownership of as consideration of the partial divestment of DHPC valued at $3,474,520 (notes 21.2(f) and 24), and

●	Purchase of DHPC property, plant and equipment through financing (discontinued operations) $25,549,556 (note 13).

The above combined and consolidated statement of cash flows should be read in conjunction with the accompanying notes

F-11

DIGINEX LIMITED

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

31 March 2020

1 Activities

Diginex Limited (the “Company”) was incorporated in Hong Kong with limited liability under the Hong Kong Companies Ordinance. The Company’s registered office is 35/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

The Company is an investment holding company. The Company has various subsidiaries that are incorporated in Hong Kong, People Republic of China (“PRC”), Singapore, Switzerland, Cayman Islands, Japan, Republic of Korea, Germany, Jersey, United Kingdom and United States of America (“collectively, the Group”). The principal activities of its subsidiaries are the provision of financial services and technology solutions for the digital asset trading community.

On 6 May 2019, the Group entered into a non-binding letter of intent (the “LOI”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a British Virgin Islands business company. 8i Enterprises is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The LOI key points were that 8i Enterprises would purchase all of the issued and outstanding shares of the Group in consideration for new issuance of 20,000,000 shares of 8i Enterprises’ common stock.

On 9 July 2019, 8i Enterprises executed a share exchange agreement with the Group and its shareholders (“Group Shareholders”), whereby Group Shareholders agreed to exchange all of their respective shares in the Group in consideration of 20,000,000 shares of 8i Enterprises common stock (“the transaction”).

On 8 October 2019, the signatories of the 9 July 2019 transaction entered into an amendment to the share exchange agreement (the “Amendment”) together with a newly formed Singapore public company (“Singapore NewCo”), pursuant to which Singapore NewCo will issue the 20,000,000 ordinary shares of common stock to the Group Shareholders in exchange for their respective shares in the Group instead of 8i Enterprises doing so as initially envisaged in the transaction.

On 28 January 2020, 8i Enterprises, the Group and its shareholders, and Singapore NewCo entered into an amendment to the share exchange agreement (the “Second Amendment”), for the purpose of increasing the size of the Group’s permitted pre-closing date private placement of its ordinary shares from $30 million to $50 million.

On 6 May 2020, 8i Enterprises, the Group and its shareholders, and Singapore Newco entered into a third amendment to the share exchange agreement (the “Third Amendment”) to, among others, increase the number of Singapore NewCo ordinary shares issuable to the Group Shareholders from 20,000,000 to 25,000,000.

On 24 June 2020, 8i Enterprises, the Group and its shareholders, and Singapore Newco entered into a fourth amendment to the share exchange agreement (the “Fourth Amendment”) to, among others, exempt 5,000,000 out of the 25,000,000 Singapore Newco ordinary shares from otherwise applicable lock-up restrictions.

On 15 September 2020, the shareholders of 8i Enterprises voted to approve the proposed business combination transaction with Diginex Limited at a Special Meeting of Shareholders.

F-12

These combined and consolidated financial statements are presented in US dollars (USD), which is the same as the functional currency of the Company.

These combined and consolidated financial statements for the years ended 31 March 2020 and 31 March 2019 were authorized for issue by the Board of Directors on 18 September 2020. The Company’s board of directors have the power to amend the combined and consolidated financial statements after issue.

1.1 Summary of significant transactions

During the year ended 31 March 2020, the Group incurred the following significant transactions that significantly affect the financial position and performance of the Group:

●	Impairment of financial assets of $12,553,919 (note 7)

●	Capitalization of intangible assets amounting to $10,669,116 in relation to the build out of a digital asset exchange and custody solution (note 12)

●	A substantial increase in employee benefit expenses primarily due to the increase in headcount, change in terms of the employee share option scheme (note 25) and the issuance of share awards as part of a compensation deferral scheme as detailed in note 5.1(b).

●	Cash and non-cash issuance of share capital, net of capital raise expenses of $40,773,359 (note 24)

2 Basis of preparation

These combined and consolidated financial statements for the years ended 31 March 2020 and 31 March 2019 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

These combined and consolidated financial statements correspond to the classification provisions contained in IAS 1 (revised), “Presentation of Financial Statements”. Accounting policies have been applied consistently to all periods presented in these combined and consolidated financial statements. The combined and consolidated financial statements comprise of the statement of financial position as of 31 March 2020 with comparative statement of financial position as on 31 March 2019; the statement of profit or loss, the statement of comprehensive income (loss), the statement of changes in equity, and the statement of cash flows for the year ended 31 March 2020 with comparatives for the year ended 31 March 2019.

The Group has prepared its subsidiaries’ financial statements in accordance with the recognition, measurement and disclosure principles of IFRS as issued and published by the IASB. The combined and consolidated financial statements have been prepared on a historical cost basis, except for financial instruments, which are measured at fair value.

F-13

2.1 Going concern basis of accounting

The combined and consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligations, working capital requirements and capital expenditures as and when they fall due. Future cash flow projections have been analyzed to establish the cash requirements over the coming 12 months which highlight a need for the Group to raise additional capital and/or reduced expenses as necessary. Since incorporation, the Group has incurred losses but has been able to fund them via raising funds from investors, proceeds from the divestment of a business line, short term funding from two shareholders and an international bank and entering into a $20m credit facility from the founder of the business. Since 31 March 2020, the group has raised $25m via a convertible bond (note 38) which mandatorily converts to equity on a listing of the Company. Of the $20m credit facility, only $10.7m has been utilized as at 31 March 2020 and was fully repaid by 9 September 2020 as highlighted in note 38. The founder has provided assurances that the credit facility can be extended from its current maturity date of 31 July 2021 or to such a time as the company is successfully listed, and that the limit of the facility could be increased if necessary, to meet funding requirements for the next 12 months from the date these financial statements were issued. In addition to the above options to raise capital, management also has the ability to control or reduce cash outflows as necessary as witnessed via the sale of the Solutions business and the rationalization of headcount and other costs post the balance sheet date. Taking into account the ability for the Group to raise finances and management’s ability control costs, management has alleviated the doubt about the Group’s ability to continue as a going concern.

2.2 Changes in accounting policies and disclosures

New IFRS standards adopted during the year

The accounting policies adopted in the preparation of the combined and consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 March 2019 except for the adoption of the new standards and interpretations noted below:

●	IFRIC 23: “Uncertainty over Income Tax Treatments” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IFRS 9: “Prepayment Features with Negative Compensation” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 28: “Long-term interests in Associates and Joint Ventures” (effective for fiscal periods beginning on or after 1 January 2019)

●	Annual improvements to IFRS Standards 2015-2017 Cycle (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 19: “Plan Amendment, Curtailment or Settlement” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to References to the Conceptual Framework in IFRS Standards (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IFRS 3: “Definition of a Business” (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IAS 1 and IAS 8: “Definition of Material” (effective for fiscal periods beginning on or after 1 January 2020)

F-14

The adoption of these new or amended standards did not have a material impact on the Group’s financial position or results from operations in the year ended 31 March 2020.

2.3 Future changes in accounting policies – Standards issued but not yet effective

Standards issued but not yet effective up to the date of issuance of the Group’s combined and consolidated financial statements are listed below. The Group intends to adopt these standards when they become effective and if considered relevant to the Group.

●	IFRS 17: Insurance Contracts (effective for fiscal periods beginning on or after 1 January 2021)

●	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (effective date is deferred indefinitely)

●	Amendments to IAS 1: “Classification of Liabilities as Current or Non-current” and “Presentation of Financial Statements” (effective for fiscal periods beginning on or after 1 January 2023)

●	Amendments to IAS 16: “Property, Plant and Equipment – Proceeds before Intended Use” (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IAS 37: “Onerous Contracts – Cost of Fulfilling a Contract” (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IFRS 3: “Reference to the Conceptual Framework (effective for fiscal periods beginning on or after 1 January 2022)

●	Annual Improvements to IFRS Standards 2018–2020 (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform (effective for fiscal periods beginning on or after 1 January 2022)

Management is continuing to assess the impact of the above newly issued standards to the Group’s combined and consolidated financial statements. Based on assessment on reporting date, management does not anticipate that the adoption of the above newly issued standards will have a material impact to the Group’s combined and consolidated financial statements.

2.4 Significant accounting estimates and judgements

The preparation of the Group’s combined and consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

F-15

Estimation and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial period, are discussed below:

Useful lives of intangible assets

The Group’s management determines the estimated useful lives of its intangible assets for calculating amortization. This estimate is determined after considering the expected usage of the asset and the impact of expected residual value. Management reviews the useful lives annually and the future amortization charge would be adjusted where management believes that the useful lives differ from previous estimates.

Impairment of intangible assets

At each reporting date, the Group reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Management reviews the useful lives annually and the future depreciation charge would be adjusted where management believes that the useful lives differ from previous estimates.

Impairment of property, plant and equipment

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment to determine whether there is any indication that the residual value of those assets is less than the carrying amount. If any such indication exists, an impairment assessment is performed to determine the residual value and the associated impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the residual value of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

F-16

Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment.

Income taxes

The Group is subject to income taxes in several jurisdictions. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Impairment of goodwill

Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. The impairment test is performed by comparing carrying amount and the recoverable amounts of assets. The recoverable amount of goodwill is determined from the higher of fair value less costs of disposal and value in use calculation. If the recoverable amount declines below the carrying amount, impairment losses are recognized. The recoverable amount under value in use calculation is mainly calculated based on the discounted cash flow model. Certain assumptions are made for the discount rates, the growth rates, revenues from customers and operating costs.

Impairment of financial assets

The measurement of impairment losses under IFRS 9, Financial Instruments, across all categories of financial assets requires judgement, in particular, the estimation of the amount and timing of future cash flows when determining impairment losses and the assessment of a significant increase in credit risk. These estimates are driven by a number of factors, changes in which can result in different levels of allowances.

At each reporting date, the Group assesses whether there has been a significant increase in credit risk for exposures since initial recognition by comparing the risk of default occurring over the expected life between the reporting date and the date of initial recognition. The Group considers reasonable and supportable information that is relevant and available without undue cost or effort for this purpose. This includes quantitative and qualitative information and also forward-looking analysis.

Impairment of loans receivables

The Group uses the simplified approach under IFRS 9 to assess impairment of loans receivables and calculates Expected Credit Losses (ECLs) based on lifetime expected credit losses. The Group calculates the ECL based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, and an assessment of both the current and forecast general economic conditions at the end of reporting period. Where the estimation is different from the original estimate, such difference will affect the carrying amounts of loan receivables and thus the impairment loss in the period in which such estimate is changed. The Group keeps assessing the expected credit loss of loan receivables during their expected lives.

F-17

Revenue from transaction verification service (discontinued operations)

The Group generated revenue by providing computer processing activities for digital assets generation and transaction processing services. The Group receives consideration for providing these services in the form of digital assets, namely Ether (“ETH”).

The Group has determined that the substance of its transaction verification services activities is classified as a service provision under the scope of IFRS 15 Revenue from Contracts with Customers notwithstanding that there is no contractual arrangement under which it provides such services as the services are provided instead through open source software being the blockchain protocol. Furthermore, the Group is unable to determine in advance the consideration that it will receive, if any, for the services that it provides and, therefore, the Group is unable to estimate reliably the outcome of its activities in advance of actual receipt of consideration in the form of digital assets. Because of the uncertainty over both the timing and amount of the consideration that the Group will receive for undertaking transaction verification services activities, management has determined that revenue should only be recognized on actual receipt of digital assets as consideration for services provided.

Digital assets received for transaction verification services activities are, therefore, recognized as revenue at fair value on the day of receipt in a private digital asset wallet controlled by the Group. The fair value of digital assets received is determined in accordance with the Group’s accounting policy; digital assets received are recognized immediately as digital assets inventory. As revenues from transaction verification services activities is measured on an as received basis revenues are neither earned on a constant basis neither over time, nor necessarily in a direct relationship to computer processing capacity utilized. As a consequence, future generation of digital assets and, therefore future revenues, from transaction verification services activities may be subject to volatility due to factors outside the Group’s control.

Share-based payment expenses

The fair value of the share options granted to the directors, employees and consultants determined at the date of grant of the respective share options is expensed over the vesting period, with a corresponding adjustment to the Group’s share-based payment reserve. In assessing the fair value of the share options, a binomial model was used to calculate the fair value of the share options. The option pricing model require the input of subjective assumptions, including the volatility of its own ordinary shares and the expected life of options. Any changes in these assumptions can significantly affect the estimate of the fair value of the share options.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the combined and consolidated financial statements:

Functional currency

The Group’s operating costs, borrowing, revenue contracts and investments are primarily in USD, and are expected to remain principally denominated in USD in the future. Management has determined USD as the Group’s functional currency and presented the combined and consolidated financial statements in USD to meet the requirements of users.

F-18

Intangibles

The Group classifies acquired and capitalized software development costs as intangible assets. Under IAS 38 the Group has elected to measure intangibles at cost rather than a revalued amount.

Digital Assets

The Group holds digital assets and classifies these as intangible assets. Under IAS 38 the Group has elected to measure digital assets at revalued amount on the basis that an active market exists.

Property, plant and equipment

The Group has acquired and capitalized property, plant and equipment as fixed assets. Under IAS 16 the Group has elected to measure such assets at cost rather than a revalued amount.

Lease commitments - Group as a lessee

The Group has entered into several rental agreements. The Group has determined these agreements to be leases in accordance with IFRS 16, Leases, and accounts for these agreements as such. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

Financial instruments

In the process of classifying a financial instrument, management has made various judgments. Judgment is needed to determine whether a financial instrument, or its component parts, on initial recognition is classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IFRS 9, in particular, whether the instrument includes a contractual obligation to deliver cash or another financial asset to another entity.

Related party transactions

The Group has entered into transactions with a person or entity that is considered related to the Group under IAS 24, which require separate disclosure. A person or entity is considered a related party if classifications are met under the definition set out in note 2.5. There are many related party transactions that require judgment by management that have been disclosed in note 21.

Reclassifications

Certain reclassifications have been made to the prior year combined and consolidated financial statements to conform to the current year presentation. The reclassification had no impact on previously report profit for the year nor accumulated losses.

F-19

2.5 Summary of significant accounting policies

Principles of consolidation and equity accounting

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the Group except for common control business combination.

Intercompany transactions, balances and unrealized gains on transactions between group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the combined and consolidated statement of profit or loss and other comprehensive income (loss), combined and consolidated statement of changes in equity and combined and consolidated statement of financial position respectively.

Associates

Associates are entities over which the Group has significant influence but not control or joint control. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at fair value.

Equity method accounting

Under the equity method of accounting, the investments are initially recognized at cost, adjusted for fair value and thereafter to recognize the Group’s share of the post-acquisition profits or losses of the investee in profit or loss, and the Group’s share of movements in other comprehensive income of the investee in other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

When the Group’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, including any other unsecured long-term receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Unrealized gains on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Accounting policies of equity-accounted investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

The carrying amount of equity-accounted investments is tested for impairment at least annually.

F-20

Changes in ownership interests

The Group treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within equity attributable to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is re-measured to its fair value with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognized in other comprehensive income are reclassified to profit or loss where appropriate.

Business combinations

The acquisition method of accounting is used to account for all business combinations other than common control business combination, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:

●	fair values of the assets transferred;
●	liabilities incurred to the former owners of the acquired business;
●	fair value of equity interests issued by the Group; and
●	fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquired entity on an acquisition- by-acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. Acquisition related costs are expensed as incurred.

The excess of the consideration transferred, amount of any non-controlling interest in the acquired entity, and acquisition-date fair value of any previous equity interest in the acquired entity, over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently re-measured to fair value with changes in fair value recognized in profit or loss.

F-21

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date. Any gains or losses arising from such re-measurement are recognized in profit or loss.

Discontinued operations

A discontinued operation is a component of an entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single coordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately in the statement of profit or loss.

Revenue recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Group recognizes revenue from contracts with customers based on a five-step model as set out in IFRS 15:

Step 1. Identify contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer

Step 3 Determine the transaction price: The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, the Group allocates the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Group expects to be entitled in exchange for satisfying each performance obligation.

Step 5. Recognize revenue when (or as) the Group satisfies a performance obligation.

The Group recognized revenue when (or as) a performance obligation is satisfied, i.e. when control of the goods or services underlying the particular performance obligation is transferred to customers.

The Group satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

a)	The Group’s performance does not create an asset with an alternate use to the Group and the Group has as an enforceable right to payment for performance completed to date.
b)	The Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.
c)	The customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Company performs.

F-22

For performance obligations where one of the above conditions are not met, revenue is recognized at the point in time at which the performance obligation is satisfied.

When the Group satisfies a performance obligation by delivering the promised goods or services it creates a contract-based asset on the amount of consideration earned by the performance. Where the amount of consideration received from a customer exceeds the amount of revenue recognized this gives rise to a contract liability.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

Revenue is recognized to the extent it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably.

The Group recognized revenue from the following major sources:

●	Provision of Capital Markets services
●	Provision of Asset Management services
●	Trading, OTC and Proprietary
●	Provision of Custody Services for digital assets
●	Provision of Transaction Verification services (discontinued operations)
●	Provision of Blockchain Solution services (discontinued operations)

Capital Markets and Blockchain Solutions services (discontinued operations) income is recognized over the service period based on services provided as the customer simultaneously receives and consumes the services provided by the Group over the period. Payment of the transaction is in line with agreed terms when the services are rendered to the customers. The Group has the primary responsibility for providing the services to the customer or for fulfilling the order, for example, by being responsible for the acceptability of the services ordered by the customer. The Group recognizes the revenue from both services over time.

For the Asset Management services, the Group receives management fees at agreed rates. Management fee income is recognized on a time-proportion basis at agreed percentages on the value of assets held under managements. The Group recognizes the revenue from asset management services over time.

The Group conducts over the counter “OTC” trades where the Group acts as principal in a trade between counterparties looking the buy or sell digital assets. The Group earns revenue by charging a commission to execute such trades and recognizes revenue at a point in time when the trade is complete. The Group also participates in proprietary trading and earns revenues, at a point in time, when executing buy and sell orders on various exchanges.

In February 2020, the Group launched its cold wallet Custody solution, Kelvin, for digital assets. The warm wallet solution, Helios, was launched in April 2020. Revenue is generated from holding client digital assets with the revenue recognized over the service period. Revenues are also generated, at a point in time, when clients withdraw assets from the custody platform.

F-23

For the Transaction Verification services, which is classified under discontinued operations, the Group provided computer processing activities within digital currency networks, commonly termed “mining”. The Group receives digital assets, namely ETH, as consideration for these services. Revenue is measured based on the fair value of the digital assets received. The fair value is determined using the spot price of the digital assets on the date of receipt. The Group recognizes the revenue from transaction verification at a point in time. These revenues are now classified as discontinued following the divestment of DHPC in July 2018.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Cost of an item of property plant and equipment comprises its acquisition cost including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the combined and consolidated statement of profit or loss as incurred. The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. Depreciation is computed on a straight-line method based on estimated useful lives of assets as follows:

Furniture and fixtures	5 years
Office equipment	5 years
Leasehold improvement	Over the lease terms

The assets’ residual values and useful lives are reviewed and adjusted if appropriate, at each financial position date to determine whether there is an indication of impairment. If any such indication exists, an impairment loss is recognized in the combined and consolidated statement of profit and loss impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

The carrying amounts are reviewed at each reporting date to assess whether they are recorded in excess of their recoverable amounts, and where carrying values exceed this estimated recoverable amount, assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the combined and consolidated statement of profit or loss in the year the asset is derecognized.

Intangible Assets

Intangible assets, other than digital assets, acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination, or otherwise, is their cost at the date of acquisition including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

F-24

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible assets may be impaired. The amortization period and the amortization method for intangible assets with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the combined and consolidated statement of profit or loss in the expense category that is consistent with the function of the intangible assets.

Intangible assets with indefinite lives are described below in Digital Assets.

Digital Assets

Digital assets consist of cryptocurrency and are classified as current assets. In accordance with IAS 38, digital assets are initially recognized at cost and the Group has adopted an accounting policy to apply the revaluation model for subsequent measurements as the fair value can be reliably measured.

Digital assets are classified as current assets as they are regularly traded on exchange platforms globally between willing buyers and sellers which provides a high degree of liquidity.

Digital assets are considered to have indefinite lives and therefore are not amortized but subject to review for impairment.

The increase in carrying value at the end of the measurement period is to be recognized in equity through other comprehensive income and presented as revaluation surplus in equity, unless and to the extent it reverses a revaluation decrease previously recognized in the Profit or Loss ; a decrease in carrying value at the end of the measurement period is to be recognized in the profit and loss, unless and to the extent of any credit balance existing in the revaluation surplus associated with the underlying asset, in which case the debit will be recognized through other comprehensive income to reduce the revaluation surplus.

When digital assets are exchanged or sold for traditional (fiat) currencies, such as the US dollar, the digital assets are derecognized when the Group has transferred substantially all the risk and rewards of ownership.

Capitalized Software Development

External spend on software development costs is capitalized in accordance with IAS 38, Intangible Assets, when controlled by the Company, when future economic benefits of such software are probable and the cost of such software can be reliably measured.

Following initial recognition of capitalized software development costs, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete, and the asset is available for use. Amortization is recorded in the combined and consolidated statement of profit or loss over the period of expected future benefit. During the period of development, the asset is tested for impairment annually.

F-25

Amortization of the following intangibles assets are provided for on a straight-line basis over the estimated useful lives:

Capitalized Software Development	5 years
Software	5 years

Gains or losses arising from derecognition of intangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the combined and consolidated statement of profit or loss when the asset is derecognized.

Goodwill

Goodwill is not amortized but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired and is carried at cost less accumulated impairment losses.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The units or groups of units are identified at the lowest level at which goodwill is monitored for internal management purposes, being the operating segments.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than it’s carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the combined and consolidated statement of profit or loss and the comprehensive income (loss), unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in combined and consolidated statement of profit or loss and the comprehensive income (loss).

F-26

Trade and other receivables

Trade receivables are amounts due from customers for services performed in the ordinary course of business. If collection of trade and other receivables is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

Cash and cash equivalents

For the purpose of the combined and consolidated statement of cash flows, cash and cash equivalents represent cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term highly liquid investments which are readily convertible into known amounts of cash and subject to an insignificant risk of change in value. As at 31 March 2020 and 2019, the business held cash at bank. In 2020 the Group also held cash on various exchanges related to the proprietary trading business.

Client assets and liabilities

Client money is represented as both an asset and liability on the combined and consolidated statement of financial position. The monies relate to funds deposited with the Group in either fiat or digital asset format for the purpose of executing OTC trades. The monies are either held with a bank or digital asset custodian to which Diginex has control over and bears any associated risk.

Share capital

Ordinary shares, which are regarded as equity instruments, issued by the Company are recorded at the proceeds received, net of direct issue costs.

The Company also issues shares as awards and consideration. The cost of the share awards is measured at the fair value of the goods and services received; and secondarily at the fair value of the awards at the grant date. Share based payment is recognized as an expense for services obtained or assets for consideration paid.

Other payables and accruals

Other payables and accruals are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

F-27

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the combined and consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognized in profit or loss, except when it relates to items recognized in other comprehensive income or directly in equity, in which case the deferred tax is also recognized in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Leases

The Group has elected to early adopt IFRS 16, Leases. As a result of early adoption, the Group has applied the following accounting policy for leases recognition in the preparation of its combined and consolidated financial statements:

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Group accounts for each lease component within the contract as a lease separately from non-lease components of the contract.

The Group determines the lease term as the non-cancellable period of a lease, together with both:

a)	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and
b)	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

F-28

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

In applying IFRS 16, the Group elected a simplified approach for leases with a remaining lease term of less than 12 months as of 1 January 2019 and an expense is recognized over the lease period using a straight-line methodology.

The Group as lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Group estimates the stand-alone price, maximizing the use of observable information.

For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

a)	is within the control of the Group; and
b)	affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Group recognizes a right-of-use asset and a lease liability classified separately on the combined and consolidated statement of financial position.

Right-of use assets

The right-of-use asset is initially recognized at cost comprising of:

a)	amount of the initial measurement of the lease liability;
b)	any lease payments made at or before the commencement date, less any lease incentives received;
c)	any initial direct costs incurred by the Group; and
d)	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognized as part of the cost of right-of-use asset when the Group incurs an obligation for these costs. The obligation for these costs are incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Group amortizes the right of use asset over the term of the lease where the right of use asset meets the definition of property and equipment. In addition, the right of use asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements of the lease liability.

F-29

Financial assets

Classification and measurement

The Group initially measures a financial asset at its fair value net of transaction costs, except if a financial asset is not measured at fair value through profit or loss.

Regarding debt financial instruments, under IFRS 9, these are measured at fair value through profit or loss (“FVTPL”), amortized cost, or fair value through other comprehensive income (“FVOCI”). The classification is based on two criteria: the Group’s business model for managing the asset and whether the instrument’s contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding (the ‘SPPI criterion’).

The classification and measurement of the Group’s financial instruments are, as follows:

●	Financial instruments measured at amortized cost: Trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture, investments in privately held companies and loan receivables are measured at amortized cost as they are held by the Group with the objective to collect contractual cash flows that meet the SPPI criterion.
●	Financial instruments measured at FVOCI: Gains or losses are recycled to profit or loss on de-recognition. Financial assets in this category that meet the SPPI criterion and are held within a business model both to collect cash flows and to sell. The company had no financial instruments measured at FVOCI in year end 31 March 2020 or the year to 31 March 2019.

All other financial instruments are measured at FVTPL at initial recognition, where gains and losses are recognized entirely in profit or loss.

De-recognition

A financial asset (or, where applicable a part of a financial asset or part of a Group of similar financial assets) is de-recognized when:

●	The rights to receive cash flows from the asset have expired.
●	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognized to the extent of the Group’s continuing involvement in the asset.

In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained. Continuing involvement that takes the form of a guarantee over the transferred asset, is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

F-30

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (“ECL”) for financial assets not held at FVTPL.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Financial liabilities

The Group classifies its financial liabilities in the following measurement categories:

●	those to be measured subsequently at fair value through profit or loss, and
●	those to be measured at amortized cost

For liabilities measured at fair value, gains and losses will be recorded in profit or loss.

Financial liabilities will be measured at amortized cost, except for financial liabilities at fair value through profit or loss. As at 31 March 2020 and 31 March 2019, all of the Group’s financial liabilities are measured at amortized costs.

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the combined and consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Provisions

Provisions are recognized when the Group has a legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated.

F-31

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation at the end of the reporting period, using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of receivable can be measured reliably.

Employee benefits

Employee leave entitlements

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the combined and consolidated statement of financial position date.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

Retirement benefit costs

For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

Share-based payments

Share Options

The Group operates a share option scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including directors) and consultants of the Group may receive remuneration in the form of share-based payments, whereby the employees and consultants render services as consideration for equity instruments (“equity-settled transactions”).

The fair value of the employee and consultancy services received in exchange for the grant of the options is recognized as an expense with a corresponding increase in share-based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting and service conditions. It recognizes the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

F-32

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. All differences are taken to combined and consolidated statement of profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s and the Company’s combined and consolidated financial statements in the period in which the dividends are approved by the Company’s shareholders or directors, where appropriate.

Related parties

A related party is a person or entity that is related to the Group.

(a)	A person or a close member of that person’s family is related to the Group if that person:

i.	has control or joint control over the Group;
ii.	has significant influence over the Group; or
iii.	is a member of key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions apply:

i.	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
ii.	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
iii.	Both entities are joint ventures of the same third party.
iv.	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
v.	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.
vi.	The entity is controlled or jointly controlled by a person identified in (a).
vii.	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).
viii.	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability, or
●	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to by the Group

F-33

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs, other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

Current versus non-current classification

The Group presents assets and liabilities in the combined and consolidated statement of financial position based on current/non-current classification. An asset as current when it is:

●	Expected to be realized or intended to be sold or consumed in normal operating cycle
●	Held primarily for the purpose of trading
●	Expected to be realized within twelve months after the reporting period, or
●	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is current when:

●	It is expected to be settled in normal operating cycle
●	It is held primarily for the purpose of trading
●	It is due to be settled within twelve months after the reporting period, or
●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Group classifies all other liabilities as non-current.

F-34

3 Revenue

An analysis of the Group’s revenue from the continuing operations for the reporting year/period is as follows:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Capital Markets service income	291,315	900,085
Asset management fee income	119,857	46,763
Trading income	78,833	3,216
Custody service income	4,202	-
Other income	415	-
	494,622	950,064

During the year ended 31 March 2020, the Group also generated revenue from discontinued operations of $251,097 through the provision of Blockchain Solutions services (2019: $394,340). Additionally, the Group generated revenue during the year ended 31 March 2019 from discontinued operations of $1,063,273 through transaction verification services (2020 Nil).

4 General and administrative expenses

	Note	Year ended 31 March 2020	Year ended 31 March 2019
		USD	USD
Auditor’s remuneration		326,557	52,564
Depreciation of property, plant and equipment	13	791,714	575,108
Depreciation of right-of-use assets	14	1,965,711	1,387,004
Employee benefit expenses (including directors’ remunerations)	5	26,106,003	8,536,316
Straight line rent expense in respect of short-term lease		239,200	413,852
Legal and professional fees	(a)	6,101,527	3,834,170
Expensed software development	(b)	3,303,135	-
Other expenses	(c)	4,150,797	4,086,887
		42,984,644	18,885,901

Note 4(a): Legal and professional fees mainly consist of:

Year ended 31 March 2020:

●	Legal fees associated with the pending business combination with 8i Enterprises,
●	Professional fees incurred when seeking regulatory advice on both products and geographies for future expansion,
●	Equity in the Company issued at fair value for the services provided by consultants,
●	Various compliance tools to support Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) monitoring

F-35

Year ended 31 March 2019:

●	Consulting fees related to consultants engaged generally on a long-term basis to aid the build out the Group’s business lines. In the year ended 31 March 2020, these costs are included within employee benefit expenses, see note 5.1,
●	Professional fees related to services such as accounting and tax advices,
●	Costs of obtaining regulatory advice in multiple jurisdictions, designing and implementing the share option scheme and legal entity acquisitions.

Note 4(b): Expensed software development mainly consists of:

●	Costs associated with the build of the exchange, EQUOS, which have been expensed due to no identifiable future economic benefit.

Note 4(c): Other expenses, for both years, mainly consist of:

●	Recruitment fees,
●	Business travel and entertainment expenses,
●	Technology costs such as cloud-based hosting,
●	Marketing expenses related to the attending or sponsoring events to promote the Group’s brand.

5 Employee benefit expenses

5.1 Employee benefit expense

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Basic salaries, allowances and all benefits-in-kind	14,392,676	7,769,503
Pension costs - defined contribution plans (a)	316,009	132,351
Share-based payments (b)	11,397,318	634,462
	26,106,003	8,536,316

Note 5.1(a): For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual, or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

Note 5.1(b): During the year ended 31 March 2020, the Company changed the employee share option scheme by reducing the strike price from $0.10 to zero and also increasing the size of the options pool from 15% of issued share capital to 20% (note 25). This resulted in a significant increase in the fair value of the options scheme with an incremental charge to the combined and consolidated statement of profit or loss of $9,722,202 (2019: 634,462). In addition, during the year ended 31 March 2020, the Company engaged in a deferred compensation scheme whereby certain employees and long-term contractors deferred payment on a portion of their salaries and in return the Company issued a corresponding share-based payment award equal to the deferred value. As at 31 March 2020, $1,495,447 of share awards were issued and expensed under this scheme at a fair value price per share of $153.90 of which $70,331 were reclassed to discontinued operations This resulted in 9,717 shares issued. Other share awards issued during the year relate to a contractual share award of $250,000 which resulted in 805 shares issued.

F-36

5.2 Directors compensation

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Basic salaries, allowances and all benefits-in-kind	1,074,078	959,990
Pension costs – defined contribution plans	6,923	7,308
Share-based payments	6,536,200	148,123
	7,617,201	1,115,421

During the years ended 31 March 2020 and 31 March 2019, certain directors were granted share options in respect of their services to the Group under the share option scheme of the Company. The fair value of such options, which has been recognized in the combined and consolidated statement of profit or loss over the vesting period, was determined as at the date of grant and adjusted for modification events during the year (note 25) and the amount was included in the combined and consolidated financial statements for the current year in equity as a share-based payment. During 2020, the directors also received a corresponding share-based payment award due to their participation in the deferred compensation scheme as noted in note 5.1(b).

6 Other (losses) gains, net

	Notes	Year ended 31 March 2020	Year ended 31 March 2019
		USD	USD
Foreign exchange (losses) gains, net		(133,431)	139,140
Realized gain on fair value of DHPC	(a)	-	42,571,418
Net loss on sale of financial assets at fair value through profit or loss	(b)	(221,626)	(11,665,824)
Net fair value losses on financial assets at fair value through profit or loss	(c)	(210,899)	(630,853)
Others		183,148	214,289
		(382,808)	30,628,170

Note 6(a): On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong (note 35). The Group classified the Madison shares as trading securities under IFRS 9. The retained investment of the 49% equity interest in DHPC is accounted for under IFRS 10 using the equity accounting method. Per IFRS 10, the investment was revalued at its fair value of $43,811,765. The net assets of the business attributable to the 49% ownership amounted to $1,240,347, resulting in a fair value adjustment of $42,571,418.

F-37

Note 6(b): In October 2018, the Group sold 209,571,318 Madison’s shares and recorded a realized loss of $11,665,824. On 27 June 2019, the Group sold the remaining 3,681,399 Madison shares at a loss of $221,626.

Note 6(c): During the years ended 31 March 2020 and 2019, there was a decrease in market value of an investment in CSP tokens issued by Caspian (note 16) of $38,200 and $140,000 respectively. Included in 2020 is a decrease in market value of an investment in VOTE tokens issued by Agora of $172,699. At 31 March 2019, the Group also held 3,681,399 of Madison shares valued at $377,580 and recorded a fair value loss of $490,853 as of the year ended 31 March 2019.

7 Impairment loss on financial assets

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Impairment of loan receivables	4,374,446	5,481,772
Impairment of amounts due from an associate	6,749,833	-
Impairment of financial assets at fair value through profit or loss	-	31,541,079
Impairment of financial assets at amortized cost	1,316,259	1,960,000
Impairment of trade receivables	113,381	108,000
	12,553,919	39,090,851

During the year ended 31 March 2020,

●	Impairment of loan receivables consisted of: (1) impairment of a loan with Peter Yuan as detailed in note 15 and (2) on 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary under the Group in the United States. In connection with the term sheet the group advanced monies for working capital purposes prior to a definitive agreement being signed. During the year ended 31 March 2020, the Group impaired $479,748 of the advance (note 15),
●	Amounts due from an associate was impaired by $6,749,833 (note 20)
●	Impairment of investment held at amortized cost of $1,316,259 (note 17).

During the year ended 31 March 2019,

●	Impairment of loan receivables consisted of: (1) fully impaired loan to Rise Tech Ventures, Inc of $200,000, (2) a fully impaired advance of $500,000 relating to the proposed new subsidiary in the US as noted above, and (3) an impairment of $4,781,772 on a loan with Peter Yuan as detailed in note 15,
●	Impairment loss on financial assets at fair value through profit or loss consisted of impairment of the Group’s investment in DHPC of $31,541,079,
●	Impairment of investments held at amortized costs amounting to $1,960,000 (note 17).

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8 Finance costs (income), net

	Note	Year ended 31 March 2020	Year ended 31 March 2019
		USD	USD
Interest on:
● Lease liabilities	28	460,983	430,233
● Loans from shareholders	21	1,333,480	393,038
● Notes payable	30	57,064	-
● Other loans		-	55,477
Other finance costs		-	260,536
Other finance income		-	(73)
		1,851,527	1,139,211

During the years ended 31 March 2020 and 31 March 2019, the Group has a shareholder loan with Pelham Limited, via a $20m credit facility with a 12.5% interest charge on the outstanding balance.

The Group also issued a loan note in September 2019, the loan note had a 12-month maturity and a 15% interest charge. A notional amount of $675,000 was raised and was fully redeemed early on 1 June 2020 (note 30).

9 Equity method investment – DHPC

On 31 July 2018, the Group sold 51% of its equity interest in DHPC (note 35). After the disposal, the Group accounted for the remaining 49% equity interest in DHPC under IFRS 10 and recorded the investment at a fair value of $43,811,765.

The Group recorded its share of DHPC’s losses for the period from the disposal date to 31 March 2019 of $12,270,686 and impairment of $31,541,079 (note 7). The impairment value was determined based on the current net liability position of DHPC. The investment was fully impaired as at 31 March 2019.

During the year ended 31 March 2020, the operations of DHPC’s business ceased. As the investment has been fully impaired in the prior year, there have been no further losses booked in the year ended 31 March 2020 under the guidance of IAS 28.

Name of entity	Place of incorporation and operation	Principal activities	Particular of issued share capital	Percentage of ownership interest attributable to the Group

Diginex High Performance Computing Limited (“DHPC”)	Gibraltar	Transaction verification service	2,000 ordinary shares of GBP1 each	Indirect 49%

F-39

The Group’s shareholdings in DHPC is comprised of equity shares held by the Group and the shareholding is held by a wholly owned subsidiary of the Company. DHPC was previously a wholly owned subsidiary of the Group, which engaged in the provision of Transaction Verification services. During the year ended 31 March 2019, the Group lost control over DHPC which became an associate of the Group accordingly. At 31 March 2019, the Group’s effective interests in DHPC was 49%. Further details of the disposal are set out in note 35. The directors are of the view that DHPC is considered a material associate of the Group and is accounted for using the equity method.

The following table illustrates the summarized financial information in respect of DHPC at 31 March 2019:

At 31 March
2019
USD
Current assets	1,997,000
Non-current assets	10,513,000
Current liabilities	(21,828,000)
Non-current liabilities	(13,193,000)

Net liabilities	(22,511,000)

A reconciliation of the above summarized financial information to the carrying amount of the interest in the associate recognized in the combined and consolidated financial statements is below:

At 31 March
2019
USD
Net liabilities of the associate	(22,511,000)
Proportion of the Group’s ownership interest in the associate at 49%	(11,030,390)

Carrying amount of the Group’s interest in the Associate	-
Results of DHPC for the period post divestment 1 August 2018 to 31 March 2019
USD
Revenue	2,485,000
Loss and total comprehensive loss for the period	(25,042,216)

The Group’s share of post divestment profits attributable to the 49% shareholding amounted to $12,270,686 as stated on the statement of profit or loss as share of loss of an associate.

F-40

Cashflow of DHPC from 1 August 2018 to 31 March 2019:

Net cash (outflow) from operating activities	(2,690,804)
Net cash (outflow) from investing activities	(1,750,000)
Net cash inflow from financing activities	4,440,804
Net increase (decrease) in cash generated by the subsidiary	-

Since the partial divestment of DHPC on 31 July 2018 to 31 March 2019 the business has generated cash proceeds from the sale of ETH amounting to $3.1m and had cash outflows from operating activities over the same period of $5.8m, resulting in a net outflow of $2.7m. The business invested $1.8m for the acquisition of another mining business in Sweden, High Performance Computing Nordic, AB in August 2018.

DHPC does not have a bank account. Operating and investing cash activities were recorded via shareholder loans which have increased by $4.4m as a result of the activity over the period.

Details on the cashflows for DHPC for the period prior to divestment are detailed in note 35.

During the year ended 31 March 2020, the Company advanced a further $226,308 to DHPC for working capital purposes and a loan of $2,000,000 to purchase new high-performance computing equipment. The equipment has yet to be purchased and the business is now inactive. Details of the amounts due to associate are highlighted in note 20.

10 Income tax expense

Income tax expense in the combined and consolidated statement of profit or loss consists of:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Current tax expense
Current income tax charge	-	-
Deferred tax expense	-	-
Total income tax expense	-	-
Income tax expense is attributable to:
Profit (loss) from continuing operations	-	-
Profit (loss) from discontinued operation	-	-
	-	-

F-41

10.1 Reconciliation of effective tax rate

In Hong Kong, the profit tax is 16.5% except for the first HK$2,000,000 (c.$250,000) profit which is charged at 8.25%. There is no capital gains tax in Hong Kong. Tax charge on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof. As at 31 March 2020, the effective tax rate for the Group is 0% (31 March 2019: 0%). Tax effects on other comprehensive income (loss) has been deemed immaterial.

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Loss from continuing operations before income tax expense	(57,278,276)	(40,266,233)
Profit from discontinued operation before income tax expense	(857,554)	56,986,946
	(58,135,830)	16,720,713
Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(9,546,463)	2,469,380
Tax effect of income that is not taxable	550	(9,756,003)
Tax effect of expenses that are not deductible	2,233,493	909,937
Tax effect of tax losses not utilized	5,216,460	5,215,623
Tax effect of temporary differences	2,095,960	1,161,063
Income tax expense for the year	-	-

The results for both reporting periods can also be analyzed in the following way:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
(Loss) from continuing operations	(57,278,276)	(40,266,233)
(Loss) from discontinued operations	(857,554)	(2,140,394)
Total losses subject to income tax	(58,135,830)	(42,406,627)
Gain on sale of discontinued operations	-	59,127,340
Profit (Loss) for the year/period before tax	(58,135,830)	16,720,713

Of the profit generated in the year ended 31 March 2019, $59,127,340 relates to a gain on sale of DHPC. This gain was recognized in Diginex Global Limited, a Hong Kong resident company. In Hong Kong there is no capital gains tax. As a result, the effect of nontaxable income is $9,756,003 at Hong Kong’s profit tax rate of 16.5%.

F-42

For the year ended 31 March 2020 and 2019, there was an operating loss of $857,554 and $2,140,394 from discontinued operations. No tax provision has been recognized for either period in relation to these activities as no taxable income was generated.

The impact of the operating loss from continued operations has resulted in the Group carrying forward tax losses of $9,857,098 (2019: $5,278,416). The losses carried forward as at 31 March 2020 include those accumulated in prior years less losses related to entities that the Group no longer own or control ($1,798,841). The majority of operating losses and hence tax losses have been generated in Hong Kong. Tax losses in Hong Kong can be carried forward and offset against future profits indefinitely.

10.2 Deferred income taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The main components of the deferred income tax assets are as follows:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Depreciation and amortization recognized for tax purposes	434,696	256,570
Rental payments (IFRS 16)	(391,426)	-
Impairment	2,052,689	904,493
Benefit of tax loss carryforwards	9,857,098	5,278,416
	11,953,057	6,439,479
Unrecognized deferred tax asset	(11,953,057)	(6,439,479)
Deferred tax asset	-	-

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized. The Group has also incurred costs during the year that are not deductible for tax purposes on a permanent basis.

F-43

11 (Loss) Earnings per share

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Basic (loss) earnings per share
From continuing operations attributable to the ordinary equity holders of the company	(53.12)	(40.52)
From discontinued operation	(0.80)	57.35
Total basic (loss) earnings per share attributable to the ordinary equity holders of the company	(53.92)	16.83

Reconciliation of (loss) earnings used in calculating (loss) earnings per share
Basic (loss) earnings per share
(Loss) profit attributable to the ordinary equity holders of the company used in calculating basic (loss) earnings per share:
From continuing operations	(57,278,276)	(40,266,233)
From discontinued operation	(857,554)	56,986,946
	(58,135,830)	16,720,713

Weighted average number of shares used as the denominator
Weighted average number of ordinary shares used as the denominator in calculating basic (loss) earnings per share	1,078,231	993,604

Due to the losses from continuing operations during these periods, anti-dilutive instruments were excluded from the calculation of the diluted (loss) earnings per share. The excluded anti-dilutive instruments include 300,412 of options outstanding as at 31 March 2020 (31 March 2019: 151,019 options).

F-44

12 Intangible assets

	Capitalized Software Development	Software Acquired	Total
	USD	USD	USD
Cost:
At 31 March 2019	-	-	-
Additions	5,169,073	5,500,043	10,669,116
Disposals	-	-	-
At 31 March 2020	5,169,073	5,500,043	10,669,116
Amortization:
At 31 March 2019	-	-	-
Charges for the year	-	-	-
At 31 March 2020	-	-	-
Net carrying amount:
At 31 March 2020	5,169,073	5,500,043	10,669,116

External spend on software development is capitalized as an intangible asset in accordance with IAS 38 when control is obtained, future economic benefits of such software is probable and the cost of such software can be reliably measured. During the year ended 31 March 2020, the Group capitalized $5,169,073 of software development costs related to the ongoing build out of a digital asset exchange and custody solution which the Group considered their future benefits to be probable.

The Group also purchased software from a third party for potential consideration of $10,000,000. $8,500,000 of the fair value consideration is based on the integration of the software into the Diginex infrastructure and the delivery of future products with the balance of $1,500,000 contingent based on future trading volumes on the exchange. As at 31 March 2020, $5,500,043 had been paid to the seller via cash ($100,000) and 35,088 shares in the Company issued ($5,400,043). The additional $3,000,000 will be paid and capitalized on the completion of pre-agreed future milestones and the delivery of new products that will be built on the acquired software. On 1 June 2020, the Company has issued 3,899 shares equating the fair value of deliverables at that point in time of $600,056 and paid $400,000 related to the completion of milestones on 14 April 2020.

As at 31 March 2020, the Group has not amortized its intangible assets as the product was not fully available for use.

On 15 May 2020, as detailed in note 38, the Company pledged the intangible assets as security against the loan with Pelham Limited. The security was subsequently released on 29 June 2020.

F-45

13 Property, plant and equipment

	Furniture and fixtures	Office equipment	Leasehold improvements	High Performance Computers (discontinued operations)	Total
	USD	USD	USD	USD	USD
Year ended 31 March 2019:
Cost:
At 31 March 2018	11,695	125,831	-	4,867,806	5,005,332
Additions	61,578	178,418	2,133,521	25,549,556	27,923,073
Disposal of a subsidiary	-	-	-	(29,678,181)	(29,678,181)
Reclassification	-	-	-	(739,181)	(739,181)
At 31 March 2019	73,273	304,249	2,133,521	-	2,511,043
Depreciation:
At 31 March 2018	195	6,525	-	412,147	418,867
Change for the period	8,599	54,846	511,662	327,034	902,141
Reclassification	-	-	-	(739,181)	(739,181)
At 31 March 2019	8,794	61,371	511,662	-	581,827
Net carrying amount:
At 31 March 2019	64,479	242,878	1,621,859	-	1,929,216
Year ended 31 March 2020:
Cost:
At 31 March 2019	73,273	304,249	2,133,521	-	2,511,043
Adjustment for foreign exchange	1,027	1,903	12,715	-	15,645
Additions	-	69,875	-	-	69,875
At 31 March 2020	74,300	376,027	2,146,236	-	2,596,563
Depreciation:
At 31 March 2019	8,794	61,371	511,662	-	581,827
Adjustment for foreign exchange	(2,581)	507	5,375	-	3,301
Change for the period	10,520	64,516	716,678	-	791,714
At 31 March 2020	16,733	126,394	1,233,715	-	1,376,842
Net carrying amount:
At 31 March 2020	57,567	249,633	912,521	-	1,219,721

F-46

14 Right-of-use assets

Right-of-use assets relate to office space leased by the Group. The amount in respect of leases are as follows:

Properties
USD
Year ended 31 March 2019:
Opening net book amount, as previously reported	-
Effect of early adoption of IFRS 16 on 1 April 2018	-
Additions	5,678,624
Acquisition of a subsidiary	538,478
Depreciation	(1,387,004)
Closing net book amount	4,830,098
At 31 March 2019:
Cost	6,217,102
Accumulated depreciation	(1,387,004)
Net book amount	4,830,098

Year ended 31 March 2020:
At 1 April 2019	4,830,098
Additions	-
Adjustment for foreign exchange	14,645
Depreciation	(1,965,711)
Closing net book amount	2,879,032
At 31 March 2020:
Cost	6,217,102
Accumulated depreciation	(3,352,715)
Adjustment for foreign exchange	14,645
Net book amount	2,879,032

Details of leases that have been capitalized are included in note 28.

F-47

15 Loan receivables

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
At 1 April	8,218,228	-
Loan advance balance	479,748	15,700,000
Loan repayment	-	(2,000,000)
Loan novation (see note 20)	(4,323,530)	-
Impairment	(4,374,446)	(5,481,772)
At 31 March	-	8,218,228

In May 2018, the Group and Peter Yuan, a third party, entered into an agreement with the plan to establish a subsidiary in Taiwan (“Taiwan Sub”). With the purpose of funding the working capital of the Taiwan Sub, the Group assigned the loan with DHPC to Peter Yuan. In August 2018, the Group ceased the plan to establish the Taiwan Sub and the loan agreement was amended to state that any monies received by Peter Yuan would be immediately repayable to the Company. The loan amount was $15,000,000 of which $2,000,000 was repaid. At year end 31 March 2019, the outstanding loan balance of $13,000,000 was impaired by $4,781,772. During the year ended 31 March 2020, $4,323,530 was novated to be directly repaid by DHPC to the Company and accounted for as an amount due from an associate (note 20). The outstanding balance of the loan was fully impaired by $3,894,698 after management performed the analysis of expected credit losses (“ECL”).

On 22 July 2018, the Group entered into a loan agreement with Rise Tech Ventures Inc, a third party, amounting to $200,000. The loan receivable is unsecured, interest-bearing at 9% per annum and repayable on monthly installment over 36 months. At 31 March 2019, the Group fully impaired the $200,000 loan as well as interest charged but unpaid of $11,293 due to managements’ view that there is a reasonable probability that the loan will not be repaid.

On 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary under the Group in the United States (“Americas”). In connection with the term sheet the Group advanced $500,000 to Americas during the year ended 31 March 2019 and $479,748 during the year ended 31 March 2020 for working capital purposes prior to a definitive agreement being signed. As at 31 March 2020 and 2019, the Group impaired the $479,748 and $500,000 advances, respectively, as the definitive agreement had not been signed.

F-48

16 Financial assets at fair value through profit or loss

	At 31 March	At 31 March
	2020	2019
	USD	USD
Listed equity investment, at fair value (a)	-	377,580
Unlisted investment, at fair value (b) and (c)	48,162	60,000
Adjustment for foreign exchange	849	-
	49,011	437,580

Note 16(a) Madison Holdings Group Limited

On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong. As of 31 March 2019, the Group held 3,681,399 Madison’s shares valued at $377,580. On 27 June 2019, the Group disposed all its remaining Madison’s shares and recorded a loss of $221,626.

Note 16(b):

Caspian

On 10 April 2018, the Group invested $200,000 in CSP Tokens issued by Caspian which amounted to 4,923,077 tokens value. The tokens are traded on digital exchanges such as KuCoin. As at 31 March 2019, the Group valued the investment based on the market value of the token which resulted in the Group recording a loss of $140,000, recorded at a median price between the average and closing price at 31 March 2019. As at 31 March 2020, the closing price further decreased to $0.004398 resulting in an additional loss of $38,200 to a carrying value of $21,652.

Note 16(c):

Agora

On 11 July 2018, the Group purchased 25,490,196 VOTE Tokens issued by Agora for $1,000,000, with each token being valued at $0.051. A 30% bonus was applied to the purchase hence increasing the number of tokens received. During the year ended 31 March 2019, Agora was classified as a financial asset at amortized cost since it was a privately owned company whose fair value is not readily determinable as the VOTE Tokens had yet to be listed on any digital asset exchanges. The Group had recorded an impairment loss of $800,000 against this investment. As at 31 March 2019, the Group’s investment in Agora was $200,000.

In September 2019, the VOTE token issued by Agora was listed on an exchange, Bitmart. As a result of the listing and the establishment of a market value for the asset, the Group consequently updated its classification of Agora as a financial asset held at fair value through profit and loss. As at 31 March 2020, each token was valued at $0.00104 and the investment in Agora was further reduced, by way of a fair value adjustment, by $172,699 to carrying value of $26,510.

F-49

17 Financial assets at amortized cost

	At 31 March	At 31 March
	2020	2019
	USD	USD
Unlisted investments, at amortized cost (a)	1,650,000	3,610,000
Acquisition	267,773	-
Reclassification	(200,000)	-
Less: impairment	(1,316,259)	(1,960,000)
Adjustment for foreign exchange	(1,514)
	400,000	1,650,000

Note 17(a):

Shadow Factory Limited

In October 2018, the Group entered into an equity investment agreement to invest $1,250,000 in Shadow Factory Limited (“Shadow Factory”) in exchange for 5,000 shares of Shadow Factory, which represented 5% of the then outstanding shares. Shadow Factory is a privately owned company whose fair value is not readily determinable. In June 2019, the Group purchased an additional 350 of ordinary shares, an additional 0.35%, for consideration of $267,773. As at 31 March 2020, Shadow Factory has prepared financial projections out for one year only. Following discussions with the management team regarding the future outlook of the business the Group prudently impaired the investment by $1,317,773 to $200,000.

Nynja Group Limited

In February 2018, the Group entered into an equity investment agreement to invest $860,000 in Nynja Group Limited (“Nynja”). Nynja is a privately owned company whose fair value is not readily determinable. During the year ended 31 March 2019, the Group invested $860,000 to Nynja and capitalized $500,000 of an outstanding receivable to equity in the company which increased the shareholding to 6.8% and total investment to $1,360,000. On 31 March 2019, the Group recorded an impairment loss on the investment of $1,160,000. As at 31 March 2020 and 31 March 2019, the Group’s value of its investment in Nynja was $200,000.

The reclassification is the result of the listing of the VOTE Tokens issued by Agora which allows the Group to obtain a market value for the asset. The Group now classifies the asset as a financial asset held at fair value through profit and loss during the year ended 31 March 2020 (note 16).

The above investments at 31 March 2020 were classified as financial assets at amortized cost as the group has not elected to recognize the fair value or loss through other comprehensive income.

F-50

18 Goodwill

	At 31 March	At 31 March
	2020	2019
	USD	USD
Opening net book amount	-	-
Acquisition of a subsidiary (note 35)	-	457,818
Impairment	-	(457,818)
Closing net book amount	-	-

During the year ended 31 March 2019, goodwill of $457,818 arose from the acquisition of Altairian Capital Holdings Limited, now known as Diginex (UK) Limited, whose principal activity is investment holdings. The acquisition was completed on 14 December 2018.

Goodwill was allocated to the acquired business upon acquisition. For the year ended 31 March 2019 the Company assessed the value of the business based on the future financial projections the business could generate. Given a change in economic conditions the directors assessed the recoverable amount of the business and determined that an impairment loss on the goodwill should be recognized for the year ended 31 March 2019. The impairment loss has been booked through profit and loss. At the year ended 31 March 2020, management reassessed the impairment and noted no changes.

19 Trade receivables, prepayments, deposits and other receivables

19.1 Trade receivables

	At 31 March	At 31 March
	2020	2019
	USD	USD
Trade receivables	186,158	212,298
Less: loss allowance	(113,381)	(108,000)
Adjustment for foreign exchange	(125)	-
	72,652	104,298

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

F-51

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Less than 1 month	68,694	-
Between 1 month and 3 months	3,958	-
Over 3 months	-	104,298
	72,652	104,298

The movements in the loss allowance for impairment of trade receivables are as follows:

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
At the beginning of the year	108,000	-
Write off of trade receivables (a)	(108,000)	-
Provision for impairment for trade receivables	113,381	108,000
At the end of the year	113,381	108,000

The carrying amounts of trade receivables approximate their fair values.

Note (a) – During the year ended 31 March 2020, management determined that a trade receivable would be uncollectable and reversed the provision from the year ended 31 March 2019. The provision was written off of the accounts receivable balance.

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19.2 Prepayment, deposits, and other receivables

		At 31 March	At 31 March
	Notes	2020	2019
		USD	USD
Non-current:
Deposits	(a)	1,246,947	1,246,947
Current:
Deposits		88,039	45,810
Prepayments	(b)	1,197,682	56,129
Other receivables	(c)	522,458	90,543
		1,808,179	192,482
		3,055,125	1,439,429

Note 19.2(a): On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong with a security deposit of $1,246,947. The Group will owe monthly rental payments of HKD1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021.

Note 19.2(b): Included in prepayments is an amount of $900,315 which relates to issued shares in the Company to service provider as an advanced payment on services to be provided. The shares were issued on 15 March 2020.

Note 19.2(c): Included in other receivables is a promissory note due from 8i Enterprises of $100,000 which was entered into on 3 March 2020. After the year ended 31 March 2020, the Company entered into another promissory note with 8i Enterprises of $287,500 in June 2020.

20 Amount due from an associate – DHPC

	At 31 March	At 31 March
	2020	2019
	USD	USD
At 1 April	1,991,988	-
Novation (note 15)	4,323,530	-
Working capital advance	226,308	1,991,988
Loan receivable	2,000,000	-
Repayment	(814,572)	-
Impairment	(6,749,833)	-
At 31 March	977,421	1,991,988

Diginex had advanced DHPC working capital, with a balance outstanding as at 31 March 2019 of $1,991,988. During the year ended 31 March 2020, $4,323,530 of a loan receivable from Peter Yuan was novated to DHPC (note 15) and hence the amount became collectable directly from DHPC. The Company also advanced DHPC an additional $226,308 of working capital during the year.

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In 28 June 2019, Diginex entered into an additional loan agreement with DHPC in the amount of $2,000,000 to be used for the purchase of new high-performance computing equipment. The loan is interest bearing at 5% annum and repayable from 75% of DHPC EBITDA if the funding is used to purchase the equipment.

As at 31 March 2020 the combined amounts due from DHPC were impaired by $6,749,833 to leave an outstanding balance of $977,421. Since 31 March 2020, $700,000 has been received with the balance expected to be received following the sale of some high-performance computing equipment.

DHPC has ceased operations which has resulted, in part, with the impairment of the outstanding loans.

21 Related party transactions

21.1 Controllership of the Group

The Group is controlled by the following entities:

			Ownership interest
Name	Type	Place of incorporation	31 March 2020	31 March 2019
Pelham Limited	Investment	Hong Kong	22.8%	45.2%
DHC Investments Limited	Investment	Hong Kong	21.8%	27.3%

21.2 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the combined and consolidated financial statements, the Group had the following transactions with its related parties during the reporting year/period:

		Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD
Amounts received (paid) per the following:
Interest charged by shareholders	(a)	(1,333,480)	(393,038)
Finance fees on loans from shareholders	(a)	-	(70,250)
Services agreement with a shareholder	(b)	151,288	120,822
Interest charged on notes payable	(c)	(57,064)	-
Shares issued to an existing shareholder	(d)	(155,030)	-
Custody service income from a shareholder	(e)	4,108	-
Repurchase of shares	(f)	-	(6,619,463)

21.2(a): The interest expense and draw down fees paid to the shareholders were pursuant to the terms in the loan agreements entered between the Company and shareholders.

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21.2(b): The amounts received from a shareholder were pursuant to the terms of services agreements between the Company and a shareholder. Services include the provision of administrative duties.

21.2(c): The interest expense on loan notes is pursuant to terms in note agreements entered between Diginex Capital Limited, a subsidiary of the Company, employees, and a shareholder (note 30).

21.2(d): During the year, existing shareholders of the Company was issued share capital for consulting services. This non-cash amount was recorded to consulting expenses during the year ended 31 March 2020.

21.2(e): During the year, a shareholder, Pelham Limited, used the custody service offered by Digivault and was charge a fee on an arms-length basis.

21.2(f): During the year ended 31 March 2019, the company purchased Diginex stock from a former employee for a value of $6,619,463. The purchase consisted of two transactions:

●	Cash payment of $3,144,943
●	Allocation of Madison Holdings Group Limited stock which Diginex took ownership of as consideration of the partial divestment of DHPC valued at $3,474,520

21.3 Amounts due from related companies

The amounts due from related companies as at 31 March 2020 and 31 March 2019 are unsecured, interest-free and repayable on demand. At 31 March 2020, the amounts due from related companies were asset management fund entities set up in the Cayman Islands as part of the Asset Management business. Prior to the launch of the asset management fund entities all shares were owned by the Group. Diginex now only holds management shares post the launch of the funds. At 31 March 2019, the related companies were other companies controlled by Miles Pelham, a director of the Company.

21.4 Amounts due from shareholders

The amounts due from shareholders are unsecured, interest-free and repayable on demand.

Name	Maximum amount outstanding during the year	At 31 March 2020	At 31 March 2019
	USD	USD	USD
Pelham Limited	25,664	-	25,664
DHC Investments Limited	75,435	37,278	75,435
Various	448	448	-
		37,726	101,099

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21.5 Amounts due to directors

The amounts due to directors were unsecured, interest-free and had no fixed terms of repayment.

Name	Maximum amount outstanding during the year	At 31 March 2020	At 31 March 2019
	USD	USD	USD
Miles Pelham	327,573	28,214	327,573
Richard Byworth (a)	1,000,000	243,117	29,122
Paul Ewing	103,273	103,273	-
Gemini Lo	160	-	160
		374,604	356,855

Note 21.5(a): On 5 September 2018, the Company advanced $1m to Richard Byworth which was returned in full to the Company on 1 November 2018. There was no interest charged on this advance.

21.6 Loans from shareholder

	At 31 March	At 31 March
	2020	2019
	USD	USD
1 April	10.406,249	-
Loans advanced	5,332,303	14,625,561
Loan repayments received	(4,850,000)	(4,612,350)
Interest charged	1,333,480	393,038
Interest repayments	(1,510,469)	-
31 March	10,711,563	10,406,249

The outstanding loan from a shareholder, Pelham Limited, is unsecured, interest-bearing at 12.5% per annum and repayable on 31 July 2021 which can be further extended for six months or beyond at the shareholder’s discretion or terminated on the public listing of the Company. The credit facility extends to $20m. This loan was re-classified in May 2020 from unsecured to secured as detailed in note 38 with the security subsequently being released.

During the year ended 31 March 2019, there were two other interest-bearing shareholder loans. DHC Investments and Melissa McDermott extended loans of $3.5m and $1.0m respectively, both of which were fully repaid as of 31 March 2019.

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21.7 Amounts due to shareholders

Name	Maximum amount outstanding during the year	At 31 March 2020	At 31 March 2019
	USD	USD	USD
Various	1,686	1,686	-
		1,686	-

21.8 Key Management Compensation

Salaries, benefits-in-kind, pensions, and share-based payments to key management personnel was $9,436,336 and $1,685,991 in 2020 and 2019, respectively. There were no post-employment benefits, other long-term benefits, or termination benefits made in either year. The totals include share-based payments of $7,392,836 and $222,218 in 2020 and 2019, respectively.

22 Client assets and liabilities

	At 31 March	At 31 March
	2020	2019
	USD	USD
As at 31 March 2020 client monies consisted of:
Cash	500,933	-
Digital Assets	42,977	-
	543,910	-

As at 31 March 2020, the Group held monies on behalf of clients. The monies were held to enable clients to execute OTC trades involving digital assts. Cash balances were held in bank accounts and the digital assets, which consisted of BTC were held in a Diginex wallet. The Group has control over these assets and bears the associated risks. There were no client assets held as at 31 March 2019.

23 Digital Assets

	At 31 March	At 31 March
	2020	2019
	USD	USD
Digital assets, at fair value	329,827	-

As at 31 March 2020, the Group held digital assets on exchanges to facilitate the Proprietary Trading business.

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24 Share capital

	Number of
	shares	Amount
		USD
Ordinary shares, issued and fully paid:
At 31 March 2018	1,020,400	10,572,482
Shares issued during the year	7,424	2,412,868
Shares issued for consulting services (b)	990	242,635
Shares issued as consideration for acquisition of a subsidiary	816	199,920
Expenses related to raise of capital	-	(44,985)
Shares repurchased during the year (a)	(55,727)	-
At 31 March 2019	973,903	13,382,920
Shares issued during the year	214,753	31,831,174
Shares issued for consulting services (b)	17,081	2,709,854
Shares issued for intangible assets (c)	35,088	5,400,043
Shares issued to employees (d)	10,522	1,745,447
Expenses related to raise of capital	-	(913,159)
At 31 March 2020	1,251,347	54,156,279

Note 24(a): The Company repurchased 55,727 of its shares for a total consideration of $6,619,463 which was paid wholly out of retained profits in accordance with section 257 of the Hong Kong Companies Ordinance and cancelled the shares. The total amount paid for the purchase of the shares has been charged to retained profits of the Company under IAS 32. The consideration was settled by cash and listed equity investments held by the Company.

Note 24(b): Shares were issued to consultants at the fair value for the services rendered during the year. In addition, 5,850 shares were issued in line with future contractual service obligations to be provided by a service provider and these shares were issued at the fair value of the services to be provided. The cost of this advance issuance of shares is included in prepayments on the combined and consolidated statement of financial position.

Note 24(c): As per note 12 the company issued 35,088 shares for the purchase of an intangible asset. The shares were issued at the fair value of the asset acquired.

Note 24(d): Shares were allocated to employees who participated in the salary deferral scheme and a contractual obligation (note 5).

Note 24(e): As at 31 March 2020, 182,341 shares were held under a nominee trust structure in the name of two key management employees of the Company, one being a director.

25 Share options

The Group has adopted a share option scheme (the “Scheme”). The Scheme held options equivalent to 15% of the total share capital of Diginex Limited and may be allocated to employees of the Group at the absolute discretion on the directors of the Company. During the year ended 31 March 2020, the Group made two changes to the structure of the share option scheme:

-	Reduced the strike price from $0.10 to zero as at 18 December 2019
-	Increased the pool from 15% to 20% of Diginex Limited share capital as at 13 February 2020

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Options granted can be exercised after 36 months from commencement of employment with the Company or on other conditions as detailed in the scheme policy. The options give the holder the rights to receive ordinary shares in the Company.

The options are issued based on a percentage holding rather than absolute number of shares. Had all options been exercised as at 31 March 2020, this would have resulted in 300,412 (March 2019: 151,019) shares being issued. Options are granted under the plan for no consideration and carry no dividend or voting rights. The details of these share options are summarized as follows:

	Year ended 31 March 2020		Year ended 31 March 2019
	Average exercise price per share option	Number of options	Average exercise price per share option	Number of options
As at the beginning of the year	$0.1	151,019	$0.1	48,453
Increase in options allotted from prior period (a)	$0.1	42,072	-	-
Granted during the period	$0.0	135,829	$0.1	102,566
Exercised during the period	-	-	-	-
Forfeited during the period	-	(28,508)	-	-
As at the end of the period	$0.0	300,412	$0.1	151,019
Vested and exercisable		-		-

Note 25(a): As the share options are issued based on a percentage of outstanding shares, when new shares are issued the number of options previously issued changes accordingly.

No options expired or vested during the periods covered by the above tables, however, some were forfeited when holders ceased employment with the Company. The options outstanding at the ended 31 March 2020 have a weighted average remaining contractual life of 1.19 years.

The fair value of the share options as at 31 March 2020 was $46,233,440 (weighted average fair value per share option: $153.90 each) of which the Group recognized a share option expense of $9,722,202. As at 31 March 2019, the fair value of the share options was $5,201,072 (weighted average fair value per share option: $34.44 each) of which the group recognized a share option expense of $634,462.

The charge to the profit and loss during the year ended 31 March 2020 has accumulated via:

●	Amortization of options value brought forward as at 1 April 2019 ($2,518,395)
●	Incremental value from first modification, change in strike price ($4,828,042)
●	Incremental value from second modification, increase pool size to 20% ($2,375,765)

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The fair value at grant date for options issued prior to the first modification is independently determined using a binomial model, taking into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk free interest rate for the term of option and the correlations and volatilities of the peer group companies.

The model inputs for options granted prior to the first modification included:

(i)	options are granted for no consideration
(j)	exercise price: $0.1 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to July 2022
(m)	share price at grant dates: $9.99 to $136.41
(n)	expected price volatility of the Company’s shares: average 45.05%
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: average 2.55%

On 18 December 2019, the Group reduced the exercise price from $0.1 to $0. At this point in time the Company has been issuing equity at a consistent price of $153.90 and due to the removal of a strike price all options were revalued at 18 December 2019 to maturity at $153.90 with no other variables applied. The fair value of the options at the date of the modification was determined to be $23,338,102. The incremental fair value of $4,828,042 was recognized as an expense over the period from the modification date to the end of the remaining vesting period. The fair value of the modified options was determined using the same models and principles as described above, with the following model inputs:

(i)	options are granted for no consideration
(j)	exercise price: $0 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to December 2022
(m)	share price at modification date: $153.90
(n)	expected price volatility of the Company’s shares: N/A
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: N/A

On 13 February 2020, the Group increased the percentage of share options relevant to the total share capital of Diginex Limited from 15% to 20%. The fair value of the additional options granted on the modification date was $16,752,679 of which $2,375,765 was recognized as an expense over the period from the modification date to the end of the remaining vesting period. The fair value of the additional options on the modification date was determined using the same models and principles as described above, with the following model inputs:

(i)	options are granted for no consideration
(j)	exercise price: $0 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to December 2022
(m)	share price at modification date: $153.90
(n)	expected price volatility of the Company’s shares: N/A
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: N/A

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26 Other reserves

Nature and purpose of reserves

26.1 Share-based payment reserve

The share-based payment reserve comprises the fair value of share options granted which are yet to be exercised, as further explained in the accounting policy for share-based payments in note 2.5 to the combined and consolidated financial statements.

26.2 Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign exchange differences arising from the translation of the combined and consolidated financial statement of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2.5 to the combined and consolidated financial statements.

26.3 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business.

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited in consideration for $100,000. As a result, the non-controlling interest was fully reversed and the difference between the noncontrolling interest adjustment and the consideration, amounting to $375,920, was recognized as a reserve in accumulated losses (note 34).

27 Dividends

	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD
Dividend paid and recognized as distribution during the year
Interim dividends – $20.24 per ordinary share	-	20,000,000

28 Lease liability

The Group entered into a lease agreement for a shared facility in Hong Kong commencing on 15 June 2018 and expiring on 14 June 2020. The Group will owe monthly rental payments of HKD 33,000 (approximately $4,200).

On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong and paid a security deposit of $1,246,947. The Group will owe monthly rental payments of HKD 1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021.

The Group entered into a short-term rolling lease agreement for an office located in Tokyo, Japan, commencing on 1 June 2018. The Group will owe monthly rental payments of JPY 465,369 (approximately $4,300). The lease was terminated post 31 March 2020 with no plans to entered into another office lease agreement in Japan. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

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The Group entered into a short-term rolling lease agreement for an office located in London, United Kingdom, commencing on 19 November 2018. The Group will owe rental payments of GBP 6,250 (approximately $7,700). An additional short-term lease agreement was entered into from 30 September 2019 with monthly payments of GBP 3,800 (approximately $4,680), Both lease agreements were terminated post 31 March 2020. A new lease will be entered into post Covid-19 restrictions being lifted. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

On 1 March 2018, the Group entered into a lease agreement for an office located in St. Hellier, Jersey. The Group will owe quarterly rental payments of GBP 14,970 (approximately $18,700) until the lease agreement terminates on 28 February 2027. Post 31 March 2020, the Group has sublet some of the office space.

On 1 May 2018, the Group entered into a short-term rolling lease agreement for an office located in Berlin, Germany with a monthly rolling expense of €1,945 (approximately $2,100). Post 31 March 2020, the lease was terminated. There are no plans to enter into a new office lease in Germany. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

On 1 August 2019, the Group entered into a 12-month office lease in Boston, MA, USA. The Group will owe monthly rental payments of $6,826 per month. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis

On 13 January 2020, the Group entered into a short-term office lease in Singapore. The Group moved to a different office space on 1 March 2020 with a lease end date of 31 August 2020 and will owe monthly rental payments of SGD 5,182 (approximately $3,725) per month. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

F-62

Changes in lease liability is as follows:

	At 31 March	At 31 March
	2020	2019
	USD	USD
At 1 April	5,022,838	5,678,624
Adjustment for foreign exchange	(15,204)	-
Lease liability acquired (note 34.1)	-	559,601
Interest expense (note 8)	460,983	430,233
Reduction in lease liability	(2,390,366)	(1,645,620)
At 31 March	3,078,251	5,022,838

Classified in the combined and consolidated statement of financial position as follows:

	At 31 March	At 31 March
	2020	2019
	USD	USD
Current	2,132,877	1,944,507
Non-current	945,374	3,078,331
At 31 March	3,078,251	5,022,838

Maturity of lease liability is as follows:

	At 31 March	At 31 March
	2020	2019
	USD	USD
Not later than one year	2,358,076	2,413,181
Later than one year and not later than five years	932,667	3,196,046
Later than five years	58,248	150,275
	3,348,991	5,759,502
Finance costs	(270,740)	(736,664)
Present value of minimum lease payments	3,078,251	5,022,838

The lease commitments have been discounted to calculate a present value of commitments. For Hong Kong leases, a rate of 12.5% has been used. This reflected the rate the Company is borrowing at from a shareholder. For the other leases, the local rate to borrow in the relevant jurisdiction has been applied.

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29 Other payables and accruals

	At 31 March	At 31 March
	2020	2019
	USD	USD
Accounts payable (a)	7,735,010	1,038,632
Accruals	1,132,792	383,917
Deferred compensation (b)	614,081	-
Other payables	233,049	364,915
	9,714,932	1,787,464

Note 29(a): Accounts payable relates to unpaid expenses incurred during the ordinary course of business including software development costs and legal fees in association with the transaction as described in note 1.

Note 29(b): During the year the Group engaged in a salary deferral program. As at 31 March 2020, $614,081 was due to employees that participated. A further $342,566 was also due to directors who participated in the program and is classified as amounts due to directors in the combined and consolidated statement of financial position.

30 Notes payable

Diginex Capital Limited, a subsidiary registered in the United Kingdom and operating as an Authorized Representative of Starmark, issued a loan note with a value date of 6 September 2019. Starmark is regulated by the Financial Conduct Authority (“FCA”), the financial services regulatory body in the United Kingdom. The loan note was available to employees of Diginex and shareholders only due to regulatory constraints. The loan note was structured in $5,000 units and pays interest of 15% per annum and interest payments are made on a quarterly basis. As of 31 March 2020, Diginex Capital raised $675,000 and accrued $57,064 of interest payable as noted in note 8. The proceeds of the loan note were advanced via an intercompany loan to Diginex Markets, a Hong Kong subsidiary. Diginex Markets used the loan advanced as capital to trade digital assets on a proprietary basis. Diginex Capital charges Diginex Markets 15% interest per annum. The interest paid on the both the loan note and intercompany loan is fixed at 15% and does not vary based on the performance of the proprietary trading desk. The loan notes were fully redeemed on 1 June 2020.

31 Contingent liabilities

As per note 12, the Group purchased software for consideration of $10,000,000 of which $5,500,043 has been capitalized with a balance of $4,500,000 remaining. The additional $3,000,000 will be paid and capitalized on the completion of pre-agreed future milestones and the delivery of new products that will be built on the acquired software. The remaining $1,500,000 will be payable based on achieving future volumes targets executed on EQUOS, the Diginex exchange. The volume metrics need to be achieved by February 2021 and February 2022.

F-64

32 Reconciliation of liabilities arising from financing activities

	1 April 2019	Cash Flows	Other changes (i)	31 March 2020
	USD	USD	USD	USD

Borrowings	10,406,249	1,157,303	(170,550)	11,393,002

	1 April 2018	Cash Flows	Other changes (i)	31 March 2019
	USD	USD	USD	USD

Borrowings	-	10,116,732	289,517	10,406,249

(i)	Other changes include non-cash movements and interest payments which are presented as operating cash flows in the statement of cash flows.

During the year ended 31 March 2019, the Group entered into a credit facility with its majority shareholder and two short-term shareholder loans which were fully repaid during the year (see note 21.6 for details). The interest outstanding as at 31 March 2019 on the credit facility was $289,517. The group also engaged in short term funding from an international bank of $10,000,000 which was fully repaid during the year.

During the year ended 31 March 2020, the Group continued to draw down and repay the credit facility and related interest (see note 21.6 for details). Additionally, the group issued notes payable during the year (see note 30 for additional details). Interest on the credit facility of $112,524 and on the notes payable $6,439 remained outstanding as at 31 March 2020.

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33 Subsidiaries

The Group’s subsidiaries at 31 March 2020 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group. The country of incorporation or registration is also their principal business place of business. Particulars of the subsidiaries as at 31 March 2020 are as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Diginex Global Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Japan Limited	Japan	Solutions advisory service	155,021,671 ordinary shares of 1 Yen each	Indirect 100%
深圳市數塊鏈 科技有限公司 (“Diginex Limited China”)	The People’s Republic of China	Not yet commenced business	Registered capital of RMB300,000	Indirect 100%
Diginex Solutions Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Solutions (HK) Limited (fka Digipay Limited)	Hong Kong	Not yet commenced business	10,000 ordinary shares of HK$1 each	Indirect 100% (note b)
Diginex Financial Service Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Markets Limited	Hong Kong	Financial trading	10,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Capital (Hong Kong) Limited	Hong Kong	Not yet commenced business	10,000 ordinary shares of HK$1 each	Indirect 100%

F-66

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Diginex Capital Pte. Limited (fka Diginex Pte Limited)	Singapore	Provision of Digital Asset Exchange	100,000 ordinary shares of SG$1 each	Indirect 100%
Diginex SA	Switzerland	Not yet commenced business	100,000 ordinary shares of CHF1 each	Indirect 100%
Bletchley Park Asset Management (Hong Kong) Limited (fka Diginex Asset Management (Hong Kong) Limited)	Hong Kong	Fund Investment Manager	6,550,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Strategic Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Ventures Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Data Centre Services Limited	Hong Kong	Data Centre Services	10,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Co., Ltd. (Korea)	Republic of Korea	Not yet commenced business	20,000 ordinary shares of KRW 500 each	Indirect 100%
Diginex GmbH	Germany	Software development	25,000 ordinary shares of EUR1 each	Indirect 100%
Bletchley Park Asset Management Jersey Limited	Jersey	Fund investment manager	10,000 ordinary shares of US$1 each	Direct 100%

F-67

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Digivault Limited	United Kingdom	Software development	3,400 ordinary shares of GBP1p each 600 ordinary B shares of GBP1p each	Direct 85% note (a)
Diginex (UK) Limited	United Kingdom	Investment holding	8,350 ordinary shares of GBP1p each	Direct 100%
1,650 preference shares of GBP1 each
Diginex Capital Limited	United Kingdom	Financial services	1 ordinary share of GBP1	Indirect 100%
Diginex Capital (Jersey) Limited	Jersey	Not yet commenced business	1,000,000 ordinary shares of par value USD0.01 each	Indirect 100%
Digivault (Jersey) Limited	Jersey	Not yet commenced business	1,000,000 ordinary shares of par value GBP0.01 each	Indirect 100%
Diginex USA LLC	United States	Advisory services	1,000 Class A shares of par value $0.01 each	Direct 100% (note b)
Diginex Solutions Pte Limited	Singapore	Technology service provider	10,000 ordinary shares of par value $1 each	Indirect 100%
Diginex Asset Management (Cayman) Limited	Cayman Islands	Holding company	1,276 ordinary shares of US$1 each	Indirect 100%
Diginex Global Market Holdings Limited	Hong Kong	Investment holding	10,000 ordinary shares of par value HK$1 each	Direct 100%

Note (a) – On 2 July 2019, Digivault Limited issued additional 3,399 ordinary shares of GBP1p and 600 B class ordinary shares of GBP1p each. The B class ordinary shares were purchased by employees. Both classes of shares carry the same voting rights but the B class ordinary shares had a restriction that they cannot be sold for 36 months. The issuance of B class ordinary shares created a 15% minority interest holding for the Group. During the year ended 31 March 2020, the minority interest booked to the combined and consolidated statement of profit and loss and balance sheet in relation to Digivault was $205,795.

Note (b) - After the year ended 31 March 2020 the Group disposed of Diginex Solutions (HK) Limited and Diginex USA LLC as detailed in note 38.

F-68

34 Acquisitions

34.1 Bletchley Park Asset Management Jersey Limited

On 21 November 2018, the Group acquired a 75% interest in Bletchley Park Asset Management Jersey Limited. Bletchley Park Asset Management Jersey Limited acts as investment manager to Bletchley Park Asset Management Master Fund, Bletchley Park Asset Management Feeder 1 and Bletchley Park Asset Management US Feeder 1. The acquisition is for the purpose of potential business of provision of assets management services in the future. Acquisition costs were insignificant.

The fair values of the identifiable assets and liabilities of Bletchley Park Asset Management Jersey Limited acquired as at the date of acquisition were as follows:

USD
Net assets acquired:
Right-of-use assets	538,478
Prepayment, other receivables and other assets	17,670
Cash and bank balances	130,479
Lease liabilities	(559,601)
Other payables and accruals	(17,066)
Total identifiable net assets at fair value	109,960
Non-controlling interests of 25%	(27,490)
Gain on bargain purchase recognized in other gains in the combined and consolidated statement of profit or loss	(82,470)
Consideration	-
An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid	-
Cash and cash equivalents acquired	130,479
Net cash inflow generated from acquisition	130,479

Should the performance of Bletchley Park Asset Management Jersey achieve certain milestones, payments are required to be made to the former shareholders. A payment of $350 per share would be made if either:

●	Assets under management reach $50m and performance of assets is greater than 20% for that fiscal year
●	Assets under management reach $100m and performance of assets is greater than 10% for that fiscal year

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The above potential payments have not been reflected in the financial statements as Diginex are of the view that it is unlikely they will be achieved.

In addition to the above potential future payments, Diginex also agreed to fund working capital commitments of the Bletchley Park Asset Management Jersey of up to $1m.

The above transaction resulted in a bargain purchase being recognized on consolidation. Diginex considered if any intangibles assets could be recognized rather than booking such a gain but could not recognize any with any certainty. Diginex considered potential intangibles such as customers, employees, trading strategies and trade names/marks.

Had the acquisition of Bletchley Park Asset Management Jersey been completed on 1 April 2018, revenue for the year end 31 March 2019 would have been approximately $697,048 and for loss for the year ended 31 March 2019 approximately $408,390. The revenue and loss from the date of acquisition to 31 March 2019 was approximately $46,763 and $357,776 respectively.

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited for consideration of $100,000. As a result, the non-controlling interest of $275,920 was fully reversed and the difference between the noncontrolling interest adjustment and the consideration of $375,920 was recognized in other reserves within accumulated losses on the combined and consolidated statement of changes in equity.

The payment of the $100,000 is payable on:

$25,000	completion of transaction
$25,000	on 29 March 2020 (cash cleared the Company bank account on 2 April 2020)
$50,000	30 days after Diginex lists on Nasdaq

On a consolidation level per IFRS 10, the 25% noncontrolling interest that had accumulated on the balance sheet from the date of acquisition of 75% through 2 March 2020 when 100% ownership was acquired, is as follows:

-	Acquisition 21 Nov 2018:	($27,490)
-	01 Dec 2018 – 31 Mar 2019:	$89,444 (25% of BPAMJ net loss for the period)
-	01 Apr 2019 – 02 Mar 2020:	$213,966 (25% of BPAMJ net loss for the period)
-	Total	$275,920 (25% share of net loss since acquisition)

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34.2 Diginex (UK) Limited (formerly known as “Altairian Capital Holdings Limited”)

On 14 December 2018, the Group acquired a 100% interest in Diginex (UK) Limited (formerly known as “Altairian Capital Holdings Limited”). Diginex (UK) Limited is engaged in investment holding. The acquisition provided a structure to launch fund related products in the United Kingdom. Acquisition costs were insignificant.

The fair values of the identifiable assets and liabilities of Diginex (UK) Limited acquired as at the date of acquisition were as follows:

USD
Net assets acquired:
Prepayment, other receivables and other assets	5,724
Cash and bank balances	5,994
Loan to third party	43,080
Other payables and accruals	(52,614)
Total identifiable net assets at fair value	2,184
Goodwill on acquisition	457,818
Consideration	460,002
Satisfied by:
Cash	260,082
Shares	199,920
460,002

An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid	(260,082)
Cash and cash equivalents acquired	5,994
Net cash used in acquisition	(254,088)

Had the acquisition of Diginex (UK) Limited been completed on 1 April 2018, revenue for the year end 31 March 2019 would have been zero and the loss for the year ended 31 March 2019 approximately $548,549. The revenue and loss from the date of acquisition to 31 March 2019 was approximately zero and $272,862, respectively.

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35 Discontinued Operations

35.1 Summary

There are two components that make up discontinued operations as detailed in notes 35.2 and 35.3.

	At 31 March 2020	At 31 March 2019
	USD	USD
Profit (loss) from discontinued operation (attributable to the ordinary equity holders of the Company)
DHPC – note 35.2	-	57,319,854
Solutions business – note 35.3	(857,554)	(332,908)
Profit (loss) from discontinued operations	(857,554)	56,986,946

35.2 DHPC

On 31 July 2018, the Group sold 51% equity interest in a subsidiary. The disposition was reported in the combined and consolidated financial statements for the year ended 31 March 2019 as a discontinued operation. A summary of the results is below.

Period from 1 April 2018 to 31 July 2018
USD
Revenue	1,063,273
General and administrative expenses	(2,668,700)
Other gains	23,767
Finance costs	(225,826)
Loss (income) before tax	(1,807,486)
Income tax expense	-
Loss (income) after income tax of discontinued operation	(1,807,486)
Gain on sale of the subsidiary after income tax	59,127,340
Profit from discontinued operations	57,319,854

Net cash inflow (outflow) from operating activities	(2,111,958)
Net cash (outflow) from investing activities	(15,550,618)
Net cash inflow from financing activities	27,949,691
Net increase (decrease) in cash generated by the subsidiary	10,287,115

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Details of the sale of the subsidiary:

The consideration of $60,000,000 was settled by cash of $10,000,000 and $50,000,000 by allotting and issuing 213,252,717 shares of Madison Holdings Group Limited, the shares of which are listed on the GEM of The Stock Exchange of Hong Kong Limited. The disposal was completed on 31 July 2018.

The carrying amount of assets and liabilities as at the date of disposal were:

USD

Property, plant and equipment	29,678,181
Digital assets	301,610
Trade and other receivables	1,186,154
Cash and bank balances	1,062
Trade and other payables	(685,997)
Loan payables	(27,949,691)
Identified net assets	2,531,319
Net assets disposed of (51%)	(1,290,972)
Waiver of shareholder loan	418,312
Gain on disposal of subsidiary	59,127,340
Consideration received	60,000,000

Assets and liabilities of disposal group:

For the period as at 31 March 2018, the assets and liabilities of DHPC were the following:

At 31 March
2018
USD
ASSETS
Non-current assets
Property, plant and equipment	4,455,658
Investment in subsidiary	50,000
Total non-current assets	4,505,658
Current assets
Prepayment, deposits and other receivables	128,945
Digital assets	234,634
Cash and cash equivalents	63,147
Total current assets	426,726
TOTAL ASSETS	4,932,384
EQUITY AND LIABILITIES
LIABILITIES

Current liabilities
Other payables and accruals	190,453
Amounts due to a shareholder	418,312
Amounts due to subsidiary	50,000
Amounts due to parent	4,815,414
Total current liabilities	5,424,179
TOTAL LIABILITIES	5,424,179

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35.3 Solutions business

On 15 May 2020, Diginex Limited, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex Limited. The sale also included the former employees related to the blockchain solutions business line (“Solutions business”) (note 38). The assets and liabilities of Diginex Solutions (HK) Limited and Diginex USA LLC have not been disclosed as available for sale as they are deemed immaterial.

A summary of the operating loss is below:

	At 31 March	At 31 March
	2020	2019
	USD	USD
Revenue	251,097	394,340
General and administrative expenses – note (a)	(1,108,651)	(727,248)
Loss from discontinued operations	(857,554)	(332,908)

Net cash inflow (outflow) from operating activities	70,331	-
Net cash (outflow) from investing activities	-	-
Net cash inflow from financing activities	-	-
Net (decrease) in cash generated discontinued operation	(787,223)	(332,908)

Note (a) – of the general and administrative expenses incurred, $70,331 related to a non-cash share award issued as part of the deferred compensation scheme (see note 5.1(b)).

F-74

36 Non-consolidated statement of financial position and reserve movement of Diginex Limited

36.1 Non-consolidated statement of financial position of Diginex Limited

	At 31 March	At 31 March
	2020	2019
	USD	USD
ASSETS
Non-current assets
Property, plant and equipment	1,113,420	1,875,642
Right-of-use assets	2,444,587	4,293,244
Loan receivables	-	8,218,228
Investments in subsidiaries	1,286,425	606,410
Financial assets at fair value through profit or loss	49,011	437,580
Financial assets at amortized cost	400,000	1,650,000
Prepayment, deposits and other receivables	1,246,947	1,246,947
Amount due from an associate	-	1,991,988
Total non-current assets	6,540,390	20,320,039
Current assets
Trade receivables	58,497	45,000
Prepayment, deposits and other receivables	655,827	119,605
Amounts due from related companies	12,529	11,279
Amounts due from subsidiaries	21,416,501	2,075,526
Amounts due from shareholders	37,726	101,099
Amount due from an associate	977,421	-
Cash and cash equivalents	194,970	189,083
Total current assets	23,353,471	2,541,592
TOTAL ASSETS	29,893,861	22,861,631
EQUITY AND LIABILITIES
EQUITY
Equity attributable to owners of the Company
Share capital	54,156,279	13,382,920
Share-based payment reserve	10,356,664	634,462
Exchange fluctuation reserve	(53,498)	-
(Accumulated loss)	(62,420,984)	(13,737,174)
Total equity
	2,038,461	280,208
LIABILITIES

Non-current liabilities
Lease liabilities	551,704	2,591,798

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	At 31 March	At 31 March
	2020	2019
	USD	USD
Current liabilities
Other payables and accruals	8,369,982	1,616,654
Amounts due to directors	374,604	356,855
Loans from shareholders	10,711,563	10,406,249
Amounts due to subsidiaries	5,790,326	5,742,701
Amounts due to shareholders	1,686	-
Lease liabilities	2,055,536	1,839,486
Tax payable	-	27,680
Total current liabilities	27,303,696	19,989,625
Total liabilities	27,855,400	22,581,423
TOTAL EQUITY AND LIABILITIES	29,893,861	22,861,631

36.2 Non-consolidated reserve movement of Diginex Limited

	Share-based payment reserve	Foreign currency translation reserve	(Accumulated losses)	Total
	USD	USD	USD	USD
At 1 April 2018	-	-	290,467	290,467
Shares repurchased	-	-	(6,619,463)	(6,619,463)
Total comprehensive income for the year	-	-	12,591,822	12,591,822
Interim 2019 dividend	-	-	(20,000,000)	(20,000,000)
Equity-settled share-based payments	634,462	-	-	634,462
At 31 March 2019	634,462	-	(13,737,174)	(13,102,712)
At 1 April 2019	634,462	-	(13,737,174)	(13,102,712)
Total loss for the year	-	-	(48,683,810)	(48,683,810)
Total other comprehensive income for the year	-	(53,498)	-	(53,498)
Equity-settled share-based payments	9,722,202	-	--	9,722,202
At 31 March 2020	10,356,664	(53,498)	(62,420,984)	(52,117,818)

F-76

37 Financial risk management

37.1 Market risk factors

The Group’s activities expose it to a variety of market risks: price risk, foreign currency risk, interest rate risk, credit risk, liquidity risk, and capital risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized and not concentrated by the financial management policies and practices described below.

37.1.1 Price risk

The group’s exposure to equity securities price risk arises from investments held by the Group and classified in the combined and consolidated statement of financial position as at FVTPL (note 16). As at year end the Groups investment in listed equity securities was not considered material.

37.1.2 Foreign currency risk

The Group operates primarily in USD and HKD. The two currencies are pegged within a range and as such the Group currently has a reduced exposure to foreign currency risk. The Group currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

37.1.3 Interest rate risk

The Group has no interest rate risk because there are no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, management monitors interest rate exposure and will consider other necessary action when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

37.2 Credit risk

The Group has exposure to credit risk arising from monies relating to loans advanced to third parties, shareholders, associates, trade receivables as well as deposits with bank. Credit risk is managed on a Group basis. The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

37.2.1 Loans receivable

As at 31 March 2020 the Group has a loan outstanding, after impairment, of $977,421 which was due from DHPC as detailed in note 20. $700,000 has been repaid since year end with the balance due to be repaid following the disposal of some high-performance computing equipment by DHPC. Given the value of the loan outstanding the Group as immaterial counterparty risk.

As at 31 March 2019, the Group had material counterparty risk due to the balances reported in notes 15 and 20. During the course of the year ended March 2020, these loan balances were impaired down to $977,421.

Following the impairment of loan balances as noted in note 20 the Group has immaterial counterparty risk.

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37.2.2 Deposits with bank

In respect to the Group’s deposits with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 31 March 2020 and 2019, the Group has no significant concentration of credit risk in relation to deposit with bank.

37.2.3 Amounts due from related companies/shareholders/joint venture/an associate

If the parties are independently rated, these ratings are used. Otherwise, the Group’s risk measurement and monitoring process includes assessment of the credit quality of the parties, taking into account its financial position, past experience and other factors credit quality of the parties, taking into account its financial position, past experience and other factors.

Other than the credit risks mentioned above, the Group does not have any other significant concentrations of credit risk. The exposures to these credit risks are monitored on an ongoing basis.

37.3 Liquidity risk

37.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations via a combination of investor funding and the available drawdown on a credit facility entered into with a shareholder as detailed in note 21.6. Whilst the shareholder loan has a maturity date of 31 July 2021, it can be further extended for six months or beyond at the shareholder’s discretion or terminated on the public listing of the Company.

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37.3.2 Maturities of financial liabilities

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within twelve months equal their carrying amounts, as the impact of discounting is not significant.

	Within 1 year	1-5 years	Over 5 years	Total
	USD	USD	USD	USD
At 31 March 2020
Other payables and accruals	9,714,932	-	-	9,714,932
Lease liabilities	2,358,076	932,667	58,248	3,348,991
Loans from shareholders	10,711,563	-	-	10,711,563
Amounts due to shareholders	1,686	-	-	1,686
Client liabilities	543,910	-	-	543,910
Amounts due to directors	374,604	-	-	374,604
Notes payable	675,000	-	-	675,000
Tax payable	-	-	-	-
	24,379,771	932,667	58,248	25,370,686
At 31 March 2019
Other payables and accruals	1,787,464	-	-	1,787,464
Lease liabilities	2,413,181	3,196,046	150,275	5,759,502
Loans from shareholders	10,406,249	-	-	10,406,249
Amounts due to directors	356,855	-	-	356,855
Tax payable	27,680	-	-	27,680
	14,991,429	3,196,046	150,275	18,337,750

37.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares or debt instruments. No changes were made in the objectives, policies or processes for managing capital during year ended 31 March 2020.

During the year ended 31 March 2020, a subsidiary of the group obtained a Type 4 and Type 9 license from the Hong Kong Securities and Futures Commission and is subject to minimal capital requirements. Other than this, the Group was not subject to any externally imposed capital requirements during the reporting periods.

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37.5 Fair values measurements

37.5.1 Fair value hierarchy

Per IFRS 9, all financial instruments are initially measured at fair value plus or minus transaction costs in the case of a financial asset or liability not at FVTPL. This section explains the judgements and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards. An explanation of each level follows underneath the table.

Fair value measurements using:
At 31 March 2020	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	49,011	-	-	49,011
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	1,377,421	1,377,421
	49,011	-	1,377,421	1,426,432

Fair value measurements using:
At 31 March 2019	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	437,580	-	-	437,580
Non-Recurring fair value measurements	-	-	-	-
Financial assets at amortized cost (a)	-	-	11,860,216	11,860,216
	437,580	-	11,860,216	12,297,796

Note 37.5.1(a): Assets measured under Level 3 consist of:

	At 31 March 2020	At 31 March 2019
	USD	USD
Loan receivables, net of allowance	-	8,218,228
Financial assets at amortized cost	400,000	1,650,000
Amount due from an associate	977,421	1,991,988
	1,377,421	11,860,216

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37.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial assets. There has been no change in valuation techniques during the year.

Investment	Amount USD	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value and sensitivity

Shadow Factory	200,000	Review of 12 month financial projections and discussions with management	(i) Projected revenue growth and decline rate of 50%	(i): A slight increase in revenue rate used in isolation would result in a decrease in the fair value

Nynja	200,000	Discounted cash flow method	(i): Discount rate of 12.5% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Amount due from an associate	977,421	Confirmed future cashflows	N/A	N/A

37.5.3 Reconciliation of Level 3 fair value measurements

	For the year ended 31 March 2020	For the year ended 31 March 2019
	USD	USD
At 1 April	11,860,216	-
Additions	2,973,829	18,601,988
Reclassification	(200,000)	-
Repayments	(814,572)	-
Impairment, through profit and loss	(12,440,538)	(6,741,772)
Adjustment for foreign exchange	(1,514)	-
At 31 March	1,377,421	11,860,216

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37.5.4 Fair value of financial assets and financial liabilities that are measured at amortized cost

Trade and other receivables, amounts due from an associate/shareholders/related companies, investments in privately held companies, loan receivables are measured at amortized cost. Management believes the carrying amounts of these financial assets measured at amortized cost approximate their Level 3 fair values.

Liabilities are categorized as fair value Level 2 as they are not traded on active markets, however the Group’s external borrowing rates can be used as a benchmark to estimate the fair value of the liabilities. The expectation is that the liabilities will be settled at cost.

38 Subsequent events

Post 31 March 2020, the Group has been impacted by COVID-19. From a revenue perspective, planned Capital Market mandates as well as the raising of assets under management for the Asset Management business have been negatively impacted. To mitigate the impact, the Group has undergone a restructuring which resulted in headcount reductions and the closure of offices in Tokyo and Berlin and temporarily in London. During this period however, the Group made significant advances in the development of the digital asset exchange, EQUOS.

On 6 May 2020, 8i Enterprises, the Group and its shareholders, and Singapore Newco entered into a third amendment to the share exchange agreement (the “Third Amendment”) to, among others, increase the number of Singapore NewCo ordinary shares issuable to the Group Shareholders from 20,000,000 to 25,000,000.

On 24 June 2020, 8i Enterprises, the Group and its shareholders, and Singapore Newco entered into a fourth amendment to the share exchange agreement (the “Fourth Amendment”) to, among others, exempt 5,000,000 out of the 25,000,000 Singapore Newco ordinary shares from otherwise applicable lock-up restrictions.

On 15 September 2020, the shareholders of 8i Enterprises voted to approve the proposed business combination transaction with Diginex Limited at a Special Meeting of Shareholders.

On 15 May 2020, Diginex Limited, together with Diginex Solutions Limited sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex Limited. The sale also included the departure of 17 employees related to the blockchain solutions business line (“Solutions business”). The consideration for the sale was $6m and Diginex also agreed to fund the Solutions business for 6 months which included paying salaries for those Solutions business employees, rent for the US office and incidentals up to $50,000 over the period. As a result, the Group recorded a net gain on sale of $4.5m on the transaction. The revenue and expenses related to the Solutions business for the years ended 31 March 2020 and 2019 have been included in discontinued operations. Refer to note 35.3 for additional details. Outstanding amounts relating to the Solutions liability were settled on 3 July 2020 at a discount of 20%. As at the date of signing these financial statements there was no outstanding liability.

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On 15 May 2020, security was pledged against the loan facility with Pelham Limited. The security consisted of:

●	Share charge over all the shares of Diginex Solutions Pte Limited
●	Security charge over all the assets of Diginex Solutions Pte Limited
●	Share charge over all the shares of Diginex Capital Pte Limited
●	Security charge over all the assets of Diginex Capital Pte Limited
●	Share charge over 85% of shares in Digivault Limited
●	Debenture charge over 85% of the assets of Digivault Limited

On 28 May 2020, the Group issued a 24 month secured convertible bond with a 10% coupon paid semi annually and a mandatory conversion into equity upon listing. As at the date of signing the financial statements the convertible bond had raised $25,000,000, out of which $485,000 was a non-cash conversion of deferred staff compensation.

On 1 June 2020, the Company issued 3,899 shares equating to $600,056 for completion of milestones related to the acquired intangible assets. Also related to the acquired intangible assets was a $400,000 payment made on 14 April 2020.

On 29 June 2020, the security pledged related to Diginex Solutions Pte Limited and Diginex Capital Pte Limited was released. On 27 July 2020, the security pledged related to Digivault Limited was release.

As of 9 September 2020 and at the date of this report there is no outstanding balance on the shareholder loan as the credit facility has been repaid via the Solution Business transaction, cash payments, investment into the convertible bond and an equity investment in the Company.

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DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

30 sEPTEMBER 2020 AND 2019

F-84

DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS

For the six months ended 30 September 2020 and 30 September 2019 (Unaudited)

		Six months ended 30 September 2020	Six months ended 30 September 2019
	Notes	USD	USD
CONTINUING OPERATIONS
Revenue	3	23,133	180,330

General and administrative expenses	4	(36,049,082)	(13,766,862)
OPERATING LOSS		(36,025,949)	(13,586,532)

Other expenses and losses, net	6	(75,928,775)	(157,005)
Impairment losses on financial assets, net	7	-	(10,105,671)
Finance costs, net	8	(947,556)	(945,488)

LOSS BEFORE TAX		(112,902,280)	(24,794,696)
Income tax expense	9	-	-
LOSS FROM CONTINUING OPERATIONS		(112,902,280)	(24,794,696)
DISCONTINUED OPERATIONS
Profit (loss) from discontinued operation (attributable to the ordinary equity holders of the Company)	34	4,879,980	(307,804)

LOSS FOR THE PERIOD		(108,022,300)	(25,102,500)
Loss attributable to:
Owners of the Company		(107,854,701)	(24,946,118)
Non-controlling interests		(167,599)	(156,382)
		(108,022,300)	(25,102,500)
LOSS PER SHARE FOR LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic loss per share	10	$(6.04)	$(1.75)

EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	10	$0.26	$(0.02)

LOSS PER SHARE FOR LOSS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic loss per share	10	$(5.78)	$(1.77)

The above interim condensed consolidated statement of profit or loss should be read in conjunction with the accompanying notes.

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DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the six months ended 30 September 2020 and 30 September 2019 (Unaudited)

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD

LOSS FOR THE PERIOD	(108,022,300)	(25,102,500)

OTHER COMPREHENSIVE LOSS
Exchange loss on translation of foreign operations	(168,058)	(5,334)
TOTAL COMPREHENSIVE LOSS FOR THE PERIOD	(108,190,358)	(25,107,834)
Total comprehensive loss attributable to:
Owners of the Company	(108,022,759)	(24,951,452)
Non-controlling interests	(167,599)	(156,382)
	(108,190,358)	(25,107,834)
Total comprehensive loss attributable to Owners of the Company arising from:
Continuing operations	(112,902,739)	(24,643,648)
Discontinued operations	4,879,980	(307,804)
	(108,022,759)	(24,951,452)

The above interim condensed consolidated statement of comprehensive loss should be read in conjunction with the accompanying notes.

F-86

DIGINEX LIMITED

iNTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At 30 September 2020 (Unaudited) and 31 March 2020 (Audited)

		(Unaudited) At 30 September 2020	(Audited) At 31 March 2020
	Notes	USD	USD
ASSETS
Intangible assets, net	11	14,517,529	10,669,116
Property, plant and equipment, net	12	884,837	1,219,721
Right-of-use assets, net	13	1,906,320	2,879,032
Financial assets at fair value through profit or loss	15	470,428	449,011
Prepayment, deposits and other receivables, non-current	16	53,678	1,246,947
Non-current assets		17,832,792	16,463,827
Trade receivables	16	5,239	72,652
Prepayment, deposits and other receivables	16	2,837,625	1,808,179
Amount due from an associate	17	277,421	977,421
Amounts due from related companies	18	12,392	12,392
Amounts due from shareholders	18	37,579	37,726
Client assets	19	3,380,334	543,910
Digital assets	20	633,382	329,827
Cash held in trust	33	35,263,363	-
Cash and cash equivalents		27,576,488	988,836
Current assets		70,023,823	4,770,943
TOTAL ASSETS		87,856,615	21,234,770
EQUITY (DEFICIT)
Share capital	21	267,731,157	139,336,569
Reverse acquisition reserve	21	(129,036,521)	(85,180,290)
Warrants	24	8,324,147	-
Share-based payment reserve	22	63,418,453	10,356,664
Foreign currency translation reserve		(154,010)	14,048
Accumulated losses		(176,041,073)	(68,186,372)
Shareholders’ equity (deficit) attributable to the owners of the Group		34,242,153	(3,659,381)
Non-controlling interests		(373,394)	(205,795)
Total equity (deficit)		33,868,759	(3,865,176)
LIABILITIES
Lease liabilities, non-current	26	225,120	945,374
Non-current liabilities		225,120	945,374
Amount due to an associate	17	900,046	-
Amounts due to directors	18	2,656	374,604
Loans from shareholders	18	-	10,711,563
Amounts due to shareholders	18	49,549	1,686
Redemption liability	33	35,263,363	-
Client liabilities	19	3,380,334	543,910
Lease liabilities, current	26	1,779,119	2,132,877
Other payables and accruals	27	12,387,669	9,714,932
Notes payable	28	-	675,000
Current liabilities		53,762,736	24,154,572
Total liabilities		53,987,856	25,099,946
TOTAL EQUITY (DEFICIT) AND LIABILITIES		87,856,615	21,234,770

The above interim condensed consolidated statement of financial position should be read in conjunction with the accompanying notes.

F-87

DIGINEX LIMITED

interim CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the six months ended 30 September 2020 and 30 September 2019 (Unaudited)

		Attributable to owners of the Group
		Share capital
				Reverse acquisition		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
		Shares	Amount	reserve	Warrants	reserve	reserve	Losses	Total	interests	equity
	Notes		USD	USD	USD	USD	USD	USD	USD	USD	USD
Balance at 1 April 2019 (audited)	21	973,903	13,382,920	-	-	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190
Shares issued for cash during the period	21	117,559	16,873,083	-	-	-	-	-	16,873,083	-	16,873,083
Shares issued to employees	21	1,578	450,000	-	-	-	-	-	450,000	-	450,000
Expenses related to raise of capital	21	-	(568,867)	-	-	-	-	-	(568,867)	-	(568,867)
Total loss for the year		-	-	-	-	-	-	(24,946,118)	(24,946,118)	(156,382)	(25,102,500)
Total other comprehensive loss for the year		-	-	-	-	-	(5,334)	-	(5,334)	-	(5,334)
Equity-settled share-based payments	22	-	-	-	-	1,799,382	-	-	1,799,382	-	1,799,382
Balance at 30 September2019		1,093,040	30,137,136	-	-	2,433,844	(14,189)	(35,040,501)	(2,483,710)	(218,336)	(2,702,046)
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	21	14,175,373	47,526,184	(47,526,184)	-	-	-	-	-	-	-
Balance at 30 September 2019 (unaudited)		15,268,413	77,663,320	(47,526,184)	-	2,433,844	(14,189)	(35,040,501)	(2,483,710)	(218,336)	(2,702,046)

Balance at 1 April 2020 (audited) (Note a)	21	1,251,347	54,156,279	-	-	10,356,664	14,048	(68,186,372)	(3,659,381)	(205,795)	(3,865,176)
Shares issued for cash during the period	21	3,572	285,438	-	-	-	-	-	285,438	-	285,438
Shares issued on conversion of convertible bond	21	318,311	25,436,232	-	-	-	-	-	25,436,232	-	25,436,232
Shares issued for consulting services	21	595	47,546	-	-	-	-	-	47,546	-	47,546
Shares issued for intangible asset purchase	11	3,899	600,056	-	-	-	-	-	600,056	-	600,056
Shares issued to employees	21	9,114	728,300	-	-	-	-	-	728,300	-	728,300
Shares issued to settle shareholder loan	18	9,039	722,306	-	-	-	-	-	722,306	-	722,306
Equity-settled share-based payments	22	448	35,800	-	-	20,913,489	-	-	20,949,289	-	20,949,289
Equity-settled earn-out awards	23	-	-	-	-	32,148,300	-	-	32,148,300	-	32,148,300
Anti-dilutive share issuance	21	187,001	-	-	-	-	-	-	-	-	-
Expenses related to raise of capital	21	6,382	(152,044)	-	-	-	-	-	(152,044)	-	(152,044)
Total loss for the period		-	-	-	-	-	-	(107,854,701)	(107,854,701)	(167,599)	(108,022,300)
Total other comprehensive loss for the period		-	-	-	-	-	(168,058)	-	(168,058)	-	(168,058)
Subtotal		1,789,708	81,859,913	-	-	63,418,453	(154,010)	(176,041,073)	(30,916,717)	(373,394)	(31,290,111)
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	21	23,210,292	129,019,911	(129,019,911)	-	-	-	-	-	-	-
Subtotal		25,000,000	210,879,824	(129,019,911)	-	63,418,453	(154,010)	(176,041,073)	(30,916,717)	(373,394)	(31,290,111)
Recapitalized with founding share of the Company	33	1	1	(16,610)	-	-	-	-	(16,609)	-	(16,609)
Acquisition of 8i Enterprises	33	6,688,392	56,851,332	-	8,324,147	-	-	-	65,175,479	-	65,175,479
Balance at 30 September 2020 (unaudited)		31,688,393	267,731,157	(129,036,521)	8,324,147	63,418,453	(154,010)	(176,041,073)	34,242,153	(373,394)	33,868,759

Note a – The balance of share capital as at 31 March 2020 has been recapitalized and reflected as such in the condensed consolidated statement of financial position as per the table in note 21.

The above interim condensed consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

F-88

DIGINEX LIMITED

interim CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the six months ended 30 September 2020 and 30 September 2019 (Unaudited)

		Six months ended 30 September 2020	Six months ended 30 September 2019
	Notes	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss) profit from:
Continuing operations		(112,902,280)	(24,794,696)
Discontinued operations		4,879,980	(307,804)
LOSS INCLUDING DISCONTINUED OPERATIONS		(108,022,300)	(25,102,500)
Adjustment for:
Net loss on sale of financial assets	6	-	221,626
Interest received	8	-	(7)
Finance costs	8	947,556	945,494
Net fair value gains on financial assets at fair value through profit or loss	6	(22,266)	-
Impairment loss on financial assets	7	-	9,623,739
Impairment of other receivables	7	-	481,932
Depreciation – property, plant and equipment	12	399,389	392,150
Disposal – property, plant and equipment	12	37,600	-
Depreciation – right-of-use assets	13	961,357	958,272
Impact on reclassification to short term lease		(32,588)	-
Amortization – Intangible assets	11	478,069	-
Shares issued to employees	21	715,834	-
Equity-settled share-based payments	21	35,800
Shares issued for consulting services	21	-	450,000
Equity-settled share-based payments – employee share option scheme and accrued share awards	22	20,913,489	1,766,023
Equity settled earn-out awards	23	32,148,300	-
Transaction expense	33	43,995,869	-
Discontinued operations	34	(5,987,534)	33,359
		(13,431,425)	(10,229,912)
Changes in:
Trade receivables		67,413	(124,200)
Prepayment, deposits and other receivables		(188,703)	(568,647)
Income tax expense		-	(27,680)
Client assets		(2,836,424)	-
Client liabilities		2,836,424	-
Amounts due from related companies		-	11,279
Other payables and accruals		598,197	2,660,339
Amounts due to directors		(371,948)	(167,427)
Advances to an associate company		700,000	(228,095)
Advance from an associate company		900,046	-
Amounts due from shareholders		67	(63,561)
Digital assets		(303,555)	-
Cash used in operating activities		(12,029,908)	(8,737,904)
Finance costs paid		(341,761)	(1,164,558)
Net cash used in operating activities		(12,371,669)	(9,902,462)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	12	(43,723)	(5,724)
Acquisition of subsidiaries, net of cash acquired	33	(25,000)	-
Cash received on completion of Transaction	33	24,149,575	-
Cash held in trust	33	(35,263,363)	-
Redemption liability	33	35,263,363	-
Sales of financial assets through profit and loss		-	155,951
Investment in financial assets through profit and loss	15	-	(267,773)
Interest received		-	7
Software development	11	(3,782,142)	(2,115,701)
Net cash generated from (used in) investing activities		20,298,710	(2,233,240)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan receivables		-	(2,000,000)
Payment of lease liabilities	26	(1,175,969)	(928,648)
Proceeds from issues of share capital, net		255,438	16,304,214
Proceeds from loans from shareholders	18	100,000	3,493,590
Repayment of loans from shareholders	18	(3,949,050)	(4,600,000)
Proceeds from notes payable		-	625,000
Repayment of notes payable	28	(675,000)	-
Proceeds from convertible bond, net		24,272,539	-
Net cash generated from financing activities		18,827,958	12,894,156
NET INCREASE IN CASH AND CASH EQUIVALENTS		26,754,999	758,454
Cash and cash equivalents at the beginning of the period		988,836	740,061
Effect of foreign exchange rate changes		(167,347)	(754)
CASH AND CASH EQUIVALENTS AT 30 SEPTEMBER		27,576,488	1,497,761

Non-cash investing and financing activities

Non-cash investing and financing activities for the six months ended 30 September 2020, as disclosed in the notes, are:

●	Acquisition of intangible assets through the issuance of Diginex HK shares valued at $600,056 (note 11)
●	Addition to right-of-use assets and lease liabilities of $406,333 (notes 13 and 26)
●	Settlement of loans from shareholders of $722,306 via issuance of shares in Diginex HK (note 18.5)
●	Settlement of loans from shareholders of $100,000 via issuance of a convertible bond (note 18.5)
●	Settlement of deferred compensation from the salary deferral scheme of $485,000 via issuance of convertible bonds (note 29)
●	Conversion of convertible bonds and accrued interest into shares in Diginex HK of $25,436,232 (note 21)

Non-cash investing and financing activities for the six months ended 30 September 2019, as disclosed in the notes, are:

●	Loan novation of $4,323,530 from a loan receivable to an amount due from an associate (notes 14 and 17)

The above interim condensed consolidated statement of cash flows should be read in conjunction with the accompanying notes.

F-89

DIGINEX LIMITED

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 September 2020 and 2019 (Unaudited)

1 ACTIVITIES

Diginex Limited (the “Company”) was incorporated on 1 October 2019 and domiciled in Singapore with its registered office and principal place of business located at 1 Robinson Road #18-00 AIA Tower Singapore 048542.

The Company is an investment holding company listed on Nasdaq. The Company has various subsidiaries that are incorporated in Hong Kong, People’s Republic of China (“PRC”), Singapore, Switzerland, Republic of Korea, Japan, Germany, Jersey, United Kingdom, British Virgin Islands and Republic of Seychelles (“collectively, the Group”). The principal activities of its subsidiaries are the provision of financial services and technology solutions for the digital asset trading community.

On 30 September 2020, the Company completed a share swap transaction (“Transaction”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a company incorporated in the British Virgin Islands and Diginex Limited (“Diginex HK”), a company incorporated in Hong Kong. Prior to the Transaction, Diginex HK was the parent of the Diginex group of companies (“Diginex HK group”). 8i Enterprises was a blank check company listed on Nasdaq, also referred to as a Special Purpose Acquisition Company (“SPAC”). The SPAC was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Transaction resulted in the Company becoming the ultimate parent holding company of 8i Enterprises and Diginex HK (together with its subsidiaries) and listed on Nasdaq under the ticker code EQOS. Diginex HK became a subsidiary of 8i Enterprises. Prior to the Transaction, the Company had issued one founding share and as part of the Transaction, the Company issued 31,688,392 new shares and 6,212,050 warrants. 25,000,000 of the new shares were issued to former shareholders of Diginex HK with the balance being issued to former shareholders of 8i Enterprises and service providers that aided the completion of the Transaction. The warrants were issued to former shareholders and warrant holders of 8i Enterprises.

Under the terms of the Transaction, the Company is also required to issue 12,000,000 earn-out shares in four equal tranches to the former shareholders of Diginex HK if certain share price milestones are met over a four-year period post 30 September 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. See note 23 for details.

Furthermore, as part of the Transaction, 5,600,000 employee share options were granted to replace the legacy employee share option scheme of Diginex HK.

Prior to 30 September 2020, under the structure of the SPAC, the 8i Enterprises shareholders had the option to redeem their investment. If they decided not to redeem their shares would be swapped on a one to one basis with those of the Company. Upon investment into 8i Enterprises, the SPAC shareholder monies were placed in an interest-bearing Trust account (the “Trust”) and as at 30 September 2020 the balance of the account was $59,247,307 which equated to $10.30 per share, comparing to the initial investment per share of $10.00. The increment being additional fees to extend the SPAC’s time available to consummate the Transaction and interest earned. Prior to the Transaction, 3,423,625 out of a total of 5,750,000 shareholders opted to redeem their holdings in 8i Enterprises in cash instead of participating in the Transaction. Accordingly, on 30 September 2020, the Group held cash of $35,263,363 that was due back to these redeeming shareholders with such funds being paid on 2 October 2020. In addition, cash of $3,019,223 was paid to the Transaction service providers that had outstanding invoices to leave a remaining cash balance in the Trust of $20,964,721.

Due to the structure of the above Transaction, these interim condensed consolidated financial statements are considered as a continuation of the Diginex HK group, with a recapitalization of equity post the Transaction in accordance with the accounting policy set out in note 2. Accordingly, the 30 September 2019 and 31 March 2020 interim condensed consolidated financial statements reflect the financial performance and position of the Diginex HK group assuming it had been recapitalized under the terms of the Transaction. The total shareholders equity and reserves remain the same, with a reverse acquisition reserve to offset the increase in share capital.

F-90

These interim condensed consolidated financial statements are presented in US dollars (USD), which is the same as the functional currency of the Company.

These interim condensed consolidated financial statements for the six months ended 30 September 2020 and 30 September 2019 were authorized for issue by the Board of Directors on 22 January 2021. The Company’s board of directors has the power to amend the interim condensed consolidated financial statements after issue.

1.1 Summary of significant transactions

During the six months ended 30 September 2020, the Group incurred the following transactions that significantly affect the financial position and performance of the Group:

●	The Company completed the Transaction with 8i Enterprises and Diginex HK which led to the issuance of 31,688,392 shares (the Company has previously issued one founding share). Given the structure of the Transaction it is deemed that Diginex HK, from an accounting perspective, was the accounting acquirer with the previously consolidated Diginex HK results being recapitalized to reflect the share issued to the former Diginex HK shareholders in relation to the Transaction, see note 21.
●	6,212,050 warrants were issued by the Company to replace the outstanding warrants of 8i Enterprises. The warrants have a fair value of $8,324,147 recorded as equity instruments issued, see note 24.
●	The Transaction resulted in a $43,995,869 non-cash Transaction expense under IFRS 2 as described in note 6 and 33.
●	Under the terms of the Transaction 12,000,000 shares will be issued via an earn-out provision should share price milestones be met over a 4-year period from 30 September 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. These shares have a grant date fair value of $32,148,300 and recognized on 30 September 2020 as a share-based payment reserve and an expense to the interim condensed consolidated statement of profit or loss under IFRS 2, see note 23.
●	The employee share option scheme under Diginex HK was replaced by a new scheme under the Company upon completion of the Transaction. The new scheme has a different vesting period than the former Diginex HK scheme which resulted in an acceleration of employee benefit expenses of $1,312,833 (note 22). This is in addition to the on-going expense related to the employee share option scheme which for the six months ended 30 September 2020 amounted to $20,159,369, see note 22.
●	Total capitalization of intangible assets amounted to $4,382,198 in relation to the continued build out of the digital asset exchange, EQUOS, see note 11.
●	The shareholders loan which amounted to $10,711,563 as at 31 March 2020 was fully settled by a mix of cash, conversion to shares, investment into a convertible bond, and as consideration for the sale of the Solutions Business, see note 18.5.
●	The issuance of share capital in Diginex HK, prior to the Transaction, for cash and non-cash consideration, net of capital raise expenses of $27,703,634 (see note 21) included the conversion of $25,000,000 convertible bonds and the associated finance costs of $436,232 into shares. The convertible bonds were issued in May 2020 and converted into Diginex HK shares prior to the Transaction, see note 29.
●	The sale of the Solutions Business to Rhino Ventures Limited, a related party, in May 2020 resulted in a recognized gain on sale of $4,997,117, see note 34.

2 BASIS OF PREPARATION

The interim condensed consolidated financial statements for the six months ended 30 September 2020 and 2019 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the audited combined and consolidated financial statements of Diginex HK for the year ended 31 March 2020.

Operating results for the six months ended 30 September 2020 are not necessarily indicative of the results that may be expected for the year ending 31 March 2021.

F-91

In the opinion of management, the interim condensed consolidated financial statements include all adjustments necessary to make the financial statements not misleading, and all adjustments are of a normal recurring nature unless otherwise stated.

2.1 Going concern basis of accounting

Following the completion of the Transaction with 8i Enterprises, the Group had an available cash balance of $27.6m and net assets of $33.9m. Taking the current interim condensed consolidated statement of financial position into account along with the Group’s ability to raise capital (see note 37), management’s ability to control costs, and the forecasted growth of business lines, any going concern issues have been alleviated.

2.2 Changes in accounting policies and disclosures

New IFRS standards adopted during the period

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 March 2020 except for the adoption of the new standards and interpretations noted below:

●	Amendments to IFRS 16: COVID19 Related Rent Concessions (effective for fiscal periods beginning on or after 1 June 2020)
●	Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform – Phase 1 (effective for fiscal periods beginning on or after 1 January 2020)

The application of these amendments, did not have a material impact on the interim condensed consolidated financial statements of the Group.

2.3 Significant accounting estimates and judgments

The preparation of the Group’s interim condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

In preparing these interim condensed consolidated financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty are the same as those applied to the audited combined and consolidated financial statements as at and for the year ended 31 March 2020 with the exception of these additional judgment areas:

Deemed reverse acquisition

On 30 September 2020, the Company completed the Transaction. Management has made the following judgments which have the most significant effect on the amounts recognized in the interim condensed consolidated financial statements:

The Company entered into the Transaction with 8i Enterprises and Diginex HK that resulted in the issuance of shares and warrants to the shareholders of 8i Enterprises, Diginex HK and service providers. Following the issuance, the Company became the ultimate parent holding company of 8i Enterprises and Diginex HK (together with its subsidiaries) and listed on Nasdaq.

Under IFRS 3, neither 8i Enterprises nor the Company met the definition of a business and therefore the Transaction is not defined as a business combination. Although Diginex HK is considered a business under IFRS 3, a business combination requires the combination of businesses and hence requires more than one business in the transaction to fall within the scope of the standard. In accordance with IAS 8 paragraph 10, in the absence of an IFRS that specifically applies to such a transaction, management should apply judgment in developing and applying an accounting policy that results in financial statements that are presented in a way that reflects the economic substance of the transaction.

F-92

Management has concluded that the Transaction would be more accurately represented as a deemed reverse acquisition of 8i Enterprises and the Company by Diginex HK, together with a recapitalization of the Group’s share capital. The outcome of such judgment being that the results of Diginex HK, subject to an adjustment to equity to reflect the issuance of shares by the Company on completion of the Transaction, have been consolidated on the basis that Diginex HK is the accounting acquirer and hence the historical results of Diginex HK continue to be consolidated on an on-going basis. The excess between the fair value of the shares and equity instruments issued and the net assets acquired is treated as an expense under IFRS 2. Details of the accounting policy applied is summarized in note 2.4.

Share-based payments – replacement of employee share option scheme

The Group replaced the employee share option scheme issued by Diginex HK with the establishment of a plan with modified terms issued by the Company upon completion of the Transaction. Under IFRS 2, the Group considered this as a replacement and modification of the Diginex HK scheme (see note 22).

Share-based payments – earn-out awards

The Transaction agreement between the Company, 8i Enterprises and Diginex HK has an earn-out provision where former Diginex HK shareholders will receive up to 12,000,000 additional shares in the Company if share price related milestones are achieved over a 4-year period from 30 September 2020 post Transaction. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. Earn-out awards are accounted for under IFRS 2 as equity-settled awards with non-vesting conditions.

The fair value of the earn-out awards is based on a Monte Carlo simulation analysis utilizing a Geometric Brownian Motion taking assumptions on share price volatility, risk-free rate and other market data to predict distribution of relative share performance.

The share price volatility assumption used in the model is based on publicly listed traditional financial exchanges (i.e. non-crypto) and other related companies, and a 6-months BTC option volatility. The 6-months BTC option volatility being included to reflect the exposure to digital assets which would not be a feature of the traditional exchanges and other related companies selected as a comparable within the model.

Related party transaction – sale of Solutions Business

The IFRS conceptual framework of accounting defines income as an increase in assets or decrease in liabilities that results in increases in equity, other than those relating to contributions from equity holders. When a transaction is entered into with a related party, judgment is required in determining whether the accounting gain represents income or a capital contribution. The accounting treatment is determined by considering if the related party was acting in their capacity as a related party or a normal counterparty for the particular transaction.

During the 6 months ended 30 September 2020, the Group sold the Solutions Business to Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The transaction resulted in income recorded in the interim condensed consolidated statement of profit or loss on the basis that Rhino Ventures Limited was acting as a normal counterparty and purchased the Solutions Business at fair market value, as determined by the following:

1)	The Solutions Business was offered to other parties to acquire, not only to Rhino Ventures Limited. A less favorable tentative offer was received from a third party to that offered by Rhino Ventures Limited.
2)	Management believes the consideration paid is fair and reasonable. In making that judgment, management considered that certain inputs of the internally created valuation model were reviewed by an independent third party.
3)	Shareholders voted to approve the sale of the Solutions Business to Rhino Ventures Limited.

F-93

Management believes that these attributes support that Rhino Ventures Limited purchased the Solutions Business at fair market value, therefore management concluded that the gain on sale of the Solutions Business should be reflected as income in the interim condensed consolidated statement of profit or loss.

2.4 Summary of significant accounting policies

In preparing these interim condensed consolidated financial statements, the Group’s accounting policies are the same as those applied to the audited combined and consolidated financial statements as at and for the year ended 31 March 2020 with the exception of these which are new:

New policies:

Revenue recognition – Exchange income

In July 2020, the Group launched EQUOS, its digital asset exchange platform. Revenue is generated from fees earned when clients buy and sell digital assets on EQUOS at that point in time. In addition, revenues are also generated, at a point in time, when clients withdraw assets from the platform.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance there is an operating company is acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

For the Transaction, Diginex HK is the operating company while both the Company and 8i Enterprises are considered as shell companies.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by Diginex HK shareholders as the Company issued 25,000,000 shares which allowed Diginex HK shareholders to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of 8i Enterprises is:

1.	The fair value of the shares which Diginex HK would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer; or
2.	The quoted price of the Company’s shares and warrants multiplied by the number of the instruments held by the former 8i Enterprises shares and warrants holders on the date the deemed reverse acquisition completes.

In a transaction involving only the exchange of equity instruments, the fair value of the Company’s shares and warrants that are quoted on Nasdaq should be used to measure the consideration transferred as it is more reliably measurable than the value of the Diginex HK’s equity based on IFRS 13 fair value hierarchy principles.

Based on this principle, the Group measured the deemed consideration for the Transaction using the quoted Nasdaq share price of the Company’s shares and warrants on the completion date of 30 September 2020.

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, the net assets acquired from 8i Enterprises and the Company are primarily cash, prepayments and trade payables, and their carrying value approximates fair value.

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There is no non-controlling interest involved in the Transaction. Acquisition related costs such as professional fees were expensed as incurred.

Calculate the Transaction expense:

The excess of the deemed consideration transferred over the fair value of the net identifiable assets acquired from 8i Enterprises represents a service and is recorded as an expense under IFRS 2 in the Group’s interim condensed consolidated statement of profit or loss.

Presentation of the interim condensed consolidated financial statements post deemed reverse acquisition:

In the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the interim condensed consolidated financial statement represents a continuation of Diginex HK, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

Shareholders’ equity of Diginex HK prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis for prior reporting periods. Retained earnings and relevant reserves of the Diginex HK are carried forward after the Transaction. Any difference to shareholders equity of Diginex HK arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the reverse acquisition reserve (note 25).

Share-based payments – earn-out awards

The earn-out awards are equity-settled awards measured on grant date in accordance with IFRS 2 and the grant date fair value of each award takes into account the non-vesting conditions.

Market conditions and non-vesting conditions are considered in estimating the fair value of an individual share using a Monte Carlo simulation model.

Earnings per share

Earnings per share for periods prior to the deemed reverse acquisition are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, Diginex HK, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being calculated as the number of shares issued by the Company to the former shareholders of Diginex HK divided by the number of shares outstanding in Diginex HK on 30 September 2020.

Significant accounting policies relevant to the interim condensed consolidated financial statements to note:

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (“ECL”) for financial assets not held at fair value through profit or loss.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

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2.5 Reclassification

Certain reclassifications have been made to the interim condensed consolidated financial statements in the prior period to present the discontinued operations following the sale of the Solutions Business and the recapitalization of the Group on a comparable basis following the Transaction. The reclassifications have no impact on the previously reported loss for the period nor the accumulated losses.

3 Revenue

An analysis of the Group’s revenue from continuing operations for the reporting periods are as follows:

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Capital markets service income	9,998	102,561
Asset management fee income	-	75,412
Trading income	9,105	2,357
Exchange income	3,272	-
Custody service income	758	-
	23,133	180,330

4 GENERAL AND ADMINistrative expenses

		Six months ended 30 September 2020	Six months ended 30 September 2019
	Notes	USD	USD
Employee benefit expenses (including directors’ remunerations)	5	29,222,229	8,530,722
Amortization of intangible assets	11	478,069	-
Depreciation of property, plant and equipment	12	399,389	392,150
Depreciation of right-of-use assets	13	961,357	958,272
Operating lease expense in respect of short-term leases		137,175	91,111
Auditor’s remuneration	(a)	480,949	70,799
Legal and professional fees	(b)	1,324,239	2,095,235
Expensed software development	(c)	303,984	-
Technology	(d)	2,054,304	398,866
Other expenses	(e)	687,387	1,229,707
		36,049,082	13,766,862

Note 4(a): Auditor’s remuneration increased from $70,799 to $480,949 for the six months ended 30 September 2020. The incremental costs related, in part, to expenses related to the Transaction.

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Note 4(b): Legal and professional fees mainly consist of:

●	The costs incurred during the six months ended 30 September 2019 were driven by legal fees in relation to the Transaction. During the period ended 30 September 2020, the Group received a discount on previously issued invoices from a legal advisor to the Transaction which resulted in reduced legal fees during the period

●	Professional fees incurred when seeking regulatory advice across all business lines

●	Fees for compliance related software for activities to support Know Your Customer and Anti-Money Laundering monitoring, and

●	Fees paid to strategic partners of the digital exchange platform EQUOS during the six months ended 30 September 2020

Note 4(c): Expensed software development are costs associated with the build of EQUOS which do not meet the criteria to be capitalized.

Note 4(d): Technology costs consist, in part, of cloud-based hosting services. The period on period growth is driven by the additional demand for this service during the development of EQUOS.

Note 4(e): Other expenses in both periods consist of business travel and marketing expenses. The period on period reduction is primarily due to a reduction of business travel following the global restrictions in place due to the COVID-19 pandemic.

5 Employee benefit expenses

5.1 Employee benefit expense

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Basic salaries, allowances and all benefits-in-kind	7,135,020	6,628,477
Pension costs - defined contribution plans (a)	166,229	136,222
Share-based payments (b)	21,920,980	1,766,023
	29,222,229	8,530,722

Note 5.1(a): For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual, or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as an employee benefit expense when they are due.

Note 5.1(b):

For the period ended 30 September 2020, share-based payments include the following:

●	$20,159,369 related to the Diginex HK employee share option scheme (note 22)
●	$1,312,833 related to the vesting period changes due to the replacement employee share option scheme post Transaction (note 22)
●	$448,778 related to the fair value of shares awarded to staff as part of the salary deferral scheme, this excludes $9,263 related to the fair value of shares awarded which were reclassed to discontinued operations (note 34).

For the period ended 30 September 2019, share-based payments included the following:

●	$1,050,086 related to the Diginex HK employee share option scheme (note 22)
$715,937 related to the fair value of shares awarded to staff as part of the salary deferral scheme, this excludes $33,359 related to the fair value of shares awarded which were reclassed to discontinued operations (note 34).

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5.2 Directors compensation

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Basic salaries, allowances and all benefits-in-kind	523,342	438,327
Pension costs - defined contribution plans	3,906	3,446
Share-based payments	9,581,771	322,842
	10,109,019	764,615

During the six months ended 30 September 2020 and 30 September 2019, certain directors were granted share options in respect of their services to the Group under the share option scheme of Diginex HK. The fair value of such options was determined as at the date of grant and adjusted for modification events during the year ended 31 March 2020 and period ended on 30 September 2020 (note 22). The expense associated with such options is recognized in the interim condensed consolidated financial statements as a share-based payment. During the periods, the directors also received a share-based payment award due to their participation in the salary deferral scheme as noted in note 5.1(b).

As a result of the Transaction, the compensation disclosed above includes that for directors of Diginex HK and the Company.

6 Other Expenses and LOSSES, net

	Notes	Six months ended 30 September 2020	Six months ended 30 September 2019
		USD	USD
Foreign exchange gains (loss), net		95,659	(13,002)
Net loss on sale of financial assets at fair value through profit or loss	(a)	-	(221,626)
Net fair value gains on financial assets at fair value through profit or loss	(b)	22,266	-
Transaction expense	(c)	(43,995,869)	-
Earn-out share awards related to the Transaction	(d)	(32,148,300)	-
Disposal of property, plant and equipment, net	12	(37,600)	-
Others		135,069	77,623
		(75,928,775)	(157,005)

Note 6(a): On 27 June 2019, the Group sold the remaining 3,681,399 Madison Holdings Group Limited (“Madison”) shares and recorded a realized loss of $221,626. The Madison shares were received as part consideration for the 51% disposal of Diginex High Performance Computing Limited (“DHPC”) in July 2018.

Note 6(b): During the six months ended 30 September 2020, there was an increase in the market value of investments held in CSP tokens issued by Caspian and VOTE tokens issued by Agora (note 15) of $3,913 and $18,353 respectively. Both tokens are listed on digital asset exchanges.

Note 6(c): During the six months ended 30 September 2020, the Group recognized the below Transaction expense:

6,688,392 shares issued to former shareholders of 8i Enterprises and service providers (note 33)	(56,851,332)
6,212,050 warrants issued to the former warrant holders of 8i Enterprises (note 24)	(8,324,147)
(65,175,479)
Less: Total identifiable net assets of 8i Enterprises at fair value (note 33)	21,179,610
(43,995,869)

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The shares and warrants issued are valued at the quoted closing price on Nasdaq on 30 September 2020 of $8.50 and $1.34 respectively.

Note 6(d): Under the terms of the Transaction up to 12,000,000 shares will be issued via an earn-out provision should share price milestones be met over a 4 year period from 30 September 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. These shares have a grant date fair value of $32,148,300 that was recognized on 30 September 2020 in the share-based payment reserve and as an expense to the interim condensed consolidated statement of profit or loss under IFRS 2 (note 23).

7 IMPAIRMENT LOSS ON FINANCIAL ASSETS, NET

There was no impairment loss on financial assets during the six months ended 30 September 2020. As at 30 September 2019, the impairment loss on financial assets, net resulted from the impairment of loan receivables amounting to $10,105,671 which consisted of: (1) On 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary in the United States. In connection with the term sheet Diginex HK advanced monies for working capital purposes prior to a definitive agreement being signed. During the six months ended 30 September 2019, the Group impaired $481,932 of the advance, and (2) impairment totaling $9,623,739 on a loan receivable from a third party ($3,894,698), and from DHPC ($5,729,041).

8 Finance costs, net

	Notes	Six months ended 30 September 2020	Six months ended 30 September 2019
		USD	USD
Interest on:
● Loans from shareholders	18	277,959	704,961
● Lease liabilities	26	143,057	258,787
● Notes payable	28	17,156	6,747
● Convertible bond	29	509,384	-

Interest from:
● Loan receivables		-	(25,000)
Other finance income		-	(7)
		947,556	945,488

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9 Income tax expense

There was no income or deferred tax expense for the six months ending 30 September 2020 and 2019.

9.1 Reconciliation of effective tax rate

While the Company is domiciled in Singapore, the majority of operations are based in Hong Kong during the six months ended 30 September 2020. In Hong Kong, the profit tax is 16.5% except for the first HK$2,000,000 (c.$250,000) profit or loss which is charged at 8.25%. There is no capital gains tax in Hong Kong. Tax charge on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof. As at 30 September 2020, the effective tax rate for the Group is 0%. Tax effects on other comprehensive loss has been deemed immaterial.

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Loss from continuing operations before income tax expense	(112,902,280)	(24,794,696)
Profit (loss) from discontinued operation before income tax expense	4,879,980	(307,804)
	(108,022,300)	(25,102,500)
Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(10,756,317)	(4,125,558)
Tax effect of income that is not taxable	(821,072)	-
Tax effect of expenses that are not deductible	9,147,253	291,904
Tax effect of tax losses not utilized	2,323,818	1,960,757
Tax effect of temporary differences	106,318	1,872,897
Income tax expense for the period	-	-

The results for both reporting periods can also be analyzed in the following way:

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Loss from continuing operations	(112,902,280)	(24,794,696)
Loss from discontinued operations	(117,137)	(307,804)
Total losses subject to income tax	(113,019,417)	(25,102,500)
Gain on sale of discontinued operations	4,997,117	-
Loss for the period before tax	(108,022,300)	(25,102,500)

Of the loss generated in the six months ended 30 September 2020, $4,997,117 relates to a gain on sale of the Solutions Business. This gain was recognized in Diginex Solutions Limited, a Hong Kong resident company. In Hong Kong there is no capital gains tax. As a result, the effect of nontaxable income is $4,997,117 at Hong Kong’s profit rate tax of 16.5%.

For the six months ended 30 September 2020 and 2019, there was an operating loss of $117,137 and $307,804 from discontinued operations. No tax provision has been recognized for either period in relation to these activities as no taxable income was generated.

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Included in the loss from continuing operations for the six months ended 30 September 2020 is a share-based payment of $43,995,869 (note 33) which relates to the Transaction. This relates to a consolidation adjustment and not subject to taxation. The loss from continuing operations also includes an expense of $32,148,300 related to the fair value of earn-out awards (note 23), which was recognized by the Company. This expense is treated as non-deductible and tax effected at the Singapore tax rate of 17%.

The impact of the operating loss from continued operations has resulted in the Group carrying forward tax losses of $14,276,875 (30 September 2019: $7,199,687). The losses carried forward as at 30 September 2020 include those accumulated in prior years. The majority of operating losses and hence tax losses have been generated in Hong Kong. Tax losses in Hong Kong can be carried forward and offset against future profits indefinitely.

9.2 Deferred income taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The main components of the deferred income tax assets are as follows:

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Depreciation and amortization recognized for tax purposes	298,743	205,461
Rental payments (IFRS 16)	(192,425)	-
Impairment on loan balances	-	1,667,436
Benefit of tax loss carryforwards	14,276,875	7,199,687
	14,383,193	9,072,584
Unrecognized deferred tax asset	(14,383,193)	(9,072,584)
Deferred tax asset	-	-

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized. The Group has also incurred costs during the year that are not deductible for tax purposes on a permanent basis.

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10 loss per share

	Six months ended 30 September 2020	Six months ended 30 September 2019
	USD	USD
Basic loss per share
From continuing operations attributable to the ordinary equity holders of the company	(6.04)	(1.75)
From discontinued operation	0.26	(0.02)
Total loss earnings per share attributable to the ordinary equity holders of the company	(5.78)	(1.77)

Reconciliation of loss used in calculating loss per share
Basic loss per share
Loss attributable to the ordinary equity holders of the company used in calculating basic loss per share:
From continuing operations	(112,902,280)	(24,794,696)
From discontinued operation	4,879,980	(307,804)
	(108,022,300)	(25,102,500)

Weighted average number of shares used as the denominator
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	18,707,217	14,204,985

Due to the losses from continuing operations during the six months ended 30 September 2020 and 30 September 2019, anti-dilutive instruments were excluded from the calculation of diluted loss per share. The excluded anti-dilutive instruments include 5,600,000 and 2,371,659 (as adjusted to reflect the exchange ratio, see note 22) of employee share options outstanding as at 30 September 2020 and 2019 respectively, as well as 6,212,050 warrants outstanding as at 30 September 2020 exercisable to acquire 3,106,025 shares. Shares to be issued as earn-out awards should the certain share price milestones be achieved have also been excluded from the calculation of diluted loss per share as no milestones were met during the six months ended 30 September 2020. See note 23 for details on earn-out awards.

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11 INTANGIBLE ASSETS, NET

	Capitalized Software Development	Software Acquired	Total
	USD	USD	USD
At 30 September 2020:
Cost:
At 1 April 2020	5,169,073	5,500,043	10,669,116
Adjustment for foreign exchange	544	-	544
Reclassification (note 12)	(56,260)	-	(56,260)
Additions	3,382,142	1,000,056	4,382,198
At 30 September 2020	8,495,499	6,500,099	14,995,598
Amortization:
At 1 April 2020	-	-	-
Charge for the period	(261,423)	(216,646)	(478,069)
At 30 September 2020	(261,423)	(216,646)	(478,069)
Net carrying amount:
At 30 September 2020	8,234,076	6,283,453	14,517,529

At 31 March 2020:
Cost:
At 1 April 2019	-	-	-
Additions	5,169,073	5,500,043	10,669,116
At 31 March 2020	5,169,073	5,500,043	10,669,116
Amortization:
At 1 April 2019	-	-	-
Charge for the period	-	-	-
At 31 March 2020	-	-	-
Net carrying amount:
At 31 March 2020	5,169,073	5,500,043	10,669,116

External spend on software development is capitalized as an intangible asset in accordance with IAS 38 when control is obtained, future economic benefits of such software is probable and the cost of such software can be reliably measured.

In March 2020, the Group purchased software from a third party for potential consideration of $10,000,000. $8,500,000 of the fair value consideration is based on the integration of the software into the EQUOS infrastructure and the delivery of future products with the balance of $1,500,000 payable based on future trading volumes on the exchange (note 30). $5,500,043 was paid during the year ended 31 March 2020, which comprised of $100,000 in cash and $5,400,043 in shares of Diginex HK. During the period ended 30 September 2020, an additional $1,000,056 was paid to the seller comprising of $400,000 in cash on 14 April 2020 and 3,899 shares of Diginex HK, valued at $600,056 issued on 1 June 2020. The remaining $2,000,000 of the $8,500,000 fair value consideration will be paid and capitalized on the completion of pre-agreed future milestones and the delivery of new products that will be built on the acquired software.

During the six months ended 30 September 2020, the Group began amortizing its intangible assets as EQUOS and Custody Solution, Digivault, became available for use.

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12 Property, plant and equipment, NET

	Furniture and fixtures	Office equipment	Leasehold improvements	Total
	USD	USD	USD	USD
At 30 September 2020:
Cost:
At 1 April 2020	74,300	376,027	2,146,236	2,596,563
Adjustment for foreign exchange	985	1,045	1,246	3,276
Reclassification (note 11)	-	56,260	-	56,260
Additions	-	-	43,723	43,723
Disposal	(37,793)	(3,675)	(13,007)	(54,475)
At 30 September 2020	37,492	429,657	2,178,198	2,645,347
Depreciation:
At 1 April 2020	(16,733)	(126,394)	(1,233,715)	(1,376,842)
Adjustment for foreign exchange	(270)	(260)	(624)	(1,154)
Charge for the period	(3,587)	(37,662)	(358,140)	(399,389)
Disposal	11,420	2,960	2,495	16,875
At 30 September 2020	(9,170)	(161,356)	(1,589,984)	(1,760,510)
Net carrying amount:
At 30 September 2020	28,322	268,301	588,214	884,837
At 31 March 2020:
Cost:
At 1 April 2019	73,273	304,249	2,133,521	2,511,043
Adjustment for foreign exchange	1,027	1,903	12,715	15,645
Additions	-	69,875	-	69,875
At 31 March 2020	74,300	376,027	2,146,236	2,596,563
Depreciation:
At 1 April 2019	(8,794)	(61,371)	(511,662)	(581,827)
Adjustment for foreign exchange	2,581	(507)	(5,375)	(3,301)
Charge for the period	(10,520)	(64,516)	(716,678)	(791,714)
At 31 March 2020	(16,733)	(126,394)	(1,233,715)	(1,376,842)
Net carrying amount:
At 31 March 2020	57,567	249,633	912,521	1,219,721

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13 RIGHT-OF-USE ASSETS, NET

Right-of-use assets relate to office space leased by the Group. The amount in respect of leases are as follows:

Properties
USD
Six months ended 30 September 2020
At 1 April 2020	2,879,032
Additions (a)	406,333
Reclassification (b)	(436,251)
Adjustment for foreign exchange	18,563
Depreciation	(961,357)
Closing net book amount	1,906,320
At 30 September 2020:
Cost	6,201,829
Accumulated depreciation	(4,314,072)
Adjustment for foreign exchange	18,563
Net book amount	1,906,320
Year ended 31 March 2020:
At 1 April 2019	4,830,098
Additions	-
Adjustment for foreign exchange	14,645
Depreciation	(1,965,711)
Closing net book amount	2,879,032
At 31 March 2020:
Cost	6,217,102
Accumulated depreciation	(3,352,715)
Adjustment for foreign exchange	14,645
Net book amount	2,879,032

Note (a) – Additions in the six months ended 30 September 2020 relate to long terms leases contractually committed to in both Singapore and Ho Cho Minh City, Vietnam as detailed in note 26.

Note (b) – The reclassification relates to a lease entered in Jersey which was renegotiated on 16 July 2020 from a long-term lease terminating on 28 February 2027 into a short-term lease terminating on 1 March 2021. Accordingly, the Group has elected simplified accounting for short-term leases of 12 months or less and an expense is recognized on a straight-line basis over the remainder of the lease.

14 LOAN RECEIVABLES

	At 30 September 2020	At 31 March 2020
	USD	USD
At 1 April	-	8,218,228
Loan advance balance	-	479,748
Loan repayment	-	-
Loan novation (see note 17)	-	(4,323,530)
Impairment	-	(4,374,446)
At 30 September/31 March	-	-

For the six months ended 30 September 2020 there were no loan receivables.

F-105

At 1 April 2019, Diginex HK had a loan receivable outstanding in relation to DHPC, a former subsidiary that is now 49% owned. The loan was due from a third party and was partially novated to be due from DHPC directly and hence reclassified as an amount due from an associate. The balance outstanding was fully impaired at 31 March 2020 after management performed the analysis of expected credit losses based on the fact that DHPC is no longer an operating business.

Additionally, on 20 February 2019, Diginex HK signed a non-binding term sheet with a third party to establish a new subsidiary under Diginex HK in the United States (“Americas”). In connection with the term sheet, Diginex HK advanced $479,748 to Americas during the year ended 31 March 2020 for working capital purposes prior to of a definitive agreement being signed. As at 31 March 2020, the $479,748 advance was fully impaired as the definitive agreement had not been signed.

15 FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	Notes	At 30 September 2020	At 31 March 2020
		USD	USD
Listed investments	15.1	70,428	49,011
Unlisted investments	15.2	400,000	400,000
		470,428	449,011

15.1 Listed investments

	At 30 September 2020	At 31 March 2020
	USD	USD
Listed investments, at fair value (a) and (b)	70,428	48,162
Adjustment for foreign exchange	-	849
	70,428	49,011

F-106

Note 15.1(a):

Caspian

On 10 April 2018, Diginex HK invested $200,000 in CSP Tokens issued by Caspian which amounted to 4,923,077 tokens. As at 31 March 2020, the closing price was $0.004398 resulting in a loss of $38,200 to a carrying value of $21,652.

As at 30 September 2020, the closing price was $0.005193 resulting in a gain of $3,913 to a carrying value of $25,565.

Note 15.1(b):

Agora

On 11 July 2018, Diginex HK purchased 25,490,196 VOTE Tokens issued by Agora for $1,000,000, with each token being valued at $0.051. A 30% bonus was applied to the purchase hence increasing the number of tokens received.

In September 2019, the VOTE token issued by Agora was listed on a digital asset exchange. As a result of the listing, Diginex HK consequently updated its fair value measurement classification from Level 3 to Level 1. As at 31 March 2020, each token was valued at $0.00104 and the investment in Agora was reduced, by way of a fair value adjustment from its previous carrying value, by $172,699 to carrying value of $26,510.

As at 30 September 2020, the closing price was $0.00176 resulting in a gain of $18,353 to a carrying value of $44,863.

15.2 Unlisted investments

	At 30 September	At 31 March
	2020	2020
	USD	USD
Unlisted investments, at fair value (a)	400,000	1,650,000
Acquisition	-	267,773
Reclassification	-	(200,000)
Change in fair value	-	(1,316,259)
Adjustment for foreign exchange	-	(1,514)
	400,000	400,000

Note 15.2(a):

Shadow Factory Limited

In October 2018, Diginex HK entered into an equity investment agreement to invest $1,250,000 in Shadow Factory Limited (“Shadow Factory”) in exchange for 5,000 shares of Shadow Factory, which represented 5% of the then outstanding shares. Shadow Factory is a privately owned company. In June 2019, Diginex HK purchased an additional 350 of ordinary shares, an additional 0.35%, for consideration of $267,773. As at 31 March 2020, Shadow Factory had prepared financial projections out for one year only and following discussions with the management team regarding the future outlook of the business Diginex HK assessed the fair value of the investment as $200,000.

As at 30 September 2020, no further projections were provided by the management of Shadow Factory and the estimated fair value is unchanged.

Nynja Group Limited

In February 2018, Diginex HK entered into an equity investment agreement to invest $860,000 in Nynja Group Limited (“Nynja”). Nynja is a privately owned company. During the year ended 31 March 2019, Diginex HK had invested $860,000 in Nynja and capitalized $500,000 of an outstanding receivable from Nynja to equity which increased the shareholding to 6.8% and total investment to $1,360,000. As at 31 March 2020 and 30 September 2020, Diginex HK assessed the fair value of the investment as $200,000.

Reclassification

The reclassification is the result of the listing of the VOTE Tokens issued by Agora as Level 1 inputs were observable during the year ended 31 March 2020 (see note 15.1(b)).

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16 Trade receivables, prepayment, deposits and other receivables

16.1 Trade receivables

	At 30 September 2020	At 31 March 2020
	USD	USD
Trade receivables	123,332	186,158
Less: loss allowance	(118,093)	(113,381)
Adjustment for foreign exchange	-	(125)
	5,239	72,652

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	At 30 September 2020	At 31 March 2020
	USD	USD
Less than 1 month	965	68,694
Between 1 month and 3 months	75	3,958
Over 3 months	4,199	-
	5,239	72,652

The movements in the loss allowance for impairment of trade receivables are as follows:

	Six months ended 30 September 2020	Year ended 31 March 2020
	USD	USD
At the beginning of the period/year	113,381	108,000
Write-off of trade receivables (a)	-	(108,000)
Provision for impairment for trade receivables	-	113,381
Foreign exchange translation difference	4,712	-
At the end of the period/year	118,093	113,381

The carrying amounts of trade receivables approximate their fair values.

Note (a) – During the year ended 31 March 2020, management determined that a trade receivable would be uncollectable and reversed the provision from the year ended 31 March 2019. The provision was written-off of the accounts receivable balance.

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16.2 Prepayment, deposits and other receivables

	Notes	At 30 September 2020	At 31 March 2020
		USD	USD
Non-current:
Deposits	(a)	53,678	1,246,947
Current:
Deposits	(a)	1,400,903	88,039
Prepayments	(b)	1,165,372	1,197,682
Other receivables	(c)	271,350	522,458
		2,837,625	1,808,179
		2,891,303	3,055,126

Note 16.2(a): On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong with a security deposit of $1,246,947. The Group owes monthly rental payments of HKD1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021. As at 30 September 2020 the deposit for the Hong Kong office is classified as a current asset (March 2020: non-current asset). During the six months ended 30 September 2020, the Group entered into two new long-term lease agreements in Vietnam and Singapore for office spaces with security deposits of $16,576 and $37,102 respectively.

Note 16.2(b): Included in prepayments at 31 March 2020 is $900,315 which relates to issued shares in Diginex HK to a service provider as an advanced payment for services to be provided to EQUOS. The shares were issued on 15 March 2020 and the balance remaining in prepayments in relation to this share issuance at 30 September 2020 was $185,272. Other prepayments at 30 September 2020 relate to costs associated with the continued build out of the Group’s various business lines.

Note 16.2(c): Included in other receivables at 31 March 2020 was a promissory note due from 8i Enterprises for $100,000 which was entered into on 3 March 2020. In June 2020 Diginex HK entered into another promissory note with 8i Enterprises of $287,500. Upon the close of the Transaction on 30 September 2020 with 8i Enterprises the full balance of $387,500 was reclassified as an intercompany balance and eliminated on consolidation of the Group results.

17 AMOUNT DUE To / FROM AN ASSOCIATE

17.1 Amount due from an associate

	At 30 September 2020	At 31 March 2020
	USD	USD
At 1 April	977,421	1,991,988
Loan novation (note 14)	-	4,323,530
Working capital advance	-	226,308
Loan receivable	-	2,000,000
Repayment	(700,000)	(814,572)
Impairment	-	(6,749,833)
At 30 September/31 March	277,421	977,421

During the year ended 31 March 2020, $4,323,530 of a loan receivable from a third party was novated to DHPC, an associate, (note 14) and hence the amount became collectable directly from DHPC. Diginex HK also advanced DHPC an additional $226,308 of working capital during the same period. On 28 June 2019, the Group entered into an additional loan agreement with DHPC for an amount of $2,000,000 to be used for the purchase of new high-performance computing equipment. The loan was interest bearing at 5% per annum and repayable from 75% of DHPC EBITDA.

As at 31 March 2020 the combined amounts due from DHPC were impaired by $6,749,833 to leave an outstanding balance of $977,421.

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During the period ended 30 September 2020, $700,000 of the outstanding balance has been received and the balance of $277,421 is expected to be received following the sale of some high-performance computing equipment by DHPC. Based on a repayment agreement the outstanding balance will be collected in monthly installments until April 2021. The first and second installment payments were respectively received on 17 December 2020 and 13 January 2021.

17.2 Amount due to an associate

As at 30 September 2020, $900,046 was advanced from a 100% owned subsidiary of DHPC to Diginex HK on an interest free basis. There were no amounts due to an associate as at 31 March 2020.

18 RELATED PARTY TRANSACTIONS

18.1 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the interim condensed consolidated financial statements, the Group had the following transactions with its related parties during the reporting period:

		Six months ended 30 September 2020	Six months ended 30 September 2019
	Notes	USD	USD
Amounts received (paid) per the following:

Income from services
Services agreement with a shareholder	(a)	74,125	77,622

Financing costs
Interest charged on shareholder loan	(b)	(277,959)	(704,961)
Interest charged on notes payable	(c)	(17,156)	(6,747)
Interest charged on convertible bond	(d)	(44,493)	-

Other transactions
Shares issued to an existing shareholder	(e)	-	(50,070)
Shares subscribed by employees for cash	(f)	120,185	-
Subscription to convertible bond	(d)	1,530,000	-

Note 18.1(a): The amounts received from a shareholder were pursuant to the terms of services agreement between Diginex HK and a shareholder. Services include the provision of administrative duties.

Note 18.1(b): The interest charged on a shareholder loan from Pelham Limited was pursuant to the terms in the loan agreement entered between Diginex HK and Pelham Limited.

Note 18.1(c): The interest charged on the notes payable (note 28) is pursuant to terms in note agreement entered between Diginex Capital Limited, a subsidiary of the Company, employees, and a shareholder.

Note 18.1(d): During the six months ended 30 September 2020, key management persons (including directors), and some of their immediate family members subscribed to the convertible bond with a 10% coupon issued by Diginex HK (note 29).

Note 18.1(e): During the six months ended 30 September 2019, Diginex HK issued shares to an advisor who was also a shareholder at the time of issuance for consulting services. This non-cash amount was recorded to consulting expenses.

Note 18.1(f): During the six months ended 30 September 2020, two employees and one of their immediate family members subscribed for shares in Diginex HK for cash consideration.

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18.2 Amounts due from related companies

The amounts due from related companies as at 30 September 2020 and 31 March 2020 are unsecured, interest-free and repayable on demand. At 30 September 2020, the amounts due from related companies relate to asset management fund entities set up in the Cayman Islands as part of the Asset Management business. Prior to the launch of the asset management fund entities all shares were owned by the Group. The Group only holds management shares post the launch of the funds in November 2019.

18.3 Amounts due from shareholders

The amounts due from shareholders are unsecured, interest-free and repayable on demand.

Name	Maximum amount outstanding during the period ended 30 September 2020	At 30 September 2020	At 31 March 2020
	USD	USD	USD
DHC Investments Limited	37,278	37,079	37,278
Various	500	500	448
		37,579	37,726

18.4 Amounts due to directors

The amounts due to directors are unsecured, interest-free and had no fixed terms of repayment.

Name	Maximum amount outstanding during the period ended 30 September 2020	At 30 September 2020	At 31 March 2020
	USD	USD	USD
Miles Pelham	39,180	-	28,214
Richard Byworth	262,381	2,656	243,117
Paul Ewing	118,067	-	103,273
Chi Won Yoon	65,407	-	-
Stylianos Moussis	100,791	-	-
		2,656	374,604

As a result of the Transaction, amounts disclosed above includes that for directors of Diginex HK and the Company.

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18.5 Loans from shareholders

		At 30 September 2020	At 31 March 2020
	Notes	USD	USD
1 April		10,711,563	10,406,249
Loans advanced		100,000	5,332,303

Loan repayment:
Loan settled through sale of Solutions Business	35	(6,000,000)	-
Loan repayments settled in cash		(3,949,050)	(4,850,000)
Loan settled in shares	a	(650,000)	-
Loan converted to convertible bond		(100,000)	-

Interest repayment:
Interest charged	8	277,959	1,333,480
Interest repayments settled in cash		(318,166)	(1,510,469)
Interest settled in shares	a	(72,306)	-
		-	10,711,563

Note a – Loan principal and accrued interest, totaling $772,306, were settled by the issuance of 9,039 Diginex HK shares (note 21)

As at 30 September 2020, there was no outstanding loan balance with Pelham Limited and on 30 September 2020 the credit facility offered by Pelham Limited was terminated.

As at 31 March 2020, interest payable included in the loans from shareholders balance above amounted to $112,524.

18.6 Amounts due to shareholders

Name	Maximum amount outstanding during the period ended 30 September 2020	At 30 September 2020	At 31 March 2020
	USD	USD	USD
Various	185,504	49,549	1,686
		49,549	1,686

As at 30 September 2020, the amounts outstanding to shareholders includes interest accrued on the convertible bond for the period 22 to 28 September 2020 (see note 29). The convertible bond was mandatorily convertible two days prior to the completion of the Transaction. The bonds were converted to shares of Diginex HK on 21 September 2020 but the Transaction did not complete until 30 September 2020, hence unconverted interest was accrued for the period from 22 to 28 September 2020.

18.7 Sale of Solutions Business

On 15 May 2020, Diginex HK, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The Group realized a gain on sale of $4,997,117 which has been recognized as discontinued operations (note 34).

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18.8 Key management compensation

Salaries, benefits-in-kind, pensions, and share-based payments to key management personnel of the Group was $14,928,498 for the six months ended 30 September 2020 (30 September 2019 $1,331,624). The totals include share-based payments of $13,608,078 (30 September 2019 $416,280).

19 CLIENT ASSETS AND LIABILITIES

	At 30 September 2020	At 31 March 2020
Client monies consisted of:	USD	USD
Cash	639,327	500,933
Digital Assets, at fair value	2,741,007	42,977
	3,380,334	543,910

As at 30 September 2020 and 31 March 2020, the Group held monies in the form of cash (fiat) and digital assets on behalf of clients. The monies were held to enable clients to trade on the EQUOS exchange and execute OTC trades involving digital assets. Cash balances were held in bank accounts and the digital assets, which consisted of BTC, ETH and USDC, were held in secure wallets with a custodian. The Group has control over these assets and bears the associated risks. The values of digital assets are taken from the prices stated on the active public markets that the assets are traded on.

20 DIGITAL ASSETS

	At 30 September 2020	At 31 March 2020
	USD	USD
Digital assets, at fair value	633,382	329,827

As at 31 March 2020, the Group held digital assets on exchanges to facilitate the Proprietary Trading business. During the period ended 30 September 2020 the Group ceased Proprietary Trading however, still held digital assets on exchanges as collateral for the EQUOS related liquidation fund which was set-up for risk management purposes. The values of digital assets are taken from the prices stated on the active public markets that the assets are traded on.

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21 Share capital

Per note 2.4, under a deemed reverse acquisition, the historical shareholders’ equity of Diginex HK, being the accounting acquirer (legal acquiree) prior to the Transaction is retrospectively adjusted to reflect the legal capital structure of the accounting acquiree (legal acquirer). This is done by using the exchange ratio as determined on the completion of the Transaction being 13.9688 shares in the Company for each Diginex HK share and 1:2.5455 for share capital value of Diginex HK against a value of $8.50 per the Company’s listed share on 30 September 2020 (excluding capital raise expenses). The difference in value of the share capital arising from this conversion versus the share capital amount in Diginex HK is recorded in equity under the reverse acquisition reserve.

	Number of	Share capital	Reverse acquisition	Share capital net of reverse acquisition reserve
	Shares	amount	reserve	amount
Ordinary shares, issued and fully paid:		USD	USD	USD
At 1 April 2019	973,903	13,382,920	-	13,382,920
Shares issued for cash during the year	117,559	16,873,083	-	16,873,083
Shares issued to employees (c)	1,578	450,000	-	450,000
Expenses related to raise of capital (f)	-	(568,867)	-	(568,867)
At 30 September 2019	1,093,040	30,137,136	-	30,137,136
Recapitalization of Diginex HK (1:13.9688 exchange ratio) (g)	14,175,373	47,526,184	(47,526,184)	-
At 30 September 2019	15,268,413	77,663,320	(47,526,184)	30,137,136

At 1 April 2020 (i)	1,251,347	54,156,279	-	54,156,279
Shares issued for cash during the period	3,572	285,438	-	285,438
Shares issued on conversion of convertible bond (note 29)	318,311	25,436,232	-	25,436,232
Shares issued for consulting services (a)	595	47,546	-	47,546
Shares issued for intangible asset purchase (b)	3,899	600,056	-	600,056
Shares issued to employees (c)	9,114	728,300	-	728,300
Shares issued to settle shareholder loan	9,039	722,306	-	722,306
Equity-settled share-based payments (d)	448	35,800	-	35,800
Anti-dilutive share issuance (e)	187,001	-	-	-
Expenses related to raise of capital (f)	6,382	(152,044)	-	(152,044)
Subtotal	1,789,708	81,859,913	-	81,859,913
Recapitalization of Diginex HK (1:13.9688 exchange ratio) (g)	23,210,292	129,019,911	(129,019,911)	-
Subtotal	25,000,000	210,879,824	(129,019,911)	81,859,913
Recapitalized with founding share of the Company	1	1	(16,610)	(16,609)
Acquisition of 8i Enterprises (h)	6,688,392	56,851,332	-	56,851,332
At 30 September 2020	31,688,393	267,731,157	(129,036,521)	138,694,636

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Note 21(a): Diginex HK shares were issued to consultants at the fair value for the services rendered during the periods.

Note 21(b): Diginex HK issued shares for the purchase of intangible assets. The shares were issued at the fair value of the asset acquired (note 11).

Note 21(c): For the period ended 30 September 2020, shares totaling a fair value of $393,242 were issued to employees related to the salary deferral scheme. Shares issued to employees also includes shares totaling a fair value of $12,861 issued as part of the contractual agreement related to the Solutions Business and reported net of the gain on sale. In addition, shares were also issued to employees in lieu of salaries and benefits-in-kind amounting to $211,122 and $111,075, respectively. The total amounted to $728,300 of which $715,834 is presented as continued operation and $12,466 as discontinued operations (note 34) in the interim condensed consolidated statement of cash flows.

For the period ended 30 September 2019, 1,578 shares were issued to employees to settle contractual obligations.

Note 21(d): On 1 September 2020, an employee share option holder exercised its vested share options from the employee share options scheme resulting in the issuance of 448 new shares.

Note 21(e): Shares were issued to shareholders as make-whole units based on an anti-dilutive clause in the share subscription agreement of Diginex HK.

Note 21(f): Expenses to raise capital via both the issuance of Diginex HK shares and the convertible bond amounted to $687,236 of which $509,985 was settled in shares, resulting in a net charge against share capital of $177,251. Also included is capitalized finance costs, recorded under the effective interest rate method in relation to the convertible bond in accordance with IFRS 9, of $25,207 (note 29) resulting in a total charge of $152,044.

Note 21(g): On completion of the Transaction, Diginex HK shareholders were issued 25,000,000 new shares in the Company in exchange for the outstanding shares of 1,789,708. The resultant share exchange ratio being 13.9688. This exchange ratio has been applied to the issued number of shares of Diginex HK as at 30 September 2019 as per the significant accounting policies detailed in note 2.4. The Company’s share capital is based on the closing price of the Company’s listed share price on 30 September 2020 of $8.50 per share. The 25,000,000 shares issued to the shareholders of Diginex HK, hence have a value of $212,500,000 (excluding prior expenses related to raise of capital). This derives a share capital conversion ratio of 1:2.5455 when comparing the share capital value for Diginex HK of $83,480,089 (excluding prior expenses related to raise of capital) immediately before the Transaction which is applied to the share capital of Diginex HK in the recapitalization. A reverse acquisition reserve of $129,019,911 is recorded in equity for the difference between the share capital value of the Company and Diginex HK.

Note 21(h): 6,688,392 shares of the Company were issued to the shareholders of 8i Enterprises and service providers to the Transaction on 30 September 2020. The shares were fair valued at $8.50, the closing price of the Company’s listed share price on 30 September 2020.

Note 21(i): The balance of share capital as at 31 March 2020 has been recapitalized and reflected as such in the condensed consolidated statement of financial position as per the table below.

	Number of	Share capital	Reverse acquisition	Share capital net of reverse acquisition reserve
	Shares	amount	reserve	Amount
Ordinary shares, issued and fully paid:		USD	USD	USD
At 31 March 2020	1,251,347	54,156,279	-	54,156,279
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	16,228,418	85,180,290	(85,180,290)	-
At 31 March 2020 (Recapitalized)	17,479,765	139,336,569	(85,180,290)	54,156,279

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22 SHARE-BASED PAYMENT RESERVE - SHARE OPTIONS AND SHARE AWARDS

	At 30 September	At 30 September
	2020	2019
	USD	USD
At 1 April	10,356,664	634,462
Employee share option scheme (note 22.1)	20,159,369	1,050,086
Acceleration of expenses from the share option scheme modification (note 22.2)	1,312,833	-
Share awards accrued, not yet issued (note 22.3)	64,799	749,296
Exercised employee share options (note 22.1)	(623,512)	-
Earn-out (note 23)	32,148,300	-
At 30 September	63,418,453	2,433,844

22.1 Employee share option scheme

Prior to the Transaction, Diginex HK adopted a share option scheme (the “Scheme”). The Scheme held options equivalent to 15% of the total outstanding share capital of Diginex HK that were allocated to employees of Diginex HK and its subsidiaries at the absolute discretion of the directors of Diginex HK.

During the year ended 31 March 2020, Diginex HK made two modifications to the structure of the Scheme:

●	Reduced the strike price from $0.10 to nil as at 18 December 2019
●	Increased the options pool from 15% to 20% of Diginex HK outstanding share capital as at 13 February 2020

Options granted under this Scheme could be exercised after 36 months from commencement of employment with Diginex HK, or its subsidiaries, or on other conditions as detailed in the Scheme policy. The options gave the holder the rights to receive ordinary shares in Diginex HK. The fair value of the share options as at 31 March 2020 was $46,233,440 (weighted average fair value per share option: $153.90 each).

Upon completion of the Transaction and based on an exchange ratio of 13.9688, the outstanding options of 300,412 as at 31 March 2020 would be equivalent to 4,196,395 options in the Company and at September 2019 the outstanding options of 169,768 would be equivalent to 2,371,659 in the Company (see note 10).

During the six months ended 30 September 2020, as new shares were issued by Diginex HK and there were leavers and joiners to the Scheme, the number of awards changed from 300,412 to 429,530 and the grant date fair value of the Scheme changed from $46,233,440 at 31 March 2020 to $46,256,501 as at 30 September 2020 prior to the Transaction.

During the six months ended 30 September 2020, 4,327 vested shares options were exercised which were settled by 3,879 shares transferred by a third party who received shares in advance of providing a service. The service was not completed and these shares were reallocated and 448 new shares issued. No share options vested during the six months ended 30 September 2019 and hence no share options were exercised in this period.

For the six months ended 30 September 2020 a $20,159,369 share-based payment expense was recognized for the continuation of the Scheme in the condensed consolidated statement of profit or loss. For the six months ended 30 September 2019, $1,050,086 was recognized.

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22.2 Share option scheme modification

On the modification date 30 September 2020, as a condition of the Transaction, the Company established a new employee share option scheme (the “Plan”) which replaces the Scheme with modified terms:

(i)	options are granted for no consideration
(ii)	exercise price: $0 per share
(iii)	grant date: 30 September 2020
(iv)	vesting condition: service condition of 15 months from grant date
(v)	share price at modification date: $8.50
(vi)	number of options per plan: 5,600,000

Comparing between the Plan and the Scheme, the key changes are:

●	The options included in the Plan are now a fixed number rather than being based on a percentage of outstanding shares issued, and
●	Changing from 3 year service condition from employment date to 15 months service condition from 30 September 2020.

Management considers the Plan is a replacement of the Scheme for the Group to continue to incentivize employees and for their retention.

Impact on fair value upon replacement:

In accordance with IFRS 2, management assessed whether there was an incremental fair value to the awardees upon the replacement of the Scheme by the Plan.

The Plan has a grant date and modification date fair value of $47,600,000 based on 5,600,000 Company options in the Plan and the quoted share price on closing of the Transaction of $8.50. The Scheme had a modification date fair value of $51,000,000 based on 429,530 of Diginex HK options in the Scheme at a deemed fair value of $118.73 per Diginex HK share. The $118.73 is based on the closing Transaction price of $8.50 multiplied by the exchange ratio of 13.9688.

As the modification date fair value of the Plan of $47,600,000 is not higher than the Scheme fair value of $51,000,000, no incremental fair value needs to be amortized over the Plan terms as per IFRS 2, and the Group would continue to amortize the share-based payment expense based on the grant date fair value of the Scheme of $46,256,501 as at 30 September 2020.

Impact on service period changes:

In accordance with IFRS 2, management assessed the impact of a change in the service period and where awardees are benefited from the change in service condition. The modified service period condition beneficial to the awardee is taken into account when applying the modified grant-date method, where the number of awards expected to vest is amortized over the modified (shortened) vesting period resulting in an acceleration of expense.

As the Scheme service period was based on employment date, the change to the Plan impacts each awardee differently and management assessed the impact on an individual-by-individual basis to ascertain the impact. Accordingly, it was concluded some awardees would benefit from the change in the service condition which resulted in a one-off accelerated expense of $1,312,833 that was charged to the interim condensed consolidated statements of profit or loss for the period ended 30 September 2020.

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22.3 Share awards accrued, not yet issued

As at 30 September 2020, $64,799 related to the value of the shares awarded as part of the salary deferral scheme have not yet been issued and remain accrued in the share-based payment reserve. As at 30 September 2019, $749,296 related to the value of the shares awarded as part of the salary deferral scheme but not yet issued.

23 SHARE-BASED PAYMENT RESERVE - EARN-OUT AWARDS

The earn-out award share price related targets are as below:

Milestone date	Share price target $	Number of shares to be awarded
1st anniversary of the Closing date	15.00	3,000,000
2nd anniversary of the Closing date	20.00	3,000,000
3rd anniversary of the Closing date	25.00	3,000,000
4th anniversary of the Closing date	30.00	3,000,000

Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued.

Earn-out awards are accounted for under IFRS 2. The earn-out awards are settled in a fixed number of shares with conditions based on future market prices, but do not require the former Diginex HK shareholders nor the service provider to provide on-going service to the Group until such milestone dates.

The awards are considered as equity-settled share-based payments with non-vesting conditions since there is no explicit nor implicit service requirements despite that the share price targets are set beyond 30 September 2020.

The fair value of the earn-out awards has been valued on a probability basis using a Monte Carlo simulation model with the below inputs:

1.	Risk-free rates of 0.12%, 0.13%, 0.16% and 0.22% respectively for the 1st to the 4th anniversary of the closing date based on daily US treasury yield curve rates on 30 September 2020
2.	No dividend will be paid during the four-year period from 30 September 2020
3.	Reference price of $8.50 based on the closing date quoted trade price on 30 September 2020
4.	20,000 simulation runs per milestone
5.	Share price volatility of 50%, based on judgement below.

Volatility parameter of 50% is used on the basis that on 30 September 2020:

a)	Volatility from a sample of 52 related companies including traditional stock exchanges had an average of 37% over a three month to five year period.
b)	Unlike traditional exchanges, the Company is exposed to movements in digital asset values and the most prominent digital asset being BTC. The longest dating BTC option of six months had a volatility of 63% as at 30 September 2020
c)	The Company used volatility of 50% in the Monte Carlo simulation based on the average of the above two points.

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The outcome of the Monte Carlo simulations derived the following probabilities and fair values per award (based on probability of achieving the share price target) per milestone date:

Milestone date	Share price target $	Number of shares to be awarded*	Risk-free rates	Probability	Fair value per award	Total fair value $
1st anniversary	15.00	3,030,000	0.12%	15.91%	$2.39	7,241,700
2nd anniversary	20.00	3,030,000	0.13%	12.71%	$2.54	7,696,200
3rd anniversary	25.00	3,030,000	0.16%	11.18%	$2.80	8,484,000
4th anniversary	30.00	3,030,000	0.22%	9.59%	$2.88	8,726,400
						32,148,300

*Includes the service provider’s 1% entitled shares upon reaching the earn-out milestones, as previously described.

24 WARRANTS

Replacement warrants were issued by the Company to the former warrant holders of 8i Enterprises. The warrants have the following terms:

●	Each warrant entitles the holder to purchase ½ of one Company share at an exercise price of $11.50 per full share. Warrants must be exercised in pair as no fraction shares are permitted.
●	Exercisable post Transaction and expire on March 27, 2024.
●	The Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant at any time while the warrants are exercisable upon a minimum of 30 days prior written notice of redemption:
◌ if, and only if, the last sales price of the Company’s shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption, and
◌ if, and only if, there is a current registration statement in effect with respect to the Company’s ordinary shares underlying the Company’s warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Warrants are equity instruments as they are settled in the Company’s shares upon exercising and are initially recognized based on the fair value on the date of issuance. No subsequent remeasurement is required.

The warrants are traded on Nasdaq and the closing trade price on 30 September 2020 was used to measure their fair value. On 30 September 2020, the warrants had a fair value of $8,324,147 (6,212,050 warrants valued at $1.34 each on closing on 30 September 2020), which is included as part of the Transaction expense (note 33).

25 OTHER RESERVES

Nature and purpose of reserves

25.1 Reverse acquisition reserve

The reverse acquisition reserve arises from the recapitalization of the Group with the Company’s share capital issued as part of the Transaction. This reserve ensures that the total shareholders equity both pre- and post-Transaction remains the same as that of the Diginex HK group immediately before the Transaction.

25.2 Share-based payment reserve

The share-based payment reserve comprises of the fair value of share options granted which are yet to vest and accrued share awards that have yet to be issued.

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25.3 Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign exchange differences arising from the translation of the interim condensed consolidated financial statement of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2.4 of the Diginex HK audited combined and consolidated financial statements for the year ended 31 March 2020.

25.4 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business. The losses assume the continuation of Diginex HK as the accounting acquirer following the Transaction.

25.5 Non-controlling interests

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited in consideration for $100,000. As a result, the non-controlling interest was fully reversed and the difference between the noncontrolling interest adjustment and the consideration, amounting to $375,920, was recognized as a reserve in accumulated losses (note 33). The remaining non-controlling interest relates to the 15% of Digivault Limited held by employees of the entity.

26 LEASE LIABILITIES

During the six months ended 30 September 2020, there were two new leases and one amendment entered into by the Group.

On 15 August 2020, the Group entered into a lease agreement for an office located in Singapore. The Group will owe monthly rental payments of SGD 16,500 (approximately $12,125) until the lease agreement terminates on 31 August 2022.

On 1 September 2020, the Group entered into a lease agreement for an office located in Ho Chi Minh City, Vietnam. The Group will owe quarterly rental payments of VND 106,080,000 (approximately $4,561) until the lease agreement terminates on 31 August 2023.

On 16 July 2020, the Group entered into an agreement with the landlord for the office in St. Hellier, Jersey to amend the lease term to terminate on 1 March 2021. Accordingly, the Group has elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the remaining period of the lease on a straight-line basis.

Changes in lease liability is as follows:

	At 30 September	At 31 March
	2020	2020
	USD	USD
At 1 April	3,078,251	5,022,838
Adjustment for foreign exchange	21,406	(15,204)
Increase in lease liability	406,333	-
Reclassification (note 13(b))	(468,839)	-
Interest expense (note 8)	143,057	460,983
Reduction in lease liability	(1,175,969)	(2,390,366)
At 30 September/31 March	2,004,239	3,078,251

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Classified in the interim condensed consolidated statements of financial position as follows:

	At 30 September	At 31 March
	2020	2020
	USD	USD
Current	1,779,119	2,132,877
Non-current	225,120	945,374
At 30 September/31 March	2,004,239	3,078,251

Maturity of lease liabilities is as follows:

	At 30 September	At 31 March
	2020	2020
	USD	USD
Not later than one year	1,890,714	2,358,076
Later than one year and not later than five years	237,026	932,667
Later than five years	-	58,248
	2,127,740	3,348,991
Finance costs	(123,501)	(270,740)
Present value of minimum lease payments	2,004,239	3,078,251

The lease commitments have been discounted to calculate a present value of commitments. For the Hong Kong lease, a rate of 12.5% has been used. This reflects the rate the Company previously borrowed at from a shareholder. For the other leases, the local rate to borrow in the relevant jurisdiction has been applied.

27 OTHER PAYABLES AND ACCRUALS

	At 30 September	At 31 March
	2020	2020
	USD	USD
Accounts payable (a)	9,403,469	7,735,010
Accruals	1,018,668	1,132,792
Deferred compensation (b)	-	614,081
Other payables (c)	1,965,532	233,049
	12,387,669	9,714,932

Note 27(a): Accounts payable relates to unpaid expenses incurred during the ordinary course of business including software development costs and legal fees in association with the Transaction. The Group acquired the net assets of 8i Enterprises which includes accounts payable of $909,051 as at 30 September 2020 (see note 33).

Note 27(b): During the year end 31 March 2020, the Group engaged in a salary deferral scheme. As at 31 March 2020, $614,081 was due to employees that participated in the scheme. A further $342,566 was also due to directors who participated in the scheme and has been classified as amounts due to directors in the audited combined and consolidated statement of financial position. There were no such amounts due as at 30 September 2020.

Note 27(c): As part of the Transaction, the Group acquired the net assets of 8i Enterprises which included other payables of $1,725,000 as at 30 September 2020 (see note 33).

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28 NOTES PAYABLE

Diginex Capital Limited, a subsidiary incorporated in the United Kingdom and operating as an Authorized Representative of Starmark, issued a loan note with a value date of 6 September 2019. Starmark is regulated by the Financial Conduct Authority (“FCA”), the financial services regulatory body in the United Kingdom. The loan note was available to only employees and shareholders of Diginex HK and its subsidiaries due to regulatory constraints. The loan note was structured in $5,000 units and paid interest of 15% per annum and interest payments were made on a quarterly basis. As of 31 March 2020, Diginex Capital had raised $675,000 and accrued $57,064 of interest payable. Since 31 March 2020 further $17,156 of interest was accrued (note 8) until the notes were redeemed early, in full, on the 1 June 2020. The proceeds of the notes payable were advanced via an intercompany loan to Diginex Markets, a Hong Kong subsidiary. Diginex Markets used the loan as capital to trade digital assets on a proprietary basis. Diginex Capital charged Diginex Markets 15% interest per annum. The interest paid on the both the loan note and intercompany loan was fixed at 15% and did not vary based on the performance of the proprietary trading desk.

29 CONVERTIBLE BOND

In May 2020, Diginex HK issued a 24 month convertible bond with a 10% annual coupon rate which had a provision for mandatory conversion into Diginex HK shares two business days prior to the completion of the Transaction. The convertible bond raised $25,000,000 which consisted of $24,415,000 in cash and $585,000 of non-cash transfers from the salary deferral scheme and shareholder loan of $485,000 and $100,000 respectively. Expenses related to the raise of the convertible bond amounted to $652,202 of which $504,951 was settled by the issuance of 6,319 Diginex HK shares (note 21(f)).

Finance costs of $509,384 were accrued via the 10% coupon on the convertible bond. On 21 September 2020, the convertible bond of $25,000,000 and finance costs accrued at that point of $436,232 were converted into Diginex HK shares under the mandatory conversion provision. The Transaction was anticipated to close on 23 September and hence the convertible bond converted on 21 September 2020. However, as the Transaction completed on 30 September 2020 additional interest was accrued, but not converted into Diginex HK shares from 22 to 28 September 2020 amounting to $47,945 and is classified as amount due to shareholders on the interim condensed consolidated statement of financial position. Additional finance costs, recorded under the effective interest rate method in accordance with IFRS 9, of $25,207 were capitalized against the expenses related to the raise of capital (note 21(f)).

30 CONTINGENT LIABILITIES

As per note 11, the Group purchased software for consideration of $10,000,000 of which $6,500,000 ($6,500,099 per note 11) has been capitalized with a balance of $3,500,000 remaining. Part of the consideration was paid via the issuance in Diginex HK shares and the additional $99 reflects the inability to issue fractional shares to exactly match the consideration terms. Of the balance, $2,000,000 will be paid and capitalized on the completion of pre-agreed future milestones and the delivery of new products that will be built on the acquired software. The remaining $1,500,000 will be payable based on achieving future volumes targets executed on EQUOS. The volume metrics need to be achieved by February 2021 and February 2022.

31 RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below provides a reconciliation of the principal amount on liabilities arising from financing activities presented in the interim condensed consolidated statement of cash flows, excluding interest:

	1 April 2019	Cash Flows	Other changes (i)	31 March 2020
	USD	USD	USD	USD
Loans from shareholders	10,116,736	482,303	-	10,599,039
Notes payable	-	675,000	-	675,000
	10,116,736	1,157,303	-	11,274,039

	1 April 2020	Cash Flows	Other changes (i)	30 September 2020
	USD	USD	USD	USD
Loans from shareholders	10,599,039	(3,849,050)	(6,749,989)	-
Notes payable	675,000	(675,000)	-	-
Convertible bond	-	24,272,539	(24,272,539)	-
	11,274,039	19,748,489	(31,022,528)	-

Note (i) In the period ended 30 September 2020, other changes include:

●	Partial settlement of the shareholder loan by issuance of Diginex HK shares valued at $650,000
●	Partial settlement of the shareholder loan by convertible bond valued at $100,000
●	Partial settlement of the shareholder loan as consideration for the sale of the Solutions Business valued at $6,000,000
●	Conversion of the convertible bond into Diginex HK shares

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32 SUBSIDIARIES

During the six months ended 30 September 2020, the Group established two new subsidiaries and acquired 8i Enterprises on completion of the Transaction:

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Digital Markets Ltd	Republic of Seychelles	Financial trading	1 ordinary share of US$1	Indirect 100%
Digital Software Technology Pte. Ltd.	Singapore	Technology service provider	1 ordinary share of SG$1	Indirect 100%
8i Enterprises Acquisition Corp	British Virgin Islands	Investment holding	1 ordinary share of US$1 each	Direct 100%

33 ACQUISITIONS

33.1 Bletchley Park Asset Management Jersey Limited

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited (“BPAMJ”) for consideration of $100,000. As a result, the non-controlling interest of $275,920 was fully reversed and the difference between the noncontrolling interest adjustment and the consideration of $375,920 was recognized in other reserves within accumulated losses on the interim condensed consolidated statement of changes in equity.

The payment of the $100,000 was payable in accordance with the below:

$25,000 on completion of the acquisition

$25,000 on 29 March 2020 (paid 2 April 2020)

$50,000 30 days after Diginex SG listed on Nasdaq

On a consolidation level per IFRS 10, the 25% noncontrolling interest that had accumulated on the balance sheet from the date of acquisition of 75% through 2 March 2020 when 100% ownership was acquired, is as follows:

Acquisition 21 Nov 2018:	($27,490)
01 Dec 2018 – 31 Mar 2019:	$89,444 (25% of BPAMJ net loss for the period)
01 Apr 2019 – 02 Mar 2020:	$213,966 (25% of BPAMJ net loss for the period)
Total	$275,920 (25% share of net loss since acquisition)

33.2 8i Enterprises Acquisition Corp and Diginex Limited

On 30 September 2020, the Company completed the Transaction with 8i Enterprises and Diginex HK where the Company issued 6,688,392 shares to 8i Enterprises shareholders and service providers to the Transaction as well as 25,000,000 shares to the Diginex HK shareholders. The 6,688,392 shares issued were valued at $8.50 based on the quoted trading price on 30 September 2020, with a total value of $56,851,332.

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In addition, the Company also issued 6,212,050 warrants to the former warrant holders of 8i Enterprises on a one to one basis as part of the Transaction. The warrants were valued at $1.34 based on the quoted trading price on 30 September 2020, with a total value of $8,324,147.

As a result of the Transaction, the Diginex HK shareholders became the majority shareholders of the Company and Diginex HK is considered the accounting acquirer per note 2.4.

As at 30 September 2020, 8i Enterprises held cash of $35,263,363 in Trust due back to the redeeming former shareholders of 8i Enterprises (note 1) and recorded an equivalent redemption liability. The redemption liability was settled in full on 2 October 2020.

The fair values of the identifiable assets and liabilities of 8i Enterprises acquired as at 30 September 2020, the date of Transaction were as follows:

Net assets acquired:	Notes	USD
Prepayment, other receivables and other assets		54,166
Cash held in trust		35,263,363
Cash and cash equivalents		24,149,525
Redemption liability		(35,263,363)
Accounts payable		(909,051)
Other payables and accruals		(1,725,000)
Amount due to Diginex HK		(390,030)
Total identifiable net assets at fair value		21,179,610
Transaction expense	6	43,995,869
Deemed consideration (see below)		65,175,479

Deemed consideration comprised of:
- 6,688,392 shares valued at $8.50 per share		56,851,332
- 6,212,050 warrants valued at $1.34 per warrant	24	8,324,147
		65,175,479

An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid		-
Cash and cash equivalents acquired		24,149,525
Net cash inflow generated from acquisition		24,149,525

The fair values of the identifiable assets and liabilities of the Company acquired as at the date of acquisition were as follows:

Net assets acquired:	Note	USD
Prepayment, other receivables and other assets		2,191
Cash and cash equivalents		50
Other payables and accruals		(18,851)
Total identifiable net assets at fair value		(16,610)
Recapitalization difference taken to reverse acquisition reserve	21	16,610
Deemed consideration		-
An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid		-
Cash and cash equivalents acquired		50
Net cash inflow generated from acquisition		50

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Upon incorporation, the Company issued one founding share at $1 on 1 October 2019. On completion of the Transaction, the Company’s net liabilities of $16,610 and share capital of $1 were consolidated into the Group’s interim condensed consolidated financial statements via the recapitalization of Diginex HK (note 2.4).

34 DISCONTINUED OPERATIONS

On 15 May 2020, Diginex HK, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The consideration of $6,000,000 was netted against the shareholder loan with Pelham Limited, also an entity controlled by Miles Pelham. In addition, Diginex HK agreed to fund the business for six months post the sale at a 25% discount to the projected costs. The assets and liabilities of Diginex Solutions (HK) Limited and Diginex USA LLC have not been disclosed as available for sale as they are deemed immaterial.

The gain on sale is calculated as below:

USD
Proceeds:
Shareholder loan settled	6,000,000
Total Proceeds	6,000,000
Costs:
Net costs incurred on behalf – note (a)	991,609
Cost of investment	11,274
Total Costs	1,002,883

Gain on sale	4,997,117

Note (a) – as part of the sale agreement, Diginex HK agreed to continue funding the Solutions Business for 6 months post sale. Subsequent to the agreement, a one-off payment was made to settle the liability at a 25% discount.

A summary of the discontinued gain (loss) and cash flow is below:

	6 months ended 30 September	6 months ended 30 September
	2020	2019
	USD	USD
Gain on sale	4,997,117	-
Revenue	-	263,700
General and administrative expenses	(117,137)	(571,504)
Gain (loss) from discontinued operations	4,879,980	(307,804)
Adjustment for:
Net cash (inflow) outflow from operating activities – note (b)	(5,987,534)	33,359
Net (decrease) in cash generated from discontinued operations	(1,107,554)	(274,445)

Note (b) – For the six months ended 30 September 2020, $5,987,534 is net of $6,000,000 proceeds less $12,466 related to shares issued to employees of the Solutions Business ($9,263 relates to the employee salary deferral scheme and $3,203 relate to costs incurred on behalf per note (a) above). For the six months ended 30 September 2019, $33,359 related to shares awarded as part of the salary deferral scheme to an employee of the Solutions Business.

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35 NON-CONSOLIDATED STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF DIGINEX LIMITED

35.1 Non-consolidated statement of financial position of Diginex Limited

	At 30 September	At 31 March
	2020	2020
	USD	USD
ASSETS
Non-current assets
Investments in subsidiaries	277,675,480	1

Total non-current assets	277,675,480	1

Current assets
Prepayment, deposits and other receivables	2,190	2,193
Amounts due from shareholders	1	1
Cash and cash equivalents	50	-

Total current assets	2,241	2,194

TOTAL ASSETS	277,677,721	2,195

EQUITY AND LIABILITIES
EQUITY
Equity attributable to owners of the Company
Share capital (note a)	269,351,333	1
Warrants	8,324,147	-
Share-based payment reserve	32,148,300	-
Accumulated losses	(32,164,911)	(15,127)
Total equity	277,658,869	(15,126)

LIABILITIES

Current liabilities
Other payables and accruals	-	11,000
Amounts due to subsidiaries	18,852	6,321

Total current liabilities	18,852	17,321

Total liabilities	18,852	17,321

TOTAL EQUITY AND LIABILITIES	277,677,721	2,195

Note a – Share capital in the non-consolidated statement of financial position is greater than the share capital in the interim condensed consolidated statement of financial position as a result of the deemed reverse acquisition method of accounting. The share capital in the interim condensed consolidated statement of financial position includes $1,620,176 of capitalized expenses related to the raise of capital within Diginex HK. Capital raise expenses are not deemed as part of legal share capital of the Company and remain in equity as part of the continuation of the accounting acquirer, Diginex HK. See note 2.4 for details for deemed reverse acquisition accounting policy.

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35.2 Non-consolidated reserve movement of Diginex Limited

	Share capital	Warrants	Share-based payment reserve	Accumulated losses	Total
	USD	USD	USD	USD	USD
At 1 April 2019	-	-	-	-	-
Shares issued	1	-	-	-	1
Total loss for the year	-	-	-	(15,127)	(15,127)
At 31 March 2020	1	-	-	(15,127)	(15,126)

At 1 April 2020	1	-	-	(15,127)	(15,126)
Shares issued	269,351,332	-	-	-	269,351,332
Warrants issued	-	8,324,147	-	-	8,324,147
Equity-settled share-based payment – Earn-out awards	-	-	32,148,300	-	32,148,300
Total loss for the period	-	-	-	(32,149,784)	(32,149,784)
At 30 September 2020	269,351,333	8,324,147	32,148,300	(32,164,911)	277,658,869

36 FINANCIAL RISK MANAGEMENT

36.1 Market risk factors

The Group’s activities expose it to a variety of market risks: price risk, foreign currency risk, and interest rate risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

36.1.1 Price risk

The Group’s exposure to equity securities price risk arises from investments held by the Group and classified in the interim condensed consolidated statement of financial position as at fair value through profit or loss (FVTPL) (note 15). As at the period end the Group’s investment in listed equity securities was not considered material.

36.1.2 Foreign currency risk

The Group operates primarily in USD and HKD. The two currencies are pegged within a range and as such the Group currently has a reduced exposure to foreign currency risk. The Group currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

36.1.3 Interest rate risk

The Group has no interest rate risk because there are no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary action when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

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36.2 Credit risk

The Group has exposure to credit risk arising from monies relating to loans advanced to third parties, shareholders, associates, trade receivables as well as deposits with bank. Credit risk is managed on a Group basis. The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

36.2.1 Deposits with bank

With respect to the Group’s deposit with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 30 September 2020 and 31 March 2020, the Group has no significant concentration of credit risk in relation to deposit with bank.

36.2.2 Amounts due from related companies/shareholders/joint venture/an associate

If the parties are independently rated, these ratings are used. Otherwise, the Group’s risk measurement and monitoring process includes assessment of the credit quality of the parties, taking into account its financial position, past experience and other factors impacting credit quality of the parties.

Other than the credit risks mentioned above, the Group does not have any other significant concentrations of credit risk. The exposures to these credit risks are monitored on an ongoing basis.

36.3 Liquidity risk

36.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations. The Group is primarily financed via shareholder funding and in the period ended 30 September 2020 the proceeds from the convertible bond.

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36.3.2 Maturities of financial liabilities

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Within 1 year	1-5 years	Over 5 years	Total
	USD	USD	USD	USD
At 30 September 2020
Other payables and accruals	12,387,669	-	-	12,387,669
Amount due to an associate	900,046	-	-	900,046
Lease liabilities	1,890,714	237,027	-	2,127,741
Amounts due to shareholders	49,549	-	-	49,549
Redemption liability	35,263,363	-	-	35,263,363
Client liabilities	3,380,334	-	-	3,380,334
Amount due to directors	2,656			2,656
	53,874,331	237,027	-	54,111,358

At 31 March 2020
Other payables and accruals	9,714,932	-	-	9,714,932
Lease liabilities	2,358,076	932,667	58,248	3,348,991
Loans from shareholders	10,711,563	-	-	10,711,563
Amounts due to shareholder	1,686	-	-	1,686
Client liabilities	543,910	-	-	543,910
Amounts due to directors	374,604	-	-	374,604
Notes payable	675,000	-	-	675,000
	24,379,771	932,667	58,248	25,370,686

36.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for managing capital during the six months ended 30 September 2020.

The Group has a subsidiary that holds a Type 4 and Type 9 license from the Hong Kong Securities and Futures Commission and is subject to minimal capital requirements. Other than this, the Group was not subject to any externally imposed capital requirements during the reporting periods.

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36.5 Fair values measurements

36.5.1 Fair value hierarchy

Per IFRS 9, all financial instruments are initially measured at fair value plus or minus transaction costs in the case of a financial asset or liability not at FVTPL. This section explains the judgments and estimates made in determining the fair values of the financial instruments and non-financial assets that are recognized and measured at fair value in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments and non-financial assets into the three levels prescribed under the accounting standards. An explanation of each level follows underneath the table.

Fair value measurements using:
At 30 September 2020	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL:
- Listed investments	70,428	-	-	70,428
- Unlisted investments	-	-	400,000	400,000
Digital assets	633,382	-	-	633,382
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	277,421	277,421

	703,810	-	677,421	1,381,231

Fair value measurements using:
At 31 March 2020	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL:
- Listed investment	49,011	-	-	49,011
- Unlisted investment	-	-	400,000	400,000
Digital assets	329,827	-	-	329,827
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	977,421	977,421

	378,838	-	1,377,421	1,756,259

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2 inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3 inputs are unobservable inputs for the asset or liability.

Note 36.5.1(a): This relates to an amount due from an associate (note 17) which was impaired in the year ended 31 March 2020 under the expected credit loss methodology. During the six months ended 30 September 2020, no further impairment was required based the repayment received of $700,000 and timely installment payments received subsequently after the period based on a repayment agreement.

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36.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial assets. There has been no change in valuation technique during the six months ended 30 September 2020.

Investment	Amount USD	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value and sensitivity

Shadow Factory	200,000	Review of 12 month financial projections and discussions with management at 31 March 2020.	(i) Projected revenue growth and decline rate of 50%	(i): A slight increase in revenue decline rate used in isolation would result in a decrease in the fair value

Nynja	200,000	Discounted cash flow method at 31 March 2020.	(i): Discount rate of 12.5% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Amount due from an associate	277,421	Confirmed future cashflows	N/A	N/A

36.5.3 Reconciliation of Level 3 fair value measurements

	30 September 2020	31 March 2020
	USD	USD
At 1 April	1,377,421	11,860,216
Additions	-	2,973,829
Reclassification (a)	-	(200,000)
Repayments	(700,000)	(814,572)
Impairment, through profit and loss	-	(12,440,538)
Adjustment for foreign exchange	-	(1,514)

At 30 September/31 March	677,421	1,377,421

Note (a): During the year ended 31 March 2020, there was a transfer of a financial asset between Level 3 to Level 1 due to the listing on an active market of the VOTE Tokens issued by Agora which allowed the Group to obtain a market value for the asset (note 15).

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36.5.4 Financial assets and financial liabilities measured at amortized cost

The financial assets and financial liabilities in the table below are measured at amortized cost. Management believes the carrying amounts of these financial assets and liabilities measured at amortized cost approximate their Level 3 fair values.

	Notes	At 30 September 2020	At 31 March 2020
		USD	USD
Financial assets
Amounts due from related companies	18.2	12,392	12,392
Amounts due from shareholders	18.3	37,579	37,726
Client assets	19	3,380,334	543,910
Trade receivables	16.1	5,239	72,652
Other receivables	16.2	271,350	522,458
Total		3,706,894	1,189,138

Financial liabilities:
Amount due to an associate	17.2	900,046	-
Amounts due to directors	18.4	2,656	374,604
Amounts due to shareholders	18.6	49,549	1,686
Loans from shareholders	18.5	-	10,711,563
Notes payable	28	-	675,000
Redemption liability	33	35,263,363	-
Client liabilities	19	3,380,334	543,910
Other payables and accruals	27	12,387,669	9,714,932
Total		51,983,617	22,021,695

37 SUBSEQUENT EVENTS

On 2 October 2020, the Group settled the redemption liability of $35,263,363 with the cash held in the Trust account.

On 2 October 2020, the Company issued shares to SRAX as payment in-kind to for services with fair value of $190,000. On the same day the Company also issued shares to Chardan Capital Markets LLC shares in settlement for services with fair value of $95,160.

On 5 January 2021, the first earnout milestone was achieved as the share price of the Company exceeded $15 for 5 days out of 20 resulting in the Company issuing 3,000,000 shares to the former shareholders of Diginex HK and 30,000 shares to a service provider to the Transaction.

On 11 January 2021, the Company signed definitive agreements for a private placement capital raise of $38,575,035 which resulted in 2,571,669 of new shares being issued at $15.00 per share. The investors were also issued warrants to purchase up to an aggregate of 2,571,669 shares with a term of three years and an exercise price of $18.75 per share. Cash of $36,198,373 was received on 19 January 2021 net of expenses paid to service providers.

F-132

DIGINEX  LIMITED

5,601,669 Ordinary Shares

2,571,669 Ordinary Shares Underlying Warrants